CNL RETIREMENT PROPERTIES, INC.

Supplement No. Three, dated October 21, 2003
to Prospectus, dated March 26, 2003

        This Supplement is part of, and should be read in conjunction with, the Prospectus dated March 26, 2003. This Supplement replaces all prior Supplements to the Prospectus. Capitalized terms used in this Supplement have the same meaning as in the Prospectus unless otherwise stated herein.

        Information as to proposed Properties for which the Company has entered into initial commitments to acquire and the number and types of Properties acquired by the Company are presented as of September 30, 2003, and all references to commitments and Property acquisitions should be read in that context. Proposed Properties for which the Company receives initial commitments, as well as Property acquisitions that occur after September 30, 2003, will be reported in a subsequent Supplement.

RECENT DEVELOPMENTS

        On March 27, 2003, the Company acquired three Brighton Gardens® by Marriott® Properties, which are the Brighton Gardens of Colorado Springs located in Colorado Springs, Colorado, three miles west of downtown Colorado Springs; the Brighton Gardens of Denver located in Denver, Colorado, eight miles southeast of downtown Denver; and the Brighton Gardens of Lakewood located in Lakewood, Colorado, ten miles west of downtown Denver.

        These three Brighton Gardens Properties are assisted living/skilled nursing Properties which opened between September 1996 and October 1999 and each Property includes 90 assisted living units, 25 units for residents with Alzheimer’s and related memory disorders and 28 skilled nursing units.

        On March 28, 2003, the Company acquired nine additional Properties, which include six Brighton Gardens Properties, a Marriott® MapleRidge® Property, the Fairfax by Marriott® Property and the Quadrangle by Marriott® Property. The six Brighton Gardens Properties are the Brighton Gardens of Edgewood located in Edgewood, Kentucky, 14 miles southwest of downtown Cincinnati, Ohio; the Brighton Gardens of Greenville located in Greenville, South Carolina, five miles west of downtown Greenville; the Brighton Gardens of Northridge located in Northridge, California, 26 miles northwest of downtown Los Angeles; the Brighton Gardens of Rancho Mirage located in Rancho Mirage, California, 120 miles east of downtown Los Angeles; the Brighton Gardens of Salt Lake City located in Salt Lake City, Utah, in the downtown district of Salt Lake City; and the Brighton Gardens of Yorba Linda located in Yorba Linda, California, 36 miles east of downtown Los Angeles. The MapleRidge Property is the MapleRidge of Palm Springs located in Palm Springs, California, 110 miles east of downtown Los Angeles; the Fairfax Property is located in Fort Belvoir, Virginia, 19 miles southwest of Washington, D.C.; and the Quadrangle Property is located in Haverford, Pennsylvania, ten miles west of Philadelphia.

        The Brighton Gardens Properties located in each of Greenville, Northridge, Rancho Mirage, Salt Lake City and Yorba Linda are assisted living/skilled nursing Properties which opened between January 2000 and January 2002, and each Property includes between 90 and 98 assisted living units and either 25 or 26 units for residents with Alzheimer’s and related memory disorders. Each Property also includes 28 skilled nursing units. The Brighton Gardens of Edgewood is an assisted living Property which opened in April 2000 and includes 93 assisted living units and 26 units for residents with Alzheimer’s and related memory disorders. The MapleRidge of Palm Springs is an assisted living Property which opened in December 1999 and includes 56 assisted living units and 28 units for residents with Alzheimer’s and related memory disorders. The Fairfax Property is a continuing care retirement community which opened in July 1989 and includes 382 independent living units and cottages, 45 assisted living units and 40 skilled nursing units. The Quadrangle Property is a continuing care retirement community which opened in May 1989 and includes 349 independent living units and cottages, 90 assisted living units, 25 units for residents with Alzheimer’s and related memory disorders and 72 skilled nursing units.

        In addition, on March 31, 2003, the Company acquired two Sunrise Properties, including the Sunrise of Annapolis located in Annapolis, Maryland, southeast of Baltimore; and the Sunrise of Pikesville located in Pikesville, Maryland, a northern suburb of Baltimore. On March 31, 2003, the Company also acquired the Brighton Gardens of Saddle River located in Saddle River, New Jersey, 26 miles north of downtown Newark.

        The Sunrise Properties located in Annapolis and Pikesville, Maryland are assisted living Properties which opened in November 1995 and May 1996, respectively. The Annapolis Property includes 50 assisted living units and 22 units for residents with Alzheimer’s and related memory disorders, and the Pikesville Property includes 61 assisted living units and 18 units for residents with Alzheimer’s and related memory disorders. The Brighton Gardens located in Saddle River is an assisted living facility which opened in September 1998 and includes 90 assisted living units and 22 units for residents with Alzheimer’s and related memory disorders.

        On June 2, 2003, the Company acquired a parcel of land located in Warminster, Pennsylvania, north of downtown Philadelphia, upon which the Ann’s Choice Continuing Care Retirement Community is being constructed. The Company will not own the facility. The facility will be owned by a subsidiary of Erickson Retirement Communities, LLC (“Erickson”).

        On July 8, 2003, the Company acquired the Balmoral Assisted Living Community located in Palm Harbor, Florida, approximately 20 miles northwest of downtown Tampa, Florida. The Palm Harbor Property is an independent living/assisted living community which opened in July 1996 and includes 44 independent living units and 55 assisted living units or units for residents with Alzheimer’s or related memory disorders.

        On August 25, 2003, the Company acquired two Properties, which are the Somerby at University Park located in Birmingham, Alabama, six miles south of downtown Birmingham and the Somerby at Jones Farm located in Huntsville, Alabama, six miles southeast of downtown Huntsville.

        The two Properties located in Birmingham and Huntsville, Alabama are independent living/assisted living Properties which opened in April 1999. The Birmingham Property includes 240 independent living units, 84 assisted living units and 28 units for residents with Alzheimer’s and related memory disorders. The Huntsville Property includes 138 independent living units and 48 assisted living units.

        On August 29, 2003, the Company acquired 14 Brighton Gardens® by Sunrise Senior Living Services, Inc. Properties, which are: the Brighton Gardens of Columbia located in Columbia, Maryland, 17 miles southwest of downtown Baltimore; the Brighton Gardens of Dunwoody located in Atlanta, Georgia, 16 miles north of downtown Atlanta; the Brighton Gardens of Florham Park located in Florham Park, New Jersey, 16 miles west of downtown Newark; the Brighton Gardens of Greensboro located in Greensboro, North Carolina, six miles west of downtown Greensboro; the Brighton Gardens of Northville located in Plymouth, Michigan, 25 miles east of downtown Ann Arbor and 25 miles west of downtown Detroit; the Brighton Gardens of Omaha located in Omaha, Nebraska, seven miles west of downtown Omaha; the Brighton Gardens of Prairie Village located in Prairie Village, Kansas, located ten miles south of downtown Kansas City; the Brighton Gardens of St. Charles located in St. Charles, Illinois, located 38 miles west of downtown Chicago; the Brighton Gardens of Tampa located in Tampa, Florida, 16 miles north of downtown Tampa; the Brighton Gardens of Tuckerman Lane located in Rockville, Maryland, located 12 miles northwest of downtown Washington, DC; the Brighton Gardens of Washington Township located in Dayton, Ohio, nine miles south of downtown Dayton; the Brighton Gardens of Westlake located in Westlake, Ohio, 16 miles west of downtown Cleveland; the Brighton Gardens of West Orange located in West Orange, New Jersey, nine miles northwest of downtown Newark; and the Brighton Gardens of Wheaton located in Wheaton, Illinois, 26 miles west of downtown Chicago.

        The Brighton Gardens Properties located in each of Atlanta, Georgia; Columbia, Maryland; Dayton, Ohio; Florham Park, New Jersey; Greensboro, North Carolina; Plymouth, Michigan; St. Charles, Illinois; Westlake, Ohio; West Orange, New Jersey; and Wheaton, Illinois are assisted living Properties which opened between April 1998 and May 1999, and each Property includes between 65 and 98 assisted living units and between 16 and 39 units for residents with Alzheimer’s and related memory disorders. The Brighton Gardens Properties located in each of Omaha, Nebraska; Prairie Village, Kansas; and Tampa, Florida are assisted living/skilled nursing Properties which opened between April 1999 and July 1999, and each Property includes between 60 and 82 assisted living units, between 25 and 44 units for residents with Alzheimer’s and related memory disorders and between 28 and 30 skilled nursing units. The Brighton Gardens Property located in Rockville, Maryland is an assisted living/skilled nursing Property which opened in April 1998 and includes 101 assisted living units and 25 skilled nursing units.

        On September 5 and September 11, 2003, the Company acquired three Properties and one Property, respectively, from affiliates of Greenwalt Corporation, which are the GreenTree at Mt. Vernon located in Mt. Vernon, Illinois, 80 miles east of downtown St. Louis, Missouri; the GreenTree at Post located in Indianapolis, Indiana, 10 miles east of downtown Indianapolis; the GreenTree at West Lafayette located in West Lafayette, Indiana, 60 miles northwest of Indianapolis, Indiana; and the GreenTree at Ft. Benjamin Harrison located in Indianapolis, Indiana, 13 miles northeast of downtown, Indianapolis. These four GreenTree Properties are assisted living Properties which opened between March 1998 and March 2001, and each Property includes either 58 or 59 assisted living units.

        On September 30, 2003, the Company acquired 17 Properties from several wholly owned subsidiaries of Sunrise Senior Living, Inc. Of the 17 Properties acquired, 12 Properties are existing retirement facilities and the remaining five Properties are in various stages of development. The 12 existing Properties are: the Sunrise of Arlington located in Arlington, Virginia, five miles west of downtown Washington, D.C.; the Sunrise at Bluemont Park located in Arlington, Virginia, 26 miles northwest of downtown Washington, D.C.; the Sunrise at Countryside located in Sterling, Virginia, 26 miles northwest of Washington, D.C.; the Sunrise of Falls Church located in Falls Church, Virginia, eight miles west of downtown Washington, D.C.; the Sunrise at North Farmington Hills located in Farmington Hills, Michigan, 25 miles northwest of downtown Detroit, Michigan; the Sunrise of Frederick located one mile west of downtown Frederick, Maryland; the Sunrise of Leesburg located in Leesburg, Virginia, 40 miles northwest of downtown Washington, D.C.; the Sunrise of Mercer Island located in Mercer Island, Washington, six miles east of downtown Seattle, Washington; the Sunrise of Mill Basin located in the center of Brooklyn, New York; the Sunrise of Poland located in Poland, Ohio, seven miles south of downtown Youngstown, Ohio; the Sunrise of Raleigh located seven miles northwest of downtown Raleigh, North Carolina; and the Sunrise of Sheepshead Bay located directly across the street from Sheepshead Bay in Brooklyn, New York. The remaining five Properties, which are in various stages of development, are: the Sunrise of Beverly Hills, which will be located in Beverly Hills, California, approximately 12 miles west of downtown Los Angeles, California; the Sunrise of Cresskill, which will be located in Cresskill, New Jersey, approximately ten miles from Teaneck, New Jersey and approximately 20 miles from downtown New York City; the Sunrise of Edmonds which will be located in Edmonds, Washington, approximately 16 miles north of downtown Seattle, Washington; the Sunrise at Five Forks which will be located in Lilburn, Georgia, approximately 15 miles northeast of downtown Atlanta, Georgia and the Sunrise of Madison which will be located in Madison, New Jersey, approximately 16 miles from Newark Liberty International Airport.

        The Sunrise Properties located in each of Arlington, Virginia; Brooklyn, New York; Falls Church, Virginia; Farmington Hills, Michigan; Frederick, Maryland; Mercer Island, Washington; Poland, Ohio and Raleigh, North Carolina are assisted living Properties which opened between January 1989 and February 2002, and each Property includes between 29 and 88 assisted living units and between 16 and 38 units for residents with Alzheimer’s and related memory disorders. The Sunrise Property located in Leesburg, Virginia is an assisted living Property which opened in January 1984 and includes 38 assisted living units. The Sunrise Properties located in each of Arlington-Bluemont Park, Virginia and Sterling, Virginia are independent living/assisted living Properties which opened between May 1990 and July 1992, and each Property includes between 52 and 128 independent living units, between 37 and 47 assisted living units and up to 10 units for residents with Alzheimer’s and related memory disorders.

        The Sunrise Properties to be located in each of Beverly Hills, California; Edmonds, Washington; Lilburn, Georgia and Madison, New Jersey are expected to be assisted living Properties and each Property is expected to include between 35 and 64 assisted living units and between 16 and 23 units for residents with Alzheimer’s and related memory disorders. The remaining Sunrise Property located in Cresskill, New Jersey is expected to be an independent living/assisted living Property and is expected to include 77 independent living units, 60 assisted living units and 21 units for residents with Alzheimer’s and related memory disorders.

        As of September 30, 2003, the Company owned interests in 92 Properties. In addition, the Company has commitments to acquire two additional Properties. Substantially all of the Properties owned by the Company, and all of the Properties for which the Company has commitments to acquire, are or will be leased on a long-term, triple-net basis and are managed by Operators of retirement facilities.

        Of the 92 Properties owned by the Company as of September 30, 2003, 70 Properties are operated by Sunrise Senior Living Services, Inc., a wholly owned subsidiary of Sunrise Senior Living, Inc. (formerly known as Sunrise Assisted Living, Inc.) (“Sunrise”). Additionally, five Properties owned by the Company as of September 30, 2003 are being developed by Sunrise Development, Inc., a wholly owned subsidiary of Sunrise. Upon completion of each development, the Property will be operated by Sunrise Senior Living Services, Inc. In a press release dated March 31, 2003, Sunrise announced it had acquired all of the outstanding stock of Marriott Senior Living Services, Inc. When the stock sale was completed, the 41 long-term management agreements which the Company’s tenants had entered into with Marriott Senior Living Services, Inc. were assumed by Sunrise Senior Living Services, Inc.; therefore, Sunrise Senior Living Services, Inc. now operates all of the Company’s Properties that were previously operated by Marriott Senior Living Services, Inc. In addition, Sunrise agreed to assume an obligation to the Company under a guarantee from Marriott International, Inc. relating to one of these Properties. Sunrise (SRZ) is a NYSE listed company.

        Subsequent to Sunrise’s assumption of the long-term management agreements which the Company’s tenants had entered into with Marriott Senior Living Services, Inc., the names of certain Properties owned by the Company were changed in the following manner: all of the Company’s Marriott MapleRidge Properties are now known as Sunrise Assisted Living Properties. Additionally, all of the Company’s Brighton Gardens by Marriott Properties are now known as Brighton Gardens by Sunrise Senior Living Services, Inc. Properties.

        The Board of Directors declared Distributions of $0.0589 per Share to stockholders of record on March 1, 2003, which were paid by March 31, 2003. In addition, the Board of Directors declared Distributions of $0.0589 per Share to stockholders of record on April 1, May 1 and June 1, 2003, which were paid by June 30, 2003, and the Board of Directors declared Distributions of $0.0589 per Share to stockholders of record on July 1, August 1 and September 1, 2003, which were paid by September 30, 2003. On October 1, 2003, the Board of Directors declared Distributions of $0.0589 per Share to stockholders of record on October 1, 2003, payable by December 31, 2003.

THE OFFERINGS

GENERAL

        As of September 30, 2003, the Company had received subscriptions from this Offering for 53,242,839 Shares totalling $532,428,385 in Gross Proceeds. As of September 30, 2003, the Company had received aggregate subscriptions for 114,714,736 Shares totalling $1,147,147,359 in gross proceeds, including 547,733 Shares ($5,477,327) issued pursuant to the Reinvestment Plan, from its Prior Offerings and this Offering. As of September 30, 2003, net proceeds to the Company from its offerings of Shares and capital contributions from the Advisor, after deduction of selling commissions, the marketing support fee, due diligence expense reimbursements and organizational and offering expenses, totalled approximately $1,029,800,000. The Company used approximately $843,800,000 of net offering proceeds, approximately $71,400,000 in advances relating to its line of credit and approximately $224,000,000 in Permanent Financing, as well as the assumption of approximately $88,500,000 in bonds payable, to invest approximately $1,227,700,000 in 92 retirement Properties. As of September 30, 2003, the Company had repaid approximately $51,400,000 in advances relating to its line of credit, had paid approximately $73,400,000 in Acquisition Fees and Acquisition Expenses and had used approximately $1,100,000 to redeem 120,325 Shares of Common Stock, leaving approximately $60,100,000 available to invest in Properties and Mortgage Loans.

RISK FACTORS

COMPANY- RELATED RISKS

      We will be subject to conflicts of interest.

        The following paragraphs update and replace the sixth paragraph on page 14 of the Prospectus:

        We may invest with affiliates of the advisor. We may invest in joint ventures with other programs sponsored by the advisor or its affiliates. The Board of Directors, including the independent directors, must approve the transaction, but the advisor’s recommendation may be affected by its relationship with one or more of the co-venturers and may be more beneficial to the other programs than to us. The advisor or its affiliates from time to time may acquire properties on a temporary basis with the intention of subsequently transferring the properties to one or more programs sponsored by CNL. Conflicts may arise in connection with such transactions.

        Affiliates of the advisor have a financial interest in certain tenants. For properties that we lease to tenants in which affiliates of the advisor have financial or other interests, we are less likely to evict the tenant for defaulting under the lease. Minor defaults may continue for some time before the advisor or Board of Directors, including the independent directors, resolves to evict the tenant, and the advisor’s recommendation may be more beneficial to other entities than to the Company.

REAL ESTATE AND OTHER INVESTMENT RISKS

      Retirement Facilities.

        The following paragraph updates and replaces the corresponding paragraph on page 18 of the Prospectus:

        We will not control the management of our properties. Our tenants will be responsible for maintenance and other day-to-day management of the properties either directly or by entering into operating agreements with third-party operators. Because our revenues will largely be derived from rents, our financial condition will be dependent on the ability of third-party tenants or operators that we do not control to operate the properties successfully. The tenant’s ability to satisfy the lease obligations depends primarily on the property’s operating results. We intend to enter into leasing agreements with tenants having substantial prior experience in the operation of retirement facilities or medical office buildings and walk-in clinics or who contract with third-party operators having the same qualifications. However, we may enter into leasing agreements with newly-formed tenants that have limited experience but whose principals and officers have substantial experience in the operation of retirement facilities or medical office buildings and walk-in clinics. If our tenants or third-party operators are unable to operate the properties successfully, they may not be able to pay their rent, which could adversely affect our financial condition.

MANAGEMENT COMPENSATION

        For information concerning compensation paid to the Advisor and its Affiliates, see “Certain Relationships and Related Transactions.”

BUSINESS

GENERAL

        The following table updates and replaces the corresponding table on page 46 of the Prospectus.

Percent of Persons Needing Assistance with
Activities of Daily Living (ADLs)

Years of Age	Percentage
65-69	8.1%
70-74	10.5%
75-79	16.9%
80+	34.9%

Source: U.S. Census Bureau, 1997 data

        The following paragraph updates and replaces the corresponding paragraph on page 46 of the Prospectus.

        According to the Centers for Medicare & Medicaid Services and the National Health Statistics Group, the health care industry represents 14.3% of the United States’ gross domestic product (“GDP”) with over $1.6 trillion in annual expenditures. The Health Care Financing Administration expects this figure to rise to over 16% of the GDP by 2011, with $2.8 trillion in annual expenditures. According to the Health Care Financing Administration, U.S. health care construction expenditures are estimated to be $23 billion in 2003 and growing. With regard to housing for seniors, there are three major contributors to growth and the attraction of capital, according to the National Investment Conference for the Senior Living and Long Term Care Industries in 1996. They are (i) demographics, (ii) the limited supply of new product, and (iii) the investment community’s increased understanding of the industry. The Company believes the growth in demand and facilities will continue for at least 50 years due to the favorable demographics, the increase in public awareness of the industry, the preference of seniors for obtaining care in non-institutional settings and the cost savings realized in a non-institutional environment.

        The following table updates and replaces the corresponding table on page 47 of the Prospectus.

Estimate of Resident Demand for Seniors’ Housing Categories — Private Pay
Thousands of Residents

Base	Independent Living	Assisted Living	Skilled Nursing
2000	637	511	671
2010	751	592	773
2020	991	720	964
2030	1,389	1,004	1,309

Source:	The Case for Investing in Seniors Housing and Long Term-Care Properties, prepared for the National Investment Conference for the Senior Living and Long-Term Care Industries, Copyright 2001

PROPERTY ACQUISITIONS

        The following information should be read in conjunction with the “Business — Property Acquisitions” section beginning on page 50 of the Prospectus.

        Summit Portfolio Properties. On March 27, 2003, the Company acquired the Brighton Gardens of Colorado Springs located in Colorado Springs, Colorado (the “Colorado Springs Property”) for $16,120,000 from Senior Living of Colorado Springs, LLC; the Brighton Gardens of Denver located in Denver, Colorado (the “Denver Property”) for $17,480,000 from Senior Living of Denver, LLC; and the Brighton Gardens of Lakewood located in Lakewood, Colorado (the “Lakewood Property”) for $18,400,000 from Senior Living of Lakewood, LLC. The Colorado Springs, Denver and Lakewood Properties are hereinafter referred to as the “Summit Portfolio Properties.” These three Properties are operated and managed by Sunrise Senior Living Services, Inc.

        The Company, as lessor, has entered into long-term, triple-net lease agreements with Senior Living of Colorado Springs, LLC, Senior Living of Denver, LLC and Senior Living of Lakewood, LLC, subsidiaries of Summit Companies, Incorporated, relating to these three Properties. The general terms of the lease agreements are described in “Business — Description of Property Leases.” The principal features of the lease agreements are as follows:

•	The initial term of each lease expires on March 27, 2018.

•	Minimum annual rent as set forth in the leases is as follows:

Property	Minimum Annual Rent
Colorado Springs Property	$1,576,765
Denver Property	1,707,670
Lakewood Property	1,796,210

•	Minimum annual rent will increase by 0.375% in the second lease year and by 2.5% beginning in the third lease year, and each lease year thereafter.

•	At the end of the initial lease terms, the tenant will have two consecutive renewal options of five years each.

•	In addition to minimum rent, the leases require additional rent which will be payable based on various predetermined criteria derived from achieving specific percentage occupancy levels and/or revenues from the prior lease years.

•	On behalf of the tenants of these three Properties, the Operator has established FF&E Reserve funds which will be used for the replacement and renewal of furniture, fixtures and equipment relating to the three Properties. Deposits to the FF&E Reserve are made every four weeks, and the amount of the deposits are based on a percentage of gross revenues, as determined by factors such as the age of each Property. Deposits to the FF&E Reserve are 1.5% of gross revenues for the first lease year; 2% of gross revenues for the second and third lease years; 3% of gross revenues for the fourth through thirteenth lease years; 3.5% of gross revenues for the fourteenth lease year; and 4% of gross revenues for the fifteenth lease year. Funds in the FF&E Reserve relating to these three Properties are held by the tenant.

•	The leases for the Summit Portfolio Properties contain pooling terms, meaning that net operating profits with respect to these Properties are combined for the purpose of funding rental payments and the FF&E Reserve. In addition, the leases contain cross-default terms, meaning that if the tenant of any of the three Properties defaults on its obligations under its lease, the Company will have the ability to pursue its remedies under the leases with respect to all three Properties, regardless of whether the tenant of any such Property is in default under its lease.

•	Base management fees payable to Sunrise Senior Living Services, Inc. for the operation of the three Properties are 7% of gross revenues throughout the term of the leases. Rent payments due under the leases are subordinate to the payment of base management fees.

        The approximate federal income tax basis of the depreciable portion of the three Summitt Portfolio Properties is as follows:

Colorado Springs Property	$16,400,000
Denver Property	17,900,000
Lakewood Property	17,900,000

        On March 27, 2003, in connection with the purchase of the Summit Portfolio Properties, the Company obtained Permanent Financing comprised of three loans in the aggregate amount of $26 million. The loans bear interest at a variable rate based on 30-day LIBOR plus 325 basis points with a minimum interest rate of 5% per annum. The loans require monthly principal and interest payments through March 31, 2005, with the unpaid principal balance and all accrued interest due at that time. The loans have certain financial covenants typically found in commercial loans. The financial covenants are based on the combined operations of the Summit Portfolio Properties. In connection with the loans, the Company incurred loan fees and closing costs of approximately $352,000. The loans are cross-collateralized and cross-defaulted.

        The Colorado Springs Property, which opened in October 1999, is the Brighton Gardens of Colorado Springs located in Colorado Springs, Colorado. The Colorado Springs Property includes 90 assisted living units, 25 units for residents with Alzheimer’s and related memory disorders and 28 skilled nursing units. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders, as well as medical monitoring. Amenities include common dining and living areas, activity areas, a library and a hair salon. The Property is located three miles west of downtown Colorado Springs, Colorado. Other senior living facilities located in proximity to the Colorado Springs Property include NBA Village at Skyline, Life Care Campus of Colorado Springs, Sunrise Assisted Living — University Park, Sterling House of Broadmoor, Wynwood of Colorado Springs, Union Printer Home, Namaste Alzheimer’s Center and Clare Bridge of Colorado Springs.

        The Denver Property, which opened in September 1996, is the Brighton Gardens of Denver located in Denver, Colorado. The Denver Property includes 90 assisted living units, 25 units for residents with Alzheimer’s and related memory disorders and 28 skilled nursing units. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders, as well as medical monitoring. Amenities include common dining and living areas, activity areas, a library and a hair salon. The Property is located eight miles southeast of downtown Denver, Colorado. Other senior living facilities located in proximity to the Denver Property include Caley Ridge, EPOCH Assisted Living of Denver, Heritage Club of Denver, Sunrise at Cherry Creek, Sunrise Assisted Living at Orchard and Wellspring.

        The Lakewood Property, which opened in October 1999, is the Brighton Gardens of Lakewood located in Denver, Colorado. The Lakewood Property includes 90 assisted living units, 25 units for residents with Alzheimer’s and related memory disorders and 28 skilled nursing units. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders, as well as medical monitoring. Amenities include common dining and living areas, activity areas, a library and a hair salon. The Property is located ten miles west of downtown Denver, Colorado. Other senior living facilities located in proximity to the Lakewood Property include the Inn at Lakewood, Heritage Club of Lakewood and Sunrise at Pinehurst.

        The average occupancy rate, the revenue per occupied unit (per diem) and the revenue per available unit (per diem) for the periods during the past five years the facilities have been operational are as follows:

Property	Location	Year	Average Occupancy Rate	Revenue per Occupied Unit	Revenue per Available Unit
Colorado Springs Property	Colorado Springs, CO	*1999	20.7%	$115.27	$23.87
		**2000	64.9%	108.68	70.53
		**2001	77.7%	113.60	88.27
		**2002	86.3%	117.93	101.73
		***2003	93.6%	129.19	120.98
Denver Property	Denver, CO	**1999	93.4%	$98.54	$92.05
		**2000	89.8%	109.78	98.62
		**2001	88.2%	123.57	109.04
		**2002	97.6%	125.62	122.58
		***2003	92.5%	136.80	126.60
Lakewood Property	Lakewood, CO	*1999	38.8%	$134.21	$52.09
		**2000	71.0%	107.93	76.59
		**2001	80.5%	127.03	102.23
		**2002	93.0%	127.92	118.95
		***2003	93.9%	141.34	132.69

*	Data for the Colorado Springs and Lakewood Properties represents the period October 1, 1999 through December 31, 1999.
**	Data for 1999, 2000, 2001 and 2002 represents information for each applicable fiscal year.
***	Data for 2003 represents the period January 4, 2003 through August 31, 2003.

        Additional Marriott Portfolio Two Properties. On March 28, 2003, the Company acquired nine Properties from Marriott Senior Living Services, Inc. and its affiliates for an aggregate purchase price of approximately $166 million plus the assumption of approximately $88.5 million in life care bonds payable to certain residents of two of the Properties. The Properties and related purchase prices include the Brighton Gardens of Edgewood located in Edgewood, Kentucky (the “Edgewood Property”) for $2,654,632; the Brighton Gardens of Greenville located in Greenville, South Carolina (the “Greenville Property”) for $4,132,969; the Brighton Gardens of Northridge located in Northridge, California (the “Northridge Property”) for $14,735,846; the Brighton Gardens of Rancho Mirage located in Rancho Mirage, California (the “Rancho Mirage Property”) for $13,833,657; the Brighton Gardens of Salt Lake City located in Salt Lake City, Utah (the “Salt Lake City Property”) for $15,028,664; the Brighton Gardens of Yorba Linda located in Yorba Linda, California (the “Yorba Linda Property”) for $13,483,926; the MapleRidge of Palm Springs located in Palm Springs, California (the “Palm Springs Property”) for $2,653,469; the Fairfax located in Fort Belvoir, Virginia (the “Fort Belvoir Property”) for $39,421,527 plus the assumption of $37,551,865 in life care bonds payable; and the Quadrangle located in Haverford, Pennsylvania (the “Haverford Property”) for $60,118,719 plus the assumption of $50,958,830 in life care bonds payable. The Edgewood, Greenville, Northridge, Rancho Mirage, Salt Lake City, Yorba Linda, Palm Springs, Fort Belvoir and Haverford Properties are hereinafter referred to as the “Additional Marriott Portfolio Two Properties.” The nine Properties are operated and managed by Sunrise Senior Living Services, Inc.

        The Company as lessor, has entered into long-term, triple-net lease agreements with Eight Pack Management Corp., Eleven Pack Management Corp. and Marriott Continuing Care, LLC relating to these nine Properties. Eight Pack Management Corp. is the tenant of two of these Properties, the Orland Park Property and six of the Marriott Portfolio Two Properties. Eleven Pack Management Corp. is the tenant of five of these Properties and the remaining six Marriott Portfolio Two Properties. HRA Management Corporation, the tenant of the Marriott Portfolio One Properties; One Pack Management Corp., the tenant of the Saddle River Property; Balmoral Tenant

Services, Inc., the tenant of the Palm Harbor Property; and Twenty Pack Management Corp., the tenant of the Sunrise Portfolio Four Properties and the Additional Sunrise Portfolio Four Properties, as described below, are also affiliates of Eight Pack Management Corp. and Eleven Pack Management Corp. Each of these companies is an “HRA Affiliated Company” and the six companies are collectively referred to as the “HRA Affiliated Companies.” The HRA Affiliated Companies are, collectively, the tenants of 44 of the 92 Properties owned by the Company as of September 30, 2003. The HRA Affiliated Companies are thinly capitalized, newly formed corporations which are affiliates of Harbor Retirement Associates, LLC (“HRA”) and are affiliated with the Advisor. HRA is a developer and operator of senior living products and services. The principals of HRA, Timothy S. Smick and Daniel Simmons, have more than 50 years of combined experience in the seniors housing industry. Mr. Smick served as a director of the Company until February 13, 2002 and Mr. Simmons was an officer of the Company until early 2000. The general terms of the lease agreements are described in the section of the Prospectus entitled “Business — Description of Property Leases.”

        The principal features of the lease agreements with Eight Pack Management Corp. relating to the Salt Lake City and Yorba Linda Properties are as follows:

•	The initial term of each lease expires on March 28, 2018.

•	Minimum annual rent as set forth in the leases is as follows:

Property	Minimum Annual Rent
Salt Lake City Property	$1,555,842
Yorba Linda Property	1,395,923

•	Minimum annual rent will increase by 3% beginning in the second lease year, and each lease year thereafter.

•	At the end of the initial lease terms the tenant will have two consecutive renewal options of ten years each.

•	In addition to minimum rent, the leases require additional rent which will be payable based on various predetermined criteria derived from achieving specific percentage occupancy levels and/or revenues from the prior lease years.

•	Financial statements that present the historical operating results of these Properties are included in Financial Information commencing on page F-1 of this Prospectus Supplement, as the Marriott Senior Living Services Nine Communities, for the quarters ended March 28, 2003 and March 22, 2002, and the fiscal years ended January 3, 2003, December 28, 2001 and December 29, 2000.

•	On behalf of the tenant of these two Properties, the Operator has established FF&E Reserve funds which will be used for the replacement and renewal of furniture, fixtures and equipment relating to the two Properties. Deposits to the FF&E Reserve are made every four weeks, and the amount of the deposits are based on a percentage of gross revenues, as determined by factors such as the age of each Property. Deposits to the FF&E Reserve for the Salt Lake City and Yorba Linda Properties are 2% of gross revenues for the first and second lease years; 3% of gross revenues for the third through fourteenth lease years; and 3.5% of gross revenues each lease year thereafter. Funds in the FF&E Reserve relating to these two Properties are held by the Company.

•	The leases for the Salt Lake City and Yorba Linda Properties as well as the Hoffman Estates, Tulsa, Hemet, Plymouth, Willoughby and Little Rock Properties previously acquired by the Company and described in the section of the Prospectus entitled “Business — Property Acquisitions — Marriott Portfolio Two Properties” contain pooling terms, meaning that net operating profits with respect to these eight Properties are combined for the purpose of funding rental payments and the FF&E Reserve. In addition, the leases contain cross-default terms, meaning that if the tenant of any of the eight Properties defaults on its obligations under any of these leases, the Company will have the ability to pursue its remedies under the leases with respect to these eight Properties, regardless of whether the tenant of any such Property is in default under its lease.

•	Base management fees payable to Sunrise Senior Living Services, Inc. for the operation of the two Properties are 6% of gross revenues throughout the term of the leases. Rent payments due under the leases are subordinate to the payment of base management fees.

        The principal features of the lease agreements with Eleven Pack Management Corp. relating to the Edgewood, Greenville, Northridge, Rancho Mirage and Palm Springs Properties are as follows:

•	The initial term of each lease expires on March 28, 2018.

•	Minimum annual rent as set forth in the leases is as follows:

Property	Minimum Annual Rent
Edgewood Property	$234,022
Greenville Property	364,347
Northridge Property	1,299,057
Rancho Mirage Property	1,219,523
Palm Springs Property	233,920

•	Minimum annual rent will increase by 3% beginning in the second lease year, and each lease year thereafter.

•	At the end of the initial lease terms the tenant will have two consecutive renewal options of ten years each.

•	In addition to minimum rent, the leases require additional rent which will be payable based on various predetermined criteria derived from achieving specific percentage occupancy levels and/or revenues from the prior lease years.

•	Financial statements that present the historical operating results of these Properties are included in Financial Information commencing on page F-1 of this Prospectus Supplement, as the Marriott Senior Living Services Nine Communities, for the quarters ended March 28, 2003 and March 22, 2002, and the fiscal years ended January 3, 2003, December 28, 2001 and December 29, 2000.

•	On behalf of the tenant of these five Properties, the Operator has established an FF&E Reserve which will be used for the replacement and renewal of furniture, fixtures and equipment relating to the five Properties. Deposits to the FF&E Reserve are made every four weeks, and the amount of the deposits are based on a percentage of gross revenues, as determined by factors such as the age of each Property. Deposits to the FF&E Reserve for the Edgewood, Greenville and Rancho Mirage Properties are 2% of gross revenues for the first and second lease years; 3% of gross revenues for the third through fourteenth lease years; and 3.5% of gross revenues each lease year thereafter. Deposits to the FF&E Reserve for the Northridge Property are 2% of gross revenues for the first through third lease years; and 3% of gross revenues each lease year thereafter. Deposits to the FF&E Reserve for the Palm Springs Property are 2% of gross revenues for the first lease year; 3% of gross revenues for the second through thirteenth lease years; and 3.5% of gross revenues each lease year thereafter. Funds in the FF&E Reserve relating to these five Properties are held by the Company.

•	The leases for the Edgewood, Greenville, Northridge, Rancho Mirage and Palm Springs Properties as well as the Bellevue, Oklahoma City, Santa Rosa, Atlanta, Lynnwood and Snohomish Properties described in the section of the Prospectus entitled “Business — Property Acquisitions — Marriott Portfolio Two Properties” contain pooling terms, meaning that net operating profits with respect to these 11 Properties are combined for the purpose of funding rental payments and the FF&E Reserve. In addition, the leases contain cross-default terms, meaning that if the tenant of any of the 11 Properties defaults on its obligations under any of these leases, the Company will have the ability to pursue its remedies under the leases with respect to these 11 Properties, regardless of whether the tenant of any such Property is in default under its lease.

•	Base management fees payable to Sunrise Senior Living Services, Inc. for the operation of the five Properties are 6% of gross revenues throughout the term of the leases. Rent payments due under the leases are subordinate to the payment of base management fees.

        The principal features of the lease agreements with Marriott Continuing Care, LLC, a subsidiary of Sunrise, relating to the Fort Belvoir and Haverford Properties are as follows:

•	The initial term of each lease expires on March 28, 2018.

•	Minimum annual rent as set forth in the leases is as follows:

Property	Minimum Annual Rent
Fort Belvoir Property	$4,099,134
Haverford Property	6,234,763

•	Minimum annual rent will increase by 3% beginning in the second lease year, and each lease year thereafter.

•	At the end of the initial lease terms the tenant will have two consecutive renewal options. The first renewal term is for ten years and the second renewal term is for five years.

•	In addition to minimum rent, the leases require additional rent which will be payable based on various predetermined criteria derived from achieving specific percentage occupancy levels and/or revenues from the prior lease years.

•	Financial statements that present the historical operating results of these Properties are included in Financial Information commencing on page F-1 of this Prospectus Supplement, as the Marriott Senior Living Services Nine Communities, for the quarters ended March 28, 2003 and March 22, 2002, and the fiscal years ended January 3, 2003, December 28, 2001 and December 29, 2000.

•	On behalf of the tenant of these two Properties, the Operator has established an FF&E Reserve which will be used for the replacement and renewal of furniture, fixtures and equipment relating to the two Properties. Deposits to the FF&E Reserve are made every four weeks, and the amount of the deposits are based on a percentage of gross revenues, as determined by factors such as the age of each Property. Deposits to the FF&E Reserve for the Fort Belvoir and Haverford Properties are 5% of gross revenues each lease year throughout the lease term. Funds in the FF&E Reserve relating to these two Properties are held by the Company.

        The approximate federal income tax basis of the depreciable portion of the nine Additional Marriott Portfolio Two Properties is as follows:

Edgewood	$2,000,000
Greenville	4,100,000
Northridge	12,100,000
Rancho Mirage	12,900,000
Palm Springs	2,000,000
Salt Lake City	15,500,000
Yorba Linda	11,900,000
Fort Belvoir	62,200,000
Haverford	93,000,000

        In connection with the acquisition of the Additional Marriott Portfolio Two Properties, the Company borrowed approximately $71 million on its $85 million revolving line of credit. For information regarding the line of credit, see the section of the Prospectus entitled “Business — Borrowing.”

        In addition, in connection with the purchase of the Fort Belvoir and Haverford Properties, the Company assumed approximately $88.5 million in non-interest bearing bonds payable to certain residents of the Fort Belvoir and Haverford facilities. The Company will issue new bonds to future residents of these facilities, and the proceeds will be used to retire the existing bonds.

        The Edgewood Property, which opened in April 2000, is the Brighton Gardens of Edgewood located in Edgewood, Kentucky. The Edgewood Property includes 93 assisted living units and 26 units for residents with Alzheimer’s and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include a main dining room, recreation room, a chapel, a hair salon, lounge areas and resident laundry rooms. The Property is located 14 miles southwest of downtown Cincinnati, Ohio and is within five miles of a hospital and retail and dining areas. Other senior living facilities located in proximity to the Edgewood Property include Atria Summit Hills, Colonial Gardens, St. Charles, Carmel Manor, Atria and Madonna Manor.

        The Greenville Property, which opened in January 2000, is the Brighton Gardens of Greenville located in Greenville, South Carolina. The Greenville Property includes 94 assisted living units, 25 units for residents with Alzheimer’s and related memory disorders and 28 skilled nursing units. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders, as well as medical monitoring. Amenities include a main dining room, a recreation room, a hair salon, lounge areas and resident laundry rooms. The Property is located five miles west of downtown Greenville and is within three miles of retail and dining areas.

        The Northridge Property, which opened in January 2002, is the Brighton Gardens of Northridge located in Northridge, California. The Northridge Property includes 90 assisted living units, 25 units for residents with Alzheimer’s and related memory disorders and 28 skilled nursing units. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders, as well as medical monitoring. Amenities include a main dining room, a recreation room, a hair salon, lounge areas and resident laundry rooms. The Property is located 26 miles northwest of downtown Los Angeles and is within four miles of a hospital, and retail and dining areas. Other senior living facilities located in proximity to the Northridge Property include a Sunrise Assisted Living, Aegis of Granada Hills, Summerville at Chatsworth, Graceville by Le Foyer and Country Villa.

        The Rancho Mirage Property, which opened in June 2000, is the Brighton Gardens of Rancho Mirage located in Rancho Mirage, California. The Rancho Mirage Property includes 90 assisted living units, 26 units for residents with Alzheimer’s and related memory disorders and 28 skilled nursing units. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders, as well as medical monitoring. Amenities include dining rooms, recreation rooms, activity rooms, a salon, lounge areas, a swimming pool and jacuzzi, and laundry rooms. The Property is located 120 miles east of downtown Los Angeles and is near retail and dining areas, and across the street from a medical center. Other senior living facilities located in proximity to the Rancho Mirage Property include a MapleRidge, Mirage Inn, Hacienda DeMonterey, Villa at Palm Desert, Wellington Place and Inner Image.

        The Palm Springs Property, which opened in December 1999, is the MapleRidge of Palm Springs located in Palm Springs, California. The Palm Springs Property includes 56 assisted living units and 28 units for residents with Alzheimer’s and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include a common living room and dining rooms. The Property is located 110 miles east of downtown Los Angeles in a residential area less than a mile from retail and dining areas, and within three miles of a medical center. In addition to the Company’s Rancho Mirage Property, other senior living facilities located in proximity to the Palm Springs Property include Windsor Court, The Hallmark, Villa at Palm Desert, Wellington Place, Inner Image and AMDAL Residential Care.

        The Salt Lake City Property, which opened in April 2000, is the Brighton Gardens of Salt Lake City located in Salt Lake City, Utah. The Salt Lake City Property includes 98 assisted living units, 25 units for residents with Alzheimer’s and related memory disorders and 28 skilled nursing units. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders, as well as medical monitoring. Amenities include a main dining room, a recreation room, a hair salon, lounge areas and resident laundry rooms. The Property is located in the downtown district of Salt Lake City and is less than one mile from a medical center, and retail and dining areas. Other senior living facilities located in proximity to the Salt Lake City Property include Parklane, St. Joseph’s Villa, The Wentworth at East Millcreek, Silverado and Cordia Senior Residence.

        The Yorba Linda Property, which opened in July 2000, is the Brighton Gardens of Yorba Linda located in Yorba Linda, California. The Yorba Linda Property includes 90 assisted living units, 25 units for residents with Alzheimer’s and related memory disorders and 28 skilled nursing units. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders, as well as medical monitoring. Amenities include dining rooms, recreation rooms, activity rooms, a salon, lounge areas, a swimming pool and jacuzzi, and laundry rooms. The Property is located 36 miles east of downtown Los Angeles and is near retail and dining areas, and within two miles from a medical center. Other senior living facilities located in proximity to the Yorba Linda Property include Park Vista at Morningside, Avalon at Bradford Square, Nohl Ranch Inn, Canyon Hills Club, Prestige Assisted Living and Fullerton Gardens.

        The Fort Belvoir Property, which opened in July 1989, is the Fairfax by Marriott, a continuing care retirement community, located in Fort Belvoir, Virginia. The Fort Belvoir Property includes 382 independent living units and cottages, 45 assisted living units and 40 skilled nursing units. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders, as well as medical monitoring. Amenities include common dining and living areas, activity rooms, an indoor swimming pool and spa, a tennis court, and barber and beauty shops. The Property is located 19 miles southwest of Washington, D.C. and is within two miles of retail and dining areas, and within five miles of a hospital. Other senior living facilities located in proximity to the Fort Belvoir Property include Falcon’s Landing, Vinson Hall and Knollwood.

        The Haverford Property, which opened in May 1989, is the Quadrangle by Marriott, a continuing care retirement community, located in Haverford, Pennsylvania. The Haverford Property includes 349 independent living units, 90 assisted living units, 25 units for residents with Alzheimer’s and related memory disorders and 72 skilled nursing units. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders, as well as medical monitoring. Amenities include common dining and living areas, activity rooms, a swimming pool, hot tub and spa, and barber and beauty shops. The Property is located ten miles west of Philadelphia and is within five miles of retail and dining areas, and within three miles of three hospitals. Other senior living facilities located in proximity to the Haverford Property include Beaumont at Bryn Mawr, Waverly Heights and Dunwoody Village.

        The average occupancy rate, the revenue per occupied unit (per diem) and the revenue per available unit (per diem) for the periods during the past five years the facilities have been operational are as follows:

Property	Location	Year	Average Occupancy Rate	Revenue per Occupied Unit	Revenue per Available Unit
Edgewood Property	Edgewood, KY	**2000	21.1%	$109.25	$23.07
		**2001	37.5%	106.55	39.92
		**2002	34.2%	105.41	36.01
		***2003	43.2%	98.76	42.65
Greenville Property	Greenville, SC	**2000	35.1%	$99.46	$34.94
		**2001	60.2%	103.62	62.41
		**2002	68.8%	109.46	75.25
		***2003	69.6%	124.74	86.80
Northridge Property	Northridge, CA	**2002	53.3%	$141.23	$75.27
		***2003	79.5%	175.87	139.85
Rancho Mirage Property	Rancho Mirage, CA	**2000	25.5%	$149.90	$38.23
		**2001	45.4%	134.52	61.09
		**2002	67.5%	149.27	100.77
		***2003	71.7%	165.44	118.62
Palm Springs Property	Palm Springs, CA	**2000	22.8%	$108.09	$24.68
		**2001	41.3%	105.80	43.72
		**2002	67.9%	99.56	67.63
		***2003	83.3%	96.08	80.06
Salt Lake City Property	Salt Lake City, UT	**2000	53.7%	$104.65	$56.24
		**2001	75.2%	110.60	83.13
		**2002	84.3%	114.19	96.20
		***2003	84.7%	127.99	108.42
Yorba Linda Property	Yorba Linda, CA	**2000	29.7%	$122.99	$36.51
		**2001	58.6%	126.37	74.07
		**2002	71.5%	142.45	101.86
		***2003	68.8%	160.45	110.39
Fort Belvoir Property	Fort Belvoir, VA	*1999	97.2%	$101.71	$98.88
		**2000	95.9%	105.25	100.89
		**2001	97.1%	108.17	105.07
		**2002	98.7%	112.75	111.32
		***2003	96.4%	99.64	96.07
Haverford Property	Haverford, PA	*1999	95.9%	$118.03	$113.15
		**2000	98.0%	124.83	122.35
		**2001	98.0%	134.04	131.36
		**2002	99.7%	142.81	142.38
		***2003	96.5%	123.59	119.21

*	Data for 1999 represents the period November 1, 1999 through December 30, 1999.
**	Data for 2000, 2001 and 2002 represents information for each applicable fiscal year.
***	Data for 2003 represents the period January 4, 2003 through August 31, 2003.

        Prime Care Portfolio Two Properties. On March 31, 2003, the Company acquired two Properties from Prime Care Eight, LLC for an aggregate purchase price of approximately $22.6 million. The Properties and related purchase prices include the Sunrise of Annapolis located in Annapolis, Maryland (the “Annapolis Property”) for $13,294,253 and the Sunrise of Pikesville located in Pikesville, Maryland (the “Pikesville Property”) for $9,340,855. The Annapolis and Pikesville Properties are hereinafter referred to as the “Prime Care Portfolio Two Properties.” These two Properties are operated and managed by Sunrise Senior Living Services, Inc.

        The Company, as lessor, has entered into a long-term, triple-net lease agreement with Prime Care Eight, LLC relating to these two Properties. The general terms of the lease agreement are described in the section of the Prospectus entitled “Business — Description of Property Leases.” The principal features of the lease agreement are as follows:

•	The term of the lease expires on March 31, 2038.

•	Minimum annual rent as set forth in the lease is as follows:

Property	Minimum Annual Rent
Annapolis Property	$1,465,099
Pikesville Property	1,029,413

•	Minimum annual rent will increase by 2.5% beginning January 1, 2004 and each lease year thereafter until the end of the 28th lease year.

•	In addition to minimum rent, the lease requires additional rent which will be payable based on various predetermined dollar amounts derived from achieving specific percentage occupancy levels beginning January 1, 2004.

•	Based on the Company’s due diligence and underwriting procedures, management anticipates that the net operating income generated from the Properties together with an aggregate $500,000 tenant guarantee to fund any operating shortfalls related to the two Properties will be sufficient to fund amounts due under the terms and conditions of the direct financing lease. As of September 30, 2003, the remaining balance of the guarantee was $335,147.

•	On behalf of the tenant of these two Properties, the Operator has established FF&E Reserve funds which will be used for the replacement and renewal of the furniture, fixtures and equipment relating to the Prime Care Portfolio Two Properties. Monthly deposits to the FF&E Reserve are as follows: 1.5% of gross revenues for the years 2003 and 2004; 2% of gross revenues for the years 2005 through 2008; and 2.5% of gross revenues every year thereafter. Funds in the FF&E Reserve relating to these two Properties are held by the tenant.

•	The lease for the two Properties contains pooling terms, meaning that net operating profits with respect to both Properties are combined for the purpose of funding rental payments and the FF&E Reserve. In addition, the lease contains cross-default terms, meaning that if the tenant defaults on its obligations under the lease for either Property, the Company will have the ability to pursue its remedies under the lease with respect to both Properties, regardless of whether the tenant is in default under the lease, with respect to the other Property.

•	The lease contains provisions that allow the lessee to elect to purchase the Properties at the end of the term for a predetermined amount. The lease also permits the Company to require the lessee to purchase the Properties at the end of the lease term for the same predetermined amount. This lease is being treated as a financing lease for both financial reporting and tax accounting purposes.

•	Base management fees payable to Sunrise Senior Living Services, Inc. for the operation of the two Properties are 6% of net revenues throughout the term of the lease. One-half of the base management fee is payable as an operating expense of the Property and minimum rent payments due under the lease are subordinate to such base management fee. The remaining 3% base management fee is subordinate to the payment of minimum annual rent, a tenant administrative fee, the funding of the FF&E Reserve and the replenishment of any amounts drawn under the $500,000 tenant guarantee discussed above. Unpaid subordinated base management fees will accrue without interest.

        On March 31, 2003, in connection with the purchase of the Prime Care Portfolio Two Properties, the Company assumed approximately $20.6 million of Permanent Financing which is secured by the Prime Care Portfolio Two Properties. The loan bears interest at a fixed rate of 7.83% per annum and requires monthly principal and interest payments through October 2008 with all unpaid principal and interest due at that time. In connection with the loan, the Company incurred assumption fees and other loan costs of approximately $226,800.

        The Annapolis Property, which opened in November 1995, is the Sunrise of Annapolis located in Annapolis, Maryland. The Annapolis Property includes 50 assisted living units and 22 units for residents with Alzheimer’s and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include common dining and living areas, activity areas and a beauty/barber shop. The Property is located 26 miles southeast of Baltimore. Other senior living facilities located in proximity to the Annapolis Property include Manresa, Annapolitan, Heartlands and Sunrise of Severna Park.

        The Pikesville Property, which opened in May 1996, is the Sunrise of Pikesville located in Pikesville, Maryland. The Pikesville Property includes 61 assisted living units and 18 units for residents with Alzheimer’s and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include common dining and living areas, activity areas and a beauty/barber shop. The Property is located 11 miles from downtown Baltimore. Other senior living facilities located in proximity to the Pikesville Property include Springhouse, Arden Courts, Brighton Gardens of Pikesville and Atrium Village.

        The average occupancy rate, the revenue per occupied unit (per diem) and the revenue per available unit (per diem) for the facilities for the past five years and for the period January 1, 2003 through August 31, 2003 are as follows:

Property	Location	Year	Average Occupancy Rate	Revenue per Occupied Unit	Revenue per Available Unit
Annapolis Property	Annapolis, MD	1998	97.6%	$136.78	$133.03
		1999	95.0%	139.82	133.03
		2000	96.9%	141.90	137.48
		2001	97.0%	144.59	141.08
		2002	97.1%	150.44	145.74
		*2003	96.8%	158.80	153.64
Pikesville Property	Pikesville, MD	1998	91.4%	$134.99	$123.17
		1999	90.0%	137.65	123.71
		2000	88.4%	132.75	117.34
		2001	92.0%	131.00	120.22
		2002	88.0%	136.07	119.13
		*2003	84.8%	139.38	118.19

*	Data for 2003 represents the period January 1, 2003 through August 31, 2003.

        Brighton Gardens located in Saddle River, New Jersey. On March 31, 2003, the Company acquired the Brighton Gardens assisted living Property located in Saddle River, New Jersey (the “Saddle River Property”) for $12,750,000 from Circle Housing Limited Partnership. The Property is operated and managed by Sunrise Senior Living Services, Inc. The Company, as lessor, has entered into a long-term lease agreement with One Pack Management Corp. relating to this Property. One Pack Management Corp., an HRA Affiliated Company, is described in further detail in “Business — Property Acquisitions — Additional Marriott Portfolio Two Properties,” above. The general terms of the lease agreement are described in the section of the Prospectus entitled “Business — Description of Property Leases.” The principal features of the lease agreement are as follows:

•	The initial term of the lease expires on March 31, 2018.

•	At the end of the initial lease term, the tenant will have two consecutive renewal options of ten years each.

•	The lease requires minimum annual rent of $1,321,352 for the first lease year with increases of 3% each lease year thereafter.

•	In addition to minimum rent, the lease requires additional rent which will be payable based on various predetermined criteria derived from achieving specific percentage occupancy levels and/or revenues from the prior lease years.

•	On behalf of the tenant of the Saddle River Property, the Operator has established an FF&E Reserve fund which will be used for the replacement and renewal of the furniture, fixtures and equipment relating to the Property. Deposits to the FF&E Reserve are made every four weeks, and the amount of the deposits are based on a percentage of gross revenues, as determined by factors such as the age of the Property. Deposits to the FF&E Reserve for the Saddle River Property are 2% of gross revenues for the first and second lease years; 3% of gross revenues for the third through twelfth lease years; and 3.5% of gross revenues every lease year thereafter. Funds in the FF&E Reserve relating to this Property are held by the Company.

•	Base management fees payable to Sunrise Senior Living Services, Inc. for the operation of the Saddle River Property are 6% of gross revenues throughout the term of the lease. Rent payments due under the lease are subordinate to the payment of base management fees.

        The approximate federal income tax basis of the depreciable portion of the Saddle River Property is $11,500,000.

        The Saddle River Property, which opened in September 1998, includes 90 assisted living units and 22 units for residents with Alzheimer’s and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include common dining and living areas, activity areas, a library and a hair salon. The Property is located 26 miles north of downtown Newark. Other senior living facilities located in proximity to the Saddle River Property include Brighton Gardens of Paramus, Van Dyk Park Place, Longview Assisted Living, Allendale Community for Mature Living and Sunrise of Woodcliff Lake.

        The average occupancy rate, the revenue per occupied unit (per diem) and the revenue per available unit (per diem) for the periods during the past five years the facility has been operational are as follows:

Property	Location	Year	Average Occupancy Rate	Revenue per Occupied Unit	Revenue per Available Unit
Saddle River Property	Saddle River, NJ	*1999	62.6%	$122.60	$76.79
		*2000	72.2%	129.89	93.82
		*2001	66.2%	141.32	93.30
		*2002	62.8%	141.83	89.04
		**2003	68.4%	138.83	94.90

*	Data for 1999, 2000, 2001 and 2002 represents information for each applicable fiscal year.
**	Data for 2003 represents the period January 4, 2003 through August 31, 2003.

        Ann’s Choice Continuing Care Retirement Community located in Warminster, Pennsylvania. On June 2, 2003, the Company acquired a parcel of land located in Warminster, Pennsylvania, upon which the Ann’s Choice Continuing Care Retirement Community is being constructed (the “Warminster Property”). The land was purchased from Warminster Campus, L.P., a Maryland limited partnership, for $19,500,000. The Ann’s Choice Continuing Care Retirement Community, once construction is completed, is expected to include 1,542 independent living apartments, 128 assisted living units and 190 skilled nursing units. The Company will not own the buildings and improvements. The buildings and improvements will be owned by Warminster Campus, L.P. The Company, as lessor, has entered into a long-term, triple-net lease agreement with Warminster Campus, L.P. relating to the land. The general terms of the lease agreement are described in the section of the Prospectus entitled “Business — Description of Property Leases.” The principal features of the lease are as follows:

•	The initial land lease expires on June 2, 2013.

•	At the end of the initial lease term, the tenant will have two consecutive renewal options of five years each.

•	The lease requires minimum annual rent of $2,925,000 for the first through fifth lease years, $3,900,000 for the sixth through tenth lease years and $4,680,000 for the eleventh and all subsequent lease years.

•	A security deposit equal to $1,462,350 has been retained by the Company as security for the tenant’s obligations under the lease.

•	The tenant will have the option to purchase the land subsequent to May 30, 2007 for $19,500,000.

•	The Company’s lease payments are subordinate to a first mortgage construction loan entered into by Erickson to fund the development of the Ann’s Choice Continuing Care Retirement Community.

        Balmoral Assisted Living Community located in Palm Harbor, Florida. On July 8, 2003, the Company acquired the Balmoral Assisted Living Community located in Palm Harbor, Florida (the “Palm Harbor Property”) for $12,175,000 from Senior Lifestyle Balmoral Limited Partnership. The Property is operated and managed by Harbor Balmoral Management, LLC, an affiliate of the HRA Affiliated Companies. The Company, as lessor, has entered into a long-term, triple-net lease agreement with Balmoral Tenant Services, Inc. relating to this Property. Balmoral Tenant Services, Inc., an HRA Affiliated Company, is described in further detail in “Business — Property Acquisitions — Additional Marriott Portfolio Two Properties,” above. The general terms of the lease agreement are described in the section of the Prospectus entitled “Business — Description of Property Leases.” The principal features of the lease are as follows:

•	The initial term of the lease expires on July 7, 2018.

•	At the end of the initial lease term, the tenant will have two consecutive renewal options of ten years each.

•	The lease requires minimum annual rent of $1,171,109 for the first lease year, with increases of 2.5% each lease year thereafter. Commencing on the fourth lease year, and every four lease years thereafter, minimum rent shall be reset to the greater of (a) the fair market value of the Property multiplied by 10.25% or (b) 2.5% of the prior lease year’s minimum rent.

•	The tenant has established FF&E Reserve funds which will be used for the replacement and renewal of furniture, fixtures and equipment relating to the Property. Deposits to the FF&E Reserve are made on a monthly basis, and the amount of the deposits are based on a percentage of gross revenues, as determined by factors such as the age of the Property. Deposits to the FF&E Reserve are equal to the greater of $500 per unit or 2% of gross revenues during the first and second lease years; 2.5% for the third through fifth lease years; and 3% of gross revenues each lease year thereafter. Funds in the FF&E Reserve are held by the tenant.

•	Base management fees payable to Harbor Balmoral Management, LLC for the operation of the Property are 5% of gross revenues for each lease year until such time that the Property achieves certain predetermined operating performance thresholds, at which time the base management fees will increase to 6% of gross revenues for each lease year thereafter. Rent payments due under the lease are subordinate to the payment of base management fees.

        The approximate federal income tax basis of the depreciable portion of the Palm Harbor Property is $12,100,000.

        The Palm Harbor Property, which opened in July 1996, includes 44 independent living units and 55 assisted living units or units for residents with Alzheimer’s or related memory disorders. This fluctuates according to resident needs. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include common dining and living areas, an activity room, a lounge area, and a barber/beauty shop. The Property is located approximately 20 miles northwest of downtown Tampa, Florida, and is within six miles of two hospitals. Other senior living facilities located in proximity to the Palm Harbor Property include Coral Oaks, Arden Courts, Beckett Lake Lodge, Merrill Gardens and Freedom Inn.

        The average occupancy rate, the revenue per occupied unit (per diem) and the revenue per available unit (per diem) for the periods during the past five years the facility has been operational are as follows:

Property	Location	Year	Average Occupancy Rate	Revenue per Occupied Unit	Revenue per Available Unit
Palm Harbor Property	Palm Harbor, FL	*1999	94.4%	$76.84	$72.53
		*2000	98.1%	84.69	83.11
		*2001	96.3%	90.18	86.81
		*2002	97.2%	99.92	97.12
		**2003	97.3%	103.69	100.78

*	Data for 1999, 2000, 2001 and 2002 represents information for each applicable fiscal year.
**	Data for 2003 represents the period January 4, 2003 through August 31, 2003.

        ARC Somerby Portfolio Properties. On August 25, 2003, the Company acquired two Properties from Daniel Senior Living, L.L.C. (“Daniel”) for an aggregate purchase price of $73,260,000. The Properties and related purchase prices include the Somerby at University Park located in Birmingham, Alabama (the “Birmingham Property”) for $50,427,000 and the Somerby at Jones Farm in Huntsville, Alabama (the “Huntsville Property”) for $22,833,000. The Birmingham and Huntsville Properties are hereinafter referred to as the “ARC Somerby Portfolio Properties.” These two Properties are operated and managed by American Retirement Corporation (“ARC”).

        The Company, as lessor, has entered into long-term, triple-net lease agreements with a wholly owned subsidiary of ARC relating to these two Properties. The general terms of the lease agreements are described in the section of the Prospectus entitled “Business — Description of Property Leases.” The principal features of the lease agreements are as follows:

•	The initial term of each lease expires on August 31, 2018.

•	Minimum annual rent as set forth in each lease is as follows:

Property	Minimum Annual Rent
Birmingham Property	$4,816,996
Huntsville Property	2,144,768

•	Minimum annual rent will increase by 2.5% beginning in the second lease year through the ninth lease year. Beginning with the tenth lease year, minimum annual rent will increase to $6,795,625 and $2,991,702 for the Birmingham Property and the Huntsville Property, respectively, and will increase by 2.5% each lease year thereafter.

•	At the end of the initial lease terms, the tenant will have two consecutive renewal options of ten years each. Commencing on the start of each renewal option, the minimum annual rent will increase to the greater of (i) the prior lease year’s minimum annual rent plus 2.5% or (ii) the fair market value of the Property multiplied by the current lease year’s lease rate.

•	In addition to minimum rent, the leases require additional rent for years one through nine which will be payable quarterly based on a percentage of gross revenues. The additional rent for both Properties is equal to 0.25% of gross revenues for the first lease year, 0.5% of gross revenues for the second lease year, 0.75% of gross revenues for the third through sixth lease years and 1% of gross revenues for the seventh through ninth lease years. No additional rent is due for the tenth lease year and thereafter.

•	The tenant has established FF&E Reserve funds which will be used for the replacement and renewal of furniture, fixtures and equipment relating to each Property. Deposits to the FF&E Reserve are made on a monthly basis and are equal to $500 per unit per year. The reserve is held in the following manner: the Company will hold $200 per unit per year and Federal Home Loan Mortgage Corporation, the mortgage lender, will hold $300 per unit per year.

•	ARC has guaranteed the tenant’s obligations under each lease throughout the duration of the lease, including the payment of minimum annual rent.

•	The leases for the ARC Somerby Portfolio Properties contain cross-default terms, meaning that if the tenant of either Property defaults on its obligations under its lease, the Company will have the ability to pursue its remedies under the leases with respect to both Properties.

•	The tenant will have the option to purchase the Properties during the lease terms for a predetermined purchase price based on the amount of the Company’s initial investment plus a percentage of the increase in the fair market value of the Properties at the time the option is exercised.

        In connection with the acquisition of these two Properties, the Company may be required to make additional payments (the “Earnout Amount”) if certain earnout provisions are achieved by an earnout date. The calculation of the Earnout Amount considers the net operating income of each Property, the Company’s initial investment in the Property and the fair market value of the Property. In the event an Earnout Amount becomes payable, the respective lease will be amended and annual minimum rent will increase accordingly. Simultaneous with the sale of the two Properties to the Company, ARC and Daniel, the original developer and seller, entered into agreements whereby ARC remains liable for certain buyout obligations to Daniel. The Earnout Amount and net operating profits from the Properties, after the payment of minimum annual rent and certain other operating expenses for the Properties, will be used by ARC to satisfy these obligations. In the event that ARC has not satisfied its buyout obligations to Daniel by the end of the fifth lease year, Daniel has the right to acquire the membership interests of the tenant.

        The approximate federal income tax basis of the depreciable portion of the two ARC Somerby Portfolio Properties is as follows:

Birmingham Property	$ 50,900,000
Huntsville Property	23,900,000

        On August 25, 2003, in connection with the purchase of the ARC Somerby Portfolio Properties, the Company obtained Permanent Financing comprised of two loans in the aggregate amount of $50,400,000. The loans bear interest at a fixed rate of 5.79%. The loans require monthly principal and interest payments through September 2012 with all unpaid principal and interest due at that time. The loan provisions allow the Company to extend the loans for one additional year with a variable interest rate based on a LIBOR index. In connection with the loans, the Company incurred loan costs of approximately $651,700.

        The Birmingham Property, which opened in April 1999, is the Somerby at University Park located in Birmingham, Alabama. The Birmingham Property includes 240 independent living units, 84 assisted living units and 28 units for residents with Alzheimer’s and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders, as well as medical monitoring. Amenities include common dining and living areas, activity areas, a chapel, a library and a hair salon. The Property is located six miles south of downtown Birmingham, Alabama. Other senior living facilities located in proximity to the Birmingham Property include Mount Royal Towers, The Oaks on Parkwood, Chateau Vestavia, Galleria Woods, Town Village Vestavia Hills and Park at Riverchase.

        The Huntsville Property, which opened in April 1999, is the Somerby at Jones Farm located in Huntsville, Alabama. The Huntsville Property includes 138 independent living units and 48 assisted living units. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders, as well as medical monitoring. Amenities include common dining and living areas, activity areas, a chapel, a library and a hair salon. The Property is located six miles southeast of downtown Huntsville, Alabama. Other senior living facilities located in proximity to the Huntsville Property include The Village at Wyndham Park, Morningside Assisted Living, The Madison Village and Chateau Vestivia.

        The average occupancy rate, the revenue per occupied unit (per diem) and the revenue per available unit (per diem) for the periods during the past five years the facilities have been operational are as follows:

Property	Location	Year *	Average Occupancy Rate	Revenue per Occupied Unit	Revenue per Available Unit
Birmingham Property	Birmingham, AL	**1999	42.4%	$72.82	$30.90
		2000	71.3%	85.62	61.01
		2001	87.9%	88.02	77.34
		2002	76.3%	93.94	71.69
		***2003	83.8%	94.92	79.53

Huntsville Property	Huntsville, AL	**1999	43.2%	$65.51	$28.29
		2000	75.4%	79.32	59.78
		2001	88.4%	89.19	78.85
		2002	80.1%	92.62	74.20
		***2003	90.1%	90.70	81.73

*	Data represents information for each applicable fiscal year, unless noted otherwise.
**	Data for 1999 represents the period May 1, 1999 through December 31, 1999.
***	Data for 2003 represents the period January 1, 2003 through August 31, 2003.

        Sunrise Portfolio Three Properties. On August 29, 2003, the Company acquired 14 Properties from several wholly owned subsidiaries of Marriott International, Inc. for an aggregate purchase price of $184,500,000. The Properties and related purchase prices include Brighton Gardens of Columbia located in Columbia, Maryland (the “Columbia Property”) for $10,608,522; the Brighton Gardens of Dunwoody located in Atlanta, Georgia (the “Atlanta-Dunwoody Property”) for $11,687,355; the Brighton Gardens of Florham Park located in Florham Park, New Jersey (the “Florham Park Property”) for $16,811,811; the Brighton Gardens of Greensboro located in Greensboro, North Carolina (the “Greensboro Property”) for $14,564,243; the Brighton Gardens of Northville located in Plymouth, Michigan (the “Plymouth Property”) for $14,630,771; the Brighton Gardens of Omaha located in Omaha, Nebraska (the “Omaha Property”) for $11,200,170; the Brighton Gardens of Prairie Village located in Prairie Village, Kansas, (the “Prairie Village Property”) for $18,077,466; the Brighton Gardens of St. Charles located in St. Charles, Illinois, (the “St. Charles Property”) for $15,326,548; the Brighton Gardens of Tampa located in Tampa, Florida (the “Tampa Property”) for $5,403,590; the Brighton Gardens of Tuckerman Lane located in Rockville, Maryland (the “Rockville Property”) for $20,631,891; the Brighton Gardens of Washington Township located in Dayton, Ohio (the “Dayton Property”) for $5,010,602; the Brighton Gardens of Westlake located in Westlake, Ohio (the “Westlake Property”) for $10,338,814; the Brighton Gardens of West Orange located in West Orange, New Jersey (the “West Orange Property”) for $15,464,169; and the Brighton Gardens of Wheaton located in Wheaton, Illinois (the “Wheaton Property”) for $14,744,048. These 14 Properties are hereinafter referred to as the “Sunrise Portfolio Three Properties” and are operated and managed by Sunrise Senior Living Services, Inc.

        The Company, as lessor, has entered into long-term, triple-net lease agreements with Solomon Holdings I – The Triangle, LLC relating to these 14 Properties. Solomon Holdings I – The Triangle, LLC is a newly formed corporation which is a wholly owned subsidiary of Solomon Senior Living Holdings, LLC (“Solomon”). Solomon is a leading provider of senior living products and services, including operations, development, marketing, consulting services and asset management. The principals of Solomon collectively have over 150 years of experience in the seniors housing industry. Solomon’s chairman was the co-founder of two of the industry’s leading trade associations, as well as the founder of the nation’s 12th largest assisted living provider. The general terms of the lease agreements are described in the section of the Prospectus entitled “Business – Description of Property Leases.” The principal features of the lease agreements are as follows:

•	The initial term of each lease expires on April 30, 2025.

•	Minimum annual rent as set forth in the leases is as follows:

	Minimum Annual Rent
Property	August 29 through December 31, 2003	2004	2005	2006
Columbia Property	$319,422	$1,042,088	$1,095,529	$1,175,689
Atlanta-Dunwoody
Property	351,906	1,148,063	1,206,939	1,295,251
Florham Park Property	506,203	1,651,445	1,736,135	1,863,169
Greensboro Property	438,529	1,430,664	1,504,031	1,614,082
Plymouth Property	440,532	1,437,199	1,510,901	1,621,455
Omaha Property	337,237	1,100,207	1,156,628	1,241,259
Prairie Village Property	544,312	1,775,772	1,866,837	2,003,435
St. Charles Property	461,482	1,505,546	1,582,753	1,698,565
Tampa Property	162,702	530,801	558,022	598,853
Rockville Property	621,226	2,026,696	2,130,630	2,286,529
Dayton Property	150,869	492,198	517,439	555,300
Westlake Property	311,302	1,015,595	1,067,676	1,145,799
West Orange Property	465,626	1,519,065	1,596,965	1,713,817
Wheaton Property	443,943	1,448,326	1,522,599	1,634,009

•	Minimum annual rent will increase by 3% beginning January 1, 2007 and each calendar year thereafter.

•	At the end of the initial lease terms, the tenants will have one renewal option of ten years.

•	Financial statements that present the historical operating results of these Properties are included in Financial Information commencing on page F-1 of this Prospectus Supplement, as the Sunrise Senior Living Services Fourteen Communities, for the six months ended June 30, 2003 and 2002, and the year ended December 31, 2002.

•	On behalf of the tenant of these 14 Properties, the Operator has established an FF&E Reserve which will be used for the replacement and renewal of furniture, fixtures and equipment relating to the 14 Properties. Deposits to the FF&E Reserve are made on a monthly basis, and the amount of the deposits are based on a percentage of gross revenues, as determined by factors such as the age of each Property. Deposits into the FF&E Reserve for the Sunrise Portfolio Three Properties are 2% from August 29, 2003 through calendar year 2007, 3% for calendar years 2008 through 2019 and 3.5% for each calendar year thereafter. Funds in the FF&E Reserve relating to these 14 Properties are held by the Company.

•	The leases for the Sunrise Portfolio Three Properties contain pooling terms, meaning that net operating profits with respect to these 14 Properties are combined for the purpose of funding rental payments and the FF&E Reserve.

        The approximate federal income tax basis of the depreciable portion of the 14 Sunrise Portfolio Three Properties is as follows:

Columbia	$ 9,800,000
Atlanta-Dunwoody	10,200,000
Florham Park	15,800,000
Greensboro	13,600,000
Plymouth	13,900,000
Omaha	10,600,000
Prairie Village	17,100,000
St. Charles	13,300,000
Tampa	4,100,000
Rockville	18,600,000
Dayton	4,400,000
Westlake	9,400,000
West Orange	14,100,000
Wheaton	12,800,000

        In connection with the acquisition of the Sunrise Portfolio Three Properties, the Company borrowed a total of $92,500,000 under subordinated mortgage notes collateralized by the 14 Properties, payable to the seller. The seller remains liable for existing first mortgage notes collateralized by the 14 Properties. The seller has agreed to indemnify the Company for any claims against the Properties under the first mortgage notes. The subordinated mortgage notes have initial terms of seven years with an interest rate of 5.13% for 2003, 5.38% for 2004, 6.06% for 2005, and increases 3% of the prior year’s per annum interest rate each calendar year thereafter to maturity. The loan requires interest only payments through calendar year 2005 with principal and interest payments due thereafter until maturity on August 28, 2010. At the end of the initial loan terms, the Company has three consecutive renewal options of five years each with terms similar to the initial loan terms.

        The Columbia Property, which opened in April 1998, is the Brighton Gardens of Columbia located in Columbia, Maryland. The Columbia Property includes 72 assisted living units and 16 units for residents with Alzheimer’s and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include common dining and living areas, activity areas, a library and a hair salon. The Property is located 17 miles southwest of downtown Baltimore, Maryland. Other senior living facilities located in proximity to the Columbia Property include Sunrise of Columbia, Morningside House of Ellicott City, Morningside House of Laurel and Harmony Hall.

        The Atlanta-Dunwoody Property, which opened in March 1999, is the Brighton Gardens of Dunwoody located in Atlanta, GA. The Atlanta-Dunwoody Property includes 90 assisted living units and 23 units for residents with Alzheimer’s and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include common dining and living areas, activity areas, a library and a hair salon. The Property is located 16 miles north of downtown Atlanta, Georgia. Other senior living facilities located in proximity to the Atlanta-Dunwoody Property include Sunrise of Huntcliff, Merrill Gardens and Waterford Gardens.

        The Florham Park Property, which opened in January 1999, is the Brighton Gardens of Florham Park located in Florham Park, New Jersey. The Florham Park Property includes 74 assisted living units and 36 units for residents with Alzheimer’s and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include common dining and living areas, activity areas, a library and a hair salon. The Property is located 16 miles west of downtown Newark, New Jersey. Other senior living facilities located in proximity to the Florham Park Property include Castle Senior Living, Sunrise of Morris Plains, Spring Meadows and Kessler Village.

        The Greensboro Property, which opened in May 1998, is the Brighton Gardens of Greensboro located in Greensboro, North Carolina. The Greensboro Property includes 90 assisted living units and 25 units for residents with Alzheimer’s and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include common dining and living areas, activity areas, a library and a hair salon. The Property is located 6 miles west of downtown Greensboro, North Carolina. Other senior living facilities located in proximity to the Greensboro Property include Morningview at Irving Park, Lovalton at Greensboro, Verra Springs at Heritage Greens, the Arboretum at Heritage Greens, Oakdale Heights, Greensboro Manor and Greensboro Place.

        The Plymouth Property, which opened in November 1998, is the Brighton Gardens of Northville located in Plymouth, Michigan. The Plymouth Property includes 82 assisted living units and 24 units for residents with Alzheimer’s and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include common dining and living areas, activity areas, a library and a hair salon. The Property is located 25 miles east of downtown Ann Arbor, Michigan and 25 miles west of downtown Detroit, Michigan. Other senior living facilities located in proximity to the Plymouth Property include Atterra Wynwood, Sunrise of Northville, Independence Village, Marquette House, Waltonwood of Canton, Arden Courts and Addington Place.

        The Omaha Property, which opened in June 1999, is the Brighton Gardens of Omaha located in Omaha, Nebraska. The Omaha Property includes 60 assisted living units, 42 units for residents with Alzheimer’s and related memory disorders and 30 skilled nursing units. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders, as well as medical monitoring. Amenities include common dining and living areas, activity areas, a library and a hair salon. The Property is located seven miles west of downtown Omaha, Nebraska. Other senior living facilities located in proximity to the Omaha Property include Parson’s House, Silvercrest, Brookstone and Montclair Nursing Home.

        The Prairie Village Property, which opened in April 1999, is the Brighton Gardens of Prairie Village located in Prairie Village, Kansas. The Prairie Village Property includes 82 assisted living units, 25 units for residents with Alzheimer’s and related memory disorders and 28 skilled nursing units. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders, as well as medical monitoring. Amenities include common dining and living areas, activity areas, a library and a hair salon. The Property is located ten miles south of downtown Kansas City, Kansas. Other senior living facilities located in proximity to the Prairie Village Property include Aberdeen Village, Epoch Assisted Living, Mission Springs, Village Shalom and Alterra Clare Bridge.

        The St. Charles Property, which opened in May 1999, is the Brighton Gardens of St. Charles located in St. Charles, Illinois. The St. Charles Property includes 82 assisted living units and 24 units for residents with Alzheimer’s and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include common dining and living areas, activity areas, a library and a hair salon. The Property is located 38 miles west of downtown Chicago, Illinois. Other senior living facilities located in proximity to the St. Charles Property include Oak Crest, The Holmstad and Provena Fox Knoll.

        The Tampa Property, which opened in July 1999, is the Brighton Gardens of Tampa located in Tampa, Florida. The Tampa Property includes 61 assisted living units, 44 units for residents with Alzheimer’s and related memory disorders and 28 skilled nursing units. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders, as well as medical monitoring. Amenities include common dining and living areas, activity areas, a library and a hair salon. The Property is located 16 miles north of downtown Tampa, Florida. Other senior living facilities located in proximity to the Tampa Property include Southerland Place, Park Place of Carrollwood, Arden Courts, Lakeshore Villas and HCR Manor Care.

        The Rockville Property, which opened in April 1998, is the Brighton Gardens of Tuckerman Lane located in Rockville, Maryland. The Rockville Property includes 101 assisted living units and 25 skilled nursing units. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders, as well as medical monitoring. Amenities include common dining and living areas, activity areas, a library and a hair salon. The Property is located 12 miles northwest of downtown Washington, DC. Other senior living facilities located in proximity to the Rockville Property include Summerville Assisted Living, Sunrise of Rockville, Brighton Gardens of Friendship Heights, Kensington Park, Bedford Court and Springhouse.

        The Dayton Property, which opened in November 1998, is the Brighton Gardens of Washington Township located in Dayton, Ohio. The Dayton Property includes 65 assisted living units and 39 units for residents with Alzheimer’s and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include common dining and living areas, activity areas, a library and a hair salon. The Property is located nine miles south of downtown Dayton, Ohio. Other senior living facilities located in proximity to the Dayton Property include Outlook Pointe, Sunrise of Oakwood, Bethany Lutheran Village, The Suites at Walnut Creek and Sterling House of Centerville.

        The Westlake Property, which opened in January 1999, is the Brighton Gardens of Westlake located in Westlake, Ohio. The Westlake Property includes 65 assisted living units and 39 units for residents with Alzheimer’s and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include common dining and living areas, activity areas, a library and a hair salon. The Property is located 16 miles west of downtown Cleveland, Ohio. Other senior living facilities located in proximity to the Westlake Property include Devon Oaks, Sunrise of Rocky River, Westlake Village, Belvedere of Westlake, Wellington Place, Arden Courts and Kemner House.

        The West Orange Property, which opened in December 1998, is the Brighton Gardens of West Orange located in West Orange, New Jersey. The West Orange Property includes 90 assisted living units and 22 units for residents with Alzheimer’s and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include common dining and living areas, activity areas, a library and a hair salon. The Property is located nine miles northwest of downtown Newark, New Jersey. Other senior living facilities located in proximity to the West Orange Property include Sunrise at West Essex, Alterra of West Orange, Spring Meadows and Winchester Gardens.

        The Wheaton Property, which opened in July 1998, is the Brighton Gardens of Wheaton located in Wheaton, Illinois. The Wheaton Property includes 98 assisted living units and 21 units for residents with Alzheimer’s and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include common dining and living areas, activity areas, a library and a hair salon. The Property is located 26 miles west of downtown Chicago, Illinois. Other senior living facilities located in proximity to the Wheaton Property include Sunrise of Naperville, Sunrise of Glen Ellyn, Westbridge at Wyndemere, Belmont Village and Spring Meadows of Naperville.

        The average occupancy rate, the revenue per occupied unit (per diem) and the revenue per available unit (per diem) for the periods 1999 through the most recent reported period for the Company during which the facilities have been operational are as follows:

Property	Location	Year *	Average Occupancy Rate	Revenue per Occupied Unit	Revenue per Available Unit

Columbia Property	Columbia, MD	1999	19.7%	$106.77	$20.94
		2000	48.2%	102.49	49.23
		2001	55.8%	112.07	62.14
		2002	73.0%	115.63	83.57
		***2003	71.4%	115.77	82.69
Atlanta-Dunwoody	Atlanta, GA	**1999	39.4%	$105.12	$41.13
Property		2000	75.2%	97.87	73.19
		2001	90.9%	103.83	94.80
		2002	81.4%	111.49	91.13
		***2003	76.8%	111.71	85.76
Florham Park Property	Florham Park, NJ	**1999	33.1%	$120.44	$39.80
		2000	59.4%	130.18	76.98
		2001	72.8%	135.38	98.04
		2002	69.2%	139.63	97.03
		***2003	66.1%	148.42	98.12
Greensboro Property	Greensboro, NC	1999	66.5%	$91.58	$60.52
		2000	89.3%	94.61	84.74
		2001	86.2%	105.29	80.57
		2002	72.5%	115.38	83.28
		***2003	73.3%	125.88	92.27
Plymouth Property	Plymouth, MI	1999	42.2%	$111.08	$47.21
		2000	65.3%	113.71	73.91
		2001	81.3%	119.97	97.97
		2002	82.2%	122.38	100.96
		***2003	79.2%	125.63	99.48
Omaha Property	Omaha, NE	**1999	27.0%	$120.93	$32.78
		2000	54.3%	112.01	60.73
		2001	66.9%	111.49	74.78
		2002	87.3%	103.73	90.61
		***2003	95.6%	107.43	102.66
Prairie Village Property	Prairie Village, KS	**1999	50.4%	$101.65	$51.40
		2000	84.7%	106.25	90.06
		2001	89.3%	114.23	101.69
		2002	89.7%	120.42	107.94
		***2003	90.3%	126.30	114.08
St. Charles Property	St. Charles, IL	**1999	38.1%	$118.12	$45.28
		2000	81.5%	108.04	88.23
		2001	89.2%	113.68	101.36
		2002	89.0%	115.07	102.61
		***2003	87.9%	116.43	102.39

Property	Location	Year*	Average Occupancy Rate	Revenue per Occupied Unit	Revenue per Available Unit

Tampa Property	Tampa, FL	**1999	25.2%	$112.47	$28.48
		2000	68.1%	110.72	75.49
		2001	79.7%	117.42	93.31
		2002	81.4%	117.34	95.24
		***2003	71.0%	143.33	101.72
Rockville Property	Rockville, MD	1999	71.9%	$125.53	$90.17
		2000	86.7%	138.18	119.69
		2001	94.0%	137.56	128.84
		2002	93.9%	147.16	137.83
		***2003	93.6%	167.35	156.61
Dayton Property	Dayton, OH	1999	39.3%	$104.28	$40.84
		2000	64.0%	100.68	64.60
		2001	70.9%	108.57	77.14
		2002	82.8%	101.34	83.75
		***2003	82.8%	94.58	78.30
Westlake Property	Westlake, OH	1999	29.0%	$103.33	$30.14
		2000	67.3%	99.25	66.99
		2001	75.7%	101.60	77.05
		2002	70.1%	105.06	74.06
		***2003	63.8%	109.30	69.71
West Orange Property	West Orange, NJ	1999	49.5%	$117.91	$57.94
		2000	83.5%	121.33	101.46
		2001	89.0%	136.78	121.45
		2002	83.9%	141.48	118.31
		***2003	80.8%	143.37	115.90
Wheaton Property	Wheaton, IL	1999	59.1%	$109.79	$65.16
		2000	93.5%	113.80	106.40
		2001	93.1%	118.14	110.45
		2002	81.1%	125.56	100.04
		***2003	67.9%	124.57	84.62

*	Data represents information for each applicable fiscal year, unless noted otherwise.
**	Data for the Atlanta-Dunwoody Property represents the period March 1, 1999 through December 31, 1999; data for the Florham Park Property represents the period January 5, 1999 through December 31, 1999; data for the Omaha Property represents the period June 23, 1999 through December 31, 1999; data for the Prairie Village Property represents the period April 1, 1999 through December 31, 1999; data for the St. Charles Property represents the period May 29, 1999 through December 31, 1999; and data for the Tampa Property represents the period July 29, 1999 through December 31, 1999.
***	Data for 2003 represents the period January 4, 2003 through August 31, 2003.

        GreenTree Portfolio Properties. On September 5 and September 11, 2003, the Company acquired three Properties and one Property, respectively, from affiliates of Greenwalt Corporation for an aggregate purchase price of $22,956,000. The Properties and related purchase prices include the GreenTree at Mt. Vernon located in Mt. Vernon, Illinois (the “Mt. Vernon Property”) for $7,300,000, the GreenTree at Post located in Indianapolis, Indiana (the “Indianapolis-Post Property”) for $5,100,000, the GreenTree at West Lafayette located in West Lafayette, Indiana (the “West Lafayette Property”) for $5,456,000 and the GreenTree at Ft. Benjamin Harrison located in Indianapolis, Indiana (the “Indianapolis-Ft. Benjamin Harrison Property”) for $5,100,000. The Mt. Vernon, Indianapolis-Post, West Lafayette and Indianapolis-Ft. Benjamin Harrison Properties are hereinafter referred to as the “GreenTree Portfolio Properties.” These four Properties are operated and managed by an affiliate of CateredLife Communities, Inc., which is an affiliate of Greenwalt Corporation.

        The Company, as lessor, has entered into long-term, triple-net lease agreements with four, newly-formed companies, which are affiliates of Greenwalt Corporation, relating to these four Properties. The general terms of the lease agreements are described in the section of the Prospectus entitled “Business – Description of Property Leases.” The principal features of the lease agreements are as follows:

•	The initial term of each lease expires on September 30, 2018.

•	Minimum annual rent as set forth in the leases is as follows:

Property	Minimum Annual Rent

Indianapolis-Post Property	$540,855
Mt. Vernon Property	774,165
West Lafayette Property	578,609
Indianapolis-Ft. Benjamin
Harrison Property	540,855

•	Minimum annual rent will increase by 3% beginning in the second lease year and each year thereafter.

•	At the end of the initial lease terms, the tenants will have two consecutive renewal options of five years each. Commencing on the start of each renewal option, the minimum annual rent will increase to the greater of (i) the prior lease year’s minimum annual rent plus 3% or (ii) the fair market value of the Property multiplied by 10.5%.

•	The tenants have established FF&E Reserve funds, which will be used for the replacement and renewal of furniture, fixtures and equipment relating to the Properties. Deposits to the FF&E Reserve are made on a monthly basis and are equal to the greater of $500 per year per licensed bed or 1% of gross revenues through the second lease year; 2% of gross revenues for the third through fifth lease years; and 3% of gross revenues each lease year thereafter.

•	Security deposits have been retained by the Company as security for each of the tenant’s obligations under the leases as follows:

Property	Security Deposit

Indianapolis-Post Property	$211,765
Mt. Vernon Property	286,275
West Lafayette Property	213,961
Indianapolis-Ft. Benjamin
Harrison Property	200,000

•	The leases for the GreenTree Portfolio Properties contain cross-default terms, meaning that if the tenant of any of these Properties defaults on its obligations under its lease, the Company will have the ability to pursue its remedies under the leases with respect to all four Properties, regardless of whether the tenant of any of the other Properties is in default under its lease.

•	The Company has committed to fund, for the Indianapolis-Post Property, the Mt. Vernon Property and the West Lafayette Property, an additional $1,950,000 (an aggregate of $5,850,000) for the construction of 25 additional units for each Property. This additional amount will be advanced to the tenants in monthly installments during a six-month period and will bear interest at the prime rate, as published by Wachovia Bank, plus 2%. Upon the earlier of six months from the commencement of construction or the completion of construction, the amounts advanced to the tenants will be added to the lease basis at the then current lease rates.

        The approximate federal income tax basis of the depreciable portion of the four GreenTree Portfolio Properties is as follows:

Indianapolis-Post Property	$5,100,000
Mt. Vernon Property	7,000,000
West Lafayette Property	5,200,000
Indianapolis-Ft. Benjamin
Harrison Property	4,900,000

        The Indianapolis-Post Property, which opened in March 1998, is the GreenTree at Post located in Indianapolis, Indiana. The Indianapolis-Post Property includes 58 assisted living units. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include common dining and living areas, activity areas, a game room, a library and a hair salon. The Property is located ten miles east of downtown Indianapolis, Indiana, and is four miles from a hospital, near retail and dining areas and adjacent to a medical office. Other senior living facilities located in proximity to the Indianapolis-Post Property include Rosewalk at Lutherwood, Atria Heritage, Covington East and Autumn Glenn.

        The Mt. Vernon Property, which opened in February 2001, is the GreenTree at Mt. Vernon located in Mt. Vernon, Illinois. The Mt. Vernon Property includes 58 assisted living units. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include common dining and living areas, activity areas, a game room, a library and a hair salon. The Property is located 80 miles east of downtown St. Louis, Missouri, and is two miles from a hospital, near doctors’ offices and adjacent to retail and dining areas. Another senior living facility located in proximity to the Mt. Vernon Property is the Mt. Vernon Countryside Manor.

        The West Lafayette Property, which opened in March 2001, is the GreenTree at West Lafayette located in West Lafayette, Indiana. The West Lafayette Property includes 59 assisted living units. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include common dining and living areas, activity areas, a game room, a library and a hair salon. The Property is located 60 miles northwest of downtown Indianapolis, Indiana, and is within three miles of a hospital and within one mile of retail and dining areas. Other senior living facilities located in proximity to the West Lafayette Property include Rosewalk Commons, Westminster Village and University Place.

        The Indianapolis-Ft. Benjamin Harrison Property, which opened in November 1999, is the GreenTree at Ft. Benjamin Harrison located in Indianapolis, Indiana. The Indianapolis-Ft. Benjamin Harrison Property includes 58 assisted living units. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include common dining and living areas, activity areas, a game room, a library and a hair salon. The Property is located 13 miles northeast of downtown Indianapolis, Indiana, and is five miles from two hospitals and adjacent to retail and dining areas. Other senior living facilities located in proximity to the Indianapolis-Ft. Benjamin Harrison Property include Berkshire Castleton, Sunrise at Fall Creek, Millers Castleton, Clearwater Commons and Hearth at Windermere.

        The average occupancy rate, the revenue per occupied unit (per diem) and the revenue per available unit (per diem) for the periods 1999 through the most recently reported period for the Company during which the facilities have been operational are as follows:

Property	Location	Year *	Average Occupancy Rate	Revenue per Occupied Unit	Revenue per Available Unit

Indianapolis-Post Property	Indianapolis, IN	1999	80.0%	$61.70	$49.36
		2000	83.7%	69.05	57.79
		2001	81.3%	73.98	60.15
		2002	84.8%	73.64	62.45
		****2003	88.0%	75.45	66.35
Mt. Vernon Property	Mt. Vernon, IL	***2001	25.5%	$80.53	$20.83
		2002	67.0%	78.08	52.50
		****2003	100.0%	78.38	78.38
West Lafayette Property	West Lafayette, IN	***2001	54.3%	$70.13	$38.04
		2002	98.0%	71.10	69.90
		****2003	100.0%	77.62	77.62
Indianapolis-Ft. Benjamin
Harrison Property	Indianapolis, IN	**1999	18.5%	$87.25	$16.55
		2000	52.7%	69.17	36.97
		2001	81.0%	71.11	57.63
		2002	89.0%	72.44	64.94
		****2003	90.0%	70.75	63.43

*	Data represents information for each applicable fiscal year, unless noted otherwise.
**	Data represents the period November 1, 1999 through December 31, 1999.
***	Data for the Mt. Vernon Property represents the period March 1, 2001 through December 31, 2001 and data for the West Lafayette Property represents the period April 3, 2001 through December 31, 2001.
****	Data for 2003 represents the period January 1, 2003 through August 31, 2003.

        Sunrise Portfolio Four Properties. On September 30, 2003, the Company acquired 12 Properties from several wholly owned subsidiaries of Sunrise Senior Living, Inc. for an aggregate purchase price of $149,276,672. The Properties and related purchase prices include Sunrise of Arlington located in Arlington, Virginia (the “Arlington Property”) for $7,084,655; the Sunrise at Bluemont Park located in Arlington, Virginia (the “Arlington-Bluemont Park Property”) for $28,039,268; the Sunrise at Countryside located in Sterling, Virginia (the “Sterling Property”) for $14,668,229; the Sunrise of Falls Church located in Falls Church, Virginia (the “Falls Church Property”) for $8,681,197; the Sunrise at North Farmington Hills located in Farmington Hills, Michigan (the “Farmington Hills Property”) for $9,379,684; the Sunrise of Frederick located in Frederick, Maryland (the “Frederick Property”) for $6,885,087; the Sunrise of Leesburg located in Leesburg, Virginia (the “Leesburg Property”) for $2,095,461; the Sunrise of Mercer Island located in Mercer Island, Washington (the “Mercer Island Property”) for $7,783,142; the Sunrise of Mill Basin located in Brooklyn, New York (the “Brooklyn-Mill Basin Property”) for $24,147,697; the Sunrise of Poland located in Poland, Ohio (the “Poland Property”) for $8,581,413; the Sunrise of Raleigh located in Raleigh, North Carolina (the “Raleigh Property”) for $6,286,384; and the Sunrise of Sheepshead Bay located in Brooklyn, New York (the “Brooklyn-Sheepshead Bay Property”) for $25,644,455. These 12 Properties are hereinafter referred to as the “Sunrise Portfolio Four Properties” and are operated and managed by Sunrise Senior Living Services, Inc. The Sunrise Portfolio Four Properties were purchased in conjunction with the Additional Sunrise Portfolio Four Properties described below.

        The Company, as lessor, has entered into long-term, triple-net lease agreements with Twenty Pack Management Corp. relating to these 12 Properties. Twenty Pack Management Corp., an HRA Affiliated Company, is described in further detail in “Business — Property Acquisitions — Additional Marriott Portfolio Two Properties,” above. The general terms of the lease agreements are described in the section of the Prospectus entitled “Business – Description of Property Leases.” The principal features of the lease agreements are as follows:

•	The initial term of each lease expires on September 30, 2018.

•	At the end of the initial lease terms, the tenant will have five consecutive renewal options of five years each.

•	Minimum annual rent is adjustable based upon the cost of debt and a minimum return to the Company. Minimum rent consists of a fixed return on the cash investment in each Property (10.0% in the first lease year; 10.75% in the second lease year; 11.0% for the third lease year; 11.5% for the fourth lease year and will increase by 3% each lease year thereafter) and an amount based on the interest rate on the related debt. It is expected that the Company will obtain Permanent Financing in the amount of $74.6 million on the Sunrise Portfolio Four Properties prior to January 1, 2004. Commencing on the lease commencement date until the earlier of (i) the date that Permanent Financing is obtained or (ii) January 1, 2004, aggregate minimum annual rent for the Sunrise Portfolio Four Properties is $12,390,000. If Permanent Financing is not obtained by January 1, 2004, minimum annual rent will increase to approximately $15,018,000 for the first lease year; approximately $16,145,000 for the second lease year; approximately $16,520,000 for the third lease year; and approximately $17,271,000 for the fourth lease year and will increase by 3% each lease year thereafter. Commencing in the sixth lease year, and every third lease year thereafter, minimum rent shall be reset to the greater of (a) the fair market value of the Property determined pursuant to a formula multiplied by 9.5% or (b) 3% of the prior lease year’s minimum rent.

•	In addition to minimum annual rent, the leases require additional rent in an amount equal to the difference between 13.5% of the Company’s cash investment basis in the Properties and the portion of minimum annual rent related to the Company’s cash investment basis payable each lease year. For purposes of the additional rent calculation, the Company’s cash investment basis equals the sum of the Property’s purchase price plus closing costs less Permanent Financing related to such Property. The additional rent is payable on a quarterly basis to the extent net operating cash flow from the Properties is available and does not accumulate beyond each lease year.

•	On behalf of the tenant of the Sunrise Portfolio Four Properties, the Operator has established an FF&E Reserve which will be used for the replacement and renewal of furniture, fixtures and equipment relating to the 12 Properties. Deposits to the FF&E Reserve are made on a monthly basis and are equal to $750 per unit for the first lease year and increase each lease year thereafter by an amount that is based on a percentage determined by a consumer price index. Funds in the FF&E Reserve relating to these 12 Properties are held by the Company.

•	The leases for the Sunrise Portfolio Four Properties contain pooling terms, meaning that net operating profits with respect to the Sunrise Portfolio Four Properties are combined for the purpose of funding rental payments and the FF&E Reserve. In addition, the leases contain cross-default terms, meaning that if the tenant of any of the 12 Properties defaults on its obligations under its lease, the Company will have the ability to pursue its remedies under the leases with respect to all 12 Properties, regardless of whether the tenant of any of the other Properties is in default under its lease.

•	Sunrise has guaranteed minimum annual rent and the FF&E Reserve from the lease commencement dates until the latter of (i) 30 months or (ii) 18 months after development is completed on the Properties included in the Additional Sunrise Portfolio Four Properties, as described below (hereinafter referred to as the “Final Development Date”).

        The approximate federal income tax basis of the depreciable portion of the Sunrise Portfolio Four Properties is as follows:

Arlington	$6,400,000
Arlington-Bluemont Park	26,100,000
Sterling	13,200,000
Falls Church	7,600,000
Farmington Hills	8,800,000
Frederick	7,200,000
Leesburg	1,800,000
Mercer Island	7,300,000
Brooklyn-Mill Basin	22,800,000
Poland	8,300,000
Raleigh	6,200,000
Brooklyn-Sheepshead Bay	22,600,000

        In connection with the acquisition of the Sunrise Portfolio Four Properties, the Company expects to borrow approximately $70,000,000 under a mortgage note collateralized by the Sunrise Portfolio Four Properties, from a commercial lender. It is expected that the note will have an initial term of seven years with a fixed interest rate that will be based on a percentage amount above the seven-year U.S. Treasury rate at the time the loan is funded (expected to be between 5.75% and 6.75%). It is expected that the loan will require interest only payments for the first two years with principal and interest payments due thereafter until maturity.

        The Arlington Property, which opened in January 1989, is the Sunrise of Arlington located in Arlington, Virginia. The Arlington Property includes 29 assisted living units and 18 units for residents with Alzheimer’s and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include common dining and living areas, a private dining area, activity areas, paved walkways and garden areas. The Property is located five miles west of downtown Washington, D.C. Other senior living facilities located in proximity to the Arlington Property include Sunrise of Falls Church and Sunrise at Bluemont Park, which are also Properties included in the Sunrise Portfolio Four Properties.

        The Arlington-Bluemont Park Property, which opened in May 1990, is the Sunrise at Bluemont Park located in Arlington, Virginia. The Arlington-Bluemont Park Property includes 128 independent living units, 37 assisted living units and 10 units for residents with Alzheimer’s and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include common dining and living areas, a private dining area, activity areas, paved walkways and garden areas. The Property is located 26 miles northwest of downtown Washington, D.C. Other senior living facilities located in proximity to the Arlington-Bluemont Property include Sunrise of Arlington and Sunrise of Falls Church, which are also Properties included in the Sunrise Portfolio Four Properties.

        The Sterling Property, which opened in July 1992, is the Sunrise at Countryside located in Sterling, Virginia. The Sterling Property includes 52 independent living units and 46 assisted living units. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include common dining and living areas, a private dining area, activity areas, paved walkways and garden areas. The Property is located 26 miles northwest of downtown Washington, D.C. Other senior living facilities located in proximity to the Sterling Property include Monroe House, Mirror Ridge and Morningside House.

        The Falls Church Property, which opened in March 1993, is the Sunrise of Falls Church located in Falls Church, Virginia. The Falls Church Property includes 36 assisted living units and 18 units for residents with Alzheimer’s and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include common dining and living areas, a private dining area, paved walkways and garden areas. The Property is located eight miles west of downtown Washington, D.C. Other senior living facilities located in proximity to the Falls Church Property include Sunrise at Bluemont Park and Sunrise of Arlington, which are also Properties included in the Sunrise Portfolio Four Properties.

        The Farmington Hills Property, which opened in December 1999, is the Sunrise at North Farmington Hills located in Farmington Hills, Michigan. The Farmington Hills Property includes 40 assisted living units and 29 units for residents with Alzheimer’s and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include common dining and living areas, private dining area, paved walkways and garden areas. The Property is located 25 miles northwest of downtown Detroit, Michigan. Other senior living facilities located in proximity to the Farmington Hills Property include Waltonwood of Royal Oak, Fountains of Franklin, Botsford Commons, Regent Street, Alterra of Farmington Hills and Arden Courts.

        The Frederick Property, which opened in February 1992, is the Sunrise of Frederick located in Frederick, Maryland. The Frederick Property includes 38 assisted living units and 22 units for residents with Alzheimer’s and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include common dining and living areas, activity areas, a private dining area and a hair salon. The Property is located one mile west of downtown Frederick, Maryland. Other senior living facilities located in proximity to the Frederick Property include Tranquility, Somerford House, Heartfields, Country Meadows and Edenton.

        The Leesburg Property, which opened in January 1984, is the Sunrise of Leesburg located in Leesburg, Virginia. The Leesburg Property includes 38 assisted living units. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include common dining and living areas, a front porch and a sun porch. The Property is located 40 miles northwest of downtown Washington, D.C. Other senior living facilities located in proximity to the Leesburg Property include Morningside and Meadowglen.

        The Mercer Island Property, which opened in October 1990, is the Sunrise of Mercer Island located in Mercer Island, Washington. The Mercer Island Property includes 34 assisted living units and 16 units for residents with Alzheimer’s and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include common dining and living areas, a private dining area, activity areas, paved walkways and garden areas. The Property is located six miles east of downtown Seattle, Washington. In addition to the Company’s Brighton Gardens of Bellevue, other senior living facilities located in proximity to the Mercer Island Property include Sunrise of Bellevue, Fairland Terrace, Admiral Heights, Aegis of Kirkland and Robinswood Pointe.

        The Brooklyn-Mill Basin Property, which opened in February 2002, is the Sunrise of Mill Basin located in Brooklyn, New York. The Brooklyn-Mill Basin Property includes 75 assisted living units and 38 units for residents with Alzheimer’s and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include several common living areas, a common and private dining area, a private outdoor covered dining area, an activity area, several screened porches, several patios and an outside gazebo. The Property is located in the center of Brooklyn, New York. Other senior living facilities located in proximity to the Brooklyn-Mill Basin Property include Palm Beach Home and Sunrise of Sheepshead Bay, which is also included in the Sunrise Portfolio Four Properties.

        The Poland Property, which opened in May 1999, is the Sunrise of Poland located in Poland, Ohio. The Poland Property includes 48 assisted living units and 19 units for residents with Alzheimer’s and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include common dining and living areas, a private dining area, activity areas, paved walkways and garden areas. The Property is located seven miles south of downtown Youngstown, Ohio. Other senior living facilities located in proximity to the Poland Property include Alterra Clare Bridge, Manor at the Meadows (also know as Shepherd of the Valley), Marian Living Center, Glen Ellen and The Commons.

        The Raleigh Property, which opened in February 1996, is the Sunrise of Raleigh located in Raleigh, North Carolina. The Raleigh Property includes 37 assisted living units and 35 units for residents with Alzheimer’s and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include common dining and living areas, a private dining area, activity areas, paved walkways and garden areas. The Property is located seven miles northwest of downtown Raleigh, North Carolina. Other senior living facilities located in proximity to the Raleigh Property include Magnolia Glen, Oakleaf Village, Woodland Terrace, Morningside and Heartfields.

        The Brooklyn-Sheepshead Bay Property, which opened in March 2000, is the Sunrise of Sheepshead Bay located in Brooklyn, New York. The Brooklyn-Sheepshead Bay Property includes 88 assisted living units and 23 units for residents with Alzheimer’s and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include several common areas, a living room, two main dining areas, a living area, activity areas, and screened porches and patios. The Property is located directly across the street from Sheepshead Bay in Brooklyn, New York. Other senior living facilities located in proximity to the Brooklyn-Sheepshead Bay Property include Palm Beach Home and Sunrise of Mill Basin, which is also included in the Sunrise Portfolio Four Properties.

        The average occupancy rate, the revenue per occupied unit (per diem) and the revenue per available unit (per diem) for the periods 1999 through the most recent reported period for the Company during which the facilities have been operational are as follows:

Property	Location	Year *	Average Occupancy Rate	Revenue per Occupied Unit	Revenue per Available Unit

Arlington Property	Arlington, VA	1999	95.9%	$136.12	$130.50
		2000	91.4%	151.78	138.69
		2001	81.4%	155.50	126.54
		2002	85.3%	150.57	128.38
		*****2003	78.4%	168.92	132.37
Arlington-Bluemont Park	Arlington, VA	1999	95.3%	$111.06	$105.80
Property		2000	92.7%	117.37	108.79
		2001	89.7%	116.15	104.13
		2002	85.9%	122.95	105.57
		*****2003	84.5%	128.77	108.80
Sterling Property	Sterling, VA	1999	96.7%	$105.32	$101.87
		2000	98.0%	111.97	109.69
		2001	93.6%	117.12	109.62
		2002	94.0%	124.25	116.84
		*****2003	93.2%	129.37	120.52
Falls Church Property	Falls Church, VA	1999	100.0%	$152.47	$152.47
		2000	100.0%	157.59	157.59
		2001	94.9%	162.76	154.48
		2002	88.3%	168.97	149.16
		*****2003	84.3%	176.48	148.81
Farmington Hills	Farmington Hills,	**1999	40.0%	$82.77	$33.11
Property	MI	2000	43.3%	148.09	64.06
		2001	78.5%	140.93	110.61
		2002	79.0%	139.78	110.48
		*****2003	75.3%	148.70	111.99
Frederick Property	Frederick, MD	1999	90.9%	$128.32	$116.64
		2000	95.3%	140.88	134.29
		2001	90.8%	136.68	124.08
		2002	89.4%	141.22	126.21
		*****2003	90.8%	146.47	133.04
Leesburg Property	Leesburg, VA	1999	100.0%	$103.89	$103.89
		2000	97.9%	106.20	103.94
		2001	93.1%	112.92	105.12
		2002	85.7%	122.80	105.28
		*****2003	86.1%	131.86	113.57

Property	Location	Year *	Average Occupancy Rate	Revenue per Occupied Unit	Revenue per Available Unit

Mercer Island Property	Mercer Island, WA	1999	93.9%	$129.20	$121.32
		2000	95.5%	135.38	129.23
		2001	90.1%	145.77	131.34
		2002	90.2%	162.45	146.53
		*****2003	89.9%	170.86	153.67
Brooklyn-Mill Basin	Brooklyn, NY	****2002	24.6%	$163.70	$40.29
Property		*****2003	45.6%	148.50	67.70

Poland Property	Poland, OH	**1999	57.8%	$101.17	$58.47
		2000	80.2%	116.86	93.66
		2001	93.5%	122.55	114.53
		2002	94.8%	128.84	122.15
		*****2003	86.3%	134.08	115.75
Raleigh Property	Raleigh, NC	1999	96.5%	$132.20	$127.57
		2000	93.7%	141.12	132.20
		2001	93.9%	141.90	133.28
		2002	92.7%	151.25	140.17
		*****2003	93.3%	153.85	143.48
Brooklyn-Sheepshead	Brooklyn, NY	***2000	27.9%	$180.55	$50.41
Bay Property		2001	46.6%	152.86	71.20
		2002	69.5%	143.01	99.34
		*****2003	83.7%	150.73	126.22

*	Data represents information for each applicable fiscal year, unless noted otherwise.
**	Data for the Farmington Hills Property represents the period December 6, 1999 through December 31, 1999; and data for the Poland Property represents the period May 14, 1999 through December 31, 1999.
***	Data represents the period March 27, 2000 through December 31, 2000.
****	Data represents the period February 2, 2002 through December 31, 2002.
*****	Data for 2003 represents the period January 1, 2003 through August 31, 2003.

        Additional Sunrise Portfolio Four Properties. On September 30, 2003, the Company also acquired five Properties in various stages of development from several wholly owned subsidiaries of Sunrise for an aggregate purchase price of $29,551,989. The Properties and related purchase prices include Sunrise of Beverly Hills located in Beverly Hills, California (the “Beverly Hills Property”) for $6,581,576; the Sunrise of Cresskill located in Cresskill, New Jersey (the “Cresskill Property”) for $6,444,584; the Sunrise of Edmonds located in Edmonds, Washington (the “Edmonds Property”) for $2,496,510; the Sunrise at Five Forks located in Lilburn, Georgia (the “Lilburn Property”) for $9,925,123; and the Sunrise of Madison located in Madison, New Jersey (the “Madison Property”) for $4,104,196. These five Properties are hereinafter referred to as the “Additional Sunrise Portfolio Four Properties.” The Additional Sunrise Portfolio Four Properties were purchased in conjunction with the Sunrise Portfolio Four Properties described above.

        In connection with the acquisition of the Additional Sunrise Portfolio Four Properties, the Company has entered into five development services agreements with Sunrise Development, Inc., a wholly owned subsidiary of Sunrise, which provides for construction of the Properties. Sunrise has guaranteed development costs exceeding an aggregate amount of $111,693,428. Sunrise Development, Inc. will be entitled to an incentive development fee equal to 25% of the aggregate savings below the aggregate estimated costs of $111,693,428. The maximum cost to the Company with respect to the Beverly Hills, Cresskill, Edmonds, Lilburn and Madison Properties (including the purchase price of the land, development costs, and development fees payable to Sunrise Development, Inc.) will not exceed the amounts set forth below:

Property	Estimated Cost	Estimated Final Completion Date
Beverly Hills Property	$ 29,679,188	May 2005
Cresskill Property	38,831,533	December 2004
Edmonds Property	13,751,040	October 2004
Lilburn Property	13,014,881	December 2003
Madison Property	16,416,786	November 2004

	$111,693,428

        The Company expects to borrow approximately $83.8 million under construction loans collateralized by the five Properties, from a commercial lender. It is expected that the loans will have a term of three years with variable interest rates. It is expected that the loans will require interest only payments until maturity. The Company expects to capitalize the interest payments as development costs of the Properties during the construction phase of each project.

        The Company, as lessor, has entered into long-term, triple-net lease agreements with Twenty Pack Management Corp. relating to the Additional Sunrise Portfolio Four Properties. Twenty Pack Management Corp., an HRA Affiliated Company, is described in further detail in “Business — Property Acquisitions — Additional Marriott Portfolio Two Properties,” above. The general terms of the lease agreements are described in the section of the Prospectus entitled “Business — Description of Property Leases.” The principal features of the lease agreements are as follows:

•	The initial term of each lease expires on September 30, 2018.

•	At the end of the initial lease terms, the tenant will have five consecutive renewal options of five years each.

•	From the lease commencement date to the Final Development Date, minimum annual rent is based upon a fixed return on the Company’s cash investment in each Property. The fixed return is 10.0% in the first lease year; 10.75% in the second lease year; 11.0% for the third lease year; 11.5% for the fourth lease year and will increase by 3% each lease year thereafter. The Company’s aggregate cash investment in the five Properties is $27,923,357, or 25% of the estimated development costs. On the Final Development Date, minimum annual rent will be adjusted based upon the cost of anticipated Permanent Financing and the then current lease rate on the Company’s cash investment amount. Commencing in the sixth lease year, and every third lease year thereafter, minimum rent shall be reset to the greater of (a) the fair market value of the Property determined pursuant to a formula multiplied by 9.5% or (b) 3% of the prior lease year’s minimum rent.

•	Commencing on the Final Development Date, the leases require additional rent in an amount equal to the difference between 13.5% of the Company’s cash investment basis in the Properties and the portion of minimum annual rent related to the Company’s cash investment basis payable each lease year. For purposes of the additional rent calculation, the Company’s cash investment basis equals the sum of the Property’s purchase price plus closing costs and additional development costs less Permanent Financing. The additional rent is payable on a quarterly basis to the extent net operating cash flow from the Properties is available and does not accumulate beyond each lease year.

•	Commencing on the Final Development Date, the Operator, on behalf of the tenant of the Additional Sunrise Portfolio Four Properties, will establish an FF&E Reserve which will be used for the replacement and renewal of furniture, fixtures and equipment relating to the Additional Sunrise Portfolio Four Properties. Deposits to the FF&E Reserve will be made on a monthly basis and are equal to $750 per unit for the first lease year and increase each lease year thereafter by an amount that is based on a percentage determined by a consumer price index. Funds in the FF&E Reserve relating to the Additional Sunrise Portfolio Four Properties will be held by the Company.

•	Commencing on the Final Development Date, the leases for the Additional Sunrise Portfolio Four Properties will contain pooling terms, meaning that net operating profits with respect to the Additional Sunrise Portfolio Four Properties will be combined for the purpose of funding rental payments and the FF&E Reserve.

•	Sunrise has guaranteed minimum annual rent and the FF&E Reserve from the lease commencement dates until the latter of (i) 30 months or (ii) 18 months after the Final Development Date.

        The Company will not commence the depreciation of assets with respect to the Additional Sunrise Portfolio Four Properties until the Final Development Date.

        The Beverly Hills Property, which is currently in the development stage and is scheduled to open in May 2005, will be the Sunrise of Beverly Hills, located in Beverly Hills, California. The Beverly Hills Property is expected to include 64 assisted living units and 16 units for residents with Alzheimer’s and related memory disorders. The Operator will provide assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities will include common living and dining areas, a private dining area, activity areas, paved walkways and garden areas. The Property will be located approximately 12 miles west of downtown Los Angeles, California. Other senior living facilities located in proximity to the Beverly Hills Property include Bridgeport at Beverly Hills, Stanford House, Westwood Plaza, Country Villa Terrace and Westwood Horizons.

        The Cresskill Property, which is currently under construction and is scheduled to open in December 2004, will be the Sunrise of Cresskill, located in Cresskill, New Jersey. The Cresskill Property is expected to include 77 independent living units, 60 assisted living units and 21 units for residents with Alzheimer’s and related memory disorders. The Operator will provide assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities will include common living and dining areas, porches, sunrooms, laundry facilities and a hair salon. The Property will be located approximately ten miles from Teaneck, New Jersey and approximately 20 miles from downtown New York City. The only other senior living facility located in proximity to the Cresskill Property is the Classic Residence of Hyatt, which is an independent living facility.

        The Edmonds Property, which is currently in the development stage and is scheduled to open October 2004, will be the Sunrise of Edmonds, located in Edmonds, Washington. The Edmonds Property is expected to include 35 assisted living units and 23 units for residents with Alzheimer’s and related memory disorders. The Operator will provide assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities will include common living and dining areas, a private dining area, activity areas, paved walkways and garden areas. The Property will be located approximately 16 miles north of downtown Seattle, Washington. Other senior living facilities located in proximity to the Edmonds Property include Rosewood Court, Edmonds Landing, Mountlake Terrace Plaza, Edmonds Retirement Inn and Aegis of Shoreline.

        The Lilburn Property, which is currently under construction and is scheduled to open in December 2003, will be the Sunrise at Five Forks, located in Lilburn, Georgia. The Lilburn Property is expected to include 52 assisted living units and 17 units for residents with Alzheimer’s and related memory disorders. The Operator will provide assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities will include common living and dining areas, porches, sunrooms, laundry facilities and a hair salon. The Property will be located approximately 15 miles northeast of downtown Atlanta, Georgia. Other senior living facilities located in proximity to the Lilburn Property include Atria of Lawrenceville, The Bridge and Winthrop of Tucker.

        The Madison Property, which is currently under construction and is scheduled to open in November 2004, will be the Sunrise of Madison, located in Madison, New Jersey. The Madison Property is expected to include 52 assisted living units and 20 units for residents with Alzheimer’s and related memory disorders. The Operator will provide assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities will include common living and dining areas, porches, sunrooms, laundry facilities and a hair salon. The Property will be located approximately 16 miles from Newark Liberty International Airport. In addition to the Company’s Brighton Gardens of Florham Park, other senior living facilities located in proximity to the Madison Property include a Care One facility scheduled to open at approximately the same time as the Madison Property.

RETIREMENT COMMUNITY BRANDS

        The following paragraph updates and replaces the corresponding paragraph on page 77 of the Prospectus.

        Erickson Brands. Erickson currently has 11 large scale retirement communities in various stages of development located in Maryland, Massachusetts, Michigan, New Jersey, Pennsylvania and Virginia. Brooksby Village, Fox Run Village and Ann’s Choice are three of Erickson’s communities. In 2002, the American Seniors Housing Association ranked Erickson Retirement Communities as the nation’s eleventh largest manager of seniors’ housing.

        The following information should be read in conjunction with the “Business — Retirement Community Brands” section beginning on page 76 of the Prospectus.

        Sunrise Brand. Sunrise is one of the nation’s oldest and largest providers of assisted living services. Independent living services and skilled nursing services are also offered at some communities. According to Sunrise’s 2002 Annual Report, as of December 31, 2002, Sunrise and its subsidiaries operated 209 residences in the United States, Canada and the United Kingdom, with a combined resident capacity of more than 16,000. In addition, more than 24 properties with a resident capacity of 2,055 were under construction. In 2001 and 2002, the American Seniors Housing Association ranked Sunrise as the sixth largest seniors’ housing operator in the country.

        In a press release dated March 31, 2003, Sunrise announced it had acquired all of the outstanding stock of Marriott Senior Living Services, Inc. Upon the closing of this transaction, Sunrise, or its subsidiaries, assumed management of an additional 126 properties with a resident capacity of more than 23,000, including 41 properties owned by the Company as of March 31, 2003. Sunrise (SRZ) is a NYSE listed company.

        GreenTree Catered Living for Seniors Brand. According to Greenwalt Corporation, after thirty years in the business of commercial, retail, and industrial development and construction as Greenfield Builders, the principals of the Greenwalt Corporation recognized a growing need for quality senior housing and built the first GreenTree Community in Greenfield, Indiana, establishing the GreenTree Catered Living for Seniors concept. Under the umbrella of Greenwalt Corporation, they also formed CateredLife Communities, Inc., which manages each of the GreenTree Communities, as well as Greenwalt Design, which is responsible for the complete interior design and furnishing of the facilities. GreenTree Catered Living for Seniors provides a well-rounded housing option for the senior resident wishing to combine retirement with any level of assisted living they may require. Each GreenTree Community is staffed twenty-four hours a day, so residents have the security of knowing that the well-trained staff will be there to assist them when needed. As of September 16, 2003, there were eight GreenTree Assisted Living Facilities, with a total of 465 units in operation, all managed by CateredLife Communities, Inc.

PENDING INVESTMENTS

        As of September 30, 2003, the Company had initial commitments to acquire two additional Properties for an aggregate purchase price of approximately $14.8 million. The two Properties are the Sunrise of Santa Rosa, located in Santa Rosa, California, and the Dogwood Forest of Dunwoody located in Dunwoody, Georgia. The Sunrise Property will be acquired from an affiliate of Sunrise and the Dogwood Forest Property will be acquired from 7400 Peachtree Dunwoody Rd., LLC, DBA Dogwood Forest — Dunwoody. The acquisition of each of these Properties is subject to the fulfillment of certain conditions. There can be no assurance that any or all of the conditions will be satisfied or, if satisfied, that one or both of these Properties will be acquired by the Company. If acquired, the leases of these Properties are expected to be entered into on substantially the same terms described in the section of the Prospectus entitled “Business – Description of Property Leases.” The Company plans to obtain Permanent Financing of approximately $4.6 million in connection with one of these Properties.

    Leases.    Set forth below are summarized terms expected to apply to the leases for each of the Properties. More detailed information relating to a Property and its related lease will be provided at such time, if any, as the Property is acquired.

Property	Estimated Purchase Price	Lease Term and Renewal Options	Minimum Annual Rent	Percentage Rent
Sunrise of Santa Rosa (1)(2)	$9,279,900	15 years; five five-year	(3)	(4)
Santa Rosa, California		renewal options
(the "Santa Rosa Property")
Existing retirement facility
Dogwood Forest of Dunwoody (5)(6)(7)	$5,500,000	15 years; two five-year	(8)	N/A
Dunwoody, Georgia		renewal options
(the "Dunwoody Property")
Existing retirement facility

FOOTNOTES:

(1)	It is expected that the Santa Rosa Property will be operated and managed by Sunrise Senior Living Services, Inc.

(2)	The lease for the Santa Rosa Property is expected to be with Twenty Pack Management Corp., which is the tenant of the Sunrise Portfolio Four Properties and the Additional Sunrise Portfolio Four Properties described in the “Property Acquisitions” section above. The leases for the Santa Rosa Property, the Sunrise Portfolio Four Properties and the Additional Sunrise Portfolio Four Properties contain or are expected to contain pooling terms, meaning that the net operating profits with respect to all of the Properties are combined for the purpose of funding rental payments due under each lease.

(3)	Minimum annual rent is expected to be adjustable based upon the cost of debt and the Company’s cash investment in the Property. The lease rate on the Company’s cash investment is expected to be the following: 10% in the first lease year; 10.75% for the second lease year; 11% for the third lease year; 11.5% for the fourth lease year and will increase by 3% each lease year thereafter. The Company expects to obtain Permanent Financing on the Santa Rosa Property and the lease rate related to the debt portion of the Company’s investment in the Property will be equal to the fixed interest rate on the anticipated loan.

(4)	It is expected that additional rent will be payable in an amount equal to the difference between 13.5% of the Company’s cash investment basis in the Santa Rosa Property and minimum annual rent payable each lease year until minimum annual rent exceeds 13.5% of the Company’s cash investment basis. For purposes of the additional rent calculation, the Company’s cash investment basis equals the sum of the Property’s purchase price plus closing costs, less Permanent Financing. The additional rent is expected to be payable on a quarterly basis to the extent net operating cash flow from the Property is available and will not accumulate beyond each lease year.

(5)	It is expected that the Dunwoody Property will be managed and operated by Sunrise Senior Living Services, Inc. and the lease will be with a wholly owned subsidiary of Solomon. Solomon is the parent company of the tenant of the Sunrise Portfolio Three Properties described in the “Property Acquisitions” section above.

(6)	In connection with the Dunwoody Property, during the first three lease years, the Company may be required to fund an additional purchase price amount (the “Earnout Amount”) not to exceed $750,000, if the Property achieves certain operating performance thresholds. In the event an Earnout Amount is due, the lease will be amended and the minimum annual rent will be increased accordingly.

(7)	In regard to the Dunwoody Property, the Company has committed to fund an additional $203,000 to convert eight existing assisted living units to Alzheimer’s and related memory disorder units, to provide additional capital improvements and to buy out existing equipment leases, and this amount has been included in the basis by which minimum annual rent is calculated.

(8)	The minimum annual rent, based on the estimated purchase price, for the Dunwoody Property is expected to be $528,120 and $634,624 for the first and second lease years, respectively, and is expected to increase by 3% each lease year thereafter. Beginning in the fourth lease year and every 36 months thereafter, the minimum annual rent is expected to be the greater of (i) the Company’s initial investment in the Dunwoody Property plus 75% of the increase in fair market value multiplied by 10.5% or (ii) the prior year’s rent increased by 3%.

        Santa Rosa Property. The Santa Rosa Property, which opened in May 1996, is the Sunrise of Santa Rosa, an independent living facility, located in Santa Rosa, California. The Santa Rosa Property includes 120 independent living units. The Property is located approximately two miles north of downtown Santa Rosa, California, which is 55 miles north of San Francisco.

        Dunwoody Property. The Dunwoody Property, which opened in June 2000, is the Dogwood Forest of Dunwoody, an assisted living facility, located in Dunwoody, Georgia. The Dunwoody Property includes 55 assisted living units and 11 units for residents with Alzheimer’s and related memory disorders. If the Property is acquired, the facility will convert eight units from assisted living units to Alzheimer’s and related memory disorder units. This will bring the configuration to 47 assisted living units and 19 units for residents with Alzheimer’s and related memory disorders. The Property is located approximately 15 miles north of downtown Atlanta, Georgia.

BORROWING

        The following information should be read in conjunction with the “Business — Borrowing” section beginning on page 95 of the Prospectus.

        On March 27, 2003, in connection with the purchase of the Summit Portfolio Properties, the Company obtained Permanent Financing comprised of three loans in the aggregate amount of $26 million. The loans bear interest at a variable rate based on 30-day LIBOR plus 325 basis points with a minimum interest rate of 5% per annum. The loans require monthly principal and interest payments through March 31, 2005, with the unpaid principal balance and all accrued interest due at that time. The loans have certain financial covenants typically found in commercial loans. The financial covenants are based on the combined operations of the Summit Portfolio Properties. In connection with the loans, the Company incurred loan fees and closing costs of approximately $352,000. The loans are cross-collateralized and cross-defaulted.

        On March 28, 2003, in connection with the acquisition of the Additional Marriott Portfolio Two Properties, the Company borrowed approximately $71 million on its $85 million revolving line of credit. As of September 30, 2003, the Company repaid approximately $51 million on its revolving line of credit. For information regarding the line of credit, see the section of the Prospectus entitled “Business — Borrowing.”

        In addition, in connection with this acquisition, the Company assumed approximately $88.5 million in non-interest bearing bonds payable to certain residents of the Fort Belvoir and Haverford facilities. The Company will issue new bonds to future residents of these facilities, and the proceeds will be used to retire the existing bonds.

        On March 31, 2003, in connection with the purchase of the Prime Care Portfolio Two Properties, the Company assumed approximately $20.6 million of Permanent Financing which is secured by the Prime Care Portfolio Two Properties. The loan bears interest at a fixed rate of 7.83% per annum and requires monthly principal and interest payments through October 2008 with all unpaid principal and interest due at that time. In connection with the loan, the Company incurred assumption fees and other loan costs of approximately $226,800.

        On August 25, 2003, in connection with the purchase of the ARC Somerby Portfolio Properties, the Company obtained Permanent Financing comprised of two loans in the aggregate amount of $50.4 million. The loans bear interest at a fixed rate of 5.79%. The loans require monthly principal and interest payments through September 2012 with all unpaid principal and interest due at that time. The loan provisions allow the Company to extend the loans for one additional year with a variable interest rate based on a LIBOR index. In connection with the loans, the Company incurred loan costs of approximately $651,700.

        On August 29, 2003, in connection with the acquisition of the Sunrise Portfolio Three Properties, the Company borrowed a total of $92.5 million under subordinated mortgage notes collateralized by the 14 Properties, payable to the seller. The seller remains liable for existing first mortgage notes collateralized by the 14 Properties. The seller has agreed to indemnify the Company for any claims against the Properties under the first mortgage notes. The subordinated mortgage notes have initial terms of seven years with an interest rate of 5.13% for 2003, 5.38% for 2004, 6.06% for 2005, and increases 3% of the prior year’s per annum interest rate each calendar year thereafter to maturity. The loan requires interest only payments through calendar year 2005 with principal and interest payments due thereafter until maturity on August 28, 2010. At the end of the initial loan terms, the Company has three consecutive renewal options of five years each with terms similar to the initial loan terms.

SELECTED FINANCIAL DATA

        The following table sets forth certain financial information for the Company, and should be read in conjunction with the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Information commencing on page F-1 of this Prospectus Supplement and the Prospectus (amounts in thousands except per Share data). This table updates and replaces the “Selected Financial Data” section beginning on page 98 of the Prospectus.

	Six Months Ended
	June 30,	June 30,	Year Ended December 31,
	2003	2002	2002	2001	2000	1999 (1)	1998 (1)
Revenues	$33,634	$4,973	$18,852	$1,900	$1,085	$86	$—
Net earnings (loss) (2)(3)	21,417	2,531	11,372	916	225	(28)	—
Cash flows from operating
activities	17,944	4,896	16,785	2,173	1,096	13	—
Cash flows used in investing
activities	(293,110)	(101,268)	(358,090)	(22,931)	(14,429)	—	—
Cash flows provided by
(used in) financing
activities	382,093	138,920	355,384	47,301	8,766	4,731	(200)
Cash distributions
declared and paid (4)	20,720	4,139	14,379	1,507	502	50	—
Earnings (loss) per Share
(Basic and Diluted)	0.35	0.20	0.52	0.38	0.27	(0.07)	—
Funds from operations (5)	27,372	3,672	14,610	1,440	528	(28)	—
Cash distributions declared
and paid per Share	0.35	0.35	0.70	0.70	0.58	0.13	—
Weighted average number of
Shares outstanding (6):
(Basic and Diluted)	61,777	12,832	22,035	2,391	846	413	—

	June 30,	June 30,	December 31,
	2003	2002	2002	2001	2000	1999	1998
Total assets	$960,744	$221,369	$441,765	$64,447	$14,689	$5,089	$977
Total mortgages payable	91,469	36,417	45,327	--	--	--	--
Total bonds payable	89,051	--	--	--	--	--	--
Total stockholders' equity	748,157	171,534	389,795	60,910	9,204	3,292	200

(1)	No operations commenced until the Company received minimum offering proceeds of $2,500 and funds were released from escrow on July 14, 1999. The Company did not acquire its first Property until April 20, 2000; therefore, revenues for the year ended December 31, 1999 consisted only of interest income on funds held in interest bearing accounts pending investment in a Property.

(2)	Net loss for the year ended December 31, 1999 is primarily the result of a deduction of $35 in organizational costs in accordance with generally accepted accounting principles (“GAAP”).

(3)	To the extent that Operating Expenses payable or reimbursable by the Company in any Expense Year exceed the 2%/25% Guidelines (the “Expense Cap”), the Advisor shall reimburse the Company within 60 days after the end of the Expense Year the amount by which the total Operating Expenses paid or incurred by the Company exceed the Expense Cap. During the Expense Year ended June 30, 2003, Operating Expenses did not exceed the Expense Cap. During the years ended December 31, 2001 and 2000, the Advisor reimbursed the Company $145 and $214, respectively, in Operating Expenses. No such amounts were reimbursed in 2002 or 1999.

(4)	Cash distributions are declared by the Board of Directors and generally are based on various factors, including cash available from operations. For the six months ended June 30, 2003 and 2002, and the years ended December 31, 2002, 2001, 2000 and 1999, approximately 0%, 39%, 21%, 39%, 55% and 100%, respectively, of cash distributions represent a return of capital in accordance with GAAP. Cash distributions treated as a return of capital on a GAAP basis represent the amount of cash distributions in excess of net earnings on a GAAP basis, including deductions for depreciation expense. The Company has not treated such amounts as a return of capital for purposes of calculating Invested Capital and the Stockholders’ 8% Return.

(5)	Management considers funds from operations (“FFO”) to be an indicative measure of operating performance due to the significant effect of depreciation of real estate assets on net earnings. FFO is based on the revised definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”) and as used herein, means net earnings determined in accordance with GAAP, excluding gains or losses from debt restructuring and sales of property, plus depreciation and amortization of real estate assets and after adjustments for unconsolidated partnerships and joint ventures. (Net earnings determined in accordance with GAAP includes the noncash effect of straight-lining rent increases throughout the lease terms. This straight-lining is a GAAP convention requiring real estate companies to report rental revenue based on the average rent per year over the life of the leases. During the six months ended June 30, 2003 and 2002, and the years ended December 31, 2002, 2001 and 2000, net earnings included $3,870, $354, $1,375, $77 and $21, respectively, of these amounts. No such amounts were earned during 1999.) FFO was developed by NAREIT as a relative measure of performance and liquidity of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO (i) does not represent cash generated from operating activities determined in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events that enter into the determination of net earnings), (ii) is not necessarily indicative of cash flow available to fund cash needs and (iii) should not be considered as an alternative to net earnings determined in accordance with GAAP as an indication of the Company’s operating performance, or to cash flow from operating activities determined in accordance with GAAP as a measure of either liquidity or the Company’s ability to make distributions. FFO as presented may not be comparable to amounts calculated by other companies. Accordingly, the Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, FFO should be considered in conjunction with the Company’s net earnings and cash flows as reported in the accompanying consolidated financial statements and notes thereto. See the Financial Information commencing on page F-1.

The following is a reconciliation of net earnings to FFO for the six months ended June 30, 2003 and 2002, and the years ended December 31, 2002, 2001, 2000 and 1999:

	Six Months Ended June 30,		Year ended December 31,
	2003	2002	2002	2001	2000	1999
Net earnings	$21,417	$2,531	$11,372	$916	$225	$(28)
Adjustments:
Depreciation of real estate
assets	5,826	1,166	3,322	524	303	—
Effect of unconsolidated
subsidiaries	129	22	150	—	—	—
Effect of minority interest	—	(47)	(234)	—	—	—

FFO	$27,372	$3,672	$14,610	$1,440	$528	$(28)

Weighted average shares	61,777	12,832	22,035	2,391	846	413

(6)	The weighted average number of Shares outstanding for the year ended December 31, 1999, is based upon the period the Company was operational.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        The following information should be read in conjunction with the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section beginning on page 99 of the Prospectus.

INTRODUCTION

The Company

        CNL Retirement Properties, Inc. is a corporation which was organized pursuant to the laws of the State of Maryland on December 22, 1997 and operates for federal income tax purposes as a REIT. Various other wholly owned subsidiaries of the Company have been and will be formed in the future for the purpose of acquiring and owning Properties.

        The Company acquires Properties related to seniors’ housing and retirement facilities (“Retirement Facilities”) primarily located across the United States of America. The Retirement Facilities may include congregate living, assisted living and skilled nursing facilities, continuing care retirement communities and life care communities, medical office buildings and walk-in clinics and similar types of health care related facilities. The Properties are leased on a long-term, “triple-net” basis to operators of Retirement Facilities or to other tenants that engage third party managers. Under the Company’s triple-net leases, the tenants generally are responsible for repairs, maintenance, property taxes, utilities and insurance as well as the payment of rent. The tenants’ ability to satisfy the lease obligations depends primarily on the Properties’ operating results. In addition, with respect to certain Properties, various forms of credit enhancements, such as corporate guarantees and security deposits, secure the tenants’ obligations. The Company selects its Properties for investment based on a credit underwriting process designed to identify those Properties that management believes will be able to fund such lease obligations.

        The Company may provide Mortgage Loans to Operators of Retirement Facilities secured by real estate owned by the borrower. However, because it prefers to focus on investing in Properties, which have the potential to appreciate, the Company currently expects to provide Mortgage Loans in the aggregate principal amount of no more than 5 percent to 10 percent of the Company’s total assets. The Company expects that the interest rates and terms of the Mortgage Loans will be similar to those of its leases. The Company also may provide Secured Equipment Leases. The aggregate outstanding principal amount of Secured Equipment Leases is not expected to exceed 10 percent of the Company’s total assets. The Company has retained CNL Retirement Corp. as its Advisor to provide management, acquisition, advisory and administrative services.

LIQUIDITY AND CAPITAL RESOURCES

Common Stock Offerings

        In 1998, the Company registered its Initial Offering of Common Stock and in connection with the Initial Offering, the Company received subscription proceeds of $9.7 million (971,898 Shares). Following termination of the Initial Offering on September 18, 2000, the Company commenced its second public offering (the “2000 Offering”). On May 24, 2002, the Company completed its 2000 Offering from which it received subscription proceeds of $155 million (15.5 million Shares). Immediately following the completion of the 2000 Offering, the Company commenced its third public offering (the “2002 Offering”) of up to 45 million Shares of Common Stock ($450 million). On April 3, 2003, the Company completed its 2002 Offering from which it received subscription proceeds of $450 million (45 million Shares), and immediately commenced this offering of Common Stock of up to 175 million additional Shares ($1.75 billion). Of the 175 million Shares of Common Stock offered, up to 25 million are available to stockholders purchasing Shares through the Reinvestment Plan. Until such time, if any, as the stockholders approve an increase in the number of authorized Shares of Common Stock of the Company, the 2004 Offering will be limited to 213 million Shares.

        On July 30, 2003, the Company filed a registration statement on Form S-11 with the Securities and Exchange Commission in connection with the proposed sale by the Company of up to 400 million Shares of Common Stock ($4 billion) in an offering expected to commence immediately following the completion of this offering (the “2004 Offering”). Of the 400 million Shares of Common Stock to be offered, up to 50 million Shares will be available to stockholders purchasing Shares through the Reinvestment Plan.

        From its formation in December 1997 through June 30, 2003, the Company had received an initial $200,000 (20,000 Shares) contribution from the Advisor and subscription proceeds of $838.9 million (83.9 million Shares), including $2.7 million (267,801 Shares) through the Reinvestment Plan. The Company believes that the net proceeds received from this offering and any additional offerings will enable the Company to continue to grow and take advantage of acquisition opportunities until such time, if any, that the Company’s Shares are Listed. Under the Company’s Articles of Incorporation, if the Company does not List by December 31, 2008, it will commence an orderly liquidation of its Assets and the distribution of net proceeds to its stockholders. As of June 30, 2003, the Company had used approximately $490.9 million of net offering proceeds, $92.2 million of loan proceeds from Permanent Financing and $71.4 million of proceeds from its revolving line of credit, as well as the assumption of $88.5 million in bonds payable to invest approximately $792.1 million in 54 Properties located in 22 states (see “Property Acquisitions” below), $59.6 million to pay Acquisition Fees and Acquisition Expenses, $0.8 million to redeem 87,721 Shares of Common Stock and $51.4 million to pay down its revolving line of credit, leaving approximately $160.9 million available for investment in Properties and Mortgage Loans.

        During the period July 1 through September 30, 2003, the Company received additional offering proceeds of approximately $308.3 million. The Company expects to use any uninvested net offering proceeds, plus any additional net offering proceeds from this offering and future offerings to purchase additional Properties and to a lesser extent, to invest in Mortgage Loans and other permitted investments. In addition, the Company intends to borrow money to acquire assets and to pay certain related fees. The Company intends to encumber Assets in connection with such borrowing. Based on the current policy, the aggregate amount of any Permanent Financing is not expected to exceed 40 percent of the Company’s total assets. This policy may be changed by the Company’s Board of Directors; however, in accordance with the Company’s Articles of Incorporation, the maximum amount the Company may borrow is 300 percent of the Company’s Net Assets.

Redemptions

        The Company has a redemption plan under which the Company may elect to redeem Shares, subject to certain conditions and limitations. Under the redemption plan, prior to such time, if any, as Listing occurs, any stockholder who has held Shares for at least one year may present all or any portion equal to at least 25 percent of their Shares to the Company for redemption in accordance with the procedures outlined in the redemption plan. Upon presentation, the Company may, at its option, redeem the Shares, subject to certain conditions and limitations. However, at no time during a 12-month period may the number of Shares redeemed by the Company exceed 5 percent of the number of Shares of the Company’s outstanding Common Stock at the beginning of the 12-month period. During the six months ended June 30, 2003, 43,684 Shares were redeemed at $9.20 per Share (for a total of $401,897) and retired.

Property Acquisitions

        At June 30, 2003, the Company owned 54 Properties located in 22 states, including one Property in a pre-construction phase with planned development for a seniors’ housing complex. Upon completion of the development, the Company expects to enter into a long-term management agreement with an Operator of the Retirement Facility to operate and manage the Property. The Company, as lessor, has entered into long-term lease agreements relating to the other Properties. The leases are on a triple-net basis, meaning the tenants are also required to pay all repairs, maintenance, property taxes, utilities and insurance. Generally, the tenants are also required to make capital expenditures as may be reasonably necessary to refurbish buildings, premises, signs and equipment and maintain the leasehold in a manner that allows operation for its intended purpose.

        During the six months ended June 30, 2003, the Company acquired 15 Properties that are subject to operating leases for an aggregate purchase price of approximately $355.8 million plus closing costs. The operating leases generally provide for an initial term of 15 years and options that allow the tenants to renew the leases from 5 to 20 successive years subject to the same terms and conditions as the initial leases. The leases provide for minimum annual base rent, generally payable in monthly installments, with increases at predetermined intervals (typically on an annual basis) during the terms of the leases. In addition to minimum annual base rent, substantially all of the leases are subject to contingent rent if certain operating performance or occupancy rate thresholds, as defined in the lease agreement, are achieved by the Properties. The majority of the leases also provide for the tenant to fund, in addition to its lease payments, an FF&E Reserve fund. The tenant deposits funds into the FF&E Reserve account and periodically uses these funds to cover the cost of the replacement, renewal and additions to furniture, fixtures and equipment.

        To mitigate credit risk, certain operating leases were combined into portfolios that contain cross-default terms, meaning that if a tenant of any of the Properties in a portfolio defaults on its obligations under its lease, the Company may pursue its remedies under the lease with respect to any of the Properties in the portfolio (“Cross-Default”). In addition, certain leases contain terms whereby the net operating profits of a portfolio of the Properties are combined for the purpose of funding rental payments due under each lease (“Pooling”).

        On March 31, 2003, the Company acquired two Properties through a direct financing transaction with a subsidiary of Prime Care Properties, LLC for $22.6 million plus closing costs. The Company, as lessor, entered into a 35-year lease agreement that requires aggregate minimum annual rent of $2.5 million through December 31, 2003, and 2.5 percent annual increases thereafter. In addition to minimum rent, the lease requires additional rent, which is based on a percentage of the tenants’ gross revenues if the Properties achieve specified occupancy rates. The lease also provides for the tenant to fund, in addition to its lease payments, an FF&E Reserve fund. All property purchased with the funds from the FF&E Reserve will remain the property of the tenant. The lease contains provisions that allow the tenant to purchase the Properties at the end of the lease term for the Company’s initial investment amount. The lease also permits the Company to require the tenant to purchase the Properties at the end of the lease term for the same amount. The lease of the two Properties contains Cross-Default and Pooling terms. In addition, an affiliate of the tenant has guaranteed the tenant’s obligations to pay minimum rent due under the lease up to a maximum of $500,000. As of September 30, 2003, the remaining amount available under the guarantee was $335,147.

        During the period July 1 through September 30, 2003, the Company acquired 38 Properties for an aggregate purchase price of $471.7 million, including five Properties in various stages of construction, each with planned development for a seniors’ housing facility. The Company, as lessor, has entered into long-term, triple-net lease agreements relating to all 38 Properties.

        At September 30, 2003, 70 of the 92 Properties owned by the Company are operated and managed by Sunrise Senior Living Services, Inc. Additionally, five Properties owned by the Company as of September 30, 2003 are being developed by Sunrise Development, Inc., a wholly owned subsidiary of Sunrise. Upon completion of each development, the Property will be operated by Sunrise Senior Living Services, Inc. (see the “Operating Results – Major Operators and Tenants” section below). Five additional Operators, including Erickson Retirement Communities, LLC and American Retirement Corporation, manage the remaining 17 Properties owned by the Company as of September 30, 2003.

Borrowings

Line of Credit

        In March 2003, the Company replaced its existing $25 million line of credit with a two-year, $85 million revolving line of credit that may be amended to allow the line of credit to be increased up to $125 million. Eleven Properties with an aggregate cost of $115.2 million collateralize the $85 million revolving line of credit; however, the collateral provided by these 11 Properties only allows the Company to draw up to $71.4 million under the revolving line of credit. The Company would be required to pledge additional Properties as collateral to fully maximize the $85 million liquidity available under the revolving line of credit. This credit facility requires monthly payments of interest only at LIBOR plus a percentage that fluctuates, depending on the Company’s aggregate amount of debt outstanding in relation to the Company’s total assets, until maturity and has several covenants typically found in revolving loan facilities, including covenants to maintain a minimum net worth and minimum collateral value. The Company may use the revolving line of credit to fund acquisitions, pay fees, make distributions and fund working capital for general business purposes. Periodically, the Company expects to repay amounts drawn under the revolving line of credit with proceeds received from equity offerings, Permanent Financing, the sale of assets or working capital. In March 2003, the Company borrowed $71.4 million on the line of credit to acquire several Properties described in “Liquidity and Capital Resources ¯ Property Acquisitions” above. As of June 30, 2003, the Company had an outstanding balance of $20 million on the line of credit. In connection with the $85 million revolving line of credit, the Company has incurred $1.9 million in loan fees and costs.

Permanent Financing

        In connection with the acquisition of three Properties in March 2003, the Company obtained Permanent Financing comprised of three loans in the aggregate amount of $26 million. The loans bear interest at a variable rate based on 30-day LIBOR plus 325 basis points with a minimum interest rate of 5 percent per annum. The loans require monthly principal and interest payments through March 31, 2005, with the unpaid principal balances and all accrued interest due at that time. The loans have certain financial covenants which are typically found in commercial loans and which are based on the combined operations of the three Properties. In connection with the loans, the Company incurred loan fees and closing costs of approximately $352,000. These loans are cross-collateralized and cross-defaulted.

        On March 31, 2003, the Company assumed a mortgage in the amount of $20.6 million that matures in October 2008, in connection with the purchase of two Properties. The mortgage bears interest at a fixed rate of 7.83 percent per annum and requires monthly principal and interest payments of approximately $206,000. In connection with the loan, the Company incurred assumption fees and other loan costs of approximately $227,000.

        On August 25, 2003, in connection with the purchase of the two Properties, the Company obtained Permanent Financing comprised of two loans in the aggregate amount of $50.4 million. The loans bear interest at a fixed rate of 5.79%. The loans require monthly principal and interest payments through September 2012 with all unpaid principal and interest due at that time. The loan provisions allow the Company to extend the loans for one additional year with a variable interest rate based on a LIBOR index. In connection with the loans, the Company incurred loan costs of approximately $651,700.

        In connection with the acquisition of 14 Properties on August 29, 3003, the Company borrowed a total of $92.5 million under subordinated mortgage notes collateralized by the 14 Properties, payable to the seller. The seller remains liable for existing first mortgage notes collateralized by the 14 Properties. The seller has agreed to indemnify the Company for any claims against the Properties under the first mortgage notes. The subordinated mortgage notes have initial terms of seven years with an interest rate of 5.13% for 2003, 5.38% for 2004, 6.06% for 2005, and increases 3% of the prior year’s per annum interest rate each calendar year thereafter to maturity. The loan requires interest only payments through calendar year 2005 with principal and interest payments due thereafter until maturity on August 28, 2010. At the end of the initial loan terms, the Company has three consecutive renewal options of five years each with terms similar to the initial loan terms.

        On August 29, 2003, the Company paid off a mortgage with an outstanding balance of approximately $12.6 million using proceeds from this offering.

        As of September 30, 2003, the Company had 27 mortgage loans with an aggregate outstanding balance of approximately $223.4 million collateralized by 28 Properties.

Bonds Payable

        In connection with the acquisition of two continuing care retirement communities (“CCRC’s”) in March 2003, the Company assumed approximately $88.5 million in non-interest bearing bonds payable to certain residents of the two Retirement Facilities. Generally, the bonds are refundable to a resident upon the resident moving out of the CCRC or to a resident’s estate upon the resident’s death. In some instances, the bonds are not refundable until the unit has been successfully remarketed to a new resident. The Company expects to issue new bonds to future residents of these Retirement Facilities, and the proceeds from the new bonds will be used to retire the existing bonds. As of September 30, 2003, the bonds payable had an outstanding balance of approximately $90.6 million.

Contractual Obligations and Commitments

        The following table presents the Company’s contractual cash obligations and related payment periods as of June 30, 2003 (in thousands):

Contractual Cash Obligations	Less than 1 Year	2-3 Years	4-5 Years	Thereafter	Total
Mortgages payable	$13,470	$27,918	$34,300	$15,781	$91,469
Revolving line of credit	—	20,000	—	—	20,000
Refundable tenant security
deposits	—	—	—	7,060	7,060

Total Contractual Cash
Obligations	$13,470	$47,918	$34,300	$22,841	$118,529

        The following table presents the Company’s commitments, contingencies and guarantees and related expiration periods as of June 30, 2003 (in thousands):

Commitments, Contingencies and Guarantees	Less than 1 Year	2-3 Years	4-5 Years	Thereafter	Total
Guarantee of unsecured
promissory note of
unconsolidated
subsidiary (1)	$--	$2,493	$--	$--	$2,493
Earnout provisions (2)	--	11,834	--	--	11,834
Capital improvements to
investment Properties	6,248	--	--	--	6,248
Pending investments (3)	84,175	--	--	--	84,175

Total Commitments,
Contingencies and
Guarantees	$90,423	$14,327	$--	$--	$104,750

(1)	In connection with the acquisition of a 10 percent limited partnership interest in CNL Plaza, Ltd., the Company severally guaranteed 16.67 percent, or $2,583,333, of a $15,500,000 unsecured promissory note of the limited partnership that matures November 30, 2004. As of June 30, 2003, the unsecured promissory note had an outstanding balance of $14,954,000. The Company has not been required to fund any amounts under this guarantee. In the event the Company is required to fund amounts under the guarantee, management believes that such amounts would be recoverable either from operations of the related asset or proceeds upon liquidation.

(2)	In connection with the acquisition of five Properties, the Company may be required to make additional payments (the “Earnout Amount”) if certain earnout provisions are achieved by the earnout date for each Property. The calculation of the Earnout Amount generally considers the net operating income for the Property, the Company’s initial investment in the Property and the fair value of the Property. In the event an Earnout Amount is due, the respective lease will be amended and annual minimum rent will increase accordingly.

(3)	As of June 30, 2003, the Company had commitments to acquire three Properties located in two states, subject to the fulfillment of certain conditions.

(4)	The bond obligations of the Company have not been included in the above tables since it is expected that the proceeds from the issuance of new bonds will be used to retire the existing bonds; therefore, they do not create a net cash obligation for the Company.

(5)	On August 29, 2003, the Company acquired 14 additional Properties for an aggregate purchase price of $184.5 million. The Company obtained Permanent Financing of approximately $92.5 million in connection with the acquisition of these Properties.

Pending Investments

        As of September 30, 2003, the Company had commitments to acquire two additional Properties located in two states. The anticipated aggregate purchase price is approximately $14.8 million, and the acquisition of each Property is subject to the fulfillment of certain conditions. The Company plans to obtain Permanent Financing of approximately $4.6 million in connection with the acquisition of one of these Properties. Both of the proposed Properties for which the Company has entered into initial commitments to acquire as of September 30, 2003, are expected to be operated by Sunrise Senior Living Services, Inc. There can be no assurance that these transactions will be consummated.

Market Risk

        Substantially all of the Company’s mortgage loans payable at June 30, 2003, were subject to variable interest rates, adjusted monthly or quarterly, as described in the “Borrowings” section above. Therefore, the Company is exposed to market changes in interest rates. To mitigate interest rate risk, the Company can pay down the mortgages with offering proceeds should interest rates rise substantially.

        The Company has mitigated its exposure to variable interest rates on its commercial paper loan by providing fluctuating lease payments under the leases for the Properties securing the loan as a result of changes in periodic interest rates due under the commercial paper loan. The loan is funded from proceeds received from the sale of 30-day commercial paper. The commercial paper is re-marketed every 30 days upon maturity. The Company has mitigated its exposure to liquidity risk by obtaining a liquidity facility that guarantees proceeds in the event that the marketing effort is unsuccessful.

        The Company may also be subjected to interest rate risk through outstanding balances on its variable rate line of credit. The Company may mitigate this risk by paying down its line of credit from offering proceeds should interest rates rise substantially. The Company had $20 million outstanding on its variable rate line of credit at June 30, 2003.

        Management estimates that a one-percentage point increase in interest rates for the six months ended June 30, 2003, would have resulted in additional interest costs of approximately $274,116. This sensitivity analysis contains certain simplifying assumptions (for example, it does not consider the impact of changes in prepayment risk or credit spread risk). Therefore, although it gives an indication of the Company’s exposure to interest rate change, it is not intended to predict future results and the Company’s actual results will likely vary.

        To mitigate credit risk, certain leases are combined into portfolios that contain cross-default terms, meaning that if a tenant of any of the Properties in a portfolio defaults on its obligations under its lease, the Company may pursue its remedies under the lease with respect to any of the Properties in the portfolio. In addition, certain portfolios contain terms whereby the net operating profits of the Properties are combined for the purpose of funding rental payments due under each lease. For certain Properties, the Company has also required security deposits, guarantees from the tenant’s parent company or additional cash reserve accounts to be held at the tenant level. A guarantee from a parent company may be deemed necessary by the Company if a Property was recently opened and is still in the process of achieving a stable occupancy rate, in which case the Property would not be able to generate minimum rent until reaching occupancy stabilization. In order to determine the amount of the guarantee that would be needed to fund minimum rent, the Company develops estimates of future cash flow available to the tenant to pay minimum rent based on rent rolls and an analysis of the surrounding real estate market, including demographic information and industry standards, to predict operating expenses. The Company’s estimates are based on assumptions and there can be no assurances as to what actual amounts will need to be paid under the guarantees.

Cash and Cash Equivalents

        Until Properties are acquired or Mortgage Loans are entered into, Net Offering Proceeds are held in short-term (defined as investments with a maturity of three months or less), highly liquid investments which management believes to have appropriate safety of principal. This investment strategy provides high liquidity in order to facilitate the Company’s use of these funds to acquire Properties, fund Mortgage Loans and invest in other permitted investments at such time as Properties suitable for acquisition are located or appropriate opportunities to fund Mortgage Loans develop. At June 30, 2003, the Company had $147.7 million invested in such short-term investments as compared to approximately $40.8 million at December 31, 2002. The increase in the amount invested in short-term investments was primarily attributable to the subscription proceeds received from the sale of Shares during the six months ended June 30, 2003, partially offset by the purchase of 17 Properties. The funds remaining at June 30, 2003, along with additional funds expected to be received from the sale of Shares, will be used primarily to purchase additional Properties, to make Mortgage Loans or other permitted investments, to pay Offering Expenses and Acquisition Expenses, to pay Distributions to stockholders, to meet other Company expenses and, in management’s discretion, to create cash reserves.

Notes and Other Receivables

        The Company’s notes and other receivables balance increased from $3.2 million at December 31, 2002 to $7.1 million as of June 30, 2003. The increase was primarily due to an increase in rental revenues receivable from $809,279 at December 31, 2002 to $6.4 million at June 30, 2003 as a result of an increase in the number of Properties from 37 to 54 as of each respective date. As of September 30, 2003, management believes the receivable balance as of June 30, 2003 is fully collectible. The increase in rental revenues receivable was partially offset by the repayment of a $2 million loan the Company had made to the seller of two Properties. Prior to the Company’s purchase of the two Properties, the Company loaned the seller $2 million to extinguish debt at a discounted amount, making the purchase of the Properties economically viable. The Company acquired the two Properties on March 31, 2003, and the note was repaid at that time.

Loan Costs

        The Company’s net loan costs increased from $1.2 million at December 31, 2002 to $3.2 million as of June 30, 2003, as a result of the Company borrowing $52 million in the form of three new Mortgage Loans, the assumption of a $20.6 million Mortgage Loan and a new $85 million revolving line of credit. The increase is partially offset by loan cost amortization for the six months ended June 30, 2003.

Liquidity Requirements

        During the six months ended June 30, 2003 and 2002, the Company generated cash from operations (which includes cash received from tenants and interest income, less cash paid for operating expenses) of approximately $17.9 million and $4.9 million, respectively. For the six months ended June 30, 2003 and 2002, cash from operations included security deposits of approximately $2.2 million and $3.5 million, respectively, which were received from tenants. Management expects the Company to meet its short-term liquidity requirements, other than for Offering Expenses, the acquisition and development of Properties, and the investment in Mortgage Loans and Secured Equipment Leases, through cash flow provided by operating activities. Management believes that cash flow provided by operating activities will be sufficient to fund normal recurring operating expenses, regular debt service requirements and Distributions to stockholders. To the extent that the Company’s cash flow provided by operating activities is not sufficient to meet such short-term liquidity requirements as a result, for example, of unforeseen expenses due to the tenants defaulting under the terms of their lease agreements, the Company will use borrowings under its revolving line of credit.

        Management expects the Company to meet its other short-term liquidity requirements, including payment of Offering Expenses, the acquisitions and development of Properties, the repayment of Permanent Financing that is scheduled to mature and for which the Company does not expect to refinance, and the investment in Mortgage Loans and Secured Equipment Leases, with proceeds from its offerings, advances under its revolving line of credit and Permanent Financing. Management expects the Company to meet its long-term liquidity requirements through short-or long-term, unsecured or secured debt financing or equity financing.

        An FF&E Reserve fund has been established in accordance with substantially all of the lease agreements. In accordance with such agreements, the tenants deposit funds into restricted FF&E Reserve accounts and periodically use these funds to cover the cost of the replacement, renewal and additions to FF&E. In the event that the FF&E Reserve is not sufficient to maintain the Property in good working condition and repair, the Company may make fixed asset expenditures, in which case the annual minimum rent will be increased. For the six months ended June 30, 2003 and 2002, revenue relating to the FF&E Reserve totalled $857,234 and $33,738, respectively. Due to the fact that the Properties are leased on a long-term, triple-net basis, meaning the tenants are required to pay repairs and maintenance, property taxes, insurance and utilities, management does not believe that other working capital reserves are necessary at this time. However, management may maintain additional cash required to meet the Company’s working capital needs.

        Management believes that its Properties are adequately covered by insurance. In addition, the Advisor has obtained contingent liability and property coverage for the Company. This insurance policy is intended to reduce the Company’s exposure in the event a tenant’s insurance policy lapses or is insufficient to cover a claim relating to the Property.

Distributions

        The Company declared and paid Distributions to its stockholders totalling approximately $20.7 million and $4.1 million during the six months ended June 30, 2003 and 2002, respectively using cash from operating activities from current and prior periods. In addition, during the quarter ended September 30, 2003, the Company declared and paid Distributions to its stockholders totalling approximately $13.8 million. These Distributions were paid by September 30, 2003. On October 1, 2003, the Company declared Distributions to stockholders of record on October 1, 2003 totalling approximately $6.8 million, or $0.0589 per Share, payable by December 31, 2003.

        For the six months ended June 30, 2003 and 2002, approximately 84 percent and 53 percent, respectively, of the Distributions received by stockholders were considered to be ordinary income and approximately 16 percent and 47 percent, respectively, were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for the six months ended June 30, 2003 and 2002, were required to be or have been treated by the Company as a return of capital for purposes of calculating the Stockholders’ 8% Return on Invested Capital. The Company intends to continue to declare Distributions of cash available for such purpose to the stockholders on a monthly basis, payable monthly or quarterly.

Related Party Transactions

        Certain Directors and officers of the Company hold similar positions with the Advisor, the parent of the Advisor and the Managing Dealer, CNL Securities Corp. A Director of the Company owns a controlling interest in the parent of the Advisor. These affiliates receive fees and compensation in connection with the offerings and Permanent Financing, and the acquisition, management and sale of the assets of the Company.

        CNL Securities Corp. receives Selling Commissions amounting to 7.5 percent of the total amount raised from the sale of Shares for services in connection with this offering and the Company’s Prior Offerings, a substantial portion of which has been paid as commissions to other broker-dealers. During the six months ended June 30, 2003, the Company incurred $29.7 million of such fees, the majority of which were reallowed to other broker-dealers.

        In addition, CNL Securities Corp. is entitled to receive a marketing support fee equal to 0.5 percent of the total amount raised from the sale of Shares in connection with this offering and the Company’s Prior Offerings, all or a portion of which may be reallowed to other broker-dealers. During the six months ended June 30, 2003, the Company incurred $2 million of such fees, the majority of which were reallowed to other broker-dealers.

        CNL Securities Corp. will also receive, in connection with the 2000 Offering, a soliciting dealer servicing fee payable annually by the Company beginning on December 31, 2003, until such time, if any, as the Company’s common stock is Listed, in the amount equal to 0.2 percent of the aggregate investment of stockholders who purchased Shares in the 2000 Offering. CNL Securities Corp. in turn may reallow all or a portion of such fees to soliciting dealers whose clients hold Shares on such date. As of June 30, 2003, no such fees had been incurred.

        The Advisor receives Acquisition Fees for services in identifying Properties and structuring the terms of their leases and Mortgage Loans equal to 4.5 percent of Total Proceeds. In addition, the Advisor will receive an Acquisition Fee equal to 4.5 percent of amounts outstanding on the line of credit, if any, at the time of Listing. During the six months ended June 30, 2003, the Company incurred $20.8 million of such fees, including $3 million of Acquisition Fees on Permanent Financing. Such fees are included in other assets prior to being allocated to individual Properties.

        The Company and the Advisor have entered into an Advisory Agreement pursuant to which the Advisor receives a monthly Asset Management Fee of one-twelfth of 0.6 percent of the Company’s Real Estate Asset Value and the outstanding principal balance of any Mortgage Loan as of the end of the preceding month. During the six months ended June 30, 2003, the Company incurred $1.5 million of such fees.

        The Company incurs operating expenses relating to its administration. Pursuant to the Advisory Agreement, the Advisor is required to reimburse the Company the amount by which the total Operating Expenses paid or incurred by the Company exceed in any four consecutive fiscal quarters (the “Expense Year”) the greater of 2 percent of average invested assets or 25 percent of net income (the “Expense Cap”). Operating Expenses for the Expense Years ended June 30, 2003 and 2002, did not exceed the Expense Cap.

        CNL Capital Corp., an Affiliate of the Advisor, is a non-voting Class C member of Century Capital Markets, LLC (“CCM”). CCM made the arrangements for the $23.5 million commercial paper loan described in Note 6 to the Notes to Condensed Consolidated Financial Statements of the Company included in the Financial Information commencing on page F-1. The monthly interest payment due under the commercial paper loan includes a margin of 30 basis points payable to CCM for the monthly services it provides related to the administration of the commercial paper loan.

        The Company maintains bank accounts in a bank in which certain officers and Directors of the Company serve as directors and are stockholders. The amount deposited with this bank was $9.8 million at June 30, 2003.

        In March 2003, the Advisor’s parent company purchased a 30 percent voting membership interest in a limited liability company, which is affiliated with six of the Company’s tenants that lease 44 of the Company’s 92 Properties as of September 30, 2003. Four of these six tenants contributed 37.6 percent of total rental income from operating leases and earned income from investments in direct financing leases for the six months ended June 30, 2003.

        The Advisor and its Affiliates provide various administrative services to the Company, including services related to accounting; financial, tax and regulatory compliance reporting; stockholder Distributions and reporting; due diligence and marketing; and investor relations (including administrative services in connection with the offerings). The expenses incurred for these services were classified as follows for the six months ended June 30 (in thousands):

	2003	2002

Stock issuance costs	$2,223	$1,868
Investment Properties on operating leases and other
assets	--	11
General operating and administrative expenses	580	214

	$2,803	$2,093

Amounts due to related parties consisted of the following (in thousands) at:

	June 30, 2003	December 31, 2002
Due to the Advisor and its Affiliates:
Expenditures incurred for offering expenses on behalf
of the Company	$494	$1
Accounting and administrative services	163	76
Acquisition Fees and miscellaneous Acquisition
Expenses	1,042	126

	1,699	203

Due to CNL Securities Corp.:
Commissions	1,682	145
Marketing support fees and due diligence expense	--
reimbursements	116

	1,798	145

	$3,497	$348

Other

        Management is not aware of any material trends, favorable or unfavorable, in either capital resources or the outlook for long-term cash generation, nor does management expect any material changes in the availability and relative cost of such capital resources. As offering proceeds continue to be invested, management expects that the cash to be generated from operations will be adequate to pay operating expenses and to make Distributions to stockholders.

Critical Accounting Policies

        The Company’s leases are accounted for under the provisions of Statement of Accounting Standard No. 13, “Accounting for Leases” (“FAS 13”), and have been accounted for as either operating leases or direct financing leases. FAS 13 requires management to estimate the economic life of the leased property, the residual value of the leased property and the present value of minimum lease payments to be received from the tenant. In addition, management assumes that all payments to be received under its leases are collectible. Changes in management’s estimates or assumption regarding collectibility of lease payments could result in a change in accounting for the lease at the inception of the lease.

        Acquisition Fees and miscellaneous acquisition costs that are directly identifiable with Properties that are probable of being acquired are capitalized and included in other assets. Upon purchase of a Property, the fees and costs directly identifiable with that Property are reclassified to land, building and equipment. In the event a Property is not acquired or no longer is expected to be acquired, costs directly related to the Property will be charged to expense.

        Management reviews its Properties and loans for impairment or potential loss as events or circumstances indicate that the carrying amount of the assets may not be recoverable. Management compares the estimated future undiscounted cash flows, including the residual value of the Property or collateral, with the carrying cost of the individual asset. If impairment is indicated, the assets are adjusted to the estimated fair value.

RESULTS OF OPERATIONS

Revenues

        At June 30, 2003, the Company owned 54 Properties located in 22 states. Forty of the Properties are subject to operating leases and generally provide for an initial term of 15 years (expiring between 2015 and 2018). The operating leases generally provide options that allow the tenants to renew the leases from 5 to 20 successive years subject to the same terms and conditions as the initial leases. Thirteen of the Properties are subject to direct financing leases and each has a term of 35 years (expiring between 2037 and 2038). The direct financing leases contain provisions that allow each tenant to elect to purchase the Property at the end of the lease term for the Company’s initial investment amount and also allow each tenant to elect to purchase the Property at the end of the lease term for the same amount. The remaining Property is a parcel of land currently in a preconstruction phase with planned development for a seniors’ housing complex. Upon completion of the development, the Company expects to enter into a long-term management agreement with an Operator of the Retirement Facility to operate and manage the Property.

        The Property leases provide for minimum annual base rent, generally payable in monthly installments. In addition, the leases provide that the minimum annual base rent required under the leases will increase at predetermined intervals (generally on an annual basis). In addition to minimum annual base rent, the leases require the payment of contingent rent if certain operating performance or occupancy rate thresholds, as defined in the lease agreements, are achieved by the Properties. For the six months ended June 30, 2003 and 2002, the Company earned $24.4 million and $4.4 million, respectively, in rental income from its Properties under operating leases and earned income from its Properties subject to direct financing leases ($16.1 million and $3 million of which was earned during the quarters ended June 30, 2003 and 2002, respectively). The Company also earned $857,234 and $33,738 in FF&E Reserve income during the six months ended June 30, 2003 and 2002, respectively ($530,006 and $24,403 of which was earned during the quarters ended June 30, 2003 and 2002, respectively). The increase in rental and FF&E Reserve income was due to the Company owning 54 Properties during the six months ended June 30, 2003, as compared to 11 Properties during the six months ended June 30, 2002. Because 17 Properties were owned for only a portion of the six months ended June 30, 2003 and additional Property acquisitions are expected to occur, rental income from operating leases, earned income from direct financing leases and FF&E Reserve income are expected to increase in subsequent periods.

        During the six months ended June 30, 2003 and 2002, the Company also earned $497,935 and $560,932, respectively, in interest income from investments in money market accounts and other short-term, highly liquid investments ($262,536 and $303,932 of which was earned during the quarters ended June 30, 2003 and 2002, respectively). Although the average amount invested in short-term investments increased during the six months ended June 30, 2003, as compared to the six months ended June 30, 2002, interest income decreased due to a decrease in interest rates earned on the short-term investments. Interest income is expected to increase as the Company invests offering proceeds received in the future in highly liquid investments pending investment in Properties and Mortgage Loans. However, as net offering proceeds are used to invest in Properties and make Mortgage Loans, the percentage of the Company’s total revenues earned from interest income from investments in money market accounts or other short term, highly liquid investments is expected to decrease. Interest income related to notes and other receivables for the six months ended June 30, 2003 was approximately $97,000.

Major Operators and Tenants

        Substantially all of the Properties owned by the Company as of June 30, 2003, are operated by either Sunrise Senior Living Services, Inc. or American Retirement Corporation (“ARC”). Forty-one Properties which were previously operated by Marriott Senior Living Services, Inc. are now operated by Sunrise Senior Living Services, Inc., a wholly owned subsidiary of Sunrise. In a press release dated March 31, 2003, Sunrise announced it had acquired all of the outstanding stock of Marriott Senior Living Services, Inc. When the stock sale was completed, the long-term management agreements, which the Company’s tenants had entered into with Marriott Senior Living Services, Inc., were assumed by Sunrise Senior Living Services, Inc. Sunrise Senior Living Services, Inc. now operates all of the Company’s Properties that were previously operated by Marriott Senior Living Services, Inc.

        Fifty-three of the Company’s Properties owned as of June 30, 2003, are leased to nine tenants, one of which contributed 23.6% of total rental income for the six months ended June 30, 2003. To mitigate credit risk, substantially all of the lease agreements contain Cross-Default and Pooling terms. In addition, as of June 30, 2003, the Company had $7.1 million in security deposits related to certain Properties as well as the guarantees described below.

        In connection with five Properties previously operated by Marriott Senior Living Services, Inc., Marriott International, Inc. has, with certain limitations, guaranteed the tenant’s obligation to pay minimum rent due under the leases up to a maximum of $5.9 million. As of September 30, 2003, Marriott International, Inc. remains liable for the remaining guarantee balance of $3.2 million.

        Marriott International, Inc. had also guaranteed a tenant’s obligation to pay minimum rent due under a lease for a Property formerly operated by Marriott Senior Living Services, Inc., up to a maximum of $2.8 million. As of September 30, 2003, Sunrise had assumed this obligation and remains liable for the guarantee balance of $793,112.

        An affiliate of Prime Care Properties, LLC has guaranteed the tenants’ obligations to pay minimum rent due under 11 leases up to a maximum of $2 million. As of September 30, 2003, the remaining guarantee balance was $289,200. An affiliate of Prime Care Properties, LLC has also guaranteed two tenants’ obligations to pay minimum rent due under an additional lease up to a maximum of $500,000. As of September 30, 2003, the remaining amount under the guarantee was $335,147.

        In connection with six Properties leased to wholly owned subsidiaries of ARC, ARC has unconditionally guaranteed all of the tenants’ obligations under the terms of the leases, including the payment of minimum rent.

        The two Properties for which the Company has initial commitments to acquire as of September 30, 2003, are expected to be operated by Sunrise Senior Living Services, Inc.

        Although the Company intends to acquire additional Properties located in various states and regions and to carefully screen its tenants in order to reduce risks of default, failure of these tenants, their guarantors or the Sunrise or ARC brand chains would significantly impact the results of operations of the Company. It is expected that the percentage of total rental income contributed by the Company’s current tenants will decrease as additional Properties are acquired and leased to diversified tenants during subsequent periods.

Expenses

        Operating expenses were $12.2 million and $2.3 million for the six months ended June 30, 2003 and 2002, respectively ($8.2 million and $1.5 million for the quarters ended June 30, 2003 and 2002, respectively). Operating expenses for the six months ended June 30, 2003, increased as a result of the Company incurring Asset Management Fees, general operating and administrative expenses and depreciation and amortization expense related to the Company owning 43 additional Properties. In addition, interest expense increased for the quarter and six months ended June 30, 2003, as a result of the Company increasing the average amount of debt outstanding as compared to the same periods in the prior year, offset partially by a decrease in interest rates. The dollar amount of operating expenses is expected to increase as the Company acquires additional Properties, invests in Mortgage Loans, obtains Permanent Financing and draws funds on its revolving line of credit. However, general and administrative expenses as a percentage of total revenues are expected to decrease as the Company acquires additional Properties and invests in Mortgage Loans.

New Accounting Standards

        In January 2003, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 46 (“FIN 46”), “Consolidation of Variable Interest Entities,” to expand upon and strengthen existing accounting guidance that addresses when a company should include the assets, liabilities and activities of another entity in its financial statements. To improve financial reporting by companies involved with variable interest entities (more commonly referred to as special-purpose entities or off-balance sheet structures), FIN 46 requires that a variable interest entity be consolidated by a company if that company is subject to a majority risk of loss from the variable interest entity’s activities or entitled to receive a majority of the entity’s residual returns or both. The consolidation requirements of FIN 46 apply immediately to variable interest entities created after January 31, 2003, and to older entities in the first fiscal year or interim period beginning after December 15, 2003. The consolidation of certain tenant operating activities, if required, is not expected to have a significant effect on the Company’s financial position nor results of operations.

        In May 2003, the FASB issued FASB Statement No. 150 (“FASB 150”)- “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.” FASB 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. FASB 150 requires issuers to classify certain financial instruments as liabilities (or assets in some circumstances) that previously were classified as equity. Financial instruments covered by FASB 150 include shares that are mandatorily redeemable, and other financial instruments that contain obligations to repurchase outstanding shares or contain conditional obligations that require settlement by issuance of a variable number of that issuer’s shares. FASB 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatorily redeemable financial instruments of non-public entities which are subject to its provisions for the first fiscal period beginning after December 15, 2003. The adoption of this statement is not expected to have a significant impact on the financial position or results of operations of the Company.

STATEMENT REGARDING FORWARD LOOKING INFORMATION

        The preceding information contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are generally characterized by the use of terms such as “believe,” “expect” and “may.” Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, the Company’s actual results could differ materially from those set forth in the forward-looking statements. Certain factors that might cause such a difference include the following: changes in general economic conditions, changes in local and national real estate conditions, availability of capital from borrowings under the Company’s line of credit, continued availability of proceeds from the Company’s current offering, the ability of the Company to obtain Permanent Financing on satisfactory terms, the ability of the Company to continue to locate suitable tenants for its Properties and borrowers for its Mortgage Loans and Secured Equipment Leases, and the ability of tenants and borrowers to make payments under their respective leases, Mortgage Loans or Secured Equipment Leases. Given these uncertainties, readers are cautioned not to place undue reliance on such statements.

MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

        The following information updates the corresponding information beginning on page 112 of the Prospectus.

        Effective as of August 1, 2003, James M. Seneff, Jr. resigned as Chief Executive Officer of the Company and the Advisor. Mr. Seneff continues to serve as Chairman of the Board of the Company and the Advisor. In addition, effective August 1, 2003, Thomas J. Hutchison III, who serves as President of the Company as well as President and director of the Advisor, was appointed Chief Executive Officer of the Company and the Advisor. In addition, effective September 5, 2003, James M. Seneff, Jr. resigned as co-Chief Executive Officer of CNL Restaurant Properties, Inc. (formerly CNL American Properties Fund, Inc.). Mr. Seneff continues to serve as Chairman of the Board of CNL Restaurant Properties, Inc.

        Effective August 1, 2003 and September 9, 2003, Stuart J. Beebe, who serves as Chief Financial Officer of the Company and the Advisor, was appointed Executive Vice President of the Company and the Advisor, respectively.

        Effective September 9, 2003, Phillip M. Anderson, who serves as Chief Operating Officer and Executive Vice President of the Company as well as Chief Operating Officer of the Advisor, was appointed Executive Vice President of the Advisor.

        The following information should be read in conjunction with “Management ¯ Directors and Executive Officers” section beginning on page 112 of the Prospectus.

        Effective July 1, 2003, Marcel Verbaas was appointed Chief Investment Officer of the Company and the Advisor. In addition, effective September 9, 2003 and September 12, 2003, Mr. Verbaas was appointed Senior Vice President of the Advisor and the Company, respectively.

        The following biography is inserted following the paragraph beginning on page 114 of the Prospectus.

        Marcel Verbaas, age 34, serves as Chief Investment Officer and Senior Vice President. Mr. Verbaas also serves as Chief Investment Officer and Senior Vice President of CNL Retirement Corp., the Advisor to the Company. Mr. Verbaas previously served as Senior Vice President of Structured Investments for CNL Hospitality Corp. from August 2000 through July 2003. Prior to joining CNL, he served as director of corporate finance for Stormont Trice Development Corporation, a private hotel development company with substantial expertise in public-private ventures, from July 1998 to August 2000. His responsibilities included the negotiation of all debt and equity investments for development projects, as well as the analysis of development and acquisition opportunities. Mr. Verbaas acquired extensive real estate finance expertise through various originations and underwriting positions with GE Capital Corp. and Ocwen Financial Corp. During his tenure at Ocwen Financial Corp., he assisted in the formation of its affiliated REIT. While he originated, structured and underwrote transactions in all types of commercial real estate, Mr. Verbaas primarily focused on providing financing in the hospitality industry. A native of The Netherlands, Mr. Verbaas received a master’s degree in business economics from Erasmus University of Rotterdam, The Netherlands.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

        The following paragraph updates and replaces the corresponding paragraph on page 116 of the Prospectus.

        Each Director is entitled to receive $12,000 annually for serving on the Board of Directors, as well as fees of $1,000 per meeting of the Board of Directors attended ($500 for each telephonic meeting of the Board of Directors in which the Director participates). Each Director is entitled to receive $1,000 (or $1,500, in the case of the Chairman of the Audit Committee) per Audit Committee meeting attended or telephonic Audit Committee meeting in which the Director participates. In addition, each Director is entitled to receive $750 (or $1,000, in the case of the chairman of any committee) per meeting of any other committee of the Board of Directors attended or telephonic meeting of any such committee in which the Director participates. Directors that are members of a special committee are entitled to receive fees of $1,000 per day for service as representatives of such special committee in lieu of the above compensation (to the extent that such Directors devote in excess of three hours on such day to matters relating to such special committee). In addition to the above compensation, the Chairman of the Audit Committee shall be entitled to receive a fee of $1,500 per meeting attended or telephonic meeting in which such Chairman participates with the Company’s independent accountants as a representative of the Audit Committee. The Company will not pay any compensation to the officers and Directors of the Company who also serve as officers and directors of the Advisor.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        The following information should be read in conjunction with the “Certain Relationships and Related Transactions” section beginning on page 119 of the Prospectus.

        The Managing Dealer is entitled to receive Selling Commissions amounting to 7.5% of the total amount raised from the sale of Shares of Common Stock for services in connection with the offering of Shares, a substantial portion of which may be paid as commissions to other broker-dealers. For the period January 1, 2003 through September 30, 2003, the Company incurred approximately $52.8 million of such fees in connection with the 2002 Offering and this offering, the majority of which has been or will be paid by CNL Securities Corp. as commissions to other broker-dealers.

        In addition, the Managing Dealer is entitled to receive a marketing support fee equal to 0.5% of the total amount raised from the sale of Shares from the 2002 Offering and this offering, all or a portion of which may be reallowed to other broker-dealers. For the period January 1, 2003 through September 30, 2003, the Company incurred approximately $3.5 million of such fees in connection with the 2002 Offering and this offering, the majority of which has been or will be reallowed to other broker-dealers.

        The Advisor is entitled to receive Acquisition Fees for services in identifying the Properties and structuring the terms of the acquisition and leases of the Properties and structuring the terms of the Mortgage Loans equal to 4.5% of Total Proceeds. During the period January 1, 2003 through September 30, 2003, the Company incurred approximately $31.7 million of such fees in connection with the 2002 Offering and this offering. Additionally, for the period January 1, 2003 through September 30, 2003 the Company incurred Acquisition Fees totalling approximately $8.9 million as a result of Permanent Financing used to acquire certain Properties.

        The Company and the Advisor have entered into an Advisory Agreement pursuant to which the Advisor receives a monthly Asset Management Fee of one-twelfth of 0.60% of the Company’s Real Estate Asset Value and the outstanding principal balance of any Mortgage Loans as of the end of the preceding month. The Asset Management Fee, which will not exceed fees that are competitive for similar services in the same geographic area, may or may not be taken, in whole or in part as to any year, in the sole discretion of the Advisor. All or any portion of the Asset Management Fee not taken as to any fiscal year shall be deferred without interest and may be taken in such other fiscal year as the Advisor shall determine. During the six months ended June 30, 2003 the Company incurred approximately $1.5 million of such fees.

        The Company incurs operating expenses which, in general, are those expenses relating to administration of the Company on an ongoing basis. Pursuant to the Advisory Agreement described above, the Advisor is required to reimburse the Company the amount by which the total Operating Expenses paid or incurred by the Company exceed, in any Expense Year, the greater of 2% of Average Invested Assets or 25% of Net Income. During the Expense Year ended June 30, 2003, the Company’s Operating Expenses did not exceed the Expense Cap.

        The Advisor and its Affiliates provide various administrative services to the Company, including services related to accounting; financial, tax and regulatory compliance reporting; stockholder distributions and reporting; due diligence and marketing; and investor relations (including administrative services in connection with the offering of Shares) on a day-to-day basis. For the six months ended June 30, 2003, the Company incurred approximately $2.8 million for these services, approximately $2.2 million of such costs represented stock issuance costs and approximately $0.6 million represented general operating and administrative expenses.

        The Company maintains bank accounts in a bank in which certain officers and Directors of the Company serve as directors and are stockholders. The amount deposited with this bank was approximately $15.9 million at September 30, 2003.

        In conjunction with a loan related to the purchase of the Marriott Portfolio One Properties, the Company engaged Century Capital Markets LLC to act as its Structuring Agent. In connection with this loan, the Structuring Agent was paid structuring fees equal to 2% of the loan. Interest due under the loan is payable monthly and includes a margin of 30 basis points payable to the Structuring Agent for monthly services provided by the Structuring Agent related to the administration of the loan. As of September 30, 2003, the Company had paid the Structuring Agent approximately $907,000 in structuring fees and interest. Of this amount, structuring fees totalling $470,400 have been capitalized as loan costs. CNL Capital Corp., an Affiliate of the Advisor, is a non-voting Class C member of Century Capital Markets, LLC.

        On May 30, 2002, the Company acquired a 10% interest in a limited partnership that owns a building in which the Advisor and its Affiliates lease office space. The Company’s equity investment in the partnership was $300,000. The remaining interest in the limited partnership is owned by several Affiliates of the Advisor. The Company periodically receives distributions from the partnership. During the six months ended June 30, 2003, the Company received approximately $53,000 in distributions from the partnership. In connection with this acquisition, the Company has severally guaranteed its 16.67% share, or approximately $2.6 million, of a $15.5 million unsecured promissory note of the limited partnership.

        In March 2003, the Advisor’s parent company purchased a 30 percent voting membership interest in a limited liability company, which is affiliated with six of the Company’s tenants that leased 44 of the Company’s 92 Properties as of September 30, 2003. Four of these six tenants contributed 37.6 percent of total rental income from operating leases and earned income from investments in direct financing leases during the six months ended June 30, 2003.

                          PRIOR PERFORMANCE INFORMATION

         The  following   paragraph   updates  and  replaces  the  corresponding
paragraph on page 122 of the Prospectus.

         Mr.  Seneff  and Mr.  Bourne  are  also the  sole  stockholders  of DRR
Partners, Inc., the corporate general partner of a nonpublic real estate limited partnership organized to invest in a hotel resort in Arizona. As of December 31,
2002,  the  partnership  had raised  $27.5  million from 267  investors  and had invested approximately $25.1 million in the resort, which opened on November 30,
2002.

         The  following  table  updates  and  replaces  the table and  footnotes beginning on page 123 of the Prospectus.

      Name of                    Type of                                            Method of            Type of
       Entity                   Property                    Location                Financing            Program

CNL Income Fund,           22 fast-food or           AL, AZ, CA, FL, GA,             All cash            Public
Ltd.                       family-style              LA, MD, OK, PA, TX,
                           restaurants               VA, WA

CNL Income Fund II,        50 fast-food or           AL, AZ, CO, FL, GA,             All cash            Public
Ltd.                       family-style              IL, IN, KS, LA, MI,
                           restaurants               MN, MO, NC, NM, OH,
                                                     TN, TX, WA, WY

CNL Income Fund            40 fast-food or           AL, AZ, CA, CO, FL,             All cash            Public
III, Ltd.                  family-style              GA, IA, IL, IN, KS,
                           restaurants               KY, MD, MI, MN, MO,
                                                     NC, NE, OK, TX

      Name of                    Type of                                            Method of            Type of
       Entity                   Property                    Location                Financing            Program

CNL Income Fund IV,        47 fast-food or           AL, DC, FL, GA, IL,             All cash            Public
Ltd.                       family-style              IN, KS, MA, MD, MI,
                           restaurants               MS, NC, OH, PA, TN,
                                                     TX, VA

CNL Income Fund V,         36 fast-food or           AZ, FL, GA, IL, IN,             All cash            Public
Ltd.                       family-style              MI, NH, NY, OH, SC,
                           restaurants               TN, TX, UT, WA

CNL Income Fund VI,        66 fast-food or           AR, AZ, CA, FL, GA,             All cash            Public
Ltd.                       family-style              ID, IL, IN, KS, MA,
                           restaurants               MD, MI, MN, NC, NE,
                                                     NM, NY, OH, OK, PA,
                                                     TN, TX, VA, WA, WY

CNL Income Fund            59 fast-food or           AL, AZ, CO, FL, GA,             All cash            Public
VII, Ltd.                  family-style              IN, LA, MI, MN, NC,
                           restaurants               NE, OH, PA, SC, TN,
                                                     TX, UT, WA

CNL Income Fund            55 fast-food or           AZ, CO, FL, IL, IN,             All cash            Public
VIII, Ltd.                 family-style              LA, MI, MN, NC, NY,
                           restaurants               OH, OR, TN, TX, VA, WI

CNL Income Fund IX,        55 fast-food or           AL, CA, CO, FL, GA,             All cash            Public
Ltd.                       family-style              IL, IN, LA, MD, MI,
                           restaurants               MN, MS, NC, NH, NY,
                                                     OH, SC, TN, TX

CNL Income Fund X,         59 fast-food or           AL, AZ, CA, CO, FL,             All cash            Public
Ltd.                       family-style              ID, IL, IN, LA, MI,
                           restaurants               MO, MT, NC, NE, NH,
                                                     NM, NY, OH, PA, SC,
                                                     TN, TX, WA

CNL Income Fund XI,        48 fast-food or           AL, AZ, CA, CO, CT,             All cash            Public
Ltd.                       family-style              FL, KS, LA, MA, MI,
                           restaurants               MS, NC, NH, NM, OH,
                                                     OK, PA, SC, TX, VA, WA

CNL Income Fund            58 fast-food or           AL, AZ, CA, CO, FL,             All cash            Public
XII, Ltd.                  family-style              GA, IA, IN, LA, MO,
                           restaurants               MS, NC, NM, OH, SC,
                                                     TN, TX, WA

      Name of                    Type of                                            Method of            Type of
       Entity                   Property                    Location                Financing            Program

CNL Income Fund            53 fast-food or           AL, AR, AZ, CA, CO,             All cash            Public
XIII, Ltd.                 family-style              FL, GA, IN, KS, LA,
                           restaurants               MD, MO, NC, OH, PA,
                                                     SC, TN, TX, VA

CNL Income Fund            71 fast-food or           AL, AZ, CO, FL, GA,             All cash            Public
XIV, Ltd.                  family-style              IL, KS, LA, MN, MO,
                           restaurants               MS, NC, NJ, NV, OH,
                                                     SC, TN, TX, VA

CNL Income Fund XV,        61 fast-food or           AL, CA, FL, GA, KS,             All cash            Public
Ltd.                       family-style              KY, MN, MO, MS, NC,
                           restaurants               NJ, NM, OH, OK, PA,
                                                     SC, TN, TX, VA

CNL Income Fund            54 fast-food or           AZ, CA, CO, DC, FL,             All cash            Public
XVI, Ltd.                  family-style              GA, ID, IN, KS, LA,
                           restaurants               MN, MO, NC, NM, NV,
                                                     OH, PA, TN, TX, UT, WI

CNL Income Fund            39 fast-food,             CA, FL, GA, IL, IN,             All cash            Public
XVII, Ltd.                 family-style or           MD, MI, NC, NE, NV,
                           casual-dining             OH, SC, TN, TX, WA, WI
                           restaurants

CNL Income Fund            30 fast-food,             AZ, CA, CO, FL, GA,             All cash            Public
XVIII, Ltd.                family-style or           IL, KY, MD, MN, NC,
                           casual-dining             NV, NY, OH, PA, TN,
                           restaurants               TX, VA

CNL Restaurant             1,118 fast-food,          AL, AR, AZ, CA, CO,               (1)             Public REIT
Properties, Inc.           family-style or           CT, DE, FL, GA, IA,
                           casual-dining             ID, IL, IN, KS, KY,
                           restaurants               LA, MD, MI, MN, MO,
                                                     MS, NC, NE, NH, NJ,
                                                     NM, NV, NY, OH, OK,
                                                     OR, PA, RI, SC, TN,
                                                     TX, UT, VA, WA, WI, WV

CNL Hospitality            55 limited                AZ, CA, CO, CT, FL,               (2)             Public REIT
Properties, Inc.           service, extended         GA, HI, KS, MA, MD,
                           stay or full              ME, MI, NC, NJ, NV,
                           service hotels            OR, PA, TX, UT, VA, WA

---------------------

(1)      As of March 31,  1999,  all of CNL  Restaurant  Properties,  Inc.  (the
         "Restaurant  Properties  REIT") net offering proceeds had been invested or committed for  investment in properties  and mortgage  loans.  Since
         April 1, 1999,  the Restaurant  Properties  REIT has used proceeds from its  lines of  credit  and  other  borrowing  to  acquire  and  develop properties and to fund mortgage loans and secured equipment leases.

(2)      As of December 31, 2002, approximately 42.95% of the assets acquired by the Hospitality Properties REIT had been funded using debt. The balance was acquired  using  proceeds from the  Hospitality  Properties  REIT's equity offerings.

DISTRIBUTION POLICY

DISTRIBUTIONS

        The following information updates and replaces the table and footnotes on page 129 of the Prospectus.

        The following table presents total Distributions declared and Distributions per Share:

	Quarter
	First	Second	Third	Fourth	Year
2003:
Total Distributions declared	$8,689,021	$10,939625	$13,796,929	(1)
Distributions per Share	0.1767	0.1767	0.1767	(1)
2002:
Total Distributions declared	$1,552,403	$2,588,596	$4,096,013	$6,142,465	$14,379,477
Distributions per Share	0.1749	0.1749	0.1749	0.1755	0.7002
2001:
Total Distributions declared	$219,887	$247,922	$312,583	$726,930	$1,507,322
Distributions per Share	0.1749	0.1749	0.1749	0.1749	0.6996
2000:
Total Distributions declared	$43,593	$108,932	$160,911	$188,642	$502,078
Distributions per Share	0.0750	0.1537	0.1749	0.1749	0.5785
1999:
Total Distributions declared	(2)	(2)	$16,460	$33,944	$50,404
Distributions per Share	(2)	(2)	0.0500	0.0750	0.1250

(1)	In October 2003, the Company declared Distributions totalling $6,814,748 (representing $0.1767 per Share) payable by December 31, 2003. Distributions for the 12-month period ended September 30, 2003 represent an historical return of 7.056%.

(2)	For the period December 22, 1997 (date of inception) through July 13, 1999, the Company did not make any cash distributions because operations had not commenced.

(3)	For the six months ended June 30, 2003, the years ended December 31, 2002, 2001 and 2000, and the period July 13, 1999 (the date operations of the Company commenced) through December 31, 1999, approximately 84%, 65%, 65%, 54% and 100%, respectively, of the Distributions declared and paid were considered to be ordinary income and approximately 16%, 35%, 35% , 46% and 0%, respectively, were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for the periods presented are required to be or have been treated by the Company as return of capital for purposes of calculating the Stockholders’ 8% Return on Invested Capital. Due to the fact that the Company had not yet acquired all of its Properties and was still in the offering stage as of June 30, 2003, the characterization of Distributions for federal income tax purposes is not necessarily considered by management to be representative of the characterization of Distributions in future periods. In addition, the characterization for federal income tax purposes of Distributions declared for the six months ended June 30, 2003, may not be indicative of the results that may be expected for the year ended December 31, 2003.

(4)	Cash distributions are declared by the Board of Directors and generally are based on various factors, including cash available from operations. For the six months ended June 30, 2003, and the years ended December 31, 2002, 2001, 2000 and 1999, approximately 0%, 21%, 39%, 55% and 100%, respectively, of cash distributions represent a return of capital in accordance with GAAP. Cash distributions treated as a return of capital on a GAAP basis represent the amount of cash distributions in excess of net earnings on a GAAP basis, including deductions for depreciation expense. The Company has not treated such amounts as a return of capital for purposes of calculating Invested Capital and the Stockholders’ 8% Return.

(5)	Distributions declared and paid for the years ended December 31, 2002, 2001 and 2000, represent a distribution rate of 7%, 7% and 5.785%, respectively, of Invested Capital.

FEDERAL INCOME TAX CONSIDERATIONS

TAXATION OF STOCKHOLDERS

Taxable Domestic Stockholders.

        The following paragraph is inserted following the fifth paragraph under the heading “Federal Income Tax Considerations — Taxation of Stockholders — Taxable Domestic Stockholders” on page 144 of the Prospectus.

        Recently enacted tax legislation lowers the maximum individual tax rate on capital gains and “qualified dividend income” to 15%. Capital gains on sales of Company Shares by individuals and “capital gain” dividends received by individuals will be eligible for the reduced 15% rate (except to the extent of the portion of capital gain dividend attributable to depreciation recapture on sales of real property which will continue to be taxed at a rate of 25%). Ordinary dividend distributions made by the Company will be treated as “qualified dividend income” and eligible for the 15% maximum rate only to the extent attributable to taxable income of the Company on which a corporate level tax has been imposed, e.g. dividend income received by the Company from a non-REIT U.S. “C”-corporation including a TRS, income of the Company subject to a “built-in-gains” tax in the prior taxable year (net of the taxes paid by the Company on such income), and taxable income retained by the Company in the prior taxable year (net of the taxes paid by the Company on such income). Generally the Company does not elect to retain taxable income in excess of the amount required to be distributed for REIT qualification purposes.

EXPERTS

        The following paragraph is inserted following the third paragraph under the heading “Experts” on page 156 of the Prospectus.

        The combined financial statements of Marriott Senior Living Services Nine Communities at January 3, 2003 and December 28, 2001, and for each of the three fiscal years in the period ended January 3, 2003, included in this Prospectus Supplement and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in auditing and accounting.

        The combined financial statements of Sunrise Senior Living Services Fourteen Communities at December 31, 2002 and for the year then ended, included in this Prospectus Supplement and Registration Statement have been audited by Ernst & Young, LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in auditing and accounting.

INDEX TO FINANCIAL STATEMENTS

CNL RETIREMENT PROPERTIES, INC.

Page
Pro Forma Consolidated Financial Information (unaudited):
Pro Forma Consolidated Balance Sheet as of June 30, 2003	F-2
Pro Forma Consolidated Statement of Earnings for the six months ended June 30, 2003	F-3
Pro Forma Consolidated Statement of Earnings for the year ended December 31, 2002	F-4
Notes to Pro Forma Consolidated Financial Statements for the six months ended June 30,
2003 and the year ended December 31, 2002	F-5
Interim Unaudited Condensed Consolidated Financial Statements as recently filed in
CNL Retirement Properties, Inc.'s June 30, 2003 Form 10-Q:
Condensed Consolidated Balance Sheets as of June 30, 2003 and December 31, 2002	F-11
Condensed Consolidated Statements of Earnings for the quarters and six months ended
June 30, 2003 and 2002	F-12
Condensed Consolidated Statements of Stockholders' Equity for the six months ended
June 30, 2003 and the year ended December 31, 2002	F-13
Condensed Consolidated Statements of Cash Flows for the six months ended June 30,
2003 and 2002	F-14
Notes to Condensed Consolidated Financial Statements for the six months ended
June 30, 2003 and 2002	F-15

PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

The following Unaudited Pro Forma Consolidated Balance Sheet of CNL Retirement Properties, Inc. and its subsidiaries (the “Company”) gives effect to (i) the receipt of $308,275,000 in gross offering proceeds from the sale of 30,827,500 additional shares for the period July 1, 2003 through September 30, 2003, the accrual of related offering expenses, acquisition fees and miscellaneous acquisition expenses, borrowings of $217,538,000 under mortgage notes payable and (ii) the application of such funds and cash on hand as of June 30, 2003, to purchase 40 Properties, all as reflected in the pro forma adjustments described in the related notes. The Unaudited Pro Forma Consolidated Balance Sheet as of June 30, 2003, has been adjusted to give effect to the transactions in (i) and (ii) above as if they had occurred on June 30, 2003.

The Unaudited Pro Forma Consolidated Statements of Earnings for the quarter ended June 30, 2003 and the year ended December 31, 2002, include the historical operating results of the Properties described in (ii) above, as well as 54 properties purchased by the Company prior to June 30, 2003, from the date of their acquisition (or for the pending acquisitions, from the date they became probable of being acquired) plus operating results from (A) the later of (i) the date the Properties became operational by the previous owners or (ii) January 1, 2002, to (B) the earlier of (i) the date the Properties were acquired by (or for the pending acquisitions, became probable of being acquired by) the Company or (ii) the end of the pro forma period presented (the “Pro Forma Period”).

This pro forma consolidated financial information is presented for informational purposes only and does not purport to be indicative of the Company’s financial results or condition if the various events and transactions reflected herein had occurred on the dates or been in effect during the periods indicated. This pro forma consolidated financial information should not be viewed as indicative of the Company’s financial results or conditions in the future.

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
JUNE 30, 2003
(in thousands, except per share data)

ASSETS	Historical	Pro Forma Adjustments		Pro Forma
Investment Properties:
Accounted for using the operating method, net	$642,610	$302,000	(b)	$962,702
		18,092	(b)
Accounted for using the direct financing method (d)	142,737	184,500	(b)	337,617
		10,380	(b)
Cash and cash equivalents	147,727	269,741	(a)	132,568
		(285,812)	(b)
		912	(c)
Restricted cash	2,203	—		2,203
Notes and other receivables	7,090	—		7,090
Investment in unconsolidated subsidiary	115	—		115
Loan costs, net	3,249	719	(b)	3,968
Accrued rental income	5,342	—		5,342
Other assets	9,671	13,872	(a)	11,202
		16,131	(b)
		(28,472)	(b)

	$960,744	$502,063		$1,462,807

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Line of credit	$20,000	$—		$20,000
Mortgages payable	91,469	217,538	(b)	309,007
Lifecare bonds payable	89,051	—		89,051
Due to related parties	3,497	—		3,497
Accounts payable and accrued expenses	1,403	—		1,403
Security deposits	7,060	912	(c)	7,972
Rents paid in advance	107	—		107

Total liabilities	212,587	218,450		431,037

Stockholders' equity:
Preferred stock, without par value
Authorized and unissued 3,000 shares	—	—		—
Excess shares, $0.01 par value per share
Authorized and unissued 103,000 shares	—	—		—
Common stock, $0.01 par value per share
Authorized 450,000 shares; issued
83,907 and outstanding 83,820 shares;
issued 114,735 and outstanding 114,648
shares, as adjusted	838	308	(a)	1,146
Capital in excess of par value	750,577	307,967	(a)	1,033,882
		(24,662)	(a)
Accumulated distributions in excess of net earnings	(3,258)	—		(3,258)

Total stockholders' equity	748,157	283,613		1,031,770

	$960,744	$502,063		$1,462,807

See accompanying notes to unaudited pro forma consolidated financial statements.

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
SIX MONTHS ENDED JUNE 30, 2003
(in thousands, except per share data)

	Historical	Pro Forma Adjustments		Pro Forma
Revenues:
Rental income from operating leases	$24,362	$22,946	(1)	$47,308
Earned income from direct financing leases(2)	7,793	12,412	(1)	20,205
Contingent rent	27	—		27
FF&E reserve income	857	1,200	(3)	2,057
Interest and other income	595	(498)	(4)	97

	33,634	36,060		69,694

Expenses:
Interest	2,211	7,849	(5)	10,060
General operating and administrative	2,181	—		2,181
Property expenses	19	—		19
Asset management fees to related party	1,505	1,633	(6)	3,138
Depreciation and amortization	6,320	5,746	(7)	12,066

	12,236	15,228		27,464

Earnings Before Equity in Earnings of
Unconsolidated Subsidiary	21,398	20,832		42,230
Equity in Earnings of Unconsolidated
Subsidiary	19	—		19

Net Earnings	$21,417	$20,832		$42,249

Net Earnings Per Share of Common Stock
(Basic and Diluted)(9)	$0.35			$0.48

Weighted Average Number of Shares of Common
Stock Outstanding (Basic and Diluted)(9)	61,777			88,603

See accompanying notes to unaudited pro forma consolidated financial statements.

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
YEAR ENDED DECEMBER 31, 2002
(in thousands, except per share data)

	Historical	Pro Forma Adjustments		Pro Forma
Revenues:
Rental income from operating leases	$13,258	$80,235	(1)	$93,493
Earned income from direct financing leases (2)	3,520	36,305	(1)	39,825
Contingent rent	8	—		8
FF&E reserve income	153	3,318	(3)	3,471
Interest and other income	1,913	(1,722)	(4)	191

	18,852	118,136		136,988

Expenses:
Interest	1,409	18,260	(5)	19,669
General operating and administrative	1,389	—		1,389
Property expenses	23	—		23
Asset management fees to related party	771	5,449	(6)	6,220
Depreciation and amortization	3,461	20,837	(7)	24,298

	7,053	44,546		51,599

Earnings Before Equity in Earnings of
Unconsolidated Subsidiary and Minority Interest
in Earnings of Consolidated Joint Ventures	11,799	73,590		85,389
Equity in Earnings of Unconsolidated Subsidiary	5	—		5
Minority Interest in Earnings of Consolidated
Joint Ventures	(433)	433	(8)	—

Net Earnings	$11,371	$74,023		$85,394

Net Earnings Per Share of Common
Stock (Basic and Diluted) (9)	$0.52			$0.97

Weighted Average Number of Shares of Common
Stock Outstanding (Basic and Diluted) (9)	22,035			88,458

See accompanying notes to unaudited pro forma consolidated financial statements.

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2003 AND
THE YEAR ENDED DECEMBER 31, 2002 (in thousands, except per share data)

Unaudited Pro Forma Consolidated Balance Sheet:

(a)	Represents gross proceeds of $308,275 from the sale of 30,828 shares during the period July 1, 2003 through September 30, 2003, and the payment of $38,534 for (i) related acquisition fees of $13,872 (4.5% of gross proceeds) which are reflected in other assets, (ii) selling commissions of $23,121 (7.5% of gross proceeds) and (iii) marketing support fees of $1,541 (0.5% of gross proceeds) which have been netted against stockholders’ equity.

(b)	Represents the use of $285,812 of cash and cash equivalents and borrowings of $217,538 under mortgage notes payable (i) to purchase 40 properties for $486,500, and (ii) to pay loan costs of $719, acquisition fees on permanent financing (4.5% of permanent financing) of $9,789 and $6,342 in miscellaneous acquisition costs incurred in conjunction with the purchase of the properties. Also represents the reclassification of $4,040 in miscellaneous acquisition costs and $14,052 in acquisition fees to properties subject to operating leases and the reclassification of $1,286 in miscellaneous acquisition costs and $9,094 in acquisition fees to net investment in direct financing leases.

	Purchase Price	Acquisition Fees and Closing Costs Allocated to Investment	Total
Balmoral Assisted Living Community in Palm Harbor, FL	$12,175	$805	$12,980
ARC Somerby Portfolio Properties	73,260	4,920	78,180
GreenTree Portfolio Properties	22,956	1,460	24,416
Sunrise Portfolio Four Properties	149,277	8,852	158,129
Additional Sunrise Portfolio Four Properties	29,552	820	30,372
Sunrise of Santa Rosa in Santa Rosa, CA	9,280	590	9,870
Dogwood Forest of Dunwoody in Dunwoody, GA	5,500	645	6,145

Properties subject to operating leases	302,000	18,092	320,092

Sunrise Portfolio Three Properties	184,500	10,380	194,880

Investment in direct financing leases	184,500	10,380	194,880

	$486,500	$28,472	$514,972

(c)	Represents security deposits in an aggregate amount of $912 received from the lessees in conjunction with the acquisition of the GreenTree Portfolio Properties.

(d)	In accordance with generally accepted accounting principles, leases in which the present value of future minimum lease payments equals or exceeds 90 percent of the value of the related properties are treated as direct financing leases rather than as properties on operating leases. The direct financing leases have initial terms ranging from 21.5 to 35 years and certain leases contain provisions that allow the lessees to elect to purchase the properties at the end of the lease term for the Company’s initial investment amount. These leases also permit the Company to require the lessees to purchase the properties at the end of the lease term for the same amount. The categorization of the leases has no effect on the rental payments due under the leases.

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2003 AND
THE YEAR ENDED DECEMBER 31, 2002 (in thousands, except per share data)

Unaudited Pro Forma Consolidated Statements of Earnings:

(1)	Represents adjustment to rental income from the operating leases and earned income from the direct financing leases for the properties acquired, and for the pending acquisitions expected to be acquired, by the Company as of September 30, 2003 (collectively, the “Pro Forma Property” or “Pro Forma Properties”) for the Pro Forma Period.

The following presents the actual date the Pro Forma Properties were acquired or made probable by the Company as compared to January 1, 2002, the date the Pro Forma Properties were treated as becoming operational as a rental property for purposes of the Pro Forma Consolidated Statement of Earnings as well as the related adjustments for the Pro Forma Periods.

	Date Acquired/Probable by the Company	Purchase Price	Pro Forma Adjustment for the Year Ended December 31, 2002	Pro Forma Adjustment for the Six Months Ended June 30, 2003
Properties subject to operating leases:
Acquired:
Holley Court Terrace in Oak Park, IL	February 11, 2002	$18,469	$238	$—
Homewood Residence in Coconut Creek, FL	February 11, 2002	9,688	110	—
Heritage Club in Greenwood Village, CO	March 22, 2002	17,865	496	—
Marriott Portfolio One Properties a	May 16 & 17, 2002	58,800	2,217	—
Brooksby Village in Peabody, MA	October 10, 2002	17,384	2,885	—
Homewood Residence in Nashville, TN	November 1, 2002	8,958	882	—
Marriott Portfolio Two Properties	December 20, 2002	89,359	10,051	—
Fox Run Village in Novi, MI	February 28, 2003	17,000	2,669	447
Summit Portfolio Properties	March 27, 2003	52,000	6,152	1,455
Additional Marriott Portfolio Two Properties	March 28, 2003	254,575	20,56	4,759
Brighton Gardens of Saddle River, NJ	March 31, 2003	12,750	1,639	405
Ann's Choice Continuing Care Retirement
Community in Warminster, PA	June 2, 2003	19,500	3,411	1,419
Balmoral Assisted Living Community in
Palm Harbor, FL	July 8, 2003	12,175	1,213	606
ARC Somerby Portfolio Properties	August 25, 2003	73,260	8,771	4,386
GreenTree Portfolio Properties	September 5 & 11, 2003	22,956	3,019	1,510
Sunrise Portfolio Four Properties	September 30, 2003	149,277	14,097	7,048
Additional Sunrise Portfolio Four Properties	September 30, 2003	29,552	—	—
Probable:
Sunrise of Santa Rosa in Santa Rosa, CA	September 16, 2003	9,280	1,067	533
Dogwood Forest of Dunwoody in
Dunwoody, GA	September 16, 2003	5,500	756	378

		$878,348	$80,235	$22,946

Investment in direct financing leases:
Acquired:
Prime Care Portfolio Properties	September 30, 2002	$105,250	$10,561	$—
Prime Care Portfolio Two Properties	March 31, 2003	22,635	2,934	744
Sunrise Portfolio Three Properties	August 29, 2003	184,500	22,810	11,668

		$312,385	$36,305	$12,412

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2003 AND
THE YEAR ENDED DECEMBER 31, 2002 (in thousands, except per share data)

Unaudited Pro Forma Consolidated Statements of Earnings – Continued:

[a] Prior to December 20, 2002, the Marriott Portfolio One Properties were owned through a consolidated joint venture (the “Joint Venture”) in which the Company owned a 76.75 percent interest. On December 20, 2002, the Company purchased the remaining 23.25 percent minority interest for $8,500. See Note (8).

The adjustment to rental income from operating leases for the year ended December 31, 2002, includes $2,217 relating to the Marriott Portfolio One Properties. If the operating cash flows of the Marriott Portfolio One Properties are not sufficient to fund rental payments due under the lease agreements, amounts are required to be funded by Marriott International, Inc. or its subsidiaries under the terms of a rental payment guarantee arrangement. The pro forma adjustment to rental income from operating leases for the year ended December 31, 2002, includes assumed funding amounts under the guarantee of $1,381 based on the actual historical operating cash flows of the Marriott Portfolio One Properties during the Pro Forma Periods.

Certain leases provide for the payment of percentage rent in addition to base rental income; however, no percentage rent was due under the leases for the Pro Forma Properties during the period the Company was assumed to have held the Pro Forma Properties.

(2)	See Note (d) under “Unaudited Pro Forma Consolidated Balance Sheet” above.

(3)	Represents adjustments to reserve funds, which will be used for the replacement and renewal of furniture, fixtures and equipment relating to certain Properties (the “FF&E Reserve”). The funds in the FF&E Reserve and all property purchased with funds from the FF&E Reserve will be paid, granted and assigned to the Company.

(4)	Represents adjustment to interest income due to the decrease in the amount of cash available for investment in interest bearing accounts after the purchase of the Pro Forma Properties. The pro forma adjustment is based upon the fact that interest income from interest bearing accounts was earned at a rate of approximately two percent per annum by the Company during the six months ended June 30, 2003 and the year ended December 31, 2002.

(5)	Represents adjustment to interest expense for mortgage loans for the Pro Forma Period based on the following terms:

	Mortgage Loan	Interest Rate	Pro Forma Adjustment for the Year Ended December 31, 2002	Pro Forma Adjustment for the Six Months Ended June 30, 2003
Holley Court Terrace in	$12,974	Floating at 350 basis	$90	$—
Oak Park, IL, maturing		points over the 30-day
October 2003		LIBOR, with a LIBOR
floor of 3.50. If
30-day LIBOR falls below
2.60, interest rate will
be 30-day LIBOR plus 440
basis points. During
the Pro Forma Period,
the interest rate varied
from 6.23% to 6.28%.

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2003 AND
THE YEAR ENDED DECEMBER 31, 2002 (in thousands, except per share data)

Unaudited Pro Forma Consolidated Statements of Earnings – Continued:

	Mortgage Loan	Interest Rate	Pro Forma Adjustment for the Year Ended December 31, 2002	Pro Forma Adjustment for the Six Months Ended June 30, 2003
Marriott	$23,520	Floating at 186 basis	$ 381	$ —
Portfolio One		points over the rate of
Properties maturing		commercial paper graded
June 2007		A1 by Standard & Poors
or F1 by Fitch IBCA.
During the Pro Forma
Period, the interest
rate varied from 2.63%
to 3.81%.
Heritage Club in	9,100	6.50%, with principal	386	—
Greenwood Village, CO,		and interest payable
maturing December 2006		monthly.
Prime Care Portfolio	20,635	7.83%, with principal	1,413	359
Two Properties maturing		and interest payable
October 2008		monthly.
Prime Care Portfolio	20,000	Floating at 250 basis	859	159
Properties, maturing		points over the 30-day
March 2005		LIBOR. During the Pro
Forma Period, the
interest rate varied
from 3.88% to 4.38%.
Summit Portfolio	26,000	Floating at 325 basis	1,308	318
Properties, maturing		points over the 30-day
March 2005		LIBOR with a minimum
interest rate of 5% and
principal and interest
payable monthly.
During the Pro Forma
Period, the interest
rate varied from 5.0%
to 5.13%.

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2003 AND
THE YEAR ENDED DECEMBER 31, 2002 (in thousands, except per share data)

Unaudited Pro Forma Consolidated Statement of Earnings – Continued:

	Mortgage Loan	Interest Rate	Pro Forma Adjustment for the Year Ended December 31, 2002	Pro Forma Adjustment for the Six Months Ended June 30, 2003
ARC Somerby Portfolio	$50,400	5.79% with principal and	$2,655	$1,429
Properties, maturing		interest payable
June 2013		monthly.
Sunrise Portfolio Three	92,500	5.13% the first year,	5,690	2,845
Properties, maturing		5.38% the second year,
July 2010		6.06% the third year
		with standard 3%
		increases to the per
		annum rate each calendar
		year thereafter to
		maturity. Monthly
		interest only payments
		through 2005 with
		principal and interest
		payable monthly for the
		remaining term of the
		loan.
Sunrise Portfolio Four	74,638	Fixed interest rate at	5,478	2,739
Properties, maturing		date of funding of 250
seven years from funding		basis points over the
date		seven-year U.S. Treasury
		rate. Monthly interest
		only payments for first
		two years with principal
		and interest payable
		monthly for the
		remaining term of the
		loan. During the Pro
		Forma Period, the
		interest rate was 7.34%.

			$18,260	$7,849

If the interest rates on variable rate loans would have increased by 0.125% during the Pro Forma Period, interest expense would have increased by $50 and $255 for the six months ended June 30, 2003 and the year ended December 31, 2002, respectively.

(6)	Represents increase in asset management fees relating to the Pro Forma Properties for the Pro Forma Period. Asset management fees are equal to 0.60% per year of the Company’s Real Estate Asset Value as defined in the Company’s prospectus.

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2003 AND
THE YEAR ENDED DECEMBER 31, 2002 (in thousands, except per share data)

Unaudited Pro Forma Consolidated Statement of Earnings — Continued:

(7)	Represents increase in depreciation expense of the buildings and the furniture, fixture and equipment (“FF&E”) portions of the Pro Forma Properties accounted for as operating leases using the straight-line method of $5,587 and $19,588 for the six months ended June 30, 2003, and the year ended December 31, 2002, respectively. The buildings and FF&E are depreciated over useful lives of 40 and seven years, respectively. Also represents amortization of the loan costs of $159 and $1,249 for the six months ended June 30, 2003, and the year ended December 31, 2002, respectively, on related mortgage loans, amortized during the Pro Forma Period under the straight-line method (which approximates the effective interest method) over the life of the loan.

The following presents the amount of land, building, construction in progress (“CIP”) and FF&E for each of the Pro Forma Properties accounted for as operating leases:

	Land	Building	CIP	FF&E
Holley Court Terrace in Oak Park, IL	$2,144	$16,919	$--	$447
Homewood Residence in Coconut Creek, FL	1,683	7,981	--	559
Heritage Club in Greenwood Village, CO	1,965	17,943	--	942
Marriott Portfolio One Properties	6,022	55,486	--	1,530
Brooksby Village in Peabody, MA	18,345	--	--	--
Homewood Residence in Nashville, TN	464	8,350	--	631
Marriott Portfolio Two Properties	16,201	75,003	--	4,714
Additional Marriott Portfolio Two Properties	50,817	206,388	--	9,410
Fox Run Village in Novi, MI	17,889	--	--	--
Summit Portfolio Properties	3,230	52,053	--	1,085
Brighton Gardens in Saddle River, NJ	2,156	10,941	--	511
Ann's Choice Continuing Care Retirement	--
Community in Warminster, PA	20,567	--	--	--
Balmoral Assisted Living Community in Palm
Harbor, FL	1,002	11,602	--	376
ARC Somerby Portfolio Properties	3,404	71,577	--	3,199
GreenTree Portfolio Properties	1,281	22,760	--	375
Sunrise Portfolio Four Properties	19,932	130,137	--	8,060
Additional Sunrise Portfolio
Four Properties	10,057	--	19,879	436
Sunrise of Santa Rosa in Santa Rosa, CA	2,521	7,002	--	347
Dogwood Forest of Dunwoody in
Dunwoody, GA	809	5,131	--	205

(8)	Represents adjustment to minority interest for the purchase of the 23.25 percent minority interest in a Joint Venture in which the Company initially owned a 76.75% interest.

(9)	Historical earnings per share were calculated based upon the weighted average number of shares of common stock outstanding during the six months ended June 30, 2003 and the year ended December 31, 2002. As a result of receipt of gross proceeds from the sale of shares during the period July 1, 2003 through September 30, 2003, as described in Note (a) above, which were available to acquire the Pro Forma Properties described in Note (b) above, pro forma earnings per share were calculated based upon the weighted average number of shares of common stock outstanding, as adjusted for the subsequent sale and redemption of shares, during the six months ended June 30, 2003 and the year ended December 31, 2002 needed to fund the purchase of the Pro Forma Properties.

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(in thousands, except per share data)

	June 30, 2003	December 31, 2002
ASSETS

Investment properties:
Accounted for using the operating method, net	$642,610	$272,484
Accounted for using the direct financing method	142,737	115,783
Cash and cash equivalents	147,727	40,800
Restricted cash	2,203	1,685
Notes and other receivables	7,090	3,192
Investment in unconsolidated subsidiary	115	154
Loan costs, less accumulated amortization of $567 and $89	3,249	1,220
Accrued rental income	5,342	1,472
Other assets	9,671	4,975

	$960,744	$441,765

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
Mortgages payable	$91,469	$45,327
Bonds payable	89,051	—
Line of credit	20,000	—
Due to related parties	3,497	348
Accounts payable and accrued expenses	1,403	1,337
Security deposits	7,060	4,867
Rent paid in advance	107	91

Total liabilities	212,587	51,970

Commitments and contingencies (Note 6)

Stockholders' equity:
Preferred stock, without par value
Authorized and unissued 3,000,000 shares	—	—
Excess shares, $.01 par value per share
Authorized and unissued 103,000,000 shares	—	—
Common stock, $.01 par value per share
Authorized 100,000 shares, issued 83,907 and 44,255 shares,
respectively, outstanding 83,820 and 44,211 shares, respectively	838	442
Capital in excess of par value	750,577	393,308
Accumulated distributions in excess of net earnings	(3,258)	(3,955)

Total stockholders' equity	748,157	389,795

	$960,744	$441,765

        See accompanying notes to condensed consolidated financial statements.

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(UNAUDITED)
(in thousands, except per share data)

	Quarter Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
Revenues:
Rental income from operating leases	$16,115	$2,977	$24,362	$4,378
Earned income from direct financing leases	4,285	—	7,793	—
Contingent rent	18	—	27	—
FF&E reserve income	530	24	857	33
Interest and other income	182	305	595	562

	21,130	3,306	33,634	4,973

Expenses:
Interest	1,630	263	2,211	372
General operating and administrative	1,533	303	2,181	549
Property expenses	7	—	19	—
Asset management fees to related party	951	143	1,505	208
Depreciation and amortization	4,102	794	6,320	1,212

	8,223	1,503	12,236	2,341

Earnings Before Equity in Earnings of Unconsolidated
Subsidiary and Minority Interest	12,907	1,803	21,398	2,632
Equity in Earnings of Unconsolidated Subsidiary	6	(2)	19	(2)

Minority Interest	—	(99)	—	(99)

Net Earnings	$12,913	$1,702	$21,417	$2,531

Net Earnings Per Share of Common Stock
(Basic and Diluted)	$0.18	$0.11	$0.35	$0.20

Weighted Average Number of Shares of
Common Stock Outstanding (Basic and Diluted)	71,770	15,946	61,777	12,832

        See accompanying notes to condensed consolidated financial statements.

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
Six Months Ended June 30, 2003 and Year Ended December 31, 2002
(UNAUDITED)
(in thousands, except per share data)

	Common stock		Capital in	Accumulated distributions
	Number of shares	Par Value	excess of par value	in excess of net earnings	Total

Balance at December 31, 2001	7,134	$71	$61,786	$(947)	$60,910

Subscriptions received for common
stock through public offerings and
distribution reinvestment plan	37,114	371	370,764	—	371,135

Retirement of common stock	(37)	—	(343)	—	(343)

Stock issuance costs	—	—	(38,899)	—	(38,899)

Net earnings	—	—	—	11,372	11,372

Distributions declared and paid
($0.7002 per share)	—	—	—	(14,380)	(14,380)

Balance at December 31, 2002	44,211	442	393,308	(3,955)	389,795

Subscriptions received for common
stock through public offerings and
distribution reinvestment plan	39,653	396	396,128	—	396,524

Retirement of common stock	(44)	—	(401)	—	(401)

Stock issuance costs	—	—	(38,458)	—	(38,458)

Net earnings	—	—	—	21,417	21,417

Distributions declared and paid
($0.3531 per share)	—	—	—	(20,720)	(20,720)

Balance at June 30, 2003	83,820	$838	$750,577	$(3,258)	$748,157

        See accompanying notes to condensed consolidated financial statements.

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(in thousands)

	Six Months Ended June 30,
	2003	2002

Increase (decrease) in cash and cash equivalents:

Net cash provided by operating activities	$17,944	$4,896

Investing activities:
Investment in land, buildings and equipment on
operating leases	(267,321)	(92,398)
Investment in direct financing leases	(2,000)	—
Payment of acquisition fees and costs	(25,324)	(8,273)
Collection of note receivable	2,000	—
Investment in unconsolidated subsidiary	—	(302)
Distributions received from unconsolidated subsidiary	53	—
Increase in restricted cash	(518)	(295)

Net cash used in investing activities	(293,110)	(101,268)

Financing activities:
Proceeds from borrowings on mortgages payable	26,000	23,520
Principal payments on mortgages payable	(493)	(77)
Payment of loan costs	(2,506)	(586)
Proceeds from borrowings on line of credit	71,370	—
Repayments on line of credit	(51,370)	—
Contributions received from minority interest	—	8,500
Subscriptions received from stockholders	396,524	126,878
Payment of stock issuance costs	(36,312)	(15,150)
Distributions to stockholders	(20,720)	(4,139)
Retirement of common stock	(400)	(26)

Net cash provided by financing activities	382,093	138,920

Net increase in cash and cash equivalents	106,927	42,548
Cash and cash equivalents at beginning of period	40,800	26,721

Cash and cash equivalents at end of period	$147,727	$69,269

Supplemental schedule of non-cash
investing and financing activities:

Mortgage assumed on property purchased	$20,635	$12,974

Bonds assumed on property purchased	$88,511	$—

        See accompanying notes to condensed consolidated financial statements.

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Six Months Ended June 30, 2003 and 2002
(UNAUDITED)

1.     Summary of Significant Accounting Policies:

Organization – CNL Retirement Properties, Inc. is a corporation, which was organized pursuant to the laws of the State of Maryland on December 22, 1997. CNL Retirement GP Corp. and CNL Retirement LP Corp. are wholly owned subsidiaries of CNL Retirement Properties, Inc., each of which were organized pursuant to the laws of the State of Delaware in December 1999. CNL Retirement GP Corp. and CNL Retirement LP Corp. are the general and limited partner, respectively, of CNL Retirement Partners, LP. CNL Retirement Partners, LP is a Delaware limited partnership formed in December 1999. Properties acquired are generally expected to be held by CNL Retirement Partners, LP or its wholly owned subsidiaries and, as a result, owned by CNL Retirement Properties, Inc. through such entities. Certain other corporations, which are wholly owned subsidiaries of CNL Retirement Properties, Inc., have been formed to serve as the general partner of various other wholly owned subsidiaries which have been or will be formed for the purpose of acquiring future properties. The term “Company”includes CNL Retirement Properties, Inc. and its subsidiaries, CNL Retirement GP Corp., CNL Retirement LP Corp., CNL Retirement Partners, LP and each of their subsidiaries. The Company operates for federal income tax purposes as a real estate investment trust (a “REIT”).

The Company acquires investment properties (the “Property” or “Properties”) related to health care and seniors’ housing facilities primarily located across the United States of America. The Properties may include congregate living, assisted living and skilled nursing facilities, continuing care retirement communities and life care communities, medical office buildings and walk-in clinics and similar types of health care related facilities. The Company may provide mortgage financing (“Mortgage Loans”) in the aggregate principal amount of approximately 5 to 10 percent of the Company’s total assets and may offer furniture, fixture and equipment financing (“Secured Equipment Leases”) to operators of retirement and medical Properties. The Company has retained CNL Retirement Corp. (the “Advisor”) as its advisor to provide management, acquisition, advisory and administrative services.

Basis of Presentation – The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-Q. Accordingly, they do not include all of the information and note disclosures required by accounting principles generally accepted in the United States of America for complete financial statements. The condensed consolidated financial statements reflect all adjustments, consisting of normal recurring adjustments, which are, in the opinion of management, necessary for a fair statement of the results for the interim periods presented. Operating results for the six months ended June 30, 2003, may not be indicative of the results that may be expected for the year ending December 31, 2003. Amounts included in the financial statements as of December 31, 2002, have been derived from audited financial statements as of that date.

These unaudited condensed consolidated financial statements should be read in conjunction with the financial statements and notes thereto included in the Report on Form 10-K of CNL Retirement Properties, Inc. and its subsidiaries for the year ended December 31, 2002. The accompanying unaudited condensed consolidated financial statements include the accounts of CNL Retirement Properties, Inc. and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated.

Bonds Payable – In connection with the acquisition of two continuing care retirement communities (“CCRC’s”), the Company assumed non-interest bearing life care bonds payable to certain residents of the CCRC’s. Generally, the bonds are refundable to a resident upon the resident moving out of the CCRC or to a resident’s estate upon the resident’s death. In some instances, the bonds are not refundable until the unit has been successfully remarketed to a new resident. The Company expects to issue new bonds to future residents and the proceeds received from the issuance of the new bonds will be used to retire the existing bonds. As the maturity of these obligations is not determinable, interest is not imputed on these obligations.

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS – CONTINUED
Six Months Ended June 30, 2003 and 2002
(UNAUDITED)

1.     Summary of Significant Accounting Policies – Continued:

Critical Accounting Policies – Management reviews its Properties and loans for impairment or potential loss as events or circumstances indicate that the carrying amount of the assets may not be recoverable. Management compares the estimated future undiscounted cash flows, including the residual value of the Property or collateral, with the carrying cost of the individual asset. If impairment is indicated, the assets are adjusted to the estimated fair value.

New Accounting Standards – In January 2003, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 46 (“FIN 46”), “Consolidation of Variable Interest Entities,” to expand upon and strengthen existing accounting guidance that addresses when a company should include the assets, liabilities and activities of another entity in its financial statements. To improve financial reporting by companies involved with variable interest entities (more commonly referred to as special-purpose entities or off-balance sheet structures), FIN 46 requires that a variable interest entity be consolidated by a company if that company is subject to a majority risk of loss from the variable interest entity’s activities or entitled to receive a majority of the entity’s residual returns or both. The consolidation requirements of FIN 46 apply immediately to variable interest entities created after January 31, 2003, and to older entities in the first fiscal year or interim period beginning after December 15, 2003. The consolidation of certain tenant operating activities, if required, is not expected to have a significant effect on the Company’s financial position or results of operations.

In May 2003, the FASB issued FASB Statement No.150 (“FASB 150”), “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.” FASB 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. FASB 150 requires issuers to classify certain financial instruments as liabilities (or assets in some circumstances) that previously were classified as equity. Financial instruments covered by FASB 150 include shares that are mandatorily redeemable, and other financial instruments that contain obligations to repurchase outstanding shares or contain conditional obligations that require settlement by issuance of a variable number of that issuer’s shares. FASB 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatorily redeemable financial instruments of non-public entities which are subject to its provisions for the first fiscal period beginning after December 15, 2003. The adoption of this statement is not expected to have a significant impact on the financial position or results of operations of the Company.

2.     Public Offerings:

From its formation in December 1997 through April 3, 2003, the Company commenced and completed three public offerings of common stock pursuant to which it received subscription proceeds of $614,718,974 (61,471,897 shares) (collectively, the “Prior Offerings”). Immediately following the completion of the third public offering on April 3, 2003, the Company commenced a fourth public offering of up to 175 million shares of common stock ($1.75 billion) (the “2003 Offering”). Of the 175 million shares of common stock offered, up to 25 million are available to stockholders purchasing shares through the reinvestment plan. The price per share and other terms of the 2003 Offering, including the percentage of gross proceeds payable (i) to the managing dealer for selling commissions and expenses in connection with the offering and (ii) to the Advisor for acquisition fees, are substantially the same as for the Company’s Prior Offerings. As of June 30, 2003, the Company had received total subscription proceeds from its Prior Offerings and the 2003 Offering of $838,872,366 (83,887,234 shares), including $2,678,011 (267,801 shares) through the reinvestment plan.

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS – CONTINUED
Six Months Ended June 30, 2003 and 2002
(UNAUDITED)

2.     Public Offerings – Continued:

On July 30, 2003, the Company filed a registration statement on Form S-11 with the Securities and Exchange Commission in connection with the proposed sale by the Company of up to 400 million shares of common stock ($4 billion) in an offering expected to commence immediately following the completion of the Company’s 2003 Offering. Of the 400 million shares of common stock to be offered, up to 50 million shares will be available to stockholders purchasing shares through the reinvestment plan.

3.     Investment Properties:

Accounted for Using the Operating Method – As of June 30, 2003, the Company owned 40 Properties that are subject to operating leases and a parcel of land on which a seniors’ housing facility is being constructed. Properties under operating leases consisted of the following at (in thousands):

	June 30, 2003	December 31, 2002

Land	$147,915	$53,312
Buildings	480,308	210,891
Equipment	22,046	11,024

	650,269	275,227
Less accumulated depreciation	(9,975)	(4,148)

	640,294	271,079
Construction in progress	2,316	1,405

	$642,610	$272,484

Operating leases generally have initial terms of 15 years and provide for minimum and contingent rent. The operating leases generally provide options that allow the tenants to renew the leases from 5 to 20 successive years subject to the same terms and conditions as the initial leases.

The leases also require minimum annual rents to increase at predetermined intervals during the lease terms. Increases in lease revenue are recognized on a straight-line basis over the terms of the leases commencing on the date the Property was placed in service. For the six months ended June 30, 2003 and 2002, the Company recognized $3,869,902 and $353,997, respectively ($2,234,382 and $223,845 of which was recognized during the quarters ended June 30, 2003 and 2002, respectively), of the straight lining of lease revenues over current contractually due amounts. These amounts are included in rental income from operating leases in the accompanying consolidated statements of earnings.

Remaining future minimum lease payments due under noncancellable operating leases at June 30, 2003 are as follows (in thousands):

2003	$28,574
2004	57,784
2005	58,792
2006	59,828
2007	61,395
Thereafter	725,538

$991,911

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS – CONTINUED
Six Months Ended June 30, 2003 and 2002
(UNAUDITED)

3.     Investment Properties – Continued:

Since the leases are renewable at the option of the tenants, the above table only presents future minimum lease payments due during the initial lease terms. In addition, this table does not include any amounts for future contingent rents, which may be received on the leases if the Properties achieve specified operating performance thresholds. The amount of contingent rent payable is based on factors such as a percentage of the tenants’ gross revenues or occupancy rates. The Company defers recognition of contingent rental income until the thresholds requiring such payments in accordance with the lease terms are met.

Accounted for Using the Direct Financing Method – As of June 30, 2003, the Company owned 13 Properties that are subject to long-term leases that have been classified as direct financing leases. The components of net investment in direct financing leases consisted of the following at June 30, 2003 (in thousands):

Minimum lease payments receivable	$746,970
Estimated residual values	132,355
Less unearned income	(736,588)

Net investment in direct financing leases	$142,737

The leases contain escalating rent provisions that when accounted for on a straight-line basis produce increases in the net investment in direct financing leases during the early terms of the leases. The direct financing leases have initial terms of 35 years and provide for minimum and contingent rent. The leases contain provisions that allow the tenants to elect to purchase the Properties at the end of the lease terms for the Company’s aggregate initial investment amount of $132,355,108 plus adjustments, if any, as defined in the lease agreements. The leases also permit the Company to require the tenants to purchase the Properties at the end of the lease terms for the same amount.

Remaining future minimum lease payments to be received on direct financing leases at June 30, 2003 are as follows (in thousands):

2003	$6,956
2004	14,365
2005	14,725
2006	15,093
2007	15,470
Thereafter	680,361

$746,970

The above table does not include any amounts for contingent rents that may be received on the leases based on a percentage of gross revenues if the Properties achieve specified occupancy rates.

For the quarter and six months ended June 30, 2003, the Company recognized $18,063 and $26,914, respectively, in contingent rent related to its investment Properties. The Company did not recognize any contingent rent during the quarter and six months ended June 30, 2002.

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS – CONTINUED
Six Months Ended June 30, 2003 and 2002
(UNAUDITED)

4.     Notes and Other Receivables:

Notes and other receivables included the following at (in thousands):

	June 30, 2003	December 31, 2002

Rental revenues receivable	$6,441	$809
Note receivable	—	2,000
Other receivables	649	345
Accrued interest receivable	—	38

	$7,090	$3,192

5.      Other Assets:

Other assets as of June 30, 2003 and December 31, 2002, were approximately $9,671,000 and $4,975,000, respectively, and consisted of miscellaneous prepaid expenses and miscellaneous acquisition costs that will be capitalized to land, buildings and equipment upon the purchase of Properties.

6.     Indebtedness and Other Contractual Obligations:

Mortgages payable collateralized by Properties consisted of the following at (in thousands):

	June 30, 2003	December 31, 2002

Mortgage payable, bearing interest at a variable rate that
ranges from 30-day LIBOR plus 350 basis points to 8.00 percent
(5.72 percent at June 30, 2003), with monthly principal and
interest payments, maturing October 2, 2003	$12,595	$12,743

Mortgage payable, bearing interest at 90-day LIBOR plus 390
basis points, with a minimum interest rate of 6.50 percent (6.50 percent at June 30, 2003), with monthly principal and interest
payments, maturing August 31, 2007	8,988	9,064

Mortgage payable, bearing interest at 143 basis points over the
30-day commercial paper rate (2.63 percent at June 30, 2003),
with monthly payments of interest only, maturing June 7, 2007	23,520	23,520

Mortgage payable, bearing interest at 30-day LIBOR plus 325
basis points, with a minimum interest rate of 5.00 percent (5.00 percent at June 30, 2003), with monthly principal and interest
payments, maturing March 31, 2005	8,682	—

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS – CONTINUED
Six Months Ended June 30, 2003 and 2002
(UNAUDITED)

6.     Indebtedness and Other Contractual Obligations – Continued:

	June 30, 2003	December 31, 2002

Mortgage payable, bearing interest at 30-day LIBOR plus 325
basis points, with a minimum interest rate of 5.00 percent (5.00 percent at June 30, 2003), with monthly principal and interest
payments, maturing March 31, 2005	8,007	—

Mortgage payable, bearing interest at 30-day LIBOR plus 325
basis points, with a minimum interest rate of 5.00 percent (5.00 percent at June 30, 2003), with monthly principal and interest
payments, maturing March 31, 2005	9,139	—

Mortgage payable, bearing interest at 7.83 percent, with monthly
principal and interest payments, maturing October 2, 2008	20,538	—

	$91,469	$45,327

The following is a schedule of contractually due amounts for all mortgages payable at June 30, 2003 (in thousands):

2003	$13,470
2004	1,671
2005	26,247
2006	1,298
2007	33,002
Thereafter	15,781

Total	$91,469

The Company has a revolving line of credit (the “Revolving LOC”) to fund the acquisition and development of Properties and investments in Mortgage Loans and other permitted investments. Under the terms of the Revolving LOC, the Company is entitled to receive cash advances of up to $85 million for a two-year period. The Revolving LOC requires payment of interest only at LIBOR plus a percentage that fluctuates, depending on the Company’s aggregate amount of debt outstanding in relation to the Company’s total assets, until maturity and is collateralized by certain Properties with a carrying value of approximately $117 million. The Revolving LOC contains provisions that allow the facility to be increased up to $125 million upon the Company pledging additional Properties as collateral. This facility has several covenants typically found in revolving loan facilities, including covenants to maintain a minimum net worth and minimum collateral value. At June 30, 2003, $20,000,000 was outstanding under the Revolving LOC at an interest rate of 3.74 percent.

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS – CONTINUED
Six Months Ended June 30, 2003 and 2002
(UNAUDITED)

6.     Indebtedness and Other Contractual Obligations – Continued:

On March 28, 2003, in connection with the purchase of two CCRC Properties, the Company assumed approximately $88.5 million in non-interest bearing bonds payable to certain residents of the two Properties. Generally, the bonds are refundable to a resident upon the resident moving out of the CCRC or to a resident’s estate upon the resident’s death. In some instances, the bonds are not refundable until the unit has been successfully remarketed to a new resident. The Company expects to issue new bonds to future residents and the proceeds received from the issuance of the new bonds will be used to retire the existing bonds. During the quarter ended June 30, 2003, the tenant of the two CCRC’s retired certain existing bonds and issued additional bonds to new residents on behalf of the Company. As of June 30, 2003, the tenant had not remitted the net cash proceeds from the retirement and issuance of the bonds during the quarter ended June 30, 2003, to the Company. A receivable due from the tenant of $545,200 has been recorded in notes and other receivable as of June 30, 2003. At June 30, 2003, approximately $89,051,000 was outstanding in bonds payable. In addition, in accordance with the lease agreements relating to these two Properties, the Company has committed to fund capital improvements up to an aggregate amount of $6,341,938.

The following table presents the Company’s commitments, contingencies and guarantees and related expiration periods as of June 30, 2003 (in thousands):

Commitments, Contingencies and Guarantees	Less than 1 Year	2-3 Years	4-5 Years	Thereafter	Total
Guarantee of unsecured
promissory note of
unconsolidated
subsidiary (1)	$ —	$ 2,493	$ —	$ —	$ 2,493
Earnout provisions (2)	—	11,834	—	—	11,834
Capital improvements
to investment
Properties	6,248	—	—	—	6,248
Pending investments (3)	84,175	—	—	—	84,175

Total Commitments,
Contingencies and
Guarantees	$90,423	$14,327	$ —	$ —	$104,750

(1)

In connection with the acquisition of a 10 percent limited partnership interest in CNL Plaza, Ltd., the Company severally guaranteed 16.67 percent, or $2,583,333, of a $15,500,000 unsecured promissory note of the limited partnership that matures November 30, 2004. As of June 30, 2003, the unsecured promissory note had an outstanding balance of $14,954,000. The Company has not been required to fund any amounts under this guarantee. In the event the Company is required to fund amounts under the guarantee, management believes that such amounts would be recoverable either from operations of the related asset or proceeds upon liquidation.

(2)

In connection with the acquisition of five Properties, the Company may be required to make additional payments (the “Earnout Amount”) if certain earnout provisions are achieved by the earnout date for each Property. The calculation of the Earnout Amount generally considers the net operating income for the Property, the Company’s initial investment in the Property and the fair value of the Property. In the event an Earnout Amount is due, the respective lease will be amended and annual minimum rent will increase accordingly.

(3)	As of June 30, 2003, the Company had commitments to acquire three Properties located in two states, subject to the fulfillment of certain conditions. See Note 12, Subsequent Events.

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS – CONTINUED
Six Months Ended June 30, 2003 and 2002
(UNAUDITED)

7.     Redemption of Shares:

The Company has a redemption plan under which the Company may elect to redeem shares, subject to certain conditions and limitations. Under the redemption plan, prior to such time, if any, as listing occurs any stockholder who has held shares for at least one year may present all or any portion equal to at least 25 percent of their shares to the Company for redemption in accordance with the procedures outlined in the redemption plan. Upon presentation, the Company may, at its option, redeem the shares, subject to certain conditions and limitations. However, at no time during a 12-month period may the number of shares redeemed by the Company exceed 5 percent of the number of shares of the Company’s outstanding common stock at the beginning of such 12-month period. During the six months ended June 30, 2003 and 2002, 43,684 and 1,281 shares, respectively of common stock were redeemed for $401,897 and $11,787 ($9.20 per share), respectively, and retired from shares outstanding of common stock.

8.     Stock Issuance Costs:

The Company has incurred offering expenses, including commissions, marketing support fees and due diligence expense reimbursements, filing fees, and legal, accounting, printing and escrow fees, which have been deducted from the gross proceeds of the offerings. Offering expenses together with selling commissions, marketing support fees, and due diligence expense reimbursements will not exceed 13 percent of the proceeds raised in connection with the Company’s offerings. During the six months ended June 30, 2003, the Company incurred $38,457,784 in offering costs, including $31,722,104 in commissions, marketing support fees and due diligence expense reimbursements (see Note 10). These amounts have been treated as stock issuance costs and charged to stockholders’ equity.

9.     Distributions:

For the six months ended June 30, 2003, approximately 84 percent of the distributions paid to stockholders were considered ordinary income and approximately 16 percent were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for the six months ended June 30, 2003, are required to be or have been treated by the Company as a return of capital for purposes of calculating the stockholders’ return on their invested capital. The characterization for tax purposes of distributions declared for the six months ended June 30, 2003, may not be indicative of the characterization of distributions that may be expected for the year ending December 31, 2003.

10.     Related Party Arrangements:

Certain directors and officers of the Company hold similar positions with the Advisor, the parent of the Advisor and the managing dealer of the Company’s public offerings, CNL Securities Corp. A director of the Company owns a controlling interest in the parent of the Advisor. These affiliates receive fees and compensation in connection with the offerings, permanent financing, and the acquisition, management and sale of the assets of the Company.

CNL Securities Corp. receives commissions amounting to 7.5 percent of the total amount raised from the sale of shares for services in connection with its Prior Offerings and the 2003 Offering, a substantial portion of which has been or will be paid as commissions to other broker-dealers. During the six months ended June 30, 2003 and 2002, the Company incurred $29,739,473 and $9,515,851, respectively, of such fees, the majority of which were reallowed to other broker-dealers.

In addition, CNL Securities Corp. is entitled to receive a marketing support fee equal to 0.5 percent of the total amount raised from the sale of shares from its Prior Offerings and the 2003 Offering, all or a portion of which may be reallowed to other broker-dealers. During the six months ended June 30, 2003 and 2002, the Company incurred $1,982,632 and $675,452, respectively, of such fees, the majority of which were reallowed to other broker-dealers.

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS – CONTINUED
Six Months Ended June 30, 2003 and 2002
(UNAUDITED)

10.     Related Party Arrangements – Continued:

CNL Securities Corp. will also receive, in connection with one of the Company’s Prior Offerings, a soliciting dealer servicing fee payable annually by the Company beginning on December 31, 2003 until such time, if any, as the Company’s common stock is listed on a national securities or over-the-counter market in the amount equal to 0.2 percent of the aggregate investment of stockholders who purchased shares in the applicable offering. CNL Securities Corp. in turn may reallow all or a portion of such fees to soliciting dealers whose clients hold shares on such date. As of June 30, 2003, no such fees had been incurred.

The Advisor receives acquisition fees for services in identifying Properties and structuring the terms of the leases and Mortgage Loans equal to 4.5 percent of gross proceeds of the offerings and loan proceeds from permanent financing, excluding that portion of the permanent financing used to finance Secured Equipment Leases. In addition, the Advisor will receive an acquisition fee equal to 4.5 percent of amounts outstanding on the line of credit, if any, at the time of listing of the Company’s common stock on a national securities exchange or over-the-counter market. During the six months ended June 30, 2003 and 2002, the Company incurred $20,824,178 and $7,350,565, respectively, of such fees, including $2,998,580 and $1,642,248, respectively, of acquisition fees on permanent financing. Such fees are included in other assets prior to being allocated to individual Properties.

The Company and the Advisor have entered into an advisory agreement pursuant to which the Advisor receives a monthly asset management fee of one-twelfth of 0.60 percent of the Company’s real estate asset value and the outstanding principal balance of any Mortgage Loan as of the end of the preceding month. During the six months ended June 30, 2003 and 2002, the Company incurred $1,504,724 and $207,975, respectively, of such fees.

The Company incurs operating expenses relating to its administration. Pursuant to the advisory agreement, the Advisor is required to reimburse the Company the amount by which the total operating expenses paid or incurred by the Company exceeds in any four consecutive fiscal quarters (the “Expense Year”) the greater of 2 percent of average invested assets or 25 percent of net income (the “Expense Cap”). Operating expenses for the Expense Years ended June 30, 2003 and 2002, did not exceed the Expense Cap.

CNL Capital Corp., an affiliate of the Advisor, is a non-voting Class C member of Century Capital Markets, LLC (“CCM”). In June 2002, CCM made the arrangements for the $23,520,000 commercial paper loan described in Note 6. The monthly interest payment due under the commercial paper loan includes a margin of 30 basis points payable to CCM for the monthly services it provides related to the administration of the commercial paper loan. CCM was paid $195,362 and $25,247 during the six months ended June 30, 2003 and 2002, respectively, related to these services.

The Company maintains bank accounts in a bank in which certain officers and directors of the Company serve as directors and are stockholders. The amounts deposited with this bank were $9,839,649 and $3,316,928 at June 30, 2003 and 2002, respectively.

The Company owns a 10 percent interest in a limited partnership, CNL Plaza, Ltd., that owns an office building located in Orlando, Florida, in which the Advisor and its affiliates lease office space. The remaining interest in the limited partnership is owned by several affiliates of the Advisor. The Company periodically receives distributions from the partnership. During the six months ended June 30, 2003, the Company received $53,465 in distributions from the partnership.

In March 2003, the Advisor’s parent company purchased a 30 percent voting membership interest in a limited liability company, which is affiliated with four of the Company’s tenants that leased 26 of the Company’s 54 Properties as of June 30, 2003. These four tenants contributed 37.6 percent of total rental income from operating leases and earned income from investments in direct financing leases for the six months ended June 30, 2003.

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS – CONTINUED
Six Months Ended June 30, 2003 and 2002
(UNAUDITED)

10.     Related Party Arrangements – Continued:

The Advisor and its affiliates provide various administrative services to the Company, including services related to accounting; financial, tax and regulatory compliance reporting; stockholder distributions and reporting; due diligence and marketing; and investor relations (including administrative services in connection with the offerings). The expenses incurred for these services were classified as follows for the six months ended June 30 (in thousands):

	2003	2002
Stock issuance costs	$2,223	$1,868
Investment properties on operating leases and other
assets	—	11
General operating and administrative expenses	580	214

	$2,803	$2,093

           Amounts due to related parties consisted of the following at:

	June 30, 2003	December 31, 2002
Due to the Advisor and its affiliates:
Expenditures incurred for offering expenses on behalf
of the Company	$ 494	$ 1
Accounting and administrative services	163	76
Acquisition fees and miscellaneous acquisition
expenses	1,042	126

	1,699	203

Due to CNL Securities Corp.:
Commissions	1,682	145
Marketing support fees and due diligence expense
reimbursements	116	—

	1,798	145

	$3,497	$348

11.     Concentration of Credit Risk:

Of the 54 Properties owned by the Company as of June 30, 2003, substantially all of the Properties are operated by either Sunrise Senior Living Services, Inc. or American Retirement Corporation (“ARC”). Forty-one Properties which were previously operated by Marriott Senior Living Services, Inc. are now operated by Sunrise Senior Living Services, Inc., a wholly owned subsidiary of Sunrise Senior Living, Inc., formerly known as Sunrise Assisted Living, Inc. (“Sunrise”). In a press release dated March 31, 2003, Sunrise announced it had acquired all of the outstanding stock of Marriott Senior Living Services, Inc. When the stock sale was completed, the long-term management agreements, which the Company’s tenants had entered into with Marriott Senior Living Services, Inc., were assumed by Sunrise Senior Living Services, Inc. Sunrise Senior Living Services, Inc. now operates all of the Company’s Properties that were previously operated by Marriott Senior Living Services, Inc.

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS – CONTINUED
Six Months Ended June 30, 2003 and 2002
(UNAUDITED)

11.   Concentration of Credit Risk – Continued:

Fifty-three of the Company’s Properties owned as of June 30, 2003, are leased to nine tenants, one of which contributed 23.6% of the Company’s total rental income from operating leases and earned income from direct financing leases for the six months ended June 30, 2003. The remaining Property owned by the Company as of June 30, 2003, is a parcel of land on which a retirement facility is being constructed.

To mitigate credit risk, certain leases are combined into portfolios that contain cross-default terms, meaning that if a tenant of any of the Properties in the portfolio defaults on its obligations under its lease, the Company may pursue its remedies under the lease with respect to any of the Properties in the portfolio. In addition, certain portfolios contain terms whereby the net operating profits of the Properties are combined for the purpose of funding rental payments due under each lease. In addition, as of June 30, 2003, the Company had approximately $7,060,000 in security deposits related to certain Properties as well as the guarantees described below.

In connection with five Properties previously operated by Marriott Senior Living Services, Inc., Marriott International, Inc. has, with certain limitations, guaranteed the tenant’s obligation to pay minimum rent due under the leases up to a maximum of $5,880,000. As of June 30, 2003, Marriott International, Inc. remained liable for the remaining guarantee balance of $3,813,675.

Marriott International, Inc. had also guaranteed a tenant’s obligation to pay minimum rent due under a lease for a Property formerly operated by Marriott Senior Living Services, Inc., up to a maximum of $2,769,780. As of June 30, 2003, Sunrise Senior Living Services, Inc. had assumed this obligation and remains liable for the guarantee balance of $876,096.

An affiliate of Prime Care Properties, LLC has guaranteed the tenants’ obligations to pay minimum rent due under 11 leases up to a maximum of $2,000,000. As of June 30, 2003, $1,096,523 of the guarantee had been used to pay rent, leaving a remaining guarantee balance of $903,477. An affiliate of Prime Care Properties, LLC has also guaranteed two tenants’ obligations to pay minimum rent due under an additional lease up to a maximum of $500,000. As of June 30, 2003, an affiliate of Prime Care Properties, LLC remained liable for the remaining guarantee balance of $302,068.

In connection with six Properties leased to wholly owned subsidiaries of ARC, ARC has unconditionally guaranteed all of the tenants’ obligations under the terms of the leases, including the payment of minimum rent.

Although the Company acquires Properties located in various states and regions and carefully screens its tenants in order to reduce risks of default, failure of these tenants, their guarantors or the ARC or Sunrise brand chains would significantly impact the results of operations of the Company. It is expected that the percentage of total rental income contributed by these tenants will decrease as additional Properties are acquired and leased to diversified tenants during subsequent periods.

12.   Subsequent Events:

On July 8, 2003, the Company acquired the Balmoral Assisted Living Community, an independent living/assisted living Property located in Palm Harbor, Florida, for $12,175,000, which is operated by Balamoral Assisted Living Community, a newly formed, thinly capitalized company, which is an affiliate of four of the Company’s tenants and in which the Advisor’s parent owns an equity interest. In connection with the purchase of this Property, the Company, as lessor, has entered into a long-term, triple-net lease agreement relating to this Property.

On July 23, 2003, the Company held its annual stockholders meeting at which a proposal to increase the number of authorized shares of common stock of the Company from 100,000,000 to 450,000,000 was approved.

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS – CONTINUED
Six Months Ended June 30, 2003 and 2002
(UNAUDITED)

12.    Subsequent Events – Continued:

On July 28, 2003, the Company borrowed an additional $1.9 million under one of its existing mortgages payable. The additional funding was subject to certain operating performance thresholds that were achieved prior to February 27, 2004, by the Property that collateralizes the debt.

Also, in July 2003, the Company entered into initial commitments to acquire 14 additional Properties for an aggregate purchase price of $184.5 million. The acquisition of these Properties is subject to the fulfillment of certain conditions. The Company plans to obtain permanent financing of approximately $92.5 million in connection with the acquisition of these Properties.

During the period July 1, 2003 through August 8, 2003, the Company received subscription proceeds for an additional 12,268,962 shares ($122,689,616) of common stock.

On July 1, 2003 and August 1, 2003, the Company declared distributions of $0.0589 per share of common stock (totaling $4,959,155 and $5,532,994, respectively), payable by September 30, 2003, to stockholders of record on July 1, 2003 and August 1, 2003, respectively.

                       INDEX TO OTHER FINANCIAL STATEMENTS

The following financial  information is filed as part of this report as a result of the Company  acquiring nine related  Properties  from Marriott  Senior Living
Services,  Inc. The Company does not own any interest in the  operations  of the communities.  For  information on the  Properties and the long-term,  triple-net leases which the Company has or expects to enter into, see "Business -- Property
Acquisitions."

Marriott Senior Living Services Nine Communities
     (Includes the Edgewood, Fairfax, Greenville, Northridge, Palm Springs, Quadrangle, Rancho Mirage,
     Salt Lake City and Yorba Linda Properties)                                                                        F-28

The following financial information is filed as part of this report as a result of the Company acquiring 14 related
Properties from several wholly owned subsidiaries of Marriott International, Inc.  The Company does not own any interest in the operations of the communities.  For information on the Properties and the long-term, triple-net leases which the
Company has entered into, see "Business — Property Acquisitions."

Sunrise Senior Living Services Fourteen Communities
     (Includes the Columbia, Atlanta-Dunwoody, Florham Park, Greensboro, Plymouth, Omaha, Prairie
     Village, St. Charles, Tampa, Rockville, Dayton, Westlake, West Orange and Wheaton Properties)                     F-40

MARRIOTT SENIOR LIVING SERVICES NINE COMMUNITIES

Combined Financial Statements

Fiscal Years ended January 3, 2003, December 28, 2001 and December 29, 2000 With
Report of Independent Auditors

Contents

Report of Independent Auditors...........................................................................F-30

Unaudited Combined Statements of Operations for the twelve
     weeks ended March 28, 2003 and March 22, 2002.......................................................F-31

Combined Statements of Operations for the fiscal years ended
     January 3, 2003, December 28, 2001 and December 29, 2000............................................F-32

Combined Balance Sheets as of March 28, 2003 (unaudited),
     January 3, 2003 and December 28, 2001...............................................................F-33

Unaudited Combined Statements of Cash Flows for the twelve
     weeks ended March 28, 2003 and March 22, 2002.......................................................F-34

Combined Statements of Cash Flows for the fiscal years ended
     January 3, 2003, December 28, 2001 and December 29, 2000............................................F-35

Combined Statement of Equity for the twelve weeks ended March 28, 2003
     (unaudited) and the fiscal years ended
     January 3, 2003, December 28, 2001 and December 29, 2000............................................F-36

Notes to Combined Statements.............................................................................F-37

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors
CNL Retirement Properties, Inc.

    We  have  audited  the  accompanying  combined  balance  sheets of  Marriott
Senior Living  Services Nine  Communities (as defined) as of January 3, 2003 and
December 28, 2001 and the related combined statements of operations, equity, and cash flows for each of the three  fiscal  years in the period  ended  January 3,
2003.  These financial  statements are the  responsibility  of the management of
Marriott  Senior  Living  Services,  Inc.  Our  responsibility  is to express an opinion on these financial statements based on our audits.

    We conducted our audits in  accordance  with  auditing  standards  generally accepted in the United States.  Those standards require that we plan and perform an audit to obtain reasonable  assurance about whether the financial  statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes  assessing the accounting  principles  used and  significant estimates  made by  management,  as well as  evaluating  the  overall  financial statement  presentation.  We believe that our audits provide a reasonable  basis for our opinion.

    In our opinion,  the financial  statements referred to above present fairly, in all material  respects,  the combined  financial  position of Marriott Senior
Living  Services Nine  Communities,  as of January 3, 2003 and December 28, 2001
and the results of their  operations  and their cash flows for each of the three fiscal years in the period ended January 3, 2003, in conformity  with accounting principles generally accepted in the United States.

                                                       /s/ Ernst & Young LLP
McLean, Virginia
March 28, 2003

                MARRIOTT SENIOR LIVING SERVICES NINE COMMUNITIES
                        COMBINED STATEMENTS OF OPERATIONS
              Twelve Weeks Ended March 28, 2003 and March 22, 2002
                                 (in thousands)
                                   (unaudited)

                                                                                   Twelve weeks ended
                                                                          --------------------------------------
                                                                            March 28, 2003     March 22, 2002
                                                                          ------------------- ------------------
     REVENUES

       Resident fees...................................................... $        19,080     $        16,720
                                                                          ------------------- ------------------

     EXPENSES
       Community operating expenses.......................................          14,127              12,432
       Depreciation and amortization......................................           1,874               1,982
       General and administrative.........................................             954                 836
       Facilities development and pre-opening.............................               -                 178
       Provision for doubtful accounts....................................              57                  56
                                                                          ------------------- ------------------
                                                                                    17,012              15,484
                                                                          ------------------- ------------------
     INCOME BEFORE INCOME TAXES  .........................................           2,068               1,236
       Provision for income taxes.........................................             807                 482
                                                                          ------------------- ------------------
     NET INCOME  ......................................................... $         1,261     $           754
                                                                          =================== ==================

                   See Notes To Combined Financial Statements

                MARRIOTT SENIOR LIVING SERVICES NINE COMMUNITIES
                        COMBINED STATEMENTS OF OPERATIONS
   Fiscal Years Ended January 3, 2003, December 28, 2001 and December 29, 2000
                                 (in thousands)

                                                                                2002                2001                2000
                                                                        --------------------- ------------------  ------------------

     REVENUES
       Resident fees....................................................   $      77,239        $     63,940       $      47,376
                                                                        --------------------- ------------------ -------------------

     EXPENSES

       Community operating expenses.....................................          57,101              47,701              33,917
       Depreciation and amortization....................................           8,706               7,953               6,452
       General and administrative.......................................           3,862               3,197               2,369
       Facilities development and pre-opening...........................             180                 907               3,373
       Provision for doubtful accounts..................................             286                 175                  79
                                                                        --------------------- ------------------ -------------------
                                                                                  70,135              59,933              46,190
                                                                        --------------------- ------------------ -------------------
     INCOME BEFORE INCOME TAXES                                                    7,104               4,007               1,186
       Provision  for income taxes......................................           2,771               1,563                 462
                                                                        --------------------- ------------------ -------------------
     NET INCOME   .....................................................    $       4,333        $      2,444       $         724
                                                                        ===================== ================== ===================

                   See Notes To Combined Financial Statements

                MARRIOTT SENIOR LIVING SERVICES NINE COMMUNITIES
                             COMBINED BALANCE SHEETS
              March 28, 2003, January 3, 2003 and December 28, 2001
                                 (in thousands)

                                                               March 28, 2003            January 3, 2003         December 28, 2001
                                                            ----------------------    ----------------------    -------------------
                                                                   (unaudited)
                          ASSETS
Current assets
   Cash and equivalents  .................................  $         1,117                 $  424                   $  1,018
   Inventories, at lower of average cost or market  ......              419                    390                        335
   Accounts receivable, net of an allowance of $390,
     $348 and $307, respectively..........................            2,381                  3,583                      2,568
   Other  ................................................              621                    327                        347
                                                              -----------------    -------------------           ------------------
     Total current assets                                             4,538                  4,724                      4,268
                                                              -----------------    -------------------           ------------------

Property and equipment, net ..............................          214,290                213,646                    220,051
Other  ...................................................            2,081                  2,000                      1,290
                                                              -----------------    -------------------           ------------------
     Total assets                                            $      220,909           $    220,370                 $  225,609
                                                             ==================    ===================           ==================

                  LIABILITIES AND EQUITY

Current liabilities

   Accounts payable  .....................................  $         2,175           $         2,143                   $  1,265
   Accrued payroll and benefits  .........................            2,380                     2,926                      2,842
   Current maturities of lifecare bonds..................             8,620                     8,620                      8,669
   Current portion of deferred revenue from
     nonrefundable lifecare fees..........................            9,347                     9,162                      8,025
   Other accrued expenses.................................            2,082                     2,243                      2,230
                                                             ------------------     -------------------         ------------------
     Total current liabilities                                       24,604                    25,094                     23,031
                                                             ------------------     -------------------         ------------------

Lifecare bonds............................................           79,080                    79,459                     80,114
Deferred revenue from nonrefundable lifecare fees.........           17,516                    17,099                     15,875
Security deposits.........................................              116                       133                        166
                                                             ------------------   -------------------            ------------------
     Total liabilities....................................          121,316                   121,785                    119,186

Equity....................................................            99,593                   98,585                    106,423
                                                             ------------------   -------------------            ------------------
Total liabilities and equity..............................   $       220,909           $      220,370                 $  225,609
                                                             ==================   ===================            ==================

                   See Notes To Combined Financial Statements

                MARRIOTT SENIOR LIVING SERVICES NINE COMMUNITIES
                        COMBINED STATEMENTS OF CASH FLOWS
              Twelve Weeks Ended March 28, 2003 and March 22, 2002
                                 (in thousands)
                                   (unaudited)
                                                                              Twelve weeks ended
                                                                   -----------------------------------------
                                                                    March 28, 2003         March 22, 2002
                                                                   ------------------    -------------------

OPERATING ACTIVITIES
   Net income .............................................        $      1,261          $        754
   Adjustments to reconcile to cash provided by operations:
     Provision for doubtful accounts  .....................                  57                    56
     Depreciation and amortization  .......................               1,874                 1,982
   Working capital changes:
     Accounts receivable  .................................               1,145                   640
     Inventories...........................................                 (29)                  (13)
     Other assets  ........................................                (375)                  319
     Accounts payable and accrued expenses.................                (675)                  300
     Security deposits ....................................                 (17)                  (11)
     Deferred revenue .....................................                 602                   603
                                                                   --------------        ----------------
   Net cash provided by operating activities  .............               3,843                 4,630
                                                                   --------------        ----------------

INVESTING ACTIVITIES
   Capital expenditures  ..................................              (2,518)                 (833)
                                                                   --------------        ----------------
   Net cash used in investing activities  .................              (2,518)                 (833)
                                                                   --------------        ----------------

FINANCING ACTIVITIES
   Repayments of lifecare bonds, net.......................                (379)                 (598)
   Net repayments to Marriott Senior Living
     Services, Inc.........................................                (253)               (2,866)
                                                                   --------------        ----------------
   Net cash used in financing activities  .................                (632)               (3,464)
                                                                   --------------        ----------------

INCREASE IN CASH AND CASH EQUIVALENTS  ....................                 693                   333
CASH AND EQUIVALENTS, beginning of period  ................                 424                 1,018
                                                                   --------------        ----------------
CASH AND EQUIVALENTS, end of period  ......................        $      1,117          $      1,351
                                                                   ==============        ================

                   See Notes To Combined Financial Statements

                MARRIOTT SENIOR LIVING SERVICES NINE COMMUNITIES
                        COMBINED STATEMENTS OF CASH FLOWS
       Fiscal Years Ended January 3, 2003, December 28, 2001 and December
                            29, 2000 (in thousands)

                                                                        2002                2001               2000
                                                                   ---------------     ---------------    ---------------

OPERATING ACTIVITIES
   Net income .............................................        $      4,333        $      2,444       $       724
   Adjustments to reconcile to cash provided by operations:
     Provision for doubtful accounts  .....................                 286                 175                79
     Depreciation and amortization  .......................               8,706               7,953             6,452
   Working capital changes:
     Accounts receivable  .................................              (1,301)               (438)             (512)
     Inventories...........................................                 (55)                 71               (44)
     Other assets  ........................................                (690)                359             1,162
     Accounts payable and accrued expenses.................                 975                 927               (12)
     Security deposits ....................................                 (33)               (131)               21
     Deferred revenue from nonrefundable fees..............               2,361                 170               506
                                                                       -----------        ------------      ------------
   Net cash provided by operating activities  .............              14,582              11,530             8,376
                                                                       -----------        ------------      ------------

INVESTING ACTIVITIES
   Capital expenditures....................................              (2,301)            (16,032)          (27,451)
                                                                       -----------        ------------       ------------
   Net cash used in investing activities  .................              (2,301)            (16,032)          (27,451)
                                                                       -----------        ------------       ------------

FINANCING ACTIVITIES
   (Repayments of ) proceeds from lifecare bonds, net......                (704)               (114)            1,442
   Net (repayments to) advances from Marriott Senior Living
        Services, Inc......................................             (12,171)              4,256            18,266
                                                                       -----------        ------------       ------------
   Net cash (used in) provided by financing activities  ...             (12,875)              4,142            19,708
                                                                       -----------        ------------       ------------

(DECREASE) INCREASE IN CASH AND
   EQUIVALENTS  ...........................................                (594)               (360)              633
CASH AND EQUIVALENTS, beginning of year  ..................               1,018               1,378               745
                                                                       -----------       ------------        ------------
CASH AND EQUIVALENTS, end of year  ........................            $    424           $   1,018          $  1,378
                                                                       ===========       ============        ============

                   See Notes To Combined Financial Statements

                MARRIOTT SENIOR LIVING SERVICES NINE COMMUNITIES
                          COMBINED STATEMENT OF EQUITY
             March 28, 2003, January 3, 2003, December 28, 2001 and
                                December 29, 2000
                                 (in thousands)

                                                                 Equity
--------------------------------------------------------------------------------
 Balance, January 1, 2000...............................      $        80,733
 Net income ............................................                  724
 Net advances from Marriott Senior Living Services, Inc.               18,266
 -------------------------------------------------------------------------------
 Balance, December 29, 2000 ............................               99,723
 Net income  ...........................................                2,444
 Net advances from Marriott Senior Living Services, Inc.                4,256
 -------------------------------------------------------------------------------
 Balance, December 28, 2001.............................              106,423
 Net income.............................................                4,333
 Net repayments to Marriott Senior Living Services, Inc.              (12,171)
 -------------------------------------------------------------------------------
 Balance, January 3,  2003..............................               98,585
 Net income (unaudited).................................                1,261
 Net repayments to Marriott Senior Living Services, Inc.
  (unaudited)...........................................                 (253)
 -------------------------------------------------------------------------------
 Balance, March 28, 2003 (unaudited)....................      $        99,593
 ===============================================================================

                   See Notes To Combined Financial Statements

                MARRIOTT SENIOR LIVING SERVICES NINE COMMUNITIES
                          NOTES TO COMBINED STATEMENTS

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

    Marriott  Senior  Living  Services,  Inc.  ("MSLS"  or  the  "Company"),   a
wholly-owned  subsidiary of Marriott  International,  Inc.  ("MI") prior to MI's sale of the stock of MSLS to Sunrise  Senior  Living,  Inc.  on March 28,  2003,
operates independent  full-service and assisted living senior living communities
and  provides  related  senior  care  services.   Most  communities  are  rental
communities  with  monthly  rates  that  depend on the  amenities  and  services provided.  The  services  provided by MSLS are  generally  not covered by health insurance and,  therefore,  monthly fees are generally payable by the residents, their family, or another responsible party.

    The combined financial statements present the financial position, results of operations,  and cash flows associated with nine communities  owned by MSLS (the
"Communities").  These communities were sold to CNL Retirement Properties,  Inc.
("CNL") on March 28, 2003 for approximately $167,564,000.

    All material  intercompany  transactions  and balances  between  Communities included  in these  combined  financial  statements  have been  eliminated.  The
Communities are as follows:

Edgewood                                Quadrangle
Fairfax                                 Rancho Mirage
Greenville                              Salt Lake City
Northridge                              Yorba Linda
Palm Springs

    Through March 28, 2003, the Communities  utilized MI's  centralized  systems for cash  management,  payroll,  purchasing and  distribution,  employee benefit plans,  insurance and administrative  services.  As a result,  substantially all cash  received by the  Communities  was  deposited in and  commingled  with MI's general corporate funds.  Similarly,  operating expenses,  including salaries as the Communities do not have any employees,  capital  expenditures and other cash requirements of the properties  were paid by MI and charged to the  Communities.
General and  administrative  expenses were  allocated by MI to MSLS,  which were then allocated to the Communities. In the opinion of management, the methods for allocating costs were reasonable.

Use of Estimates

    The  preparation  of financial  statements  in  conformity  with  accounting principles  generally accepted in the United States requires  management to make estimates  and  assumptions  that  affect  the  reported  amounts  of assets and liabilities as of the date of the financial statements,  the reported amounts of sales and expenses during the reporting period and the disclosures of contingent liabilities. Accordingly, ultimate results could differ from those estimates.

Interim Period Financial Statements

    The interim statements have been prepared without audit. Certain information and footnote  disclosures normally included in financial statements presented in accordance with accounting  principles  generally  accepted in the United States have been condensed or omitted.  MSLS believes the disclosures made are adequate to make the interim financial information presented not misleading.

    In the opinion of management,  the accompanying  interim  statements reflect all adjustments (which include only normal recurring  adjustments)  necessary to present  fairly the financial  position of the  Communities as of March 28, 2003 and the results of operations and cash flows associated for the 12 weeks periods ended March 28, 2003 and March 22,  2002.  Interim  results are not  necessarily indicative  of fiscal  year  performance  because  of  seasonal  and  short-term variations.

Fiscal Year

    The fiscal year ends on the Friday  nearest to December  31. The 2002 fiscal year includes 53 weeks, while the 2001 and 2000 fiscal years include 52 weeks.

Revenue Recognition

    Resident fees are generated  primarily from monthly  charges for independent living units and assisted  living suites and related senior care  services.  The revenues are recognized monthly based on the terms of the residents' agreements.
Advance  payments  received for  services  are  deferred  until the services are provided. Resident fee revenue includes ancillary revenue, which is generated on a "fee for  service"  basis  for  supplemental  items  requested  by  residents.
Ancillary revenue, including health care services, is recognized as the services are provided.

Continuing Care Agreements

    Residents of certain  communities (the "Lifecare  Communities") are required to sign a continuing  care  agreement  ("Care  Agreement")  with MSLS.  The Care
Agreements  stipulate,  among  other  things,  the  amount of all entry fees and monthly fees, the type of residential unit being provided, and MSLS's obligation to provide both health care and non-health care services. In addition,  the Care
Agreements provide MSLS with the right to increase future monthly fees. The Care
Agreements are terminated upon the receipt of a written  termination notice from the resident or the death of the resident. The Care Agreements are guaranteed by
MI.

    When  the  present  value  of  estimated  costs to be  incurred  under  Care
Agreements  exceeds estimated  revenues,  the present value of such excess costs are accrued currently.  The calculation assumes a future increase in the monthly revenue commensurate with the monthly cost. The calculation currently results in an expected  positive net present value cash flow and, as such, no liability has been recorded in the accompanying combined financial statements.

    The components of the entry fees for Lifecare Communities are as follows:

    a. Lifecare  Bonds - This  component  is  refundable  to the resident or the resident's estate upon termination or cancellation of the Care Agreement.
       Lifecare  Bonds are  non-interest  bearing and,  depending on the type of plan,  are equal to either  100,  95, 90 or 50 percent of the total entry fee less any additional  occupant  lifecare fee. As these obligations are
       considered   security   deposits,   interest  is  not  imputed  on  these
       obligations in accordance with APB 21.

    b. Lifecare Fee - This component is nonrefundable and equals the total entry fee less the component described in a.

Deferred Revenue from Nonrefundable Lifecare Fees

    The nonrefundable  portion of the entry fees as discussed above are deferred and recognized as revenue over the actuarially  expected term of each resident's contract,  which  is  generally  over  7  to  9  years.  Deferred  revenue  from nonrefundable  fees totaled  $26,261,000  and $23,900,000 at January 3, 2003 and
December 28, 2001, respectively.

Future Healthcare Services

    Certain  resident  and  admission  agreements  entitle  residents to receive limited  health care services up to defined  maximums.  A portion of the monthly fees from  residents  entitled to these  services is deferred and  recognized as revenue as the related health care services are provided.

Contractual Adjustments

    A portion of the revenue is attributable to patients whose bills are paid by
Medicare or Medicaid under contractual  arrangements.  In 1999, Medicare changed from finalizing  reimbursed covered costs through retroactive  adjustments based on agency  reviews  to a  Prospective  Payment  System  ("PPS")  for most of the
Communities.  This eliminated the need for provisions for estimated Medicare and
Medicaid  settlements.  There are no receivables for estimated third-party payor settlements at January 3, 2003 or December 28, 2001.

Comprehensive Income

    There are no items of other comprehensive  income in any period presented in these financial statements.

Cash and Equivalents

    All highly  liquid  investments  with a maturity of three  months or less at date of purchase are considered to be cash equivalents.

Allowance for Doubtful Accounts

    The Communities  record an allowance for doubtful accounts when a receivable is deemed uncollectible.

Valuation of Long-Lived Assets

    The carrying values of long-lived assets are reviewed when events or changes in  circumstances  indicate  that the  carrying  amount  of an asset  may not be recoverable.  If an asset is  expected  to  generate  cash  flows  less than the asset's  carrying value at the lowest level of  identifiable  cash flows, a loss for the  difference  between the asset's  carrying  amount and its fair value is recognized.

New Accounting Standards

    The Communities adopted SFAS 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" in the first quarter of 2002. The adoption of SFAS 144 did not have a material financial statement impact.

PROPERTY AND EQUIPMENT

                                                                               2002                 2001
                                                                         ------------------   ------------------
                                                                                     (in thousands)

Land  .................................................................  $       27,973       $       27,915
Building improvements  ................................................         226,616              224,690
Furniture and equipment  ..............................................          20,403               22,505
Construction in progress   ............................................               2                  827
                                                                         ------------------   ------------------
                                                                                274,994              275,937
 Less:  accumulated depreciation and amortization  ....................          61,348               55,886
                                                                         ------------------   ------------------
                                                                         $      213,646       $      220,051
                                                                         ==================   ==================

    Property and equipment are recorded at cost,  including  interest,  rent and real  estate  taxes  incurred  during  development  and  construction.  Interest allocated by MSLS and capitalized as a cost of property and equipment was $ 0 in
2002 and  $1,046,000 in 2001.  The cost of  improvements  that extend the useful life of property and equipment are  capitalized  when incurred.  All repairs and maintenance  costs are expensed as incurred.  Depreciation is computed using the straight-line  method over the  estimated  useful lives of the assets  (three to forty years).

OTHER ASSETS

    Included  in other  long-term  assets are cash escrow  reserves  for working capital,  which are required by various states.  These  restricted cash amounts, which are held in segregated  accounts,  totaled $1,998,000 and $1,289,000 as of
January 3, 2003 and December 28, 2001.

INCOME TAXES

    The  Communities  are owned by MSLS, but do not constitute all of the assets of MSLS. These financial  statements have been prepared  assuming the properties were the only  assets of a  stand-alone  C-  corporation  taxed at a 35% federal income  tax rate and an  assumed  4% state  income  tax rate  (net of a  federal benefit).

FAIR VALUE OF FINANCIAL INSTRUMENTS

    The fair values of current assets and current  liabilities are assumed to be equal to their  reported  carrying  amounts.  Valuations  for lifecare bonds are determined based on the expected future payments  discounted at estimated market rates, adjusted, as applicable,  for the existence of guarantees by MI. Lifecare bonds are  repaid  when  tenants  die or move out.  The  average  lifecare  bond maturity was assumed to be 8 years based on mortality tables.  The fair value of
Lifecare  bonds was estimated to be  $65,267,000  and  $60,413,000 at January 3,
2003 and December 28, 2001, respectively.

CONTINGENT LIABILITIES

    MSLS,  as well as MI and other  subsidiaries  of MI,  are named  parties  to pending  legal  proceedings  in the  ordinary  course  of  business,  which,  in management's  opinion,  will not have a  material  impact on the  results of the
Communities.

SUNRISE SENIOR LIVING SERVICES FOURTEEN COMMUNITIES

Combined Financial Statements

Year ended December 31, 2002
With Report of Independent Auditors

Contents
Report of Independent Auditors	F-41
Combined Statements of Operations for the six months ended
June 30, 2003 and 2002 (unaudited)	F-42
Combined Statements of Operations for the year ended December 31, 2002	F-43
Combined Balance Sheets as of June 30, 2003 (unaudited) and December 31, 2002	F-44
Combined Statements of Cash Flows for the six months ended
June 30, 2003 and 2002 (unaudited)	F-45
Combined Statements of Cash Flows for the year ended December 31, 2002	F-46
Notes to Combined Statements	F-47

REPORT OF INDEPENDENT AUDITORS

Board of Directors
CNL Retirement Properties, Inc.

        We have audited the accompanying combined balance sheet of Sunrise Senior Living Services Fourteen Communities (as defined) as of December 31, 2002 and the related combined statements of operations and cash flows for the year then ended. These financial statements are the responsibility of the management of CNL Retirement Properties, Inc. Our responsibility is to express an opinion on these financial statements based on our audit.

        We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Sunrise Senior Living Services Fourteen Communities at December 31, 2002 and the combined results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.

/s/ Ernst & Young LLP

McLean, Virginia
October 14, 2003

SUNRISE SENIOR LIVING SERVICES FOURTEEN COMMUNITIES
COMBINED STATEMENTS OF OPERATIONS
Six Months Ended June 30, 2003 and 2002
(in thousands)
(unaudited)

	Six months ended
	June 30, 2003	June 30, 2002
REVENUES
Resident fees	$32,403	$33,780

EXPENSES
Community operating expenses	21,387	22,700
General and administrative	3,784	2,776
Real estate taxes	1,297	1,253
Rent expense, net of guarantor's fundings	5,790	7,033
Provision for doubtful accounts	145	18

	32,403	33,780

INCOME BEFORE INCOME TAXES	-	-
Provision for income taxes	-	-

NET INCOME	$-	$-

See Notes To Combined Financial Statements

SUNRISE SENIOR LIVING SERVICES FOURTEEN COMMUNITIES
COMBINED STATEMENT OF OPERATIONS
Year Ended December 31, 2002
(in thousands)

REVENUES
Resident fees	$67,788

EXPENSES
Community operating expenses	46,502
General and administrative	5,584
Real estate taxes	2,495
Rent expense, net of guarantor's fundings	12,923
Provision for doubtful accounts	284

67,788

INCOME BEFORE INCOME TAXES	-
Provision for income taxes	-

NET INCOME	$-

See Notes To Combined Financial Statements

SUNRISE SENIOR LIVING SERVICES FOURTEEN COMMUNITIES
COMBINED BALANCE SHEETS
June 30, 2003 and December 31, 2002
(in thousands)

	June 30, 2003	December 31, 2002
	(unaudited)

ASSETS
Current assets
Cash and cash equivalents	$2,324	$522
Restricted cash	523	509
Inventories, at lower of average cost or market	224	231
Accounts receivable, net of an allowance of $402
and $424, respectively	1,330	1,985
Due from Manager	1,312	3,428
Prepaid expenses	6	46

Total current assets	5,719	6,721

Other	223	139

Total assets	$5,942	$6,860

LIABILITIES AND COMMUNITIES’ EQUITY
Current liabilities
Due to Landlord	$2,513	$2,010
Accrued payroll and benefits	1,717	1,893
Accrued real estate taxes	990	736
Accounts payable and other accrued expenses	494	1,865

Total current liabilities	5,714	6,504

Security deposits	228	356

Total liabilities	5,942	6,860
Communities’ equity	-	-

Total liabilities and Communities’ equity	$5,942	$6,860

See Notes To Combined Financial Statements

SUNRISE SENIOR LIVING SERVICES FOURTEEN COMMUNITIES
COMBINED STATEMENTS OF CASH FLOWS
Six Months Ended June 30, 2003 and June 30, 2002
(in thousands)
(unaudited)

	Six months ended
	June 30, 2003	June 30, 2002
OPERATING ACTIVITIES
Net income	$-	$-
Adjustments to reconcile to cash provided by operations:
Provision for doubtful accounts	145	18
Working capital changes:
Restricted cash	(14)	(76)
Accounts receivable	510	311
Inventories	7	11
Due from Manager	2,116	537
Other assets	(44)	(127)
Accounts payable and accrued expenses	(1,293)	179
Due to Landlord	503	211
Security deposits	(128)	(42)

Net cash provided by operating activities	1,802	1,022

Net cash provided by investing activities	-	-

Net cash provided by financing activities	-	-

INCREASE IN CASH AND CASH EQUIVALENTS	1,802	1,022
CASH AND CASH EQUIVALENTS, beginning of period	522	737

CASH AND CASH EQUIVALENTS, end of period	$2,324	$1,759

See Notes To Combined Financial Statements

SUNRISE SENIOR LIVING SERVICES FOURTEEN COMMUNITIES
COMBINED STATEMENT OF CASH FLOWS
Year Ended December 31, 2002
(in thousands)

OPERATING ACTIVITIES
Net income	$-
Adjustments to reconcile to cash used in operations:
Provision for doubtful accounts	284
Working capital changes:
Restricted cash	122
Accounts receivable	(1,158)
Inventories	6
Due from manager	(476)
Other assets	(138)
Accounts payable and accrued expenses	146
Due to Landlord	1,069
Security deposits	(70)

Net cash used in operating activities	(215)

Net cash used in investing activities	-

Net cash used in financing activities	-

DECREASE IN CASH AND CASH EQUIVALENTS	(215)
CASH AND CASH EQUIVALENTS, beginning of year	737

CASH AND CASH EQUIVALENTS, end of year	$522

See Notes To Combined Financial Statements

SUNRISE SENIOR LIVING SERVICES FOURTEEN COMMUNITIES
NOTES TO COMBINED STATEMENTS

1. ORGANIZATION AND NATURE OF BUSINESS

        The Sunrise Senior Living Services Fourteen Communities (the “Communities”) consists of fourteen assisted living retirement communities. The Communities were developed by Marriott Senior Living Services, Inc. (“MSLS”) between 1997 and 1999 as Brighton Gardens by Marriott facilities. In April 2000, the Communities were sold to a third-party purchaser who then leased the Communities to Senior Care Associates, LLC (the “Tenant”). On January 2, 2003, Marriott International, Inc. (“MI”) purchased 100% of the ownership interests in various limited liability companies that owned the Communities (collectively, the “Landlords”). Prior to March 28, 2003, MSLS was a wholly-owned subsidiary of MI and operated and managed the fourteen Communities. On March 28, 2003, MI sold the stock of MSLS to Sunrise Senior Living, Inc. (“Sunrise”). Upon MI’s sale of stock to Sunrise, Sunrise Senior Living Services, Inc., a wholly-owned subsidiary of Sunrise, assumed operations of the Communities. Additionally, the Brighton Gardens by Marriott brand was changed to a Sunrise brand. On August 29, 2003, the Communities were sold to CNL Retirement Properties, Inc. (“CNL”).

        The Communities are rental communities with monthly rates that depend on the amenities and services provided. The services provided by the operators are generally not covered by health insurance and, therefore, monthly fees are generally payable by the residents, their family, or another responsible party. The fourteen Communities and their locations are as follows:

Sunrise of Columbia	Columbia, Maryland
Sunrise of Dunwoody	Atlanta, Georgia
Sunrise of Florham Park	Florham Park, New Jersey
Sunrise of Greensboro	Greensboro, North Carolina
Sunrise of Northville	Plymouth, Michigan
Sunrise of Omaha	Omaha, Nebraska
Sunrise of Prairie Village	Prairie Village, Kansas
Sunrise of St. Charles	St. Charles, Illinois
Sunrise of Tampa	Tampa, Florida
Sunrise of Tuckerman Lane	Rockville, Maryland
Sunrise of Washington Township	Dayton, Ohio
Sunrise of Westlake	Westlake, Ohio
Sunrise of West Orange	West Orange, New Jersey
Sunrise of Wheaton	Wheaton, Illinois

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

        The combined financial statements have been prepared to present the combined financial position, results of operations, and cash flows of the Communities and are presented for the purpose of complying with the Securities and Exchange Commission’s rules and regulations regarding acquired businesses and properties. The Communities are operated under leasing structures, which were treated as operating leases for financial reporting purposes (see Note 3). The combined financial statements reflect the combined operations of the fourteen Communities.

        Prior to March 28, 2003, the Communities utilized MI’s centralized systems for cash management, payroll, purchasing and distribution, employee benefit plans, insurance and administrative services. As a result, substantially all cash received by the Communities was deposited in and commingled with MI’s general corporate funds. Similarly, operating expenses, including salaries, as the Communities do not have any employees, capital expenditures and other cash requirements of the properties were paid by MI and charged to the Communities. MI allocated general and administrative expenses to MSLS, which were then allocated to the Communities. Upon MI’s sale of MSLS stock to Sunrise on March 28,2003, Sunrise assumed operations of the Communities. In the opinion of management, the methods for allocating costs were reasonable. Net amounts due from the operators as a result of centralized processing and accounting are recorded as Due from Manager. Management fees incurred were $4,740,000 for the year ended December 31, 2002 and $2,261,000 and $2,330,000 for the six months ended June 30, 2003 and 2002, respectively.

Use of Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the financial statements, the reported amounts of sales and expenses during the reporting period and the disclosures of contingent liabilities. Accordingly, ultimate results could differ from those estimates.

Interim Period Financial Statements

        The interim statements have been prepared without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. The Communities’ management believes the disclosures made are adequate to make the interim financial information presented not misleading.

        In the opinion of management, the accompanying interim statements reflect all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position of the Communities as of June 30, 2003 and the results of operations and cash flows associated for the six months ended June 30, 2003 and 2002. Interim results are not necessarily indicative of fiscal year performance because of short-term variations.

Revenue Recognition

        Resident fees are generated primarily from monthly charges assisted living units and related senior care services. The revenues are recognized monthly based on the terms of the residents’ agreements. Advance payments received for services are deferred until the services are provided. Resident fee revenue includes ancillary revenue, which is generated on a “fee for service” basis for supplemental items requested by residents. Ancillary revenue, including health care services, is recognized as the services are provided.

Comprehensive Income

        There are no items of other comprehensive income in any period presented in these financial statements.

Cash and Equivalents

        All highly liquid investments with a maturity of three months or less at date of purchase are considered to be cash equivalents.

Allowance for Doubtful Accounts

        The Communities record an allowance for doubtful accounts when a receivable is deemed uncollectible.

Communities’ Equity

        In accordance with the provisions of certain credit enhancement agreements between MI, the Landlords and the Tenant, MI has guaranteed the Tenant’s obligations under the lease agreements described in Note 3, including the payment of minimum annual rent and other operating expenses. The Communities operated at a breakeven level due to MI funding net operating shortfalls during the year ended December 31, 2002, and the six months ended June 30, 2003 and 2002. There were no contributions or distributions made by the Tenant during any period presented.

3. LEASES

        The Communities are operated under leasing structures, which are treated as operating leases for financial reporting purposes. The leases have initial terms of 25 years and provide for minimum annual rent in an aggregate amount of approximately $19,140,000 throughout the term of the leases. In accordance with provisions of the leases and certain credit enhancement agreements between MI, the Landlords and the Tenant, MI guaranteed the Tenant’s obligations to pay minimum rent due under the leases. During the year ended December 31, 2002, and the six months ended June 30, 2003 and 2002, MI funded approximately $6,217,000, $3,780,000 and $2,537,000, respectively, to the Landlords for payment of minimum annual rent. MI’s fundings have not been reflected in the accompanying combined financial statements as the credit enhancement agreements were terminated on August 29, 2003 as part of MI’s sale of the Communities to CNL and MI’s fundings were not repaid.

4. RESTRICTED CASH

        Included in restricted cash are resident security deposits, which are held in segregated accounts as required by various states, and reserves for the replacement of furniture, fixtures and equipment (“FF&E”), as required by provisions of the lease agreements. As of June 30, 2003 and December 31, 2002, restricted cash amounts related to resident security deposits were approximately $197,000 and $316,000, respectively, and deposits held in an FF&E reserve totaled approximately $326,000 and $193,000, respectively.

5. INCOME TAXES

        The Communities operated at a breakeven level for the year ended December 31, 2002 and the six months ended June 30, 2003 and 2002. Additionally, there are no temporary differences. Therefore, no provision or benefit for income taxes has been recorded.

6. COMMITMENTS AND CONTINGENCIES

        The Communities are subject to various legal proceedings and claims that arise in the ordinary course of business. In the opinion of management, the ultimate liability with respect to those proceedings and claims will not materially affect the combined financial position, operations, or liquidity of the Communities.

7. SUBSEQUENT EVENT

        On August 29, 2003, CNL purchased the fourteen Communities from MI and simultaneously amended and restated the existing lease agreements, which were assumed by a new tenant, Solomon Holdings I – The Triangle, LLC. The leases were modified to reflect new economic terms, such as minimum annual rent and required FF&E reserves, for this transaction. In addition, MI was released of its obligation to guarantee minimum annual rent.

As a result of this transaction, the Communities’ aggregate future minimum lease payments due under the leases are as follows (in thousands):

2003	$ 5,555
2004	18,124
2005	19,053
2006	20,447
2007	21,061
Thereafter	484,014

$568,254

ADDENDUM TO
APPENDIX B

PRIOR PERFORMANCE TABLES

THE TABLE III FOR CNL RESTAURANT
PROPERTIES, INC. AND CNL HOSPITALITY
PROPERTIES, INC., AND THE TABLE V IN THIS
ADDENDUM UPDATE AND REPLACE TABLE III FOR CNL
RESTAURANT PROPERTIES, INC. AND CNL HOSPITALITY
PROPERTIES INC., AND TABLE V IN APPENDIX B
TO THE PROSPECTUS, DATED MARCH 26, 2003.

TABLE III
Operating Results of Prior Programs
CNL RESTAURANT PROPERTIES, INC.

	1994 (Note 1)	1995 (Note 23)	1996 (Note 23)	1997 (Notes 2 and 23)
Continuing Operations:
Gross revenue (Note 24)	$—	$539,776	$4,363,456	$15,516,102
Equity in earnings of unconsolidated joint
venture	—	—	—	—
Gain (loss) on sale of assets (Notes 7, 15, 18,
21 and 23)	—	—	—	—
Provision for losses on assets (Notes 12, 14,
17 and 23)	—	—	—	—
Sale of real estate (Notes 23 and 24)	—	—	—	—
Interest income	—	119,355	1,843,228	3,941,831
Less: Operating expenses (Note 23)	—	(186,145)	(908,924)	(2,066,962)
Transaction costs	—	—	—	—
Loss on investment in securities	—	—	—	—
Provision for loss on mortgage notes
held for sale	—	—	—	—
Provision for loss on mortgage,
equipment and other notes
receivables	—	—	—	—
Interest expense (Note 23)	—	—	—	—
Cost of real estate sold (Notes 23
and 24)	—	—	—	—
Depreciation and amortization
(Note 23)	—	(104,131)	(521,871)	(1,795,062)
Loss on termination of cash flow
hedge accounting	—	—	—	—
Advisor acquisition expense
(Note 16)	—	—	—	—
Minority interest in (income)/loss of
consolidated joint ventures	—	(76)	(29,927)	(31,453)
Discontinued Operations:
Earnings/(loss) from discontinued operations,
net (Note 23)	—	—	—	—
Gain on disposal of discontinued operations,
net (Note 23)	—	—	—	—
Cumulative effect of accounting change	—	—	—	—

Net income (loss) – GAAP basis	—	368,779	4,745,962	15,564,456

Taxable income
-from operations (Note 8)	—	379,935	4,894,262	15,727,311

-from gain (loss) on sale (Notes 7, 15, 18
and 21)	—	—	—	(41,115)

Cash generated from (used in) operations
(Notes 4 and 5)	—	498,459	5,482,540	17,076,214
Cash generated from sales (Notes 7, 15, 18
and 21)	—	—	—	6,289,236
Cash generated from refinancing	—	—	—	—

Cash generated from (used in) operations, sales
and refinancing	—	498,459	5,482,540	23,365,450
Less: Cash distributions to investors (Note 9)
-from operating cash flow (Note 4)	—	(498,459)	(5,439,404)	(16,854,297)
-from sale of properties	—	—	—	—
-from cash flow from prior period	—	—	—	—
-from return of capital (Note 10)	—	(136,827)	—	—

Cash generated (deficiency) after cash
distributions	—	(136,827)	43,136	6,511,153
Special items (not including sales of real estate
and refinancing):
Subscriptions received from stockholders	—	38,454,158	100,792,991	222,482,560
Sale of common stock to CNL Fund
Advisors, Inc.	200,000	—	—	—
Retirement of shares of common stock
(Note 13)	—	—	—	—
Contributions from minority interest of
consolidated joint venture	—	200,000	97,419	—
Distributions to minority interest	—	—	(39,121)	(34,020)
Payment of stock issuance costs
(Note 20)	(19)	(3,680,704)	(8,486,188)	(19,542,862)
Acquisition of land and buildings on
operating leases (Note 4)	—	(18,835,969)	(36,104,148)	(143,542,667)
Investment in direct financing leases
(Note 4)	—	(1,364,960)	(13,372,621)	(39,155,974)

        Past performance is not necessarily indicative of future performance.

1998 (Notes 3 and 23)	1999 (Notes 3 and 23)	2000 (Notes 3 and 23)	2001 (Notes 3 and 23)	2002 (Notes 3 and 23)
$29,560,219	$55,511,625	$86,558,213	$107,560,301	$99,358,298
16,018	97,307	97,559	1,106,775	921,453
--	(1,851,838)	(721,230)	(1,136,997)	(347,179)
(269,149)	(6,198,447)	(2,214,159)	(16,900,116)	(8,639,377)
--	--	--	105,645,379	189,425,562
8,984,546	13,335,146	29,794,446	48,699,202	40,882,800
(3,493,160)	(12,047,844)	(28,550,472)	(33,479,222)	(37,889,123)
--	(6,798,803)	(10,315,116)	--	--
--	--	(5,347,659)	(121,675)	--
--	--	(6,854,932)	(5,070,213)	(5,368,261)
--	--	(1,804,000)	(28,199,674)	(3,098,660)
--	(8,346,585)	(46,944,260)	(68,371,033)	(58,780,246)
--	--	--	(97,586,970)	(175,184,763)
(3,658,617)	(9,554,319)	(16,401,286)	(18,213,287)	(13,732,875)
--	--	--	(8,060,600)	--
--	(76,333,516)	--	--	--
(30,156)	(41,678)	1,023,730	(242,030)	(1,133,798)
1,042,707	2,391,618	4,606,330	(6,240,436)	(1,892,409)
--	--	--	--	11,068,271
--	--	--	(3,840,902)	--

32,152,408	(49,837,334)	2,927,163	(24,451,498)	35,589,693

33,553,390	58,152,473	28,881,542	22,681,442	3,205,385

(149,948)	(789,861)	(2,696,079)	(9,518,197)	(10,831,314)

39,116,275	307,261,214	(155,961,649)	48,203,362	111,493,558
2,385,941	5,302,433	12,833,063	11,207,122	67,043,108
--	--	--	--	--

41,502,216	312,563,647	(143,128,586)	59,410,484	178,536,666
(39,116,275)	(60,078,825)	--	(48,203,362)	(67,990,684)
--	--	--	--	--
(265,053)	--	(66,329,582)	(18,263,335)	--
(67,821)	--	--	--	--

2,053,067	252,484,822	(209,458,168)	(7,056,213)	110,545,982
385,523,966	210,736	--	3,691,600	9,750,000
--	--	--	--	--
(639,528)	(50,891)	--	--	(4,709)
--	740,621	39,922	--	--
(34,073)	(66,763)	(146,601)	(234,002)	(242,788)
(34,579,650)	(737,190)	(1,493,436)	(1,493,436)	(1,493,437)
(200,101,667)	(286,411,210)	(160,901,355)	(26,051,869)	(7,211,699)
(47,115,435)	(63,663,720)	(15,368,629)	--	--

Past performance is not necessarily indicative of future performance.

TABLE III - CNL RESTAURANT PROPERTIES, INC. (continued)

	1994 (Note 1)	1995	1996	1997 (Note 2)
Proceeds from sales of equipment direct
financing leases	—	—	—	962,274
Proceeds from sale of consolidated
partnership interest (Note 19)	—	—	—	—
Proceeds from sale of securities	—	—	—	—
Proceeds from borrowing from affiliate
(Note 22)	—	—	—	—
Investment in joint venture	—	—	—	—
Increase in restricted cash	—	—	—	—
Purchase of other investments (Note 4)	—	—	—	—
Investment in mortgage, equipment and
other notes receivable (Note 4)	—	—	(13,547,264)	(16,923,383)
Collections on mortgage, equipment and
other notes receivable (Note 4)	—	—	133,850	250,732
Redemption of (investment in)
certificates of deposit	—	—	—	(2,000,000)
Proceeds from the issuance of bonds	—	—	—	—
Payment on bonds	—	—	—	—
Proceeds from borrowing on credit
facility, note payable and subordinated
note payable	—	—	3,666,896	19,721,804
Payment on credit facility and note
payable	—	—	(145,080)	(20,784,577)
Reimbursement of organization,
acquisition, and deferred offering and
stock issuance costs paid on behalf of
CNL Restaurant Properties, Inc.
by related parties	(199,036)	(2,500,056)	(939,798)	(2,857,352)
Decrease (increase) in intangibles and
other assets	—	(628,142)	(1,103,896)	—
Proceeds from borrowings on mortgage
warehouse facilities	—	—	—	—
Payments on mortgage warehouse
facilities	—	—	—	—
Payments of loan and bond issuance costs	—	—	—	—
Other	—	—	(54,533)	49,001

Cash generated (deficiency) after cash
distributions and special items	945	11,507,500	30,941,643	5,136,689

TAX AND DISTRIBUTION DATA PER
$1,000 INVESTED (Note 6)
Federal income tax results:
Ordinary income (loss) (Notes 9 and 11)
- from operations (Notes 8 and 25)	—	20	61	67

- from recapture	—	—	—	—

Capital gain (loss) (Notes 7, 15, 18 and 21)	—	—	—	—

Cash distributions to investors:
Source (on GAAP basis):
- from investment income	—	19	59	66
- from capital gain	—	—	—	—
- from investment income from prior period	—	—	—	—
- from return of capital (Note 10)	—	14	8	6

Total distributions on GAAP basis (Note 11):	—	33	67	72

Source (on cash basis):
- from sales	—	—	—	—
- from refinancing	—	—	—	—
- from operations (Note 4)	—	26	67	72
- from cash flow from prior period	—	—	—	—
- from return of capital (Note 10)	—	7	—	—

Total distributions on cash basis (Note 11)	—	33	67	72

Total cash distributions as a percentage of
original $1,000 investment (Note 6)	0.00%	5.34%	7.06%	7.45%
Total cumulative cash distributions per
$1,000 investment from inception	—	33	100	172
Amount (in percentage terms) remaining
invested in program properties at the end
of each year (period) presented (original
total acquisition cost of properties
retained, divided by original total
acquisition cost of all properties in
program)(Notes 7, 15, 18 and 21)	N/A	100%	100%	100%

Past performance is not necessarily indicative of future performance.

1998 (Notes 3 and 23)	1999 (Notes 3 and 23)	2000 (Notes 3 and 23)	2001 (Notes 3 and 23)	2002 (Notes 3 and 23)
--	2,252,766	1,848,664	1,451,456	41,500
--	--	1,187,238	--	--
--	--	7,720,997	982,050	--
--	--	--	8,708,400	11,750,000
(974,696)	(187,452)	--	(10,000)	(664,867)
--	--	(1,875,838)	(9,055,564)	6,357,321
(16,083,055)	--	(2,831,779)	--	--
(10,724,398)	(31,004,345)	(11,130,607)	(11,457,682)	(6,606,837)
1,555,623	3,894,067	8,334,231	9,325,173	14,967,959
--	2,000,000	--	--	--
--	--	280,906,000	177,222,667	--
--	--	(2,422,469)	(10,065,808)	(16,557,295)
7,692,040	439,941,245	397,538,000	63,948,887	249,333,516
(8,039)	(61,580,289)	(586,425,008)	(159,590,370)	(90,858,385)
(4,574,925)	(1,492,310)	--	--	--
(6,281,069)	(1,862,036)	(377,755)	--	--
--	27,101,067	301,227,438	325,264,212	189,901,470
--	(352,808,966)	(7,718,739)	(358,859,850)	(474,312,483)
--	(5,947,397)	(20,891,532)	(9,633,523)	(22,557)
(95,101)	--	--	--	--

75,613,060	(77,188,245)	(22,239,426)	(2,913,872)	(5,327,309)

63	73	30	15	(9)

--	--	--	--	--

--	--	--	--	--

60	--	3	--	40
--	--	--	--	--
--	--	--	--	--
14	76	73	76	36

74	76	76	76	76

--	--	--	--	--
--	--	--	--	--
73	76	--	55	76
1	--	76	21	--
--	--	--	--	--

74	76	76	76	76

7.625%	7.625%	7.625%	7.625%	7.625%

246	322	398	474	550
100%	100%	100%	100%	100%

Past performance is not necessarily indicative of future performance.

TABLE III - CNL RESTAURANT PROPERTIES, INC. (continued)

Note 1:	Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective March 29, 1995, CNL Restaurant Properties, Inc. (formerly CNL American Properties Fund, Inc. (the "Restaurant Properties REIT") registered for sale $165,000,000 of shares of common stock (the "Initial Offering"), including $15,000,000 available only to stockholders participating in the company's reinvestment plan. The Initial Offering of the Restaurant Properties REIT commenced April 19, 1995, and upon completion of the Initial Offering on February 6, 1997, had received subscription proceeds of $150,591,765 (7,529,588 shares), including $591,765 (29,588 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective January 31, 1997, the Restaurant Properties REIT registered for sale $275,000,000 of shares of common stock (the "1997 Offering"), including $25,000,000 available only to stockholders participating in the company's reinvestment plan. The 1997 Offering of the Restaurant Properties REIT commenced following the completion of the Initial Offering on February 6, 1997, and upon completion of the 1997 Offering on March 2, 1998, had received subscription proceeds of $251,872,648 (12,593,633 shares), including $1,872,648 (93,632 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective May 12, 1998, the Restaurant Properties REIT registered for sale $345,000,000 of shares of common stock (the "1998 Offering"). The 1998 Offering of the Restaurant Properties REIT commenced following the completion of the 1997 Offering on March 2, 1998. As of January 31, 1999, the Restaurant Properties REIT had received subscriptions totalling approximately $345,000,000 (17,250,000 shares), from the 1998 Offering, including $3,107,848 (155,393 shares) issued pursuant to the company's reinvestment plan. The 1998 Offering became fully subscribed in December 1998 and proceeds from the last subscriptions were received in January 1999. Activities through June 1, 1995, were devoted to organization of the Restaurant Properties REIT and operations had not begun.

Note 2:	The amounts shown represent the combined results of the Initial Offering and the 1997 Offering.

Note 3:	The amounts shown represent the combined results of the Initial Offering, 1997 Offering and 1998 Offering.

Note 4:	Cash generated from operations from inception through September 1999 included cash received from tenants, less cash paid for expenses, plus interest received. In September 1999, the Restaurant Properties REIT acquired two companies which make and service mortgage loans and securitize portions of loans. Effective with these acquisitions, the Restaurant Properties REIT classifies its investments in and collections of mortgage loans held for sale, proceeds from sale of mortgage loans held for sale, proceeds from securitization transactions, acquisition in and proceeds from real estate held for sale and purchases of other investments held for sale as operating activities in its financial statements. The Restaurant Properties REIT continues to classify investments in mortgage loans, investments in land and buildings, investments in direct financing leases and other investments intended to be held as investments as investing activities in its financial statements.

Note 5:	Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of the Restaurant Properties REIT.

Note 6:	Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period.

Note 7:	In May 1997 and July 1997, the Restaurant Properties REIT sold four properties and one property, respectively, to a tenant for $5,254,083 and $1,035,153, respectively, which was equal to the carrying value of the properties at the time of sale. In May and July 1998, the Restaurant Properties REIT sold two and one properties, respectively, to third parties for $1,605,154 and $1,152,262, respectively (and received net sales proceeds of approximately $1,233,700 and $629,435, respectively, after deduction of construction costs incurred but not paid by the Restaurant Properties REIT as of the date of the sale), which approximated the carrying value of the properties at the time of sale. As a result, no gain or loss was recognized for financial reporting purposes.

Note 8:	Taxable income presented is before the dividends paid deduction.

Note 9:	For the years ended December 31, 2002, 2001, 2000, 1999, 1998, 1997, 1996 and 1995, 0%, 21%, 40%, 97%, 84.87%, 93.33%, 90.25% and 59.82%, respectively, of the distributions received by stockholders were considered to be ordinary income and 100%, 79%, 60%, 15%, 15.13%, 6.67%, 9.75% and 40.18%, respectively, were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for the years ended December 31, 2002, 2001, 2000, 1999, 1998, 1997, 1996 and 1995 are required to be or have been treated by the company as a return of capital for purposes of calculating the stockholders' return on their invested capital.

Note 10:	Cash distributions presented above as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. Accumulated net income (loss) includes deductions for depreciation and amortization expense and income from certain non-cash items. This amount is not required to be presented as a return of capital except for purposes of this table, and the Restaurant Properties REIT has not treated this amount as a return of capital for any other purpose. During the year ended December 31, 1999, accumulated net loss included a non-cash deduction for the advisor acquisition expense of $76.3 million (see Note 16). During the year ended December 31, 2001, the Restaurant Properties REIT recorded non-cash provisions for loan losses of $28.2 million due to financial difficulties of a borrower.

Past performance is not necessarily indicative of future performance.

TABLE III - CNL RESTAURANT PROPERTIES, INC. (continued)

Note 11:	Tax and distribution data and total distributions on GAAP basis were computed based on the weighted average dollars outstanding during each period presented.

Note 12:	During the year ended December 31, 1998, the Restaurant Properties REIT recorded provisions for losses on land and buildings in the amount of $269,149 for financial reporting purposes relating to two Shoney's properties and two Boston Market properties. The tenants of these properties experienced financial difficulties and ceased payment of rents under the terms of their lease agreements. The allowances represent the difference between the carrying value of the properties at December 31, 1998 and the estimated net realizable value for these properties.

Note 13:	In October 1998, the Board of Directors of the Restaurant Properties REIT elected to implement the Restaurant Properties REIT's redemption plan. Under the redemption plan, the Restaurant Properties REIT elected to redeem shares, subject to certain conditions and limitations. During the year ended December 31, 1998, 69,514 shares were redeemed at $9.20 per share ($639,528) and retired from shares outstanding of common stock. During 1999, as a result of the stockholders approving a one-for-two reverse stock split of common stock, the Restaurant Properties REIT agreed to redeem fractional shares (2,545 shares). During 2002, the Restaurant Properties REIT retired 325 shares of common stock.

Note 14:	During the year ended December 31, 1999, the Restaurant Properties REIT recorded provisions for losses on buildings in the amount of $6,198,447 for financial reporting purposes relating to several properties. The tenants of these properties experienced financial difficulties and ceased payment of rents under the terms of their lease agreements. The allowances represent the difference between the carrying value of the properties at December 31, 1999 and the estimated net realizable value for these properties.

Note 15:	During the year ended December 31, 1999, the Restaurant Properties REIT sold six properties and received aggregate net sales proceeds of $5,302,433, which resulted in a total aggregate loss of $781,192 for financial reporting purposes. The Restaurant Properties REIT reinvested the proceeds from the sale of properties in additional properties. In addition, the Restaurant Properties REIT recorded a loss on securitization of $1,070,646 for financial reporting purposes.

Note 16:	On September 1, 1999, the Restaurant Properties REIT issued 6,150,000 shares of common stock to affiliates of the Restaurant Properties REIT to acquire its external advisor and two companies which make and service mortgage loans and securitize portions of loans. The Restaurant Properties REIT recorded an advisor acquisition expense of $76,333,516 relating to the acquisition of the external advisor, which represented the excess purchase price over the net assets acquired.

Note 17:	During the year ended December 31, 2000, 2001 and 2002, the Restaurant Properties REIT recorded provision for losses on land, buildings, and direct financing leases in the amount of $2,214,159, $16,900,116 and $8,639,377, respectively, for financial reporting purposes relating to several properties. The tenants of these properties experienced financial difficulties and/or ceased payment of rents under the terms of their lease agreements. The allowances represent the difference between the carrying value of the properties at December 31, 2000, 2001 and 2002, respectively, and the estimated net realizable value for these properties.

Note 18:	During the year ended December 31, 2000, the Restaurant Properties REIT sold fifteen properties for aggregate net sales proceeds of $12,833,063, which resulted in total aggregate losses of $732,334 for financial reporting purposes (after deduction of construction costs incurred but not paid by the Restaurant Properties REIT as of the date of the sale).

Note 19:	During the year ended December 31, 2000, the Restaurant Properties REIT received $1,187,238 for the sale of consolidated partnership interests.

Note 20:	An affiliate of the Restaurant Properties REIT is entitled to receive, in connection with each common stock offering, a soliciting dealer servicing fee payable annually by the Restaurant Properties REIT beginning on December 31 of the year following the year in which each offering terminated in the amount of 0.20% of the stockholders' investment in the Restaurant Properties REIT in connection with such offering. An affiliate of the Restaurant Properties REIT in turn, may reallow all or a portion of such fee to broker-dealers whose clients purchased shares in such offering and held shares on such date. During the years ended December 31, 1998, 1999, 2000, 2001 and 2002 the Restaurant Properties REIT incurred $300,206, $1,493,437, $1,493,436, $1,493,436 and $1,493,437 of such fees, respectively, which were paid in January 1999, 2000, 2001, 2002 and 2003, respectively.

Note 21:	During the year ended December 31, 2001 and 2002, the Restaurant Properties REIT sold several properties held for investment for aggregate net sales proceeds of $11,207,122 and $67,043,108, which resulted in total aggregate losses of $1,136,997 and $347,179 for financial reporting purposes. In addition, during the year ended December 31, 2001, the Restaurant Properties REIT began acquiring certain properties with the intent of selling them to third parties.

Note 22:	During the year ended December 31, 2001, an affiliate of the Restaurant Properties REIT advanced $6.0 million to the Restaurant Properties REIT in the form of a demand balloon promissory note. The note is uncollateralized, bears interest at LIBOR plus 2.5 percent with interest payments and outstanding principal due upon demand. During the year ended December 31, 2001, the Restaurant

Past performance is not necessarily indicative of future performance.

TABLE III - CNL RESTAURANT PROPERTIES, INC. (continued)

Properties REIT converted the outstanding principal balance plus accrued interest under the advances into shares of Restaurant Properties REIT stock. As of December 31, 2001, the affiliate had advanced an additional $2.7 million to the Restaurant Properties REIT under the same terms of the previous advances. During 2002, the affiliate advanced $7.5 million to the Restaurant Properties REIT and subsequently converted the outstanding balances plus accrued interest under the advances, into shares of Restaurant Properties REIT stock. As of December 31, 2002, the affiliate had advanced an additional $4.25 million to the Restaurant Properties REIT under the same terms as the previous advances.

Note 23:	Effective January 1, 2002, the Restaurant Properties REIT adopted Statement of Financial Accounting Standards No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets" ("FASB #144"). This statement requires that a long lived asset be tested for recoverability whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. In addition, the statement also requires that the results of operations of a component of an entity that either has been disposed of or is classified as held for sale be reported as a discontinued operation, for components designated on or after the effective date. As a result of the adoption of FASB #144, the operating results and the related gains/(losses) from the sale of all properties designated for sale effective January 1, 2002 have been classified as discontinued operations. The results of operations for these properties have been restated and reclassified to discontinued operations for each of the years ended December 31, 1998, 1999, 2000 and 2001 to conform to the 2002 presentation. The results of operations for these properties for the years ended December 31, 1994, 1995, 1996 and 1997 have not been restated or reclassified to conform to the 2002 presentation.

Note 24:	Starting in 2001, the Restaurant Properties REIT began designating certain properties as held for sale and began selling these properties to private investors as an alternative to retaining the properties as a long term investment. The accounting for these properties differs from that of similar properties without this designation as the Restaurant Properties REIT does not record depreciation on these properties for financial reporting purposes. All properties designated through December 31, 2001 as held for sale reflect the gross sales proceeds received from the sale as a revenue line item. The related cost of the properties are reflected in a cost of real estate sold expense line item. All properties designated as held for sale subsequent to December 31, 2001 are presented as discontinued operations (see Note 23).

Note 25:	For the year ended December 31, 2002, 100% of the distributions to stockholders were deemed return of capital for federal income tax purposes.

Past performance is not necessarily indicative of future performance.

TABLE III
Operating Results of Prior Programs
CNL HOSPITALITY PROPERTIES, INC.

	1996 (Note 1)	1997 (Note 1)	1998	1999 (Note 2)
Gross revenue	$—	$—	$1,316,599	$4,230,995
Dividend income (Note 10)	—	—	—	2,753,506
Interest and other income	—	46,071	638,862	3,693,004
Less: Operating expenses	—	(22,386)	(257,646)	(802,755)
Interest expense	—	—	(350,322)	(248,094)
Depreciation and amortization	—	(833)	(388,554)	(1,267,868)
Equity in loss of unconsolidated
subsidiary after deduction of
preferred stock dividends (Note 10)	—	—	—	(778,466)
Minority interest	—	—	—	(64,334)

Net income - GAAP basis	—	22,852	958,939	7,515,988

Taxable income
-from operations (Note 6)	—	46,071	609,304	7,613,284

-from gain (loss) on sale	—	—	—	—

Cash generated from operations (Notes
3 and 4)	—	22,469	2,776,965	12,890,161
Less: Cash distributions to investors (Note 7)
-from operating cash flow	—	(22,469)	(1,168,145)	(10,765,881)
-from sale of properties	—	—	—	—
-from cash flow from prior period	—	—	—	—
-from return of capital (Note 8)	—	(7,307)	—	—

Cash generated (deficiency) after cash
distributions	—	(7,307)	1,608,820	2,124,280
Special items (not including sales of real
estate and refinancing):
Subscriptions received from
stockholders	—	11,325,402	31,693,678	245,938,907
Sale of common stock to CNL
Hospitality Corp. (formerly CNL
Hospitality Advisors, Inc.)	200,000	—	—	—
Proceeds from mortgage loans and other
notes payable	—	—	—	—
Contribution from minority interest	—	—	—	7,150,000
Distributions to holders of minority
interest	—	—	—	—
Stock issuance costs	(197,916)	(1,979,371)	(3,948,669)	(26,472,318)
Acquisition of land, buildings and
equipment	—	—	(28,752,549)	(85,089,887)
Investment in unconsolidated subsidiary	—	—	—	(39,879,638)
Deposit on property and other investments	—	—	—	—
Acquisition of additional interest CNL
Hotel Investors, Inc.	—	—	—	—
Redemption of (investment in) certificate of deposit	—	—	(5,000,000)	—
Increase in restricted cash	—	—	(82,407)	(193,223)
Proceeds of borrowing on line of credit	—	—	9,600,000	—
Payment on mortgage loans and line of credit	—	—	—	(9,600,000)
Payment of other notes	—	—	—	—
Payment of loan costs	—	—	(91,262)	(47,334)
Decrease (increase) in intangibles and
other assets	—	(463,470)	(676,026)	(5,068,727)
Retirement of shares of common stock	—	—	—	(118,542)
Due from related parties - offering expenses	—	—	—	—
Other	—	(7,500)	7,500	—

Cash generated (deficiency) after cash
distributions and special items	2,084	8,867,754	4,359,085	88,743,518

TAX AND DISTRIBUTION DATA PER
$1,000 INVESTED (Note 5)
Federal income tax results:
Ordinary income (loss) (Note 9)
-from operations (Note 6)	—	7	25	48

-from recapture	—	—	—	—

Capital gain (loss) (Note 7)	—	—	—	—

Past performance is not necessarily indicative of future performance.

2000 (Note 2)	2001 (Note 2)	2002 (Note 2)
$26,681,838	$67,968,306	$142,581,972
2,780,063	--	--
6,637,318	3,494,238	13,826,308
(3,311,988)	(9,491,248)	(77,963,736)
(2,383,449)	(14,653,011)	(18,330,110)
(7,830,456)	(19,748,697)	(27,875,955)
(386,627)	(7,092,674)	(16,164,591)
(1,516,237)	(1,148,538)	(263,647)

20,670,462	19,328,376	15,810,241

14,507,032	16,938,386	24,804,256

--	--	--

43,650,561	52,937,964	70,340,253
(28,082,275)	(48,409,660)	(74,217,458)
--	--	--
--	--	--
--	--	--

15,568,286	4,528,304	(3,877,205)
203,684,044	286,068,626	489,110,645
--	--	--
102,081,950	37,989,731	40,070,000
--	--	--
(10,217,828)	(2,896,299)	(413,664)
(24,808,156)	(34,723,430)	(51,639,836)
(310,711,912)	(117,233,515)	(307,447,324)
(10,174,209)	(129,032,824)	(95,025,712)
--	--	(10,300,407)
(17,872,573)	(32,884,119)	--
5,000,000	--	--
(2,988,082)	(5,229,734)	(10,328,235)
--	7,500,000	16,578,832
--	(1,171,444)	(1,748,331)
--	--	(26,606,636)
(1,342,713)	(2,953,874)	(2,169,338)
2,510,090	(11,610,690)	(29,643,305)
(2,503,484)	(2,312,634)	(2,391,110)
--	(1,410,900)	--
--	--	--

(51,774,587)	(5,372,802)	4,168,374

38	26	25

--	--	--

--	--	--

Past performance is not necessarily indicative of future performance.

TABLE III — CNL HOSPITALITY PROPERTIES, INC. (continued)

	1996 (Note 1)	1997 (Note 1)		1998		1999 (Note 2)
Cash distributions to investors
Source (on GAAP basis)
-from investment income	--	3		40		47
-from capital gain	--	--		--		--
-from investment income from
prior period	--	--		--		--
-from return of capital (Note 8)	--	1		9		21

Total distributions on GAAP basis
(Note 9)	--	4		49		68

Source (on cash basis)
-from sales	--	--		--		--
-from refinancing	--	--		--		--
-from operations	--	3		49		68
-from cash flow from prior period	--	--		--		--
-from return of capital (Note 8)	--	1		--		--

Total distributions on cash basis (Note 9)	--	4		49		68

Total cash distributions as a percentage
of original $1,000 investment (Notes
5 and 11)	N/A	3.0	0%	4.6	7%	7.1	9%
Total cumulative cash distributions per
$1,000 investment from inception	N/A	4		53		121
Amount (in percentage terms) remaining
invested in program properties at the
end of each year (period) presented
(original total acquisition cost of
properties retained, divided by original
total acquisition cost of all properties
in program)	N/A	N/A		100%		100%

Note 1:	Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective July 9, 1997, CNL Hospitality Properties, Inc. (the “Hospitality Properties REIT”) registered for sale $165,000,000 of shares of common stock (the “CHP Initial Offering”), including $15,000,000 available only to stockholders participating in the company’s reinvestment plan. The CHP Initial Offering commenced September 11, 1997, and upon completion of the CHP Initial Offering on June 17, 1999 had received $150,072,637 (15,007,264 shares), including $72,637 (7,264 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective June 4, 1999, the Hospitality Properties REIT registered for sale up to $275,000,000 of shares of common stock (the “1999 Offering”). The 1999 Offering of the Hospitality Properties REIT commenced following the completion of the CHP Initial Offering on June 17, 1999, and upon completion of the 1999 Offering on September 14, 2000, the company had received $274,998,988, including $965,194 (96,520 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective May 23, 2000, the Hospitality Properties REIT registered for sale up to $450,000,000 of shares of common stock (the “2000 Offering”). The 2000 Offering of the Hospitality Properties REIT commenced following the completion of the 1999 Offering on September 14, 2000 and upon completion of the 2000 Offering on September 14, 2000, the company had received $450,000,000, including $3,375,474 (337,547 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective April 1, 2002, the Hospitality Properties REIT registered for sale up to $450,000,000 of shares of common stock (the “2002 Offering”). As of December 31, 2002, the Hospitality Properties REIT had received subscription proceeds of $392,749,677 (39,274,968 shares) from its 2002 Offering, including $3,225,431 (322,543 shares) issued pursuant to the reinvestment plan. The amounts shown represent the combined results of the CHP Initial Offering, the 1999 Offering, the 2000 Offering and the 2002 Offering, including subscription proceeds issued pursuant to the reinvestment plan as of December 31, 2002.

Note 2:	The amounts shown represent the combined results of the Initial Offering, the 1999 Offering, the 2000 Offering and the 2002 Offering, as applicable.

Note 3:	Cash generated from operations includes cash received from tenants and dividend, interest and other income, less cash paid for operating expenses.

Note 4:	Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the consolidated financial statements of the Hospitality Properties REIT.

Note 5:	Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period.

Past performance is not necessarily indicative of future performance.

2000 (Note 2)	2001 (Note 2)	2002 (Note 2)
53	30	16
--	--	--
--	--	--
20	45	60

73	75	76

--	--	--
--	--	--
73	75	76
--	--	--
--	--	--

73	75	76

7.38%	7.688%	7.75%
194	269	345
100%	100%	100%

Note 6:	Taxable income presented is before the dividends paid deduction.

Note 7:	For the years ended December 31, 2002, 2001, 2000, 1999, 1998 and 1997, approximately 51%, 52%, 63%, 75%, 76% and 100%, respectively, of the distributions received by stockholders were considered to be ordinary income and approximately 49%, 48%, 37%, 25%, 24% and 0%, respectively, were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for the years ended December 31, 2002, 2001, 2000, 1999, 1998 and 1997 are required to be or have been treated by the company as a return of capital for purposes of calculating the stockholders’ return on their invested capital.

Note 8:	Cash distributions presented above as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. Accumulated net income includes deductions for depreciation and amortization expense and income from certain non-cash items. In addition, cash distributions presented as a return of capital on a cash basis represents the amount of cash distributions in excess of cash generated from operating cash flow and excess cash flows from prior periods. These amounts have not been treated as a return of capital for purposes of calculating the amount of stockholders’ invested capital.

Note 9:	Tax and distribution data and total distributions on GAAP basis were computed based on the weighted average shares outstanding during each period presented.

Note 10:	In February 1999, the company executed a series of agreements with Five Arrows Realty Securities II, L.L.C. to jointly own a real estate investment trust, CNL Hotel Investors, Inc., for the purpose of acquiring seven hotels. During the years ended December 31, 2000 and 1999, the company recorded $2,780,063 and $2,753,506, respectively, in dividend income and $386,627 and $778,466, respectively, in an equity in loss after deduction of preferred stock dividends, resulting in net earnings of $2,393,436 and $1,975,040, respectively, attributable to this investment. In October 2000, the company purchased an additional interest in CNL Hotel Investors, Inc., which resulted in a majority ownership interest and the consolidation of CNL Hotel Investors, Inc. As such, no dividend income was recognized for the years ended after December 31, 2001.

Note 11:	Certain data for columns representing less than 12 months have been annualized.

Past performance is not necessarily indicative of future performance.

                                                                TABLE V
                                                   SALES OR DISPOSALS OF PROPERTIES

                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------

                                                                                    Purchase
                                                                         Mortgage    money      Adjustments
                                                                          balance   mortgage    resulting
                                   Date        Date of        Cash        at time    taken         from
          Property               Acquired       Sale      received net    of sale    back by    application     Total
                                                           of closing                program     of GAAP
                                                              costs
============================== ============= ============ ============== ========== ========== ============ =============

CNL Income Fund, Ltd.:
   Popeye's -
     Merritt Island, FL (2)       12/31/86     09/13/00        676,503      --          --         --           676,503
   Golden Corral -
     Salisbury, MD (2) (11)       12/04/86     11/30/00        665,001      --          --         --           665,001
   Wendy's -
     Mesquite, TX (2)             09/29/86     02/20/02      1,064,259      --          --         --         1,064,259
   Burger King -
     Orlando, FL (30)             11/12/86     06/18/02        613,553      --          --         --           613,553

CNL Income Fund II, Ltd.:
   KFC -
     Jacksonville, FL (2)         09/01/87     06/15/00        601,400      --          --         --           601,400
   Popeye's -
     Sanford, FL (2)              06/28/87     09/13/00        631,359      --          --         --           631,359
   Popeye's -
     Altamonte Springs, FL (2)    02/11/87     09/13/00        494,052      --          --         --           494,052
   Popeye's -
     Apopka, FL (2)               01/19/88     09/13/00        615,618      --          --         --           615,618
   IHOP -
     Peoria, AZ (20)              11/18/99     08/27/01        836,160      --          --         --           836,160
   KFC -
     Bay City, TX (2)             12/18/87     09/10/01        548,874      --          --         --           548,874
   Burger King -
     San Antonio, TX (2)          05/15/87     06/26/02        747,510      --          --         --           747,510
   Denny's -
     Casper, WY (2) (38)          09/15/87     08/09/02        346,252      --          --         --           346,252
   Denny's -
     Rock Springs, WY (2)         09/18/87     08/09/02        204,659      --          --         --           204,659
   Golden Corral -
     Tomball, TX                  05/13/87     10/10/02        458,175      --          --         --           458,175
   Golden Corral -
     Pineville, LA                06/18/97     12/18/02        262,425      --          --         --           262,425

CNL Income Fund III, Ltd.:
   Popeye's -
     Plant City, FL               04/12/88     09/13/00        507,365      --          --         --           507,365
   Golden Corral -
     Washington, IL (2) (3)       11/20/87     11/29/01        586,132      --          --         --           586,132
   Golden Corral -
     Schereville, IN (2) (23)     11/19/87     09/11/01        810,550      --          --         --           810,550
   Po' Folks -
     Titusville, FL (28)          10/30/87     01/09/02        121,558      --          --         --           121,558
   Burger King -
     Montgomery, AL (2)(36)       01/28/99     05/17/02         78,294      --       320,000       --           398,294
   Golden Corral -
     Altus, OK (2)                10/14/87     09/27/02        307,785      --          --         --           307,785
   Red Oak Steakhouse -
     Canton Township, MI(2)(37)   08/18/88     09/30/02        106,315      --       640,000       --           746,315

      Past performance is not necessarily indicative of future performance.

                                             Cost of Properties
                                          Including Closing and
                                               Soft Costs
                                  --------------------------------------
                                                                            Excess
                                                 Total                   (deficiency)
                                              acquisition                 of property
                                  Original       cost,                     operating
                                  mortgage      capital                      cash
                                  financing   improvements               receipts over
          Property                   (7)      closing and      Total         cash
                                               soft costs                expenditures
                                                  (1)                        (19)
==============================    =========== ============= ============ ==============

CNL Income Fund, Ltd.:
   Popeye's -
     Merritt Island, FL (2)          --         518,409        518,409      909,409
   Golden Corral -
     Salisbury, MD (2) (11)          --         741,900        741,900    1,326,574
   Wendy's -
     Mesquite, TX (2)                --         848,000        848,000    1,351,586
   Burger King -
     Orlando, FL (30)                --         487,500        487,500      911,938

CNL Income Fund II, Ltd.:
   KFC -
     Jacksonville, FL (2)            --         441,000        441,000      715,685
   Popeye's -
     Sanford, FL (2)                 --         560,000        560,000      850,322
   Popeye's -
     Altamonte Springs, FL (2)       --         426,568        426,568      684,445
   Popeye's -
     Apopka, FL (2)                  --         545,561        545,561      794,039
   IHOP -
     Peoria, AZ (20)                 --         764,975        764,975      125,468
   KFC -
     Bay City, TX (2)                --         446,827        446,827      767,761
   Burger King -
     San Antonio, TX (2)             --         703,500        703,500    1,251,201
   Denny's -
     Casper, WY (2) (38)             --         566,700        566,700      872,849
   Denny's -
     Rock Springs, WY (2)            --         667,900        667,900      928,587
   Golden Corral -
     Tomball, TX                     --         807,583        807,583    1,434,457
   Golden Corral -
     Pineville, LA                   --         645,400        645,400    1,115,813

CNL Income Fund III, Ltd.:
   Popeye's -
     Plant City, FL                  --         606,409        606,409      616,913
   Golden Corral -
     Washington, IL (2) (3)          --         690,500        690,500    1,083,951
   Golden Corral -
     Schereville, IN (2) (23)        --         694,100        694,100    1,053,524
   Po' Folks -
     Titusville, FL (28)             --         714,117        714,117      166,684
   Burger King -
     Montgomery, AL (2)(36)          --         941,358        941,358      261,836
   Golden Corral -
     Altus, OK (2)                   --         557,900        557,900      920,131
   Red Oak Steakhouse -
     Canton Township, MI(2)(37)      --         924,921        924,921    1,309,270

      Past performance is not necessarily indicative of future performance.

                                                                TABLE V
                                                   SALES OR DISPOSALS OF PROPERTIES

                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------

                                                                                    Purchase
                                                                         Mortgage   money      Adjustments
                                                                          balance   mortgage    resulting
                                   Date        Date of        Cash        at time   taken         from
          Property               Acquired       Sale      received net    of sale   back by    application     Total
                                                           of closing                program     of GAAP
                                                              costs
============================== ============= ============ ============== ========== ========== ============ =============

CNL Income Fund IV, Ltd.:
   Wendy's
     Detroit, MI (2)              10/21/88     06/29/00      1,056,475      --          --         --         1,056,475
   Shoney's -
     Temple Terrace, FL (2)       06/27/89     07/06/00      1,293,286      --          --         --         1,293,286
   Shoney's -
     Punta Gorda, FL (2)          02/02/89     07/06/00      1,060,297      --          --         --         1,060,297
   Big Boy -
     Topeka, KS (2)               12/22/88     11/20/00        496,362      --          --         --           496,362
   Taqueria Jalisco -
     Corpus Christi, TX (2)       04/01/91     06/19/01        390,000      --          --         --           390,000
   Bellissimos Family Restaurant -
     Palm Bay, FL                 01/10/89     08/17/01        289,894      --          --         --           289,894
   Po' Folks -
     Titusville, FL (28)          10/30/87     01/09/02         44,052      --          --         --            44,052

CNL Income Fund V, Ltd.:
   Hardee's -
     Belding, MI                  03/08/89     03/03/00        124,346      --          --         --           124,346
   Denny's -
     Daleville, IN (2)            02/06/89     03/02/01        300,386      --          --         --           300,386
   Denny's -
     Huron, OH (2) (6)            05/19/89     01/15/02        260,956      --          --         --           260,956
   Market Street Buffet and
     Bakery -
     West Lebanon, NH (2)         07/10/89     01/17/02        654,530      --          --         --           654,530
  Taco Bell -
     Bountiful, UT (2)            08/17/89     01/28/02      1,039,998      --          --         --         1,039,998
  Burger King -
     Lawrenceville, GA (2)        06/27/89     06/20/02        847,000      --          --         --           847,000

CNL Income Fund VI, Ltd.:
   Popeye's -
     Jacksonville, FL             04/30/90     09/13/00        478,062      --          --         --           478,062
   Popeye's -
     Tallahassee, FL              04/30/90     09/13/00        619,696      --          --         --           619,696
   Popeye's -
     Jacksonville, FL             04/30/90     09/13/00        523,672      --          --         --           523,672
   Popeye's -
     Jacksonville, FL             04/30/90     09/13/00        450,418      --          --         --           450,418
   Captain D's -
     Chester, PA (4)              02/09/90     05/22/01         83,000      --          --         --            83,000
   IHOP -
     Dublin, CA (14)              11/12/99     06/28/01      1,274,672      --          --         --         1,274,672
   IHOP -
     Round Rock, TX (21)          10/27/99     10/05/01      1,163,216      --          --         --         1,163,216
   Denny's -
     Cheyenne, WY                 12/19/89     12/21/01        290,800      --          --         --           290,800
   KFC -
     Caro, MI (35)                04/02/90     11/15/02        396,840      --          --         --           396,840

      Past performance is not necessarily indicative of future performance.

                                          Cost of Properties
                                        Including Closing and
                                             Soft Costs
                                --------------------------------------
                                                                          Excess
                                               Total                   (deficiency)
                                            acquisition                 of property
                                Original       cost,                     operating
                                mortgage      capital                      cash
                                financing   improvements               receipts over
          Property                 (7)      closing and      Total         cash
                                             soft costs                expenditures
                                                (1)                        (19)
==============================  =========== ============= ============ ==============

CNL Income Fund IV, Ltd.:
   Wendy's
     Detroit, MI (2)               --         614,500        614,500    1,038,530
   Shoney's -
     Temple Terrace, FL (2)        --       1,155,705      1,155,705    1,496,453
   Shoney's -
     Punta Gorda, FL (2)           --         947,500        947,500    1,271,574
   Big Boy -
     Topeka, KS (2)                --         708,800        708,800      878,942
   Taqueria Jalisco -
     Corpus Christi, TX (2)        --         622,310        622,310      331,788
   Bellissimos Family Restauran
     Palm Bay, FL                  --       1,070,822      1,070,822    1,250,729
   Po' Folks -
     Titusville, FL (28)           --         258,795        258,795       60,406

CNL Income Fund V, Ltd.:
   Hardee's -
     Belding, MI                   --         630,432       630,432      250,715
   Denny's -
     Daleville, IN (2)             --         547,600       547,600      589,375
   Denny's -
     Huron, OH (2) (6)             --         448,100       448,100      764,529
   Market Street Buffet and
     Bakery -
     West Lebanon, NH (2)           --      1,159,990     1,159,990      (29,353)
  Taco Bell -
     Bountiful, UT (2)              --        614,249       614,249    1,053,833
  Burger King -
     Lawrenceville, GA (2)          --        797,778       797,778    1,290,366

CNL Income Fund VI, Ltd.:
   Popeye's -
     Jacksonville, FL               --        406,477       406,477      491,262
   Popeye's -
     Tallahassee, FL                --        488,817       488,817      658,801
   Popeye's -
     Jacksonville, FL               --        423,591       423,591      530,389
   Popeye's -
     Jacksonville, FL               --        383,089       383,089      454,566
   Captain D's -
     Chester, PA (4)                --        550,000       550,000      786,617
   IHOP -
     Dublin, CA (14)                --      1,166,160     1,166,160      175,195
   IHOP -
     Round Rock, TX (21)            --      1,076,103     1,076,103      192,394
   Denny's -
     Cheyenne, WY                   --        765,500       765,500    1,058,493
   KFC -
     Caro, MI (35)                   --       348,855       348,855      651,265

     Past performance is not necessarily indicative of future performance.

                                                                TABLE V
                                                   SALES OR DISPOSALS OF PROPERTIES

                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------

                                                                                    Purchase
                                                                         Mortgage    money      Adjustments
                                                                          balance   mortgage    resulting
                                   Date        Date of        Cash        at time     taken        from
          Property               Acquired       Sale      received net    of sale    back by    application     Total
                                                           of closing                program     of GAAP
                                                              costs
============================== ============= ============ ============== ========== ========== ============ =============

CNL Income Fund VII, Ltd.:
   Shoney's
     Pueblo, CO                   08/21/90     06/20/00      1,005,000      --          --         --         1,005,000
   Popeye's -
     Lake City, FL                04/30/90     09/13/00        598,959      --          --         --           598,959
   Popeye's -
     Jacksonville, FL             04/30/90     09/13/00        417,581      --          --         --           417,581
   Popeye's -
     Jacksonville, FL             04/30/90     09/13/00        494,680      --          --         --           494,680
   Popeye's -
     Brunswick, GA                04/30/90     09/13/00        535,947      --          --         --           535,947
   Popeye's -
     Jacksonville, FL             04/30/90     09/13/00        345,168      --          --         --           345,168
   KFC -
     Friendswood, TX              06/13/90     12/14/00        725,000      --          --         --           725,000
   Church's -
     Daytona Beach, FL (22)       01/16/91      11/27/01       213,482      --       103,581       --           317,063
   Church's
     Gainesville, FL              01/16/91      11/29/01       182,750      --          --         --           182,750
   Johnnies -
     Saddlebrook, FL              04/04/90      12/21/01       698,050      --          --         --           698,050
   Burger King -
     Columbus, OH (31)            09/27/91      06/03/02       218,833      --          --         --           218,833
   Burger King -
     Pontiac, MI (31)             09/27/91      06/27/02       130,073      --          --         --           130,073
   Jack in the Box -
     Mansfield, TX (34)           03/20/97      08/23/02       799,084      --          --         --           799,084

CNL Income Fund VIII, Ltd.:
   Shoney's -
     Bayonet Point, FL            06/12/91      07/06/00     1,135,380      --          --         --         1,135,380
   Shoney's -
     Brooksville, FL              02/18/91      07/06/00       940,013      --          --         --           940,013
   Shoney's -
     Sun City, FL                 03/04/91      07/06/00     1,327,317      --          --         --         1,327,317
   Popeye's -
     Jacksonville, FL             09/28/90      09/13/00       420,006      --          --         --           420,006
   Golden Corral -
     Middleburg Heights, OH (12)  05/31/96      03/21/01       236,740      --          --         --           236,740
   Quincy's -
     Statesville, NC              10/10/91      05/25/01       877,000      --          --         --           877,000
   Burger King -
     Baseball City, FL            06/18/91      05/02/02     1,184,559      --          --         --         1,184,559
   Burger King -
     Columbus, OH (31)            09/27/91      06/03/02       447,392      --          --         --           447,392
   Burger King -
     Pontiac, MI (31)             09/27/91      06/27/02       265,926      --          --         --           265,926
   Bakers Square -
     Libertyville, IL (33)        08/31/00      09/05/02     1,076,041      --          --         --         1,076,041

      Past performance is not necessarily indicative of future performance.

                                            Cost of Properties
                                          Including Closing and
                                               Soft Costs
                                  --------------------------------------
                                                                            Excess
                                                 Total                   (deficiency)
                                              acquisition                 of property
                                  Original       cost,                     operating
                                  mortgage      capital                      cash
                                  financing   improvements               receipts over
          Property                   (7)      closing and      Total         cash
                                               soft costs                expenditures
                                                  (1)                        (19)
==============================  =========== ============= ============ ==============

CNL Income Fund VII, Ltd.:
   Shoney's
     Pueblo, CO                     --         961,582       961,582        984,472
   Popeye's -
     Lake City, FL                  --         485,455       485,455        641,608
   Popeye's -
     Jacksonville, FL               --         376,323       376,323        452,824
   Popeye's -
     Jacksonville, FL               --         384,936       384,936        515,888
   Popeye's -
     Brunswick, GA                  --         468,797       468,797        574,076
   Popeye's -
     Jacksonville, FL               --         340,429       340,429        407,175
   KFC -
     Friendswood, TX                --         485,951       485,951        671,580
   Church's -
     Daytona Beach, FL (22)        --          318,188       318,188        396,488
   Church's
     Gainesville, FL               --          183,872       183,872        239,254
   Johnnies -
     Saddlebrook, FL               --        1,100,000     1,100,000      1,324,170
   Burger King -
     Columbus, OH (31)             --          167,259       167,259        190,438
   Burger King -
     Pontiac, MI (31)              --          211,050       211,050        238,235
   Jack in the Box -
     Mansfield, TX (34)            --          617,155       617,155        351,952

CNL Income Fund VIII, Ltd.:
   Shoney's -
     Bayonet Point, FL             --          924,646       924,646      1,040,086
   Shoney's -
     Brooksville, FL               --          816,355       816,355        961,418
   Shoney's -
     Sun City, FL                  --        1,055,820     1,055,820      1,238,581
   Popeye's -
     Jacksonville, FL              --          352,445       352,445        401,169
   Golden Corral -
     Middleburg Heights, OH(12)    --          236,740       236,740        127,155
   Quincy's -
     Statesville, NC               --          893,422       893,422        997,232
   Burger King -
     Baseball City, FL             --          873,857       873,857      1,096,005
   Burger King -
     Columbus, OH (31)             --          341,952       341,952        389,340
   Burger King -
     Pontiac, MI (31)              --          431,480       431,480        487,058
   Bakers Square -
     Libertyville, IL (33)         --          960,000       960,000        187,961

      Past performance is not necessarily indicative of future performance.

                                                                TABLE V
                                                   SALES OR DISPOSALS OF PROPERTIES

                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------

                                                                                    Purchase
                                                                         Mortgage   money      Adjustments
                                                                          balance   mortgage    resulting
                                   Date        Date of        Cash        at time   taken         from
          Property               Acquired       Sale      received net    of sale   back by    application     Total
                                                           of closing                program     of GAAP
                                                              costs
============================== ============= ============ ============== ========== ========== ============ =============

CNL Income Fund IX, Ltd.:
   Perkins -
     Williamsville, NY            12/20/91      05/15/00       693,350      --          --         --           693,350
   Denny's -
     Alliance, OH (16)            01/22/92      11/30/00            --      --       200,000       --           200,000
   Denny's -
     Blufton, OH (17)             10/11/91      11/30/00            --      --       300,000       --           300,000
   IHOP -
     Dublin, CA (14)              11/12/99      06/28/01       424,891      --          --         --           424,891
   Shoney's -
     Bedford, IN                  07/09/91      07/31/01       900,110      --          --         --           900,110
   Shell's Seafood Restaurant -
     Copley Township, OH          12/17/91      11/28/01     1,086,143      --          --         --         1,086,143
   Hardee's -
     Greenville, SC               10/21/91      05/03/02       976,798      --          --         --           976,798
   Burger King -
     Greensboro, NC (29)          03/30/92      05/16/02       571,744      --          --         --           571,744
   Burger King -
     Columbus, OH (31)            09/27/91      06/03/02       549,515      --          --         --           549,515
   Burger King -
     Ashland, NH (32)             06/29/92      06/03/02       402,545      --          --         --           402,545
   Burger King -
     Pontiac, MI (31)             09/27/91      06/27/02       326,626      --          --         --           326,626
   Shoney's -
     Huntsville, AL               10/04/91      08/20/02       951,528      --          --         --           951,528
   Bakers Square -
     Libertyville, IL             08/31/00      09/05/02       554,324      --          --         --           554,324
   Hardee's -
     Farragut, TN                 10/09/91      12/18/02       886,300      --          --         --           886,300

CNL Income Fund X, Ltd.:
   Perkins -
     Lancaster, NY                12/20/91      12/28/00       749,675      --          --         --           749,675
   IHOP -
     Peoria, AZ (20)              11/18/99      08/27/01       905,840      --          --         --           905,840
   Jack in the Box -
     San Marcos, TX               03/03/99      04/23/02     1,161,055      --          --         --         1,161,055
   Burger King -
     Greensboro, NC (29)          03/30/92      05/16/02       571,744      --          --         --           571,744
   Burger King -
      Ashland, NH (32)            06/29/92      06/03/02       154,802      --          --         --           154,802
   Perkins -
      Ft. Pierce, FL              02/04/92      12/20/02       329,175      --          --         --           329,175

CNL Income Fund XI, Ltd.:
   IHOP -
     Round Rock, TX (21)          10/27/99      10/05/01       347,454      --          --         --           347,454
   Quincy's -
     Sebring, FL                  09/29/92      11/21/01     1,029,000      --          --         --         1,029,000

      Past performance is not necessarily indicative of future performance.

                                         Cost of Properties
                                        Including Closing and
                                             Soft Costs
                                --------------------------------------
                                                                          Excess
                                               Total                   (deficiency)
                                            acquisition                 of property
                                Original       cost,                     operating
                                mortgage      capital                      cash
                                financing   improvements               receipts over
          Property                 (7)      closing and      Total         cash
                                             soft costs                expenditures
                                                (1)                        (19)
==============================  =========== ============= ============ ==============

CNL Income Fund IX, Ltd.:
   Perkins -
     Williamsville, NY             --          981,482       981,482        692,535
   Denny's -
     Alliance, OH (16)             --          553,137       553,137        614,999
   Denny's -
     Blufton, OH (17)              --          642,000       642,000        739,292
   IHOP -
     Dublin, CA (14)               --          388,720       388,720         58,398
   Shoney's -
     Bedford, IN                   --          754,028       754,028        991,085
   Shell's Seafood Restaurant -
     Copley Township, OH           --          870,713       870,713        692,662
   Hardee's -
     Greenville, SC                --          760,405       760,405        957,261
   Burger King -
     Greensboro, NC (29)           --          460,989       460,989        479,360
   Burger King -
     Columbus, OH (31)             --          420,008       420,008        478,210
   Burger King -
     Ashland, NH (32)              --          325,018       325,018        322,154
   Burger King -
     Pontiac, MI (31)              --          529,969       529,969        598,234
   Shoney's -
     Huntsville, AL                --          763,901       763,901      1,050,434
   Bakers Square -
     Libertyville, IL              --          494,545       494,545         96,829
   Hardee's -
     Farragut, TN                  --          707,025       707,025        940,825

CNL Income Fund X, Ltd.:
   Perkins -
     Lancaster, NY                 --        1,111,111     1,111,111        706,575
   IHOP -
     Peoria, AZ (20)               --          828,723       828,723        135,923
   Jack in the Box -
     San Marcos, TX                --        1,020,829     1,020,829        288,292
   Burger King -
     Greensboro, NC (29)           --          460,989       460,989        479,360
   Burger King -
      Ashland, NH (32)             --          124,989       124,989        123,887
   Perkins -
      Ft. Pierce, FL               --        1,002,337     1,002,337        623,996

CNL Income Fund XI, Ltd.:
   IHOP -
     Round Rock, TX (21)           --          321,434       321,434         57,468
   Quincy's -
     Sebring, FL                   --        1,054,550     1,054,550      1,111,338

      Past performance is not necessarily indicative of future performance.

                                                                TABLE V
                                                   SALES OR DISPOSALS OF PROPERTIES

                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------

                                                                                    Purchase
                                                                         Mortgage   money      Adjustments
                                                                          balance   mortgage    resulting
                                   Date        Date of        Cash        at time   taken         from
          Property               Acquired       Sale      received net    of sale   back by    application     Total
                                                           of closing                program     of GAAP
                                                              costs
============================== ============= ============ ============== ========== ========== ============ =============

CNL Income Fund XI, Ltd. (Continued):
   Burger King -
     Columbus, OH                09/01/92      06/03/02       901,125      --          --         --           901,125
   Burger King -
      Ashland, NH (32)           06/29/92      06/03/02       915,559      --          --         --           915,559
   Burger King -
      East Detroit, MI           06/29/92      06/20/02       833,247      --          --         --           833,247

CNL Income Fund XII, Ltd.:
   Denny's -
     Cleveland, TN               12/23/92      03/03/00       797,227      --          --         --           797,227
   Shoney's -
     Bradenton, FL               03/22/93      07/06/00     1,227,907      --          --         --         1,227,907
   Golden Corral -
     Middleburg Heights, OH (12) 05/31/96      03/21/01     1,663,260      --          --         --         1,663,260
   Jack in the Box -
     Rialto, CA                  01/15/93      09/28/01     1,382,365      --          --         --         1,382,365
   Johnnies -
     Winter Haven, FL            08/09/93      10/02/01     1,090,297      --          --         --         1,090,297
   Jack in the Box -
     Arlington, TX               01/15/93      04/23/02     1,248,205      --          --         --         1,248,205
   Burger King -
     Valdosta, GA                08/24/93      08/30/02       623,661      --          --         --           623,661

CNL Income Fund XIII, Ltd.:
   Quincy's -
     Mount Airy, NC              07/30/93      04/09/01       947,000      --          --         --           947,000
   Burger King -
     Dayton, OH                  07/30/93      06/03/02     1,049,863      --          --         --         1,049,863
   Lion's Choice -
     Overland Park, KS (5)       12/16/93      08/12/02     1,242,050      --          --         --         1,242,050

CNL Income Fund XIV, Ltd.:
   East Side Mario's -
     Columbus, OH                 11/10/94      09/22/00     1,631,946      --          --         --         1,631,946
   Golden Corral -
     Paris, TX (13)               07/26/96      05/25/01       400,000      --          --         --           400,000
   Razzleberries -
     Las Vegas, NV                07/08/94      02/01/02     1,143,753      --          --         --         1,143,753
   Long John Silver's -
     Laurens, SC                  03/25/94      08/05/02       155,249      --          --         --           155,249
   Golden Corral -
     Greeley, CO                  12/13/94      09/25/02     1,306,595      --          --         --         1,306,595
   Checker's -
     Merriam, KS                  03/31/94      11/07/02       323,175      --          --         --           323,175

      Past performance is not necessarily indicative of future performance.
                                          Cost of Properties
                                        Including Closing and
                                             Soft Costs
                                --------------------------------------
                                                                          Excess
                                               Total                   (deficiency)
                                            acquisition                 of property
                                Original       cost,                     operating
                                mortgage      capital                      cash
                                financing   improvements               receipts over
          Property                 (7)      closing and      Total         cash
                                             soft costs                expenditures
                                                (1)                        (19)
==============================  =========== ============= ============ ==============

CNL Income Fund XI, Ltd. (Continued):
   Burger King -
     Columbus, OH                   --          714,413       714,413        798,711
   Burger King -
     Ashland, NH (32)               --          739,228       739,228        732,715
   Burger King -
     East Detroit, MI               --          761,501       761,501        779,593

CNL Income Fund XII, Ltd.:
   Denny's -
     Cleveland, TN                  --          622,863       622,863        530,741
   Shoney's -
     Bradenton, FL                  --       1,000,000      1,000,000        898,776
   Golden Corral -
     Middleburg Heights, OH (12)    --       1,663,260      1,663,260        893,350
   Jack in the Box -
     Rialto, CA                     --       1,033,072      1,033,072        936,833
   Johnnies -
     Winter Haven, FL               --       1,172,608      1,172,608      1,117,762
   Jack in the Box -
     Arlington, TX                  --         966,466        966,466        937,794
   Burger King -
     Valdosta, GA                   --         510,432        510,432        648,558

CNL Income Fund XIII, Ltd.:
   Quincy's -
     Mount Airy, NC                 --         968,134        968,134        755,601
   Burger King -
     Dayton, OH                     --         905,717        905,717      1,032,534
   Lion's Choice -
     Overland Park, KS (5)          --       1,029,449      1,029,449        964,561

CNL Income Fund XIV, Ltd.:
   East Side Mario's -
     Columbus, OH                   --       1,631,946      1,631,946      1,103,012
   Golden Corral -
     Paris, TX (13)                 --         501,276        501,276        255,146
   Razzleberries -
     Las Vegas, NV                  --       1,006,514      1,006,514        631,310
   Long John Silver's -
      Laurens, SC                   --         448,796        448,796        257,444
   Golden Corral -
      Greeley, CO                   --       1,184,810      1,184,810      1,015,365
   Checker's -
      Merriam, KS                   --         284,609        284,609        269,328

     Past performance is not necessarily indicative of future performance.

                                                                TABLE V
                                                   SALES OR DISPOSALS OF PROPERTIES

                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------

                                                                                    Purchase
                                                                         Mortgage   money      Adjustments
                                                                          balance   mortgage    resulting
                                   Date        Date of        Cash        at time   taken         from
          Property               Acquired       Sale      received net    of sale   back by    application     Total
                                                           of closing                program     of GAAP
                                                              costs
============================== ============= ============ ============== ========== ========== ============ =============

CNL Income Fund XV, Ltd.:
   Long John Silver's
     Lexington, NC                10/22/94      01/12/00       562,130      --          --         --           562,130
   Quincy's -
     Greer, SC (15)               06/13/94      04/06/01       233,000      --       467,000       --           700,000
   Jack in the Box -
     Woodland Hills, CA           07/29/94      04/19/01     1,253,728      --          --         --         1,253,728
   Golden Corral -
     Paris, TX (13)               07/26/96      05/25/01       400,000      --          --         --           400,000
   Jack in the Box -
     Altadena, CA                 07/29/94      10/04/01       937,250      --          --         --           937,250
   Jack in the Box -
     Redlands, CA                 07/29/94      02/15/02     1,300,882      --          --         --         1,300,882
   Long John Silver's -
     Medina, OH                   10/05/94      09/30/02       395,205      --          --         --           395,205
   Checker's -
     Stratford, NJ                05/27/94      12/27/02       350,802      --          --         --           350,802

CNL Income Fund XVI, Ltd.:
   Boston Market -
     Columbia Heights, MN         12/18/95      09/29/00       575,777      --          --         --           575,777
   Denny's -
     Marana, AZ                   02/13/95      03/30/01     1,145,045      --          --         --         1,145,045
   Boston Market -
     St. Cloud, MN                09/15/95      11/28/01       647,365      --          --         --           647,365
   Big Boy -
     Las Vegas, NV                05/31/95      12/11/01     1,059,264      --          --         --         1,059,264
   Denny's -
     Mesquite, TX                 08/31/95      03/28/02       448,675      --          --         --           448,675
   Jack in the Box -
     Rancho Cordova, CA           10/31/94      06/04/02     1,325,054      --          --         --         1,325,054
   Denny's -
     Bucyrus, OH (26)             06/08/95      08/07/02       144,915      --          --         --           144,915

CNL Income Fund XVII, Ltd.:
   Popeye's -
     Warner Robins, GA            11/04/96      09/13/00       607,361      --          --         --           607,361
   Boston Market -
     Long Beach, CA               12/05/96      10/17/00       529,633      --          --         --           529,633
   Boston Market -
     Houston, TX                  06/19/96      01/19/01       782,648      --          --         --           782,648
   Mr. Fable's -
     Kentwood, MI                 09/05/95      06/21/01       681,300      --          --         --           681,300
   Boston Market -
     Inglewood, CA                07/24/96      09/06/01       298,300      --          --         --           298,300
   Jack in the Box -
     El Dorado, CA                09/26/96      09/25/01     1,510,463      --          --         --         1,510,463
   Denny's -
     Mesquite, NV                 04/25/96      03/29/02       771,800      --          --         --           771,800

     Past performance is not necessarily indicative of future performance.

                                         Cost of Properties
                                       Including Closing and
                                             Soft Costs
                                -------------------------------------
                                                                         Excess
                                              Total                   (deficiency)
                                           acquisition                 of property
                                Original      cost,                     operating
                                mortgage     capital                      cash
                                financing  improvements               receipts over
          Property                 (7)     closing and      Total         cash
                                            soft costs                expenditures
                                               (1)                        (19)
==============================  ========== ============= ============ ==============

CNL Income Fund XV, Ltd.:
   Long John Silver's
     Lexington, NC                --         646,203        646,203        234,243
   Quincy's -
     Greer, SC (15)               --         946,933        946,933        649,756
   Jack in the Box -
     Woodland Hills, CA           --         939,806        939,806        648,254
   Golden Corral -
     Paris, TX (13)               --         501,276        501,276        255,146
   Jack in the Box -
     Altadena, CA                 --         709,812        709,812        528,007
   Jack in the Box -
     Redlands, CA                 --         973,020        973,020        758,150
   Long John Silver's -
     Medina, OH                   --         812,056        812,056        285,620
   Checker's -
     Stratford, NJ                --         287,391        287,391        271,787

CNL Income Fund XVI, Ltd.:
   Boston Market -
     Columbia Heights, MN         --         939,972        939,972        226,734
   Denny's -
     Marana, AZ                   --         719,234        719,234        587,377
   Boston Market -
     St. Cloud, MN                --       1,075,093      1,075,093        502,978
   Big Boy -
     Las Vegas, NV                --       1,160,553      1,160,553        476,249
   Denny's -
     Mesquite, TX                 --          987,353       987,353        480,530
   Jack in the Box -
     Rancho Cordova, CA           --          900,290       900,290        705,521
   Denny's -
     Bucyrus, OH (26)             --          540,000       540,000        385,051

CNL Income Fund XVII, Ltd.:
   Popeye's -
     Warner Robins, GA            --          563,148       563,148        257,018
   Boston Market -
     Long Beach, CA               --          832,280       832,280        156,091
   Boston Market -
     Houston, TX                  --          812,696       812,696        323,963
   Mr. Fable's -
     Kentwood, MI                 --          855,609       855,609        272,268
   Boston Market -
     Inglewood, CA                --          857,488       857,488        196,478
   Jack in the Box -
     El Dorado, CA                --        1,097,220     1,097,220        581,924
   Denny's -
     Mesquite, NV                 --        1,186,460     1,186,460        494,461

     Past performance is not necessarily indicative of future performance.

                                                                TABLE V
                                                   SALES OR DISPOSALS OF PROPERTIES

                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------

                                                                                    Purchase
                                                                         Mortgage   money      Adjustments
                                                                          balance   mortgage    resulting
                                   Date        Date of        Cash        at time   taken         from
          Property               Acquired       Sale      received net    of sale   back by    application     Total
                                                           of closing                program     of GAAP
                                                              costs
============================== ============= ============ ============== ========== ========== ============ =============

CNL Income Fund XVII, Ltd. (Continued):
   Wendy's -
     Knoxville, TN                07/30/96      05/31/02     1,045,425      --          --         --         1,045,425
   Bakers Square -
     Wilmette, IL                 01/31/00      06/27/02     1,682,371      --          --         --         1,682,371
   Jack in the Box -
     Mansfield, TX (34)           03/20/97      08/23/02       212,415      --          --         --           212,415

CNL Income Fund XVIII, Ltd.:
   Boston Market -
     Timonium, MD                 07/13/97      06/29/01       848,550      --          --         --           848,550
   Jack in the Box -
     Henderson, NV                06/30/97      07/12/01     1,278,046      --          --         --         1,278,046
   IHOP -
     Santa Rosa, CA               05/21/97      12/28/01     1,664,829      --          --         --         1,664,829
   On the Border -
     San Antonio, TX              09/02/97      05/08/02       470,304      --          --         --           470,304
   Boston Market -
      San Antonio, TX             08/18/97      05/29/02       481,325      --          --         --           481,325
   Boston Market -
      Raleigh, NC (27)            01/23/97      08/07/02       714,050      --          --         --           714,050

CNL Restaurant Properties, Inc.:
   Golden Corral -
     Waldorf, MD (9) (10)         04/05/99      01/03/00     2,501,175      --          --         --         2,501,175
   Jack in the Box -
     Los Angeles, CA              06/30/95      02/18/00     1,516,800      --          --         --         1,516,800
   Golden Corral -
     Dublin, GA                   08/07/98      05/01/00     1,323,205      --          --         --         1,323,205
   Boston Market -
     San Antonio, TX              04/30/97      05/02/00       517,495      --          --         --           517,495
   Boston Market -
     Corvallis, OR                07/09/96      06/20/00       717,019      --          --         --           717,019
   Big Boy -
     St. Louis, MO                01/19/99      06/28/00     1,463,050      --          --         --         1,463,050
   Ground Round -
     Nanuet, NY                   12/02/97      06/30/00       964,825      --          --         --           964,825
   Big Boy -
     Jefferson City, MO           01/19/99      06/30/00       905,250      --          --         --           905,250
   Big Boy -
     Alton, IL                    01/19/99      06/30/00       905,250      --          --         --           905,250
   Boston Market -
     Liberty, MO                  08/18/97      09/13/00       538,800      --          --         --           538,800
   Mr. Fables -
     Grand Rapids, MI             03/19/96      09/26/00       722,100      --          --         --           722,100
   Pizza Hut -
     Dover, OH                    05/01/97      11/08/00       112,917      --          --         --           112,917
   Big Boy -
     St. Joseph, MO               04/27/99      11/27/00       646,550      --          --         --           646,550

     Past performance is not necessarily indicative of future performance.

                                         Cost of Properties
                                       Including Closing and
                                             Soft Costs
                                -------------------------------------
                                                                         Excess
                                              Total                   (deficiency)
                                           acquisition                 of property
                                Original      cost,                     operating
                                mortgage     capital                      cash
                                financing  improvements               receipts over
          Property                 (7)     closing and      Total         cash
                                            soft costs                expenditures
                                               (1)                        (19)
==============================  ========== ============= ============ ==============

CNL Income Fund XVII, Ltd.
   (Continued):
   Wendy's -
     Knoxville, TN                 --         783,748       783,748        484,686
   Bakers Square -
     Wilmette, IL                  --       1,627,273     1,627,273        380,572
   Jack in the Box -
     Mansfield, TX (34)            --         164,054       164,054         93,557

CNL Income Fund XVIII, Ltd.:
   Boston Market -
     Timonium, MD                  --       1,140,100     1,140,100        302,665
   Jack in the Box -
     Henderson, NV                 --       1,067,175     1,067,175        494,105
   IHOP -
     Santa Rosa, CA                --       1,286,364     1,286,364        598,179
   On the Border -
     San Antonio, TX               --       1,225,163     1,225,163        190,705
   Boston Market -
      San Antonio, TX              --         857,595       857,595          9,631
   Boston Market -
      Raleigh, NC (27)             --       1,225,686     1,225,686        511,581

CNL American Properties Fund, Inc.:
   Golden Corral -
     Waldorf, MD (9) (10)          --      2,430,686      2,430,686             --
   Jack in the Box -
     Los Angeles, CA               --      1,119,567      1,119,567        549,658
   Golden Corral -
     Dublin, GA                    --      1,272,765      1,272,765        190,590
   Boston Market -
     San Antonio, TX               --        757,069        757,069         66,889
   Boston Market -
     Corvallis, OR                 --        925,427        925,427        312,232
   Big Boy -
     St. Louis, MO                 --      1,345,100      1,345,100         65,420
   Ground Round -
     Nanuet, NY                    --        927,273        927,273        245,426
   Big Boy -
     Jefferson City, MO            --       1,113,383     1,113,383         68,389
   Big Boy -
     Alton, IL                     --       1,012,254     1,012,254         41,032
   Boston Market -
     Liberty, MO                   --         765,530       765,530         84,802
   Mr. Fables -
     Grand Rapids, MI              --         816,264       816,264        270,873
   Pizza Hut -
     Dover, OH                     --         233,896       233,896         86,601
   Big Boy -
     St. Joseph, MO                --         885,883       885,883         35,138

     Past performance is not necessarily indicative of future performance.

                                                                TABLE V
                                                   SALES OR DISPOSALS OF PROPERTIES

                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------

                                                                                         Purchase
                                                                              Mortgage   money      Adjustments
                                                                               balance   mortgage    resulting
                                        Date        Date of        Cash        at time   taken         from
          Property                    Acquired       Sale      received net    of sale   back by    application     Total
                                                                of closing                program     of GAAP
                                                                   costs
==============================     ============= ============ ============== ========== ========== ============ =============

CNL Restaurant Properties, Inc.
   (Continued):
   Boston Market -
     Baltimore, MD                    08/19/97     12/14/00       668,753      --           --        --           668,753
   Boston Market -
     Stafford, TX                     07/02/97     12/15/00       881,674      --           --        --           881,674
   Big Boy -
     Guadalupe, AZ                    04/16/97     03/23/01       883,685      --           --        --           883,685
   Tumbleweed's -
     Nashville, TN                    08/01/97     04/20/01       525,050      --           --        --           525,050
   Boston Market -
     Vacaville, CA                    05/06/97     05/08/01     1,064,430      --           --        --         1,064,430
   Big Boy -
     Independence, MO                 01/19/99     05/22/01       524,513      --           --        --           524,513
   Big Boy -
     Belleville, IL (9)               02/26/99     06/13/01       375,000      --           --        --           375,000
   Tumbleweeds -
     Clarksville, TN                  02/10/98     06/15/01       803,050      --           --        --           803,050
   Big Boy -
     Grandview, MO                    02/26/99     06/29/01       516,235      --           --        --           516,235
   Pizza Hut -
     Toledo, OH                       12/05/96     06/29/01       148,528      --           --        --           148,528
   Shoney's -
     Indian Harbor Beach, FL          01/24/97     08/13/01       457,016      --           --        --           457,016
   Black-eyed Pea -
     Wichita, KS                      10/01/97     08/15/01       300,000      --           --        --           300,000
   Tumbleweed Southwest Mesquite
     Grill & Bar
     Hermitage, TN                    02/10/98     09/24/01       871,496      --           --        --           871,496
   Tumbleweed Southwest Mesquite
     Grill & Bar
     Cookeville, TN                   08/01/97     09/26/01       844,905      --           --        --           844,905
   Big Boy -
     Granite City, IL                 01/19/99     09/28/01       595,148      --           --        --           595,148
   Big Boy -
     Taylor, MI                       08/19/99     10/16/01       887,731      --           --        --           887,731
   Boston Market -
     Cedar Park, TX                   04/02/97     10/31/01       875,000      --           --        --           875,000
   Shoney's -
     Phoenix, AZ                      03/24/98     11/26/01       399,285      --           --        --           399,285
   Burger King -
     Atlanta, GA                      06/09/98     12/21/01       418,050      --           --        --           418,050
   Barbwires Steakhouse -
     Lawrence, KS                     08/01/97     12/28/01       718,000      --           --        --           718,000
   Boston Market -
     Jessup, MD                       05/06/97     02/19/02       324,343      --           --        --           324,343
   Black-eyed Pea -
     Herndon, VA                      07/14/98     02/22/02       815,875      --           --        --           815,875
   TGI Friday's -
     El Paso, TX                      08/14/98     03/19/02     1,594,729      --           --        --         1,549,729

      Past performance is not necessarily indicative of future performance.

                                       Cost of Properties
                                      Including Closing and
                                            Soft Costs
                                   ---------------------------------
                                                                             Excess
                                                  Total                   (deficiency)
                                               acquisition                 of property
                                    Original      cost,                     operating
                                    mortgage     capital                      cash
                                    financing  improvements               receipts over
          Property                     (7)     closing and      Total         cash
                                                soft costs                expenditures
                                                   (1)                        (19)
==============================      ========== ============= ============ ==============

CNL Restaurant Properties, Inc.
   (Continued):
   Boston Market -
     Baltimore, MD                   --       1,378,051     1,378,051        472,895
   Boston Market -
     Stafford, TX                    --       1,077,979     1,077,979        372,102
   Big Boy -
     Guadalupe, AZ                   --       1,706,768     1,706,768        140,439
   Tumbleweed's -
     Nashville, TN                   --       1,308,411     1,308,411        362,588
   Boston Market -
     Vacaville, CA                   --       1,437,474     1,437,474        358,396
   Big Boy -
     Independence, MO                --       1,253,699     1,253,699         65,156
   Big Boy -
     Belleville, IL (9)              --         761,074       761,074        (17,597)
   Tumbleweeds -
     Clarksville, TN                 --       1,440,247     1,440,247        229,692
   Big Boy -
     Grandview, MO                   --         962,290       962,290         36,150
   Pizza Hut -
     Toledo, OH                      --         328,381       328,381        (21,742)
   Shoney's -
     Indian Harbor Beach, FL         --         693,304       693,304         68,946
   Black-eyed Pea -
     Wichita, KS                     --         660,748       660,748        305,701
   Tumbleweed Southwest Mesquite
     Grill & Bar
     Hermitage, TN                   --       1,410,719     1,410,719        191,005
   Tumbleweed Southwest Mesquite
     Grill & Bar
     Cookeville, TN                  --       1,471,963     1,471,963        386,178
   Big Boy -
     Granite City, IL                --       1,037,579     1,037,579         10,800
   Big Boy -
     Taylor, MI                      --       1,227,132     1,227,132         61,898
   Boston Market -
     Cedar Park, TX                  --         827,223       827,223         71,386
   Shoney's -
     Phoenix, AZ                     --         482,368       482,368        (91,021)
   Burger King -
     Atlanta, GA                     --         926,261       926,261        227,653
   Barbwires Steakhouse -
     Lawrence, KS                    --       1,448,598     1,448,598        179,747
   Boston Market -
     Jessup, MD                      --       1,243,060     1,243,060        107,266
   Black-eyed Pea -
     Herndon, VA                     --       1,279,118     1,279,118        354,530
   TGI Friday's -
     El Paso, TX                     --       1,602,944     1,602,944        577,055

     Past performance is not necessarily indicative of future performance.

                                                                TABLE V
                                                   SALES OR DISPOSALS OF PROPERTIES

                                                                                   Selling Price, Net of
                                                                            Closing Costs and GAAP Adjustments
                                                              ----------------------------------------------------------------

                                                                                        Purchase
                                                                             Mortgage   money      Adjustments
                                                                              balance   mortgage    resulting
                                       Date        Date of        Cash        at time   taken         from
            Property                 Acquired       Sale      received net    of sale     back     application      Total
                                                               of closing               by           of GAAP
                                                                  costs                  program
================================== ============= ============ ============== ========== ========== ============ ==============

CNL Restaurant Properties, Inc.
   (Continued):
   Big Boy -
     Las Vegas, NV                    08/20/97     04/19/02       981,540      --           --        --           981,540
   Big Boy -
     Overland Park, KS                02/26/99     04/26/02       577,580      --           --        --           577,580
   Burger King -
     Tappahannock, VA                 03/16/99     05/16/02     1,089,779      --           --        --         1,089,779
   Burger King -
     Prattville, AL                   01/28/99     05/17/02       497,867      --           --        --           497,867
   Burger King -
     Tuskegee, AL                     01/28/99     05/17/02       397,867      --           --        --           397,867
   Burger King -
     Montgomery, AL                   01/28/99     05/17/02       797,867      --           --        --           797,867
   Burger King -
     Montgomery, AL                   01/28/99     05/17/02       397,867      --           --        --           397,867
   Black-eyed Pea -
     McKinney, TX                     12/30/98     05/31/02     1,149,064      --           --        --         1,149,064
   Black-eyed Pea -
     Forestville, MD                  10/01/97     06/01/02            --      --           --        --                --
   Burger King -
     Coon Rapids, MN                  03/16/99     06/03/02     1,078,973      --           --        --         1,078,973
   Burger King -
     Rochester, NH                    03/16/99     06/03/02     1,193,284      --           --        --         1,193,284
   Burger King -
     Columbus, OH                     03/16/99     06/03/02       950,938      --           --        --           950,938
   Burger King -
     Asheboro, NC                     03/16/99     06/03/02     1,513,213      --           --        --         1,513,213
   Hardee's -
     Gulf Shores, AL                  03/16/99     06/13/02       904,861      --           --        --           904,861
   Steak & Ale -
     Palm Harbor, FL                  06/16/98     06/14/02     1,241,943      --           --        --         1,241,943
   Burger King -
     Lancaster, OH                    03/16/99     06/14/02     1,321,822      --           --        --         1,321,822
   Burger King -
     John's Island, SC                03/16/99     06/14/02     1,289,282      --           --        --         1,289,282
   IHOP -
     Elk Grove, CA                    08/20/97     06/17/02     2,085,346      --           --        --         2,085,346
   Hardee's -
     Tusculum, TN                     03/16/99     06/17/02       653,460      --           --        --           653,460
   Pollo Tropical -
     Miami, FL                        09/22/98     06/20/02     1,302,936      --           --        --         1,302,936
   Burger King -
     St. Paul, MN                     03/16/99     06/26/02       849,273      --           --        --           849,273
   Texas Roadhouse -
     Joilet, IL                       02/25/00     06/27/02     1,940,745      --           --        --         1,940,745
   Black-eyed Pea -
     Phoenix, AZ                      09/30/97     06/28/02       281,000      --           --        --           281,000

      Past performance is not necessarily indicative of future performance.

                                           Cost of Properties
                                            Including Closing and
                                                  Soft Costs
                                     -------------------------------------
                                                                               Excess
                                                   Total                    (deficiency)
                                                acquisition                 of property
                                     Original      cost,                   operating cash
                                     mortgage     capital                  receipts over
                                     financing  improvements                    cash
            Property                    (7)     closing and      Total      expenditures
                                                 soft costs                     (19)
                                                    (1)
==================================   ========== ============= ============ ===============

CNL Restaurant Properties, Inc.
   (Continued):
   Big Boy -
     Las Vegas, NV                     --       1,658,000     1,658,000        114,934
   Big Boy -
     Overland Park, KS                 --       1,037,383     1,037,383         (7,476)
   Burger King -
     Tappahannock, VA                  --         857,826       857,826        285,470
   Burger King -
     Prattville, AL                    --       1,018,519     1,018,519        285,895
   Burger King -
     Tuskegee, AL                      --         972,222       972,222        267,501
   Burger King -
     Montgomery, AL                    --       1,296,296     1,296,296        362,395
   Burger King -
     Montgomery, AL                    --       1,018,519     1,018,519        289,495
   Black-eyed Pea -
     McKinney, TX                      --       1,644,856     1,644,856        304,736
   Black-eyed Pea -
     Forestville, MD                   --         643,925       643,925        477,253
   Burger King -
     Coon Rapids, MN                   --         844,815       844,815        288,892
   Burger King -
     Rochester, NH                     --         963,499       963,499        318,314
   Burger King -
     Columbus, OH                      --         744,585       744,585        257,877
   Burger King -
     Asheboro, NC                      --       1,228,831     1,228,831        436,666
   Hardee's -
     Gulf Shores, AL                   --         914,337       914,337        320,113
   Steak & Ale -
     Palm Harbor, FL                   --       1,232,558     1,232,558        504,926
   Burger King -
     Lancaster, OH                     --         799,195       799,195        364,070
   Burger King -
     John's Island, SC                 --       1,077,802     1,077,802        367,639
   IHOP -
     Elk Grove, CA                     --       1,540,356     1,540,356        751,308
   Hardee's -
     Tusculum, TN                      --         666,045       666,045        233,604
   Pollo Tropical -
     Miami, FL                         --       1,318,182     1,318,182        392,816
   Burger King -
     St. Paul, MN                      --         747,713       747,713        271,528
   Texas Roadhouse -
     Joilet, IL                        --       1,745,014     1,745,014        384,473
   Black-eyed Pea -
     Phoenix, AZ                       --         641,371       641,371        265,557

     Past performance is not necessarily indicative of future performance.

                                                                TABLE V
                                                   SALES OR DISPOSALS OF PROPERTIES

                                                                                   Selling Price, Net of
                                                                            Closing Costs and GAAP Adjustments
                                                              ----------------------------------------------------------------

                                                                                        Purchase
                                                                             Mortgage    money      Adjustments
                                                                              balance    mortgage    resulting
                                       Date        Date of        Cash        at time    taken        from
            Property                 Acquired       Sale      received net    of sale    back      application      Total
                                                               of closing                by           of GAAP
                                                                  costs                  program
================================== ============= ============ ============== ========== ========== ============ ==============

CNL Restaurant Properties, Inc.
   (Continued):
   Black-eyed Pea -
     Mesa, AZ                         09/30/97     06/28/02     1,710,000      --           --        --         1,710,000
   Black-eyed Pea
     Phoenix, AZ                      09/30/97     06/28/02       425,000      --           --        --           425,000
   Black-eyed Pea
     Tucson, AZ                       09/30/97     06/28/02       234,000      --           --        --           234,000
   Steak & Ale Restaurant -
     Austin, TX                       06/16/98     07/02/02     1,437,468      --           --        --         1,437,468
   Jack in the Box -
     Fresno, CA                       05/22/98     07/18/02     1,244,289      --           --        --         1,244,289
   Black-eyed Pea
     Phoenix, AZ                      09/30/97     07/19/02       580,000      --           --        --           580,000
   Jack in the Box -
     Austin, TX                       10/05/99     07/22/02     1,384,759      --           --        --         1,384,759
   Black-eyed Pea -
     Albuquerque, NM                  01/00/00     07/26/02            --      --           --        --                --
   Big Boy -
     St. Clairsville, OH              12/18/98     07/29/02       339,300      --           --        --           339,300
   Jack in the Box -
     Fort Worth, TX                   01/11/00     08/05/02     1,141,653      --           --        --         1,141,653
   Jack in the Box -
     Menlo Park, CA                   12/30/99     08/22/02     1,772,360      --           --        --         1,772,360
   Arby's -
     Lawrenceville, GA                02/08/00     08/26/02     1,422,750      --           --        --         1,422,750
   Darry's -
     Louisville, KY                   06/11/97     08/28/02     1,840,800      --           --        --         1,840,800
   Black-eyed Pea -
     Killeen, TX                      12/18/98     09/05/02     1,133,800      --           --        --         1,133,800
   IHOP -
     Fairfax, VA                      06/18/97     09/06/02     2,268,911      --           --        --         2,268,911
   Black eyed Pea -
     Oklahoma City, OK                03/26/97     09/10/02       475,000      --           --        --           475,000
   Arby's -
     Circleville, OH                  09/09/99     09/10/02       993,900      --           --        --           993,900
   Black eyed Pea -
     Waco, TX                         10/01/97     09/13/02        70,000      --           --        --            70,000
   Hardee's -
     Iuka, MS                         03/16/99     09/18/02       594,413      --           --        --           594,413
   Hardee's -
     Warrior, AL                      03/16/99     09/18/02       667,050      --           --        --           667,050
   Hardee's -
     Horn Lake, MS                    03/16/99     09/20/02       818,263      --           --        --           818,263
   Jack in the Box -
     Corning, CA                      09/17/99     09/24/02     1,266,556      --           --        --         1,266,556
   Bennigan's -
     Batavia, IL                      10/21/99     09/25/02     2,595,121      --           --        --         2,595,121

      Past performance is not necessarily indicative of future performance.

                                            Cost of Properties
                                          Including Closing and
                                                Soft Costs
                                   -------------------------------------
                                                                             Excess
                                                 Total                    (deficiency)
                                              acquisition                 of property
                                    Original      cost,                   operating cash
                                    mortgage     capital                  receipts over
                                   financing  improvements                    cash
            Property                  (7)     closing and      Total      expenditures
                                                soft costs                     (19)
                                                  (1)
================================== ========== ============= ============ ===============

CNL Restaurant Properties, Inc.
   (Continued):
   Black-eyed Pea -
     Mesa, AZ                        --       1,600,000     1,600,000        522,239
   Black-eyed Pea
     Phoenix, AZ                     --         641,254       641,254        282,585
   Black-eyed Pea
     Tucson, AZ                      --         641,871       641,871        251,809
   Steak & Ale Restaurant -
     Austin, TX                      --       1,372,093     1,372,093        568,339
   Jack in the Box -
     Fresno, CA                      --         972,841       972,841        394,246
   Black-eyed Pea
     Phoenix, AZ                     --         645,471       645,471        207,379
   Jack in the Box -
     Austin, TX                      --       1,289,945     1,289,945        299,499
   Black-eyed Pea -
     Albuquerque, NM                 --         666,355       666,355        238,206
   Big Boy -
     St. Clairsville, OH             --       1,144,209     1,144,209        169,976
   Jack in the Box -
     Fort Worth, TX                  --       1,062,145     1,062,145        223,450
   Jack in the Box -
     Menlo Park, CA                  --       1,546,740     1,546,740        368,611
   Arby's -
     Lawrenceville, GA               --       1,374,986     1,374,986        314,054
   Darry's -
     Louisville, KY                  --       1,481,448     1,481,448        514,069
   Black-eyed Pea -
     Killeen, TX                     --       1,386,948     1,386,948        257,250
   IHOP -
     Fairfax, VA                     --       1,709,091     1,709,091        906,669
   Black eyed Pea -
     Oklahoma City, OK               --         617,022       617,022        268,734
   Arby's -
     Circleville, OH                 --         925,329       925,329        237,321
   Black eyed Pea -
     Waco, TX                        --         661,682       661,682        280,179
   Hardee's -
     Iuka, MS                        --         616,476       616,476        233,121
   Hardee's -
     Warrior, AL                     --         627,937       627,937        238,440
   Hardee's -
     Horn Lake, MS                   --         833,058       833,058        319,101
   Jack in the Box -
     Corning, CA                     --       1,158,524     1,158,524        314,769
   Bennigan's -
     Batavia, IL                     --       2,429,907     2,429,907        729,536

      Past performance is not necessarily indicative of future performance.

                                                                TABLE V
                                                   SALES OR DISPOSALS OF PROPERTIES

                                                                                   Selling Price, Net of
                                                                            Closing Costs and GAAP Adjustments
                                                              ----------------------------------------------------------------

                                                                                        Purchase
                                                                             Mortgage   money      Adjustments
                                                                              balance   mortgage    resulting
                                       Date        Date of        Cash        at time   taken         from
            Property                 Acquired       Sale      received net    of sale     back     application      Total
                                                               of closing               by           of GAAP
                                                                  costs                  program
================================== ============= ============ ============== ========== ========== ============ ==============

CNL Restaurant Properties, Inc.
   (Continued):
   Shoney's -
     Titusville, FL                   03/31/02     09/26/02       686,200      --           --        --           686,200
   Pollo Tropical -
     Sunrise, FL                      09/30/98     09/26/02     1,457,533      --           --        --         1,457,533
   Hardee's -
     Biscoe, NC                       03/16/99     09/27/02       564,984      --           --        --           564,984
   Black-eyed Pea -
     Bedford, TX                      03/26/97     09/30/02       921,175      --           --        --           921,175
   Black-eyed Pea -
     Norman, OK                       11/09/98     09/30/02     1,091,708      --           --        --         1,091,708
   Black-eyed Pea -
     Mesa, AZ                         11/30/98     09/30/02     1,325,500      --           --        --         1,325,000
   Hardee's -
     Aynor, SC                        03/16/99     09/30/02       586,189      --           --        --           586,189
   Denny's
     McKinney, TX                     06/05/96     10/02/02       600,000      --           --        --           600,000
   Black-eyed Pea -
     Scottsdale, AZ                   04/17/97     10/02/02            --      --           --        --                --
   Arby's
     Renton, WA                       09/14/99     10/18/02     1,406,197      --           --        --         1,406,197
   Pizza-Hut -
     Belle, WV                        05/17/96     10/21/02        47,500      --           --        --            47,500
   Pizza Hut -
     Collinsville, IL                 04/02/97     10/25/02       801,953      --           --        --           801,953
   Burger King -
     Tampa, FL                        08/19/99     10/28/02       770,306      --           --        --           770,306
   Big Boy -
     O'Fallon, MO                     01/19/99     10/31/02       679,925      --           --        --           679,925
   Golden Corral -
     Hopkinsville, KY                 02/19/97     11/07/02       924,057      --           --        --           924,057
   Denny's -
     Santee, SC                       03/16/99     11/21/02       583,000      --           --        --           583,000
   Jack in the Box -
     Los Angeles, CA                  01/04/99     12/10/02     1,793,802      --           --        --         1,793,802
   Hardee's
     Columbia, TN                     03/16/99     12/12/02       859,259      --           --        --           859,259
   Golden Corral -
     Olathe, KS                       10/02/97     12/19/02     1,751,760      --           --        --         1,751,760
   Darryl's -
     Hampton, VA                      06/11/97     12/19/02       871,290      --           --        --           871,290
   Jack in the Box -
     Humble, TX                       02/03/97     12/20/02     1,265,506      --           --        --         1,265,506
   Hardee's -
     Chalkville, AL                   03/16/99     12/20/02       680,428      --           --        --           680,428
   TGI Friday's -
     Lakeland, FL                     07/20/99     12/20/02       834,234      --           --        --           834,234

      Past performance is not necessarily indicative of future performance.

                                             Cost of Properties
                                           Including Closing and
                                                 Soft Costs
                                    -------------------------------------
                                                                              Excess
                                                  Total                    (deficiency)
                                               acquisition                 of property
                                    Original      cost,                   operating cash
                                    mortgage     capital                  receipts over
                                    financing  improvements                    cash
            Property                   (7)     closing and      Total      expenditures
                                                soft costs                     (19)
                                                   (1)
==================================  ========== ============= ============ ===============

CNL Restaurant Properties, Inc.
   (Continued):
   Shoney's -
     Titusville, FL                   --              --            --        (82,318)
   Pollo Tropical -
     Sunrise, FL                      --       1,454,545     1,454,545        527,258
   Hardee's -
     Biscoe, NC                       --         522,853       522,853        199,708
   Black-eyed Pea -
     Bedford, TX                      --         620,336       620,336        224,003
   Black-eyed Pea -
     Norman, OK                       --       1,429,799     1,429,799        335,124
   Black-eyed Pea -
     Mesa, AZ                         --       1,677,152     1,677,152        228,704
   Hardee's -
     Aynor, SC                        --         546,022       546,022        209,884
   Denny's
     McKinney, TX                     --       1,014,221     1,014,221        484,416
   Black-eyed Pea -
     Scottsdale, AZ                   --         769,863       769,863        (31,203)
   Arby's
     Renton, WA                       --       1,286,545     1,286,545        261,304
   Pizza-Hut -
     Belle, WV                        --          47,485        47,485         13,301
   Pizza Hut -
     Collinsville, IL                 --         795,476       795,476        (55,653)
   Burger King -
     Tampa, FL                        --       1,057,404     1,057,404          5,224
   Big Boy -
     O'Fallon, MO                     --       1,017,250     1,017,250        (54,647)
   Golden Corral -
     Hopkinsville, KY                 --       1,260,576     1,260,576        255,379
   Denny's -
     Santee, SC                       --         678,340       678,340        251,554
   Jack in the Box -
     Los Angeles, CA                  --       1,575,414     1,575,414        591,448
   Hardee's
     Columbia, TN                     --         787,764       787,764        319,094
   Golden Corral -
     Olathe, KS                       --       1,577,340     1,577,340        791,627
   Darryl's -
     Hampton, VA                      --       1,203,391     1,203,391        595,216
   Jack in the Box -
     Humble, TX                       --         932,112       932,112        566,284
   Hardee's -
     Chalkville, AL                   --         608,445       608,445        248,876
   TGI Friday's -
     Lakeland, FL                     --       1,711,517     1,711,517         85,755

      Past performance is not necessarily indicative of future performance.

                                                                TABLE V
                                                   SALES OR DISPOSALS OF PROPERTIES

                                                                                   Selling Price, Net of
                                                                            Closing Costs and GAAP Adjustments
                                                              ----------------------------------------------------------------

                                                                                        Purchase
                                                                             Mortgage   money      Adjustments
                                                                              balance   mortgage    resulting
                                       Date        Date of        Cash        at time   taken         from
            Property                 Acquired       Sale      received net    of sale    back     application      Total
                                                               of closing                  by        of GAAP
                                                                  costs                  program
================================== ============= ============ ============== ========== ========== ============ ==============

CNL Restaurant Properties, Inc.
   (Continued):
   Pollo Tropical -
     Miami, FL                        09/22/98     12/23/02     1,079,144      --           --        --         1,079,144
   Golden Corral -
     Universal City, TX               08/04/95     12/30/02       959,975      --           --        --           959,975

CNL Restaurant Property Services, Inc. (18):
   Black Angus -
     Boise, ID                        08/14/00     02/20/01     1,776,590      --           --        --         1,776,590
   Jack in the Box -
     Murietta, CA                     04/13/97     02/23/01     1,129,320      --           --        --         1,129,320
   Arby's -
     Kendallville, IN                 07/10/96     04/06/01       792,940      --           --        --           792,940
   Black Angus -
     Folsom, CA                       12/04/00     04/24/01     2,581,569      --           --        --         2,581,569
   Jack in the Box -
     Kingsburg, CA                    04/10/97     06/11/01     1,169,090      --           --        --         1,168,840
   Jack in the Box -
     Garland, TX                      09/27/97     07/26/01     1,085,654      --           --        --         1,085,654

CNL Restaurant Investors Properties, LLC (18):
   Arby's -
     Atlanta, GA                      12/07/00     03/30/01       214,900    1,212,813      --        --         1,427,713
   Arby's -
     Peoria, AZ                       03/03/01     04/19/01       154,871    1,200,463      --        --         1,355,335
   Arby's -
     Baxter, MN                       02/20/01     05/31/01        66,351    892,834        --        --           959,185
   Arby's -
     Eagan, MN                        02/20/01     06/29/01       106,348    880,945        --        --           987,293
   Arby's -
     St. Louis Park, MN               02/20/01     06/29/01       119,843    941,178        --        --         1,061,022
   Arby's -
     Willmar, MN                      02/20/01     07/18/01        44,507    704,324        --        --           748,831
   Arby's -
     Pooler, GA                       09/01/00     07/31/01       109,662    1,212,893      --        --         1,322,555
   Arby's -
     White Bear Township, MN          02/20/01     08/07/01        84,441    955,346        --        --         1,039,787
   Arby's -
     Coon Rapids, MN                  02/20/01     08/28/01       168,982    1,281,068      --        --         1,450,050
   Arby's -
     Eden Prairie, MN                 02/20/01     09/07/01       107,288    936,215        --        --         1,043,503
   Arby's -
     Carmel, IN                       10/13/00     09/26/01       142,925    1,297,484      --        --         1,440,409
   Arby's -
     Winston Salem, NC                04/01/01     10/03/01       123,645    1,090,250      --        --         1,213,895

      Past performance is not necessarily indicative of future performance.

                                             Cost of Properties
                                           Including Closing and
                                                 Soft Costs
                                    -------------------------------------
                                                                              Excess
                                                  Total                    (deficiency)
                                               acquisition                 of property
                                    Original      cost,                   operating cash
                                    mortgage     capital                  receipts over
                                    financing  improvements                    cash
            Property                  (7)     closing and      Total      expenditures
                                                soft costs                     (19)
                                                   (1)
==================================  ========== ============= ============ ===============

CNL Restaurant Properties, Inc.
   (Continued):
   Pollo Tropical -
     Miami, FL                          --         1,227,273    1,227,273         402,650
   Golden Corral -
     Universal City, TX                 --           994,152      994,152         747,387

CNL Restaurant Property Services, Inc. (18):
   Black Angus -
     Boise, ID                          --         1,534,238    1,534,238         120,971
   Jack in the Box -
     Murietta, CA                       --           952,485      952,485         377,385
   Arby's -
     Kendallville, IN                   --           739,628      739,628         421,717
   Black Angus -
     Folsom, CA                         --         2,166,867    2,166,867         146,487
   Jack in the Box -
     Kingsburg, CA                      --         1,001,073    1,001,073         428,186
   Jack in the Box -
     Garland, TX                        --           936,119      936,119         367,842

CNL Restaurant Investors Properties
   Arby's -
     Atlanta, GA                     1,212,813       --         1,212,813          60,359
   Arby's -
     Peoria, AZ                      1,200,463       --         1,200,463          40,467
   Arby's -
     Baxter, MN                        893,855       --           893,855          26,023
   Arby's -
     Eagan, MN                         882,968       --           882,968          33,246
   Arby's -
     St. Louis Park, MN                943,340       --           943,340          35,241
   Arby's -
     Willmar, MN                       707,592       --           707,592          41,253
   Arby's -
     Pooler, GA                      1,223,108       --         1,223,108         117,724
   Arby's -
     White Bear Township, MN           960,915       --           960,915         148,790
   Arby's -
     Coon Rapids, MN                 1,288,536       --         1,288,536          90,298
   Arby's -
     Eden Prairie, MN                  942,798       --           942,798          51,912
   Arby's -
     Carmel, IN                      1,308,411       --         1,308,411         131,560
   Arby's -
     Winston Salem, NC               1,098,081       --         1,098,081          58,269

      Past performance is not necessarily indicative of future performance.

                                                                TABLE V
                                                   SALES OR DISPOSALS OF PROPERTIES

                                                                                   Selling Price, Net of
                                                                            Closing Costs and GAAP Adjustments
                                                              ----------------------------------------------------------------

                                                                                         Purchase
                                                                             Mortgage    money      Adjustments
                                                                              balance    mortgage    resulting
                                       Date        Date of        Cash        at time    taken         from
            Property                 Acquired       Sale      received net    of sale    back      application      Total
                                                               of closing                by           of GAAP
                                                                  costs                  program
================================== ============= ============ ============== ========== ========== ============ ==============

CNL Restaurant Investors Properties, LLC (18)
   (Continued):
   Arby's -
     Carrboro, NC                     11/16/00     10/11/01       155,473    1,111,725      --        --         1,267,198
   Arby's -
     Cottage Grove, MN                02/02/01     11/27/01        61,878    703,412        --        --           765,290
   Arby's -
     Minnetonka, MN                   02/02/01     12/13/01       120,202    907,130        --        --         1,027,332
   Arby's -
     Maple Grove, MN                  02/02/01     12/14/01       150,455    1,176,200      --        --         1,326,655
   Arby's -
     Plymouth, MN                     02/02/01     12/21/01       100,063    846,616        --        --           946,679
   Arby's -
     Plymouth, MN                     02/02/01     12/21/01       120,817    899,893        --        --         1,020,710
   Arby's -
     New Castle, PA                   09/21/00     12/28/01        70,999    1,074,459      --        --         1,145,458
   Arby's -
     Oak Park Heights, MN             02/20/01     02/08/02      968,599     860,199        --        --         1,828,798
   Arby's -
     Greenwood, IN                    09/07/01     02/21/02    1,157,535    1,051,402       --        --         2,208,937
   Arby's -
     Hudson, WI                       02/20/01     03/06/02    1,091,160     949,356        --        --         2,040,516
   Arby's -
     Wauseon, OH                      04/10/01     03/11/02      801,488     700,080        --        --         1,501,568
   Arby's -
     St. Paul, MN                     02/20/01     03/21/02      801,651     713,993        --        --         1,515,644
   Arby's -
     Richfield, MN                    02/20/01     04/03/02    1,155,650    1,035,063       --        --         2,190,713
   Arby's -
     Crystal, MN                      02/20/01     04/17/02    1,059,550     945,740        --        --         2,005,290
   Arby's -
     Hopkins, MN                      02/20/01     04/26/02      920,326     829,399        --        --         1,749,725
   Arby's =
     Rochester, MN                    02/20/01     05/02/02      919,488     817,845        --        --         1,737,333
   Arby's -
     Apple Valley, MN                 02/20/01     05/17/02    1,493,264    1,315,159       --        --         2,808,423
   Arby's -
     Pell City, AL                    09/18/01     06/21/02    1,039,537     936,662        --        --         1,976,199
   Arby's -
     East Huntington, PA              09/01/01     07/15/02    1,256,360    1,103,332       --        --         2,359,692
   Arby's -
     Florence, AL                     10/01/01     08/22/02    1,358,100    1,182,056       --        --         2,540,156
   Arby's -
     Troy, AL                         09/21/01     08/22/02    1,055,313     920,681        --        --         1,975,994
   Arby's -
     Muskegon, MI                     11/15/01     08/29/02    1,439,390    1,255,825       --        --         2,695,215

      Past performance is not necessarily indicative of future performance.

                                             Cost of Properties
                                           Including Closing and
                                                 Soft Costs
                                    -------------------------------------
                                                                              Excess
                                                  Total                    (deficiency)
                                               acquisition                 of property
                                    Original      cost,                   operating cash
                                    mortgage     capital                  receipts over
                                    financing  improvements                    cash
            Property                   (7)     closing and      Total      expenditures
                                                soft costs                     (19)
                                                   (1)
==================================  ========== ============= ============ ===============

CNL Restaurant Investors
Properties, LLC (18)
   (Continued):
   Arby's -
     Carrboro, NC                    1,123,886       --         1,123,886         106,362
   Arby's -
     Cottage Grove, MN                 710,074       --           710,074          63,567
   Arby's -
     Minnetonka, MN                    916,844       --           916,844          78,525
   Arby's -
     Maple Grove, MN                 1,188,796       --         1,188,796         102,167
   Arby's -
     Plymouth, MN                      855,682       --           855,682          75,302
   Arby's -
     Plymouth, MN                      909,529       --           909,529          80,041
   Arby's -
     New Castle, PA                  1,088,971       --         1,088,971         145,107
   Arby's -
     Oak Park Heights, MN              870,487       --           870,487          10,593
   Arby's -
     Greenwood, IN                   1,051,402       --         1,051,402             330
   Arby's -
     Hudson, WI                        963,121       --           963,121          15,707
   Arby's -
     Wauseon, OH                       704,249       --           704,249           7,174
   Arby's -
     St. Paul, MN                      724,346       --           724,346           9,604
   Arby's -
     Richfield, MN                   1,051,406       --         1,051,406          16,798
   Arby's -
     Crystal, MN                       960,672       --           960,672          15,913
   Arby's -
     Hopkins, MN                       842,495       --           842,495          14,275
   Arby's =
     Rochester, MN                     831,824       --           831,824          15,757
   Arby's -
     Apple Valley, MN                1,337,639       --         1,337,639          23,636
   Arby's -
     Pell City, AL                     938,824       --           938,824           2,860
   Arby's -
     East Huntington, PA             1,115,401       --         1,115,401          18,068
   Arby's -
     Florence, AL                    1,196,262       --         1,196,262          17,628
   Arby's -
     Troy, AL                          931,745       --           931,745          10,910
   Arby's -
     Muskegon, MI                    1,261,682       --         1,261,682           6,545

     Past performance is not necessarily indicative of future performance.

                                                                TABLE V
                                                   SALES OR DISPOSALS OF PROPERTIES

                                                                                   Selling Price, Net of
                                                                            Closing Costs and GAAP Adjustments
                                                              ----------------------------------------------------------------

                                                                                        Purchase
                                                                             Mortgage   money      Adjustments
                                                                              balance   mortgage    resulting
                                       Date        Date of        Cash        at time   taken         from
            Property                 Acquired       Sale      received net    of sale     back     application      Total
                                                               of closing               by           of GAAP
                                                                  costs                  program
================================== ============= ============ ============== ========== ========== ============ ==============

CNL Restaurant Investors
Properties, LLC (18)
   (Continued):
   Arby's -
     Greenville, MI                   07/25/02     10/31/02    1,270,860    1,074,766       --        --         2,345,626
   Arby's -
     Cullman, AL                      09/05/01     11/13/02    1,169,087     993,620        --        --         2,162,707
   Arby's -
     Evansville, IN                   04/01/02     11/15/02    1,247,229    1,080,328       --        --         2,327,557
   Arby's -
     Youngstown, OH                   04/10/02     11/27/02    1,012,310     903,118        --        --         1,915,428
   Arby's -
     Union City, TN                   09/04/02     12/30/02    1,366,005    1,158,879       --        --         2,524,884

CNL Funding 2001-A, LP (18):
   Jack in the Box -
     Surprise, AZ                     09/25/00     01/19/01      159,023    1,379,621       --        --         1,538,644
   Jack in the Box -
     Baton Rouge, LA                  07/06/00     01/31/01        9,972    1,473,571       --        --         1,483,542
   Jack in the Box -
     Burley, ID                       09/22/00     01/31/01           --     951,027        --        --           951,027
   Jack in the Box -
     Las Vegas, NV                    10/01/00     01/03/01      254,521    1,615,000       --        --         1,869,521
   Jack in the Box -
     Peoria, AZ                       09/15/00     03/08/01      112,352    1,247,170       --        --         1,359,522
   Jack in the Box -
     Cleburne, TX                     09/21/00     01/31/01        4,598    1,118,539       --        --         1,123,137
   Jack in the Box -
     Fresno, CA                       09/15/00     04/26/01      129,458     950,196        --        --         1,079,653
   Jack in the Box -
     Bakersfield, CA                  09/19/00     03/27/01       80,199     973,493        --        --         1,053,692
   Pizza Hut -
     Miami, FL                        10/06/00     06/29/01       69,130     588,593        --        --           657,723
   IHOP -
     Hiram, GA                        10/12/00     04/16/01       97,519    1,432,800       --        --         1,530,319
   IHOP -
     Jacksonville, NC                 10/12/00     06/25/01       47,442    1,367,919       --        --         1,415,361
   IHOP -
     Pueblo, CO                       10/12/00     06/19/01       91,901    1,296,394       --        --         1,388,295
   Jack in the Box -
     Bermuda Dunes, CA                03/28/01     06/29/01      210,654    1,256,197       --        --         1,466,851
   Jack in the Box -
     Manteca, CA                      05/14/01     06/11/01      236,673    1,432,260       --        --         1,668,934
   Jack in the Box -
     Austin, TX (9)                   07/20/00     05/25/01           --     550,587        --        --           550,587

      Past performance is not necessarily indicative of future performance.

                                              Cost of Properties
                                            Including Closing and
                                                  Soft Costs
                                     -------------------------------------
                                                                               Excess
                                                   Total                    (deficiency)
                                                acquisition                 of property
                                     Original      cost,                   operating cash
                                     mortgage     capital                  receipts over
                                     financing  improvements                    cash
            Property                    (7)     closing and      Total      expenditures
                                                 soft costs                     (19)
                                                    (1)
==================================   ========== ============= ============ ===============

CNL Restaurant Investors
Properties, LLC (18)
   (Continued):
   Arby's -
     Greenville, MI                   1,074,766       --         1,074,766            (198)
   Arby's -
     Cullman, AL                      1,001,853       --         1,001,853           8,373
   Arby's -
     Evansville, IN                   1,089,280       --         1,089,280          26,999
   Arby's -
     Youngstown, OH                     909,500       --           909,500           8,019
   Arby's -
     Union City, TN                   1,158,879       --         1,158,879          (2,918)

CNL Funding 2001-A, LP (18):
   Jack in the Box -
     Surprise, AZ                     1,379,621       --         1,379,621          49,506
   Jack in the Box -
     Baton Rouge, LA                  1,483,542       --         1,483,542          80,121
   Jack in the Box -
     Burley, ID                         951,027       --           951,027          41,109
   Jack in the Box -
     Las Vegas, NV                    1,615,000       --         1,615,000          62,903
   Jack in the Box -
     Peoria, AZ                       1,254,037       --         1,254,037          53,180
   Jack in the Box -
     Cleburne, TX                     1,123,137       --         1,123,137          38,489
   Jack in the Box -
     Fresno, CA                         958,117       --           958,117          56,075
   Jack in the Box -
     Bakersfield, CA                    978,854       --           978,854          45,750
   Pizza Hut -
     Miami, FL                          589,199       --           589,199          44,786
   IHOP -
     Hiram, GA                        1,438,400       --         1,438,400          70,497
   IHOP -
     Jacksonville, NC                 1,371,599       --         1,371,599          92,458
   IHOP -
     Pueblo, CO                       1,303,550       --         1,303,550          85,560
   Jack in the Box -
     Bermuda Dunes, CA                1,259,276       --         1,259,276          32,187
   Jack in the Box -
     Manteca, CA                      1,432,260       --         1,432,260          10,937
   Jack in the Box -
     Austin, TX (9)                     550,587       --           550,587              --

      Past performance is not necessarily indicative of future performance.

                                                                TABLE V
                                                   SALES OR DISPOSALS OF PROPERTIES

                                                                                   Selling Price, Net of
                                                                            Closing Costs and GAAP Adjustments
                                                              ----------------------------------------------------------------

                                                                                         Purchase
                                                                             Mortgage    money      Adjustments
                                                                              balance    mortgage    resulting
                                       Date        Date of        Cash        at time    taken         from
            Property                 Acquired       Sale      received net    of sale     back      application      Total
                                                               of closing                  by        of GAAP
                                                                  costs                  program
================================== ============= ============ ============== ========== ========== ============ ==============

CNL Funding 2001-A, LP (18) (Continued):
   IHOP -
     Littleton, CO                    12/28/00     07/20/01      141,982    1,860,395       --        --         2,002,377
   IHOP -
     Oklahoma City, OK                10/12/00     07/26/01      165,306    1,831,346       --        --         1,996,652
   Baker's Square -
     Anaheim, CA                      05/14/01     07/26/01      306,267    1,576,144       --        --         1,882,411
   Arby's -
     Southington, CT                  07/21/00     07/27/01      125,178     908,371        --        --         1,033,549
   Vicorp Village Inn -
     Scottsdale, AZ                   05/14/01     07/30/01      151,366     999,284        --        --         1,150,650
   IHOP -
     Shreveport, LA                   10/12/00     08/03/01       87,476    1,450,490       --        --         1,537,966
   Baker's Square -
     Rohnert Park, CA                 05/14/01     08/06/01      246,540    1,270,898       --        --         1,517,438
   Village Inn -
     Aurora, CO                       05/14/01     08/08/01       40,903    1,543,233       --        --         1,584,136
   Village Inn -
     Denver, CO                       05/14/01     08/08/01      142,900     880,551        --        --         1,023,451
   IHOP -
     Huntsville, AL                   10/12/00     08/14/01       97,307    1,593,307       --        --         1,690,614
   Ruby Tuesday's -
     Orlando, FL                      05/30/00     08/17/01      156,571    1,598,221       --        --         1,754,792
   Pizza Hut -
     Miami, FL                        10/06/00     08/17/01       84,357     646,698        --        --           731,055
   IHOP -
     Statesboro, GA                   10/12/00     08/21/01       68,915    1,072,888       --        --         1,141,803
   Village Inn -
     Tempe, AZ                        05/14/01     08/24/01      149,028    1,043,952       --        --         1,192,980
   IHOP -
     San Antonio, TX                  12/28/00     08/27/01       76,227    1,594,606       --        --         1,670,833
   Jack in the Box -
     Coppell, TX                      03/28/01     08/29/01      170,623    1,608,077       --        --         1,778,700
   Village Inn -
     Denver, CO                       05/14/01     08/30/01      168,884    1,270,898       --        --         1,439,782
   TGI Friday's -
     Roseville, CA                    03/12/01     08/31/01      109,946    2,931,613       --        --         3,041,559
   Pizza Hut -
     Pembroke Pines, FL               10/06/00     08/31/01       52,912     397,968        --        --           450,880
   Village Inn -
     Ogden, UT                        05/14/01     09/18/01      146,763     907,784        --        --         1,054,547
   Pizza Hut -
     Key Largo, FL                    10/06/00     09/20/01       73,845     578,862        --        --           652,707
   Baker's Square -
     Hoffman Estates, IL              05/14/01     09/20/01      151,812    1,089,341       --        --         1,241,153
   Village Inn -
     Broomfield, CO                   05/14/01     09/20/01      184,629    1,134,730       --        --         1,319,359

      Past performance is not necessarily indicative of future performance.

                                              Cost of Properties
                                            Including Closing and
                                                  Soft Costs
                                     -------------------------------------
                                                                               Excess
                                                   Total                    (deficiency)
                                                acquisition                 of property
                                     Original      cost,                   operating cash
                                     mortgage     capital                  receipts over
                                     financing  improvements                    cash
            Property                    (7)     closing and      Total      expenditures
                                                 soft costs                     (19)
                                                    (1)
==================================   ========== ============= ============ ===============

CNL Funding 2001-A, LP (18)
(Continued):
   IHOP -
     Littleton, CO                    1,869,159       --         1,869,159          90,731
   IHOP -
     Oklahoma City, OK                1,842,950       --         1,842,950         126,315
   Baker's Square -
     Anaheim, CA                      1,577,273       --         1,577,273          34,744
   Arby's -
     Southington, CT                    909,091       --           909,091          95,881
   Vicorp Village Inn -
     Scottsdale, AZ                   1,000,000       --         1,000,000          26,369
   IHOP -
     Shreveport, LA                   1,460,875       --         1,460,875         112,077
   Baker's Square -
     Rohnert Park, CA                 1,272,727       --         1,272,727          31,889
   Village Inn -
     Aurora, CO                       1,545,456       --         1,545,456          40,127
   Village Inn -
     Denver, CO                         881,818       --           881,818          28,503
   IHOP -
     Huntsville, AL                   1,604,715       --         1,604,715         128,194
   Ruby Tuesday's -
     Orlando, FL                      1,611,142       --         1,611,142         193,571
   Pizza Hut -
     Miami, FL                          650,000       --           650,000          70,642
   IHOP -
     Statesboro, GA                   1,078,800       --         1,078,800          94,429
   Village Inn -
     Tempe, AZ                        1,045,455       --         1,045,455          32,022
   IHOP -
     San Antonio, TX                  1,603,687       --         1,603,687          89,761
   Jack in the Box -
     Coppell, TX                      1,616,034       --         1,616,034          67,526
   Village Inn -
     Denver, CO                       1,272,727       --         1,272,727          33,045
   TGI Friday's -
     Roseville, CA                    2,949,827       --         2,949,827         141,497
   Pizza Hut -
     Pembroke Pines, FL                 400,000       --           400,000          37,304
   Village Inn -
     Ogden, UT                          909,091       --           909,091          34,339
   Pizza Hut -
     Key Largo, FL                      581,818       --           581,818          57,260
   Baker's Square -
     Hoffman Estates, IL              1,090,909       --         1,090,909          41,867
   Village Inn -
     Broomfield, CO                   1,136,364       --         1,136,364          43,611

      Past performance is not necessarily indicative of future performance.

                                                                TABLE V
                                                   SALES OR DISPOSALS OF PROPERTIES

                                                                                   Selling Price, Net of
                                                                            Closing Costs and GAAP Adjustments
                                                              ----------------------------------------------------------------

                                                                                         Purchase
                                                                             Mortgage    money      Adjustments
                                                                              balance    mortgage    resulting
                                       Date        Date of        Cash        at time    taken         from
            Property                 Acquired       Sale      received net    of sale     back     application      Total
                                                               of closing                 by          of GAAP
                                                                  costs                  program
================================== ============= ============ ============== ========== ========== ============ ==============

CNL Funding 2001-A, LP (18) (Continued):
   IHOP -
     Harrisonburg, VA                 12/28/01     09/21/01      129,619    1,426,704       --        --         1,556,323
   Pizza Hut -
     Miami, FL                        10/06/00     09/21/01       95,727     710,011        --        --           805,738
   Jack in the Box -
     The Colony, TX                   09/15/00     09/28/01       86,043    1,313,521       --        --         1,399,564
   IHOP -
     Birmingham, AL                   10/12/00     10/12/01      178,092    1,362,594       --        --         1,540,686
   Village Inn -
     Naperville, IL                   05/14/01     10/24/01      155,181    1,019,762       --        --         1,174,943
   Village Inn -
     Tucson, AZ                       05/14/01     10/25/01      178,784    1,133,069       --        --         1,311,853
   RT -
     Las Vegas, NV                    07/17/00     11/05/01      199,079    1,785,377       --        --         1,984,456
   Jack in the Box -
     Charlotte, NC                    08/28/00     11/08/01       62,882    1,282,493       --        --         1,345,375
   Bakers Square -
     Rolling Meadows, FL              05/14/01     11/27/01      123,563     928,427        --        --         1,051,990
   TGIF Friday's -
     Albuquerque, NM                  01/08/01     12/14/01      137,493    2,401,376       --        --         2,538,869
   Bakers Square -
     Blaine, MN                       05/14/01     12/20/01        5,880    1,335,029       --        --         1,340,909
   Village Inn -
     Omaha, NE                        05/14/01     12/21/01      147,260    1,185,687       --        --         1,332,947
   Village Inn -
     Lincoln, NE                      05/14/01     12/19/01      148,006    1,040,870       --        --         1,188,876
   IHOP -
     Macon, GA                        12/28/00     12/10/01       28,518    1,246,710       --        --         1,275,228
   Bakers Square -
     Elk Grove, IL                    05/14/01     12/21/01      134,250     995,615        --        --         1,129,865
   Bakers Square -
     Gurnee, IL                       05/14/01     12/03/01      268,799    1,855,464       --        --         2,124,263
   Taco Cabana -
     Plugerville, TX                  12/29/00     12/05/01       30,596    1,444,219       --        --         1,474,815
   Taco Cabana -
     Pasadena, TX                     12/29/00     12/05/01       20,240     955,406        --        --           975,646
   Taco Cabana -
     Austin, TX                       12/29/00     12/05/01       24,947    1,177,594       --        --         1,202,541
   Taco Cabana -
     Houston, TX #177                 02/29/00     12/05/01       19,769     933,188        --        --           952,957
   Taco Cabana -
     Houston, TX #144                 12/29/00     12/05/01       29,653    1,399,782       --        --         1,429,435
   Taco Cabana -
     San Antonio, TX                  12/29/00     12/14/01       23,534    1,110,938       --        --         1,134,472
   Taco Cabana -
     Houston, TX                      12/29/00     12/14/01       28,242    1,333,125       --        --         1,361,367

      Past performance is not necessarily indicative of future performance.

                                             Cost of Properties
                                           Including Closing and
                                                 Soft Costs
                                    -------------------------------------
                                                                              Excess
                                                  Total                    (deficiency)
                                               acquisition                 of property
                                    Original      cost,                   operating cash
                                    mortgage     capital                  receipts over
                                    financing  improvements                    cash
            Property                   (7)     closing and      Total      expenditures
                                                soft costs                     (19)
                                                   (1)
==================================  ========== ============= ============ ===============

CNL Funding 2001-A, LP (18) (Continued):
   IHOP -
     Harrisonburg, VA                1,434,579       --         1,434,579          99,922
   Pizza Hut -
     Miami, FL                         713,636       --           713,636          58,013
   Jack in the Box -
     The Colony, TX                  1,332,122       --         1,332,122         131,045
   IHOP -
     Birmingham, AL                  1,370,975       --         1,370,975         135,065
   Village Inn -
     Naperville, IL                  1,022,727       --         1,022,727          42,657
   Village Inn -
     Tucson, AZ                      1,136,364       --         1,136,364          47,518
   RT -
     Las Vegas, NV                   1,800,000       --         1,800,000          55,017
   Jack in the Box -
     Charlotte, NC                   1,308,411       --         1,308,411         146,378
   Bakers Square -
     Rolling Meadows, FL               931,818       --           931,818          47,329
   TGIF Friday's -
     Albuquerque, NM                 2,430,996       --         2,430,996         141,808
   Bakers Square -
     Blaine, MN                      1,340,909       --         1,340,909          80,287
   Village Inn -
     Omaha, NE                       1,190,909       --         1,190,909          71,306
   Village Inn -
     Lincoln, NE                     1,045,455       --         1,045,455          62,597
   IHOP -
     Macon, GA                       1,258,065       --         1,258,065         109,912
   Bakers Square -
     Elk Grove, IL                   1,000,000       --         1,000,000          59,875
   Bakers Square -
     Gurnee, IL                      1,863,636       --         1,863,636         111,586
   Taco Cabana -
     Plugerville, TX                 1,474,815       --         1,474,815         131,766
   Taco Cabana -
     Pasadena, TX                      975,646       --           975,646          87,168
   Taco Cabana -
     Austin, TX                      1,202,541       --         1,202,541         107,440
   Taco Cabana -
     Houston, TX #177                  952,957       --           952,957          85,140
   Taco Cabana -
     Houston, TX #144                1,429,435       --         1,429,435         127,711
   Taco Cabana -
     San Antonio, TX                 1,134,472       --         1,134,472         101,358
   Taco Cabana -
     Houston, TX                     1,361,367       --         1,361,367         121,630

      Past performance is not necessarily indicative of future performance.

                                                                TABLE V
                                                   SALES OR DISPOSALS OF PROPERTIES

                                                                                   Selling Price, Net of
                                                                            Closing Costs and GAAP Adjustments
                                                              ----------------------------------------------------------------

                                                                                         Purchase
                                                                             Mortgage     money     Adjustments
                                                                              balance    mortgage   resulting
                                       Date        Date of        Cash        at time     taken       from
            Property                 Acquired       Sale      received net    of sale     back     application      Total
                                                               of closing                  by         of GAAP
                                                                  costs                  program
================================== ============= ============ ============== ========== ========== ============ ==============

CNL Funding 2001-A, LP (18) (Continued):
   Taco Cabana -
     Houston, TX                      12/29/00     01/04/02    1,179,851    1,153,066       --        --         2,332,917
   Taco Cabana -
     Austin, TX                       12/29/00     01/04/02    1,107,245    1,082,108       --        --         2,189,353
   Bakers Square -
     Normal, IL                       05/14/01     01/09/02    1,658,260    1,469,683       --        --         3,127,943
   IHOP -
     Nacogdoches, TX                  12/28/00     01/18/02    1,494,210    1,388,437       --        --         2,882,647
   IHOP -
     McAllen, TX                      12/28/00     02/15/02    1,548,521    1,427,813       --        --         2,976,334
   Pizza Hut -
     Dania, FL                        10/06/00     2/19/02       333,812     292,892        --        --           626,704
   Jack in the Box -
     Plano, TX                        09/25/01     02/26/02    1,867,493    1,719,706       --        --         3,587,199
   IHOP -
     Kennewick, WA                    12/20/01     02/27/02    1,779,334    1,626,400       --        --         3,405,734
   Jack in the Box -
     Stephenville, TX                 03/28/01     02/28/02    1,508,567    1,344,498       --        --         2,853,065
   Village Inn -
     Coralville, IA                   05/14/01     02/28/02    1,230,046    1,070,921       --        --         2,300,967
   Taco Cabana -
     San Antonio, TX                  12/29/00     03/05/02    1,247,920    1,214,659       --        --         2,462,579
   Jack in the Box -
     San Antonio, TX                  09/26/01     03/06/02    1,578,322    1,442,978       --        --         3,021,300
   Krystal -
     Rincon, GA                       09/15/00     03/11/02    1,072,800    1,015,712       --        --         2,088,512
   Village Inn -
     Davenport, IA                    05/14/01     03/15/02    1,401,481    1,219,097       --        --         2,620,578
   Jack in the Box
     Katy, TX                         09/25/01     03/18/02    1,499,170    1,376,098       --        --         2,875,268
   IHOP -
     Albuquerque, NM                  10/29/01     03/19/02    1,821,676    1,660,447       --        --         3,482,123
   IHOP -
     Lafayette, LA                    12/28/00     03/19/02    1,636,540    1,548,629       --        --         3,185,169
   Jack in the Box -
     Round Rock, TX                   09/19/00     03/20/02    1,361,104    1,226,470       --        --         2,587,574
   Jack in the Box -
     Concord, NC                      07/07/00     03/22/02    1,422,410    1,296,102       --        --         2,718,512
   Jack in the Box -
     Cedar Hill, TX                   12/20/01     03/22/02    1,509,211    1,388,773       --        --         2,897,984
   IHOP -
     Brownsville, TX                  12/28/00     03/28/02    1,544,680    1,456,628       --        --         3,001,308
   IHOP -
     San Marco, TX                    12/20/01     03/28/02    1,665,800    1,509,200       --        --         3,175,000
   Bakers Square -
     Maple Grove, MN                  05/14/01     03/29/02    1,554,629    1,354,552       --        --         2,909,181

      Past performance is not necessarily indicative of future performance.

                                             Cost of Properties
                                           Including Closing and
                                                 Soft Costs
                                    -------------------------------------
                                                                              Excess
                                                   Total                    (deficiency)
                                                acquisition                 of property
                                     Original      cost,                   operating cash
                                    mortgage     capital                  receipts over
                                    financing  improvements                    cash
            Property                   (7)     closing and      Total      expenditures
                                                 soft costs                     (19)
                                                   (1)
==================================  ========== ============= ============ ===============

CNL Funding 2001-A, LP (18) (Continued):
   Taco Cabana -
     Houston, TX                     1,179,852       --         1,179,852          26,766
   Taco Cabana -
     Austin, TX                      1,107,246       --         1,107,246          25,119
   Bakers Square -
     Normal, IL                      1,477,273       --         1,477,273           6,796
   IHOP -
     Nacogdoches, TX                 1,401,869       --         1,401,869          15,380
   IHOP -
     McAllen, TX                     1,443,318       --         1,443,318          18,025
   Pizza Hut -
     Dania, FL                         295,455       --           295,455           5,279
   Jack in the Box -
     Plano, TX                       1,728,972       --         1,728,972          14,854
   IHOP -
     Kennewick, WA                   1,627,500       --         1,627,500           2,842
   Jack in the Box -
     Stephenville, TX                1,361,617       --         1,361,617          19,729
   Village Inn -
     Coralville, IA                  1,077,273       --         1,077,273           8,156
   Taco Cabana -
     San Antonio, TX                 1,247,920       --         1,247,920          34,289
   Jack in the Box -
     San Antonio, TX                 1,456,085       --         1,456,085          11,979
   Krystal -
     Rincon, GA                      1,028,215       --         1,028,215          21,369
   Village Inn -
     Davenport, IA                   1,227,273       --         1,227,273           8,905
   Jack in the Box
     Katy, TX                        1,385,410       --         1,385,410          12,373
   IHOP -
     Albuquerque, NM                 1,664,998       --         1,664,998           4,653
   IHOP -
     Lafayette, LA                   1,566,820       --         1,566,820          20,424
   Jack in the Box -
     Round Rock, TX                  1,257,009       --         1,257,009          40,447
   Jack in the Box -
     Concord, NC                     1,331,738       --         1,331,738          46,935
   Jack in the Box -
     Cedar Hill, TX                  1,392,479       --         1,392,479           5,497
   IHOP -
     Brownsville, TX                 1,471,963       --         1,471,963          18,921
   IHOP -
     San Marco, TX                   1,511,250       --         1,511,250           2,990
   Bakers Square -
     Maple Grove, MN                 1,363,636       --         1,363,636          10,198

      Past performance is not necessarily indicative of future performance.

                                                                TABLE V
                                                   SALES OR DISPOSALS OF PROPERTIES

                                                                                   Selling Price, Net of
                                                                            Closing Costs and GAAP Adjustments
                                                              ----------------------------------------------------------------

                                                                                        Purchase
                                                                             Mortgage    money      Adjustments
                                                                              balance   mortgage    resulting
                                       Date        Date of        Cash        at time     taken       from
            Property                 Acquired       Sale      received net    of sale     back     application      Total
                                                               of closing                  by         of GAAP
                                                                  costs                  program
================================== ============= ============ ============== ========== ========== ============ ==============

CNL Funding 2001-A, LP (18) (Continued):
   IHOP -
     Ammon, ID                        12/28/00     04/05/02    1,516,968    1,433,491       --        --         2,950,459
   Home Town Buffet -
     Visalia, CA                      12/28/01     04/10/02    2,739,205    2,409,694       --        --         5,148,899
   TB/KFC
     Gun Barrel City, TX              10/31/00     04/19/02      952,006     922,295        --        --         1,874,301
   Tahoe Joes
     Roseville, CA                    12/28/01     04/23/02    3,380,332    2,965,855       --        --         6,346,187
   Old Country Buffet
     Glendale, AZ                     12/28/01     04/25/02    2,065,108    1,818,524       --        --         3,883,632
   Home Town Buffet
     Temecula, CA                     12/28/01     04/26/02    2,299,308    2,000,577       --        --         4,299,884
   Village Inn
     Johnston, IA                     05/14/01     04/29/02      933,565     812,100        --        --         1,745,665
   Old Country Buffet
     Woodbury, MN                     12/28/01     04/29/02    1,792,378    1,600,461       --        --         3,392,839
   Bakers Square -
     Orland Park, IL                  05/14/01     04/30/02    2,232,482    1,940,017       --        --         4,172,499
   Pizza-Hut
     Oakland Park, FL                 10/06/00     05/03/02      735,910     652,145        --        --         1,388,055
   Jack in the Box
     Magnolia, TX                     08/30/01     05/03/02    1,347,135    1,245,406       --        --         2,592,541
   IHOP -
     Westminister, CO                 12/20/01     05/03/02    2,060,953    1,831,730       --        --         3,892,683
   Jack in the Box -
     Baton Rouge, LA                  12/20/01     05/03/02    1,591,284    1,405,359       --        --         2,996,643
   Village Inn
     Roy, UT                          05/14/01     05/06/02    1,075,575     933,183        --        --         2,008,758
   Home Town Buffet -
     Loma Linda, CA                   12/28/01     05/07/02    3,493,621    3,046,175       --        --         6,539,796
   Home Town Buffet -
     Champaign, IL                    12/28/01     05/08/02    1,964,259    1,768,682       --        --         3,732,941
   Jack in the Box -
     Baytown, TX                      09/19/00     05/10/02    1,249,196    1,141,081       --        --         2,390,277
   IHOP -
     Norman, OK                       10/12/00     05/13/02    1,773,886    1,554,570       --        --         3,328,456
   IHOP -
     Rockford, IL                     12/20/01     05/15/02    1,794,561    1,646,238       --        --         3,440,799
   Rio Bravo -
     Fayetteville, AR                 06/29/00     05/17/02    1,318,381    1,171,240       --        --         2,489,621
   Bakers Square -
     Onalaska, WI                     05/14/01     05/17/02    1,043,860     924,167        --        --         1,968,027
   Ruby Tuesday -
     University Place, WA             08/23/00     05/31/02    1,707,844    1,574,504       --        --         3,282,348
   Pizza Hut -
     Pembroke Pines, FL               10/06/00     05/31/02      380,495     359,803        --        --           740,298

      Past performance is not necessarily indicative of future performance.

                                            Cost of Properties
                                          Including Closing and
                                                Soft Costs
                                   -------------------------------------
                                                                             Excess
                                                 Total                    (deficiency)
                                              acquisition                 of property
                                    Original      cost,                   operating cash
                                   mortgage     capital                  receipts over
                                   financing  improvements                    cash
            Property                  (7)     closing and      Total      expenditures
                                                soft costs                     (19)
                                                  (1)
================================== ========== ============= ============ ===============

CNL Funding 2001-A, LP (18)(Continued):
   IHOP -
     Ammon, ID                      1,451,613       --         1,451,613          19,833
   Home Town Buffet -
     Visalia, CA                    2,409,000       --         2,409,000            (773)
   TB/KFC
     Gun Barrel City, TX              931,818       --           931,818          17,313
   Tahoe Joes
     Roseville, CA                  2,965,000       --         2,965,000          (1,077)
   Old Country Buffet
     Glendale, AZ                   1,818,000       --         1,818,000          (1,856)
   Home Town Buffet
     Temecula, CA                   2,000,000       --         2,000,000            (746)
   Village Inn
     Johnston, IA                     818,182       --           818,182           6,761
   Old Country Buffet
     Woodbury, MN                   1,600,000       --         1,600,000            (612)
   Bakers Square -
     Orland Park, IL                1,954,545       --         1,954,545          16,742
   Pizza-Hut
     Oakland Park, FL                 659,091       --           659,091           6,512
   Jack in the Box
     Magnolia, TX                   1,260,198       --         1,260,198          13,660
   IHOP -
     Westminister, CO               1,836,750       --         1,836,750           5,100
   Jack in the Box -
     Baton Rouge, LA                1,412,154       --         1,412,154           7,539
   Village Inn
     Roy, UT                          940,909       --           940,909           8,152
   Home Town Buffet -
     Loma Linda, CA                 3,045,000       --         3,045,000            (619)
   Home Town Buffet -
     Champaign, IL                  1,768,000       --         1,768,000            (848)
   Jack in the Box -
     Baytown, TX                    1,173,149       --         1,173,149          40,830
   IHOP -
     Norman, OK                     1,577,745       --         1,577,745          51,274
   IHOP -
     Rockford, IL                   1,650,750       --         1,650,750           5,243
   Rio Bravo -
     Fayetteville, AR               1,200,000       --         1,200,000          39,827
   Bakers Square -
     Onalaska, WI                     931,818       --           931,818           8,241
   Ruby Tuesday -
     University Place, WA           1,590,909       --         1,590,909          40,555
   Pizza Hut -
     Pembroke Pines, FL               363,636       --           363,636          13,021

      Past performance is not necessarily indicative of future performance.

                                                                TABLE V
                                                   SALES OR DISPOSALS OF PROPERTIES

                                                                                   Selling Price, Net of
                                                                            Closing Costs and GAAP Adjustments
                                                              ----------------------------------------------------------------

                                                                                        Purchase
                                                                             Mortgage    money      Adjustments
                                                                              balance   mortgage    resulting
                                       Date        Date of        Cash        at time    taken         from
            Property                 Acquired       Sale      received net    of sale     back     application      Total
                                                               of closing                  by        of GAAP
                                                                  costs                  program
================================== ============= ============ ============== ========== ========== ============ ==============

CNL Funding 2001-A, LP (18) (Continued):
   Pizza Hut -
     N. Miami, FL                     10/06/00     05/31/02      282,519     267,154        --        --           549,673
   Bakers Square -
     Rochester, MN                    05/14/01     05/31/02    1,525,200    1,352,440       --        --         2,877,640
   Bakers Square -
     Stillwater, MN                   05/14/01     05/31/02    1,133,136     991,789        --        --         2,124,925
   Home Town Buffet -
     Louisville, KY                   12/28/01     05/31/02    1,700,470    1,500,579       --        --         3,201,049
   Old Country Buffet -
     Mesa, AZ                         12/28/01     06/03/02    2,421,648    2,115,024       --        --         4,536,672
   IHOP -
     Shreveport, LA                   10/12/00     06/04/02    1,850,808    1,643,127       --        --         3,493,935
   IHOP -
     Jonesboro, AR                    10/12/00     06/05/02    1,480,800    1,328,505       --        --         2,809,305
   Taco Cabana -
     Dallas, Texas                    12/29/00     06/06/02    1,021,026     987,667        --        --         2,008,693
   HomeTown Buffet -
     Oklahoma City, OK #737           12/28/01     06/13/02    1,592,205    1,455,705       --        --         3,047,910
   HomeTown Buffet -
     Oklahoma City, OK                12/28/01     06/13/02    2,160,510    1,955,947       --        --         4,116,457
   Jack in the Box -
     Corsicana, TX                    06/30/00     06/14/02    1,153,488    1,083,639       --        --         2,237,127
   Ruby Tuesday
     Port Lucie, FL                   06/06/00     06/14/02    1,702,571    1,583,384       --        --         3,285,955
   Bakers Square -
     Bradley, IL                      05/14/01     06/20/02    1,765,990    1,509,030       --        --         3,275,020
   IHOP -
     Evansville, IN                   03/29/02     06/20/02    1,635,890    1,469,696       --        --         3,105,586
   IHOP -
     Buford, GA                       03/29/02     06/20/02    1,892,911    1,679,961       --        --         3,572,872
   Taco Cabana -
     San Antonio, TX #107             12/29/00     06/26/02      887,111     921,822        --        --         1,808,933
   Taco Cabana -
     Universal City, TX               12/29/00     06/26/02    1,034,963    1,075,459       --        --         2,110,422
   Taco Cabana -
     Austin, TX                       12/29/00     06/26/02    1,394,031    1,448,578       --        --         2,842,609
   Taco Cabana -
     San Antonio, TX #130             12/29/00     06/26/02    1,330,666    1,382,733       --        --         2,713,399
   Taco Cabana -
     Dallas, TX #136                  12/29/00     06/26/02    1,136,347    1,180,810       --        --         2,317,157
   Taco Cabana -
     Houston, TX #143                 12/29/00     06/26/02    1,203,936    1,251,044       --        --         2,454,980
   Taco Cabana -
     San Antonio, TX #158             12/29/00     06/26/02    1,275,750    1,325,668       --        --         2,601,418
   Taco Cabana -
     Schertz, TX                      12/29/00     06/26/02    1,030,738    1,071,069       --        --         2,101,807

      Past performance is not necessarily indicative of future performance.

                                            Cost of Properties
                                          Including Closing and
                                                Soft Costs
                                   -------------------------------------
                                                                             Excess
                                                 Total                    (deficiency)
                                              acquisition                 of property
                                    Original      cost,                   operating cash
                                   mortgage     capital                  receipts over
                                    financing  improvements                   cash
            Property                  (7)     closing and      Total      expenditures
                                               soft costs                     (19)
                                                  (1)
================================== ========== ============= ============ ===============

CNL Funding 2001-A, LP (18) (Continued):
   Pizza Hut -
     N. Miami, FL                     270,000       --           270,000           5,191
   Bakers Square -
     Rochester, MN                  1,363,636       --         1,363,636          12,750
   Bakers Square -
     Stillwater, MN                 1,000,000       --         1,000,000           9,350
   Home Town Buffet -
     Louisville, KY                 1,500,000       --         1,500,000            (726)
   Old Country Buffet -
     Mesa, AZ                       2,114,000       --        2,1114,000          (1,045)
   IHOP -
     Shreveport, LA                 1,663,150       --         1,663,150          33,799
   IHOP -
     Jonesboro, AR                  1,348,500       --         1,348,500          56,238
   Taco Cabana -
     Dallas, Texas                  1,021,026       --         1,021,026          27,228
   HomeTown Buffet -
     Oklahoma City, OK #737         1,455,000       --         1,455,000          (1,031)
   HomeTown Buffet -
     Oklahoma City, OK              1,955,000       --         1,955,000            (767)
   Jack in the Box -
     Corsicana, TX                  1,118,650       --         1,118,650          52,045
   Ruby Tuesday
     Port Lucie, FL                 1,607,399       --         1,607,399          12,328
   Bakers Square -
     Bradley, IL                    1,522,727       --         1,522,727          15,133
   IHOP -
     Evansville, IN                 1,471,963       --         1,471,963           2,753
   IHOP -
     Buford, GA                     1,682,243       --         1,682,243           2,729
   Taco Cabana -
     San Antonio, TX #107             952,957       --           952,957          33,569
   Taco Cabana -
     Universal City, TX             1,111,783       --         1,111,783          39,164
   Taco Cabana -
     Austin, TX                     1,497,504       --         1,497,504          52,752
   Taco Cabana -
     San Antonio, TX #130           1,429,436       --         1,429,436          50,354
   Taco Cabana -
     Dallas, TX #136                1,220,693       --         1,220,693          38,129
   Taco Cabana -
     Houston, TX #143               1,293,299       --         1,293,299          45,558
   Taco Cabana -
     San Antonio, TX #158           1,370,443       --         1,370,443          76,694
   Taco Cabana -
     Schertz, TX                    1,107,246       --         1,107,246          39,004

      Past performance is not necessarily indicative of future performance.

                                                                TABLE V
                                                   SALES OR DISPOSALS OF PROPERTIES

                                                                                   Selling Price, Net of
                                                                            Closing Costs and GAAP Adjustments
                                                              ----------------------------------------------------------------

                                                                                        Purchase
                                                                             Mortgage    money      Adjustments
                                                                              balance   mortgage    resulting
                                       Date        Date of        Cash        at time    taken        from
            Property                 Acquired       Sale      received net    of sale     back     application      Total
                                                               of closing                  by         of GAAP
                                                                  costs                  program
================================== ============= ============ ============== ========== ========== ============ ==============

CNL Funding 2001-A, LP (18) (Continued):
   Taco Cabana -
     Houston, TX                      12/29/00     06/26/02    1,351,748    1,404,681       --        --         2,756,429
   Taco Cabana -
     Houston, TX #174                 12/29/00     06/26/02      908,233     943,770        --        --         1,852,003
   Taco Cabana -
     Katy, TX                         12/29/00     06/26/02    1,030,738    1,071,069       --        --         2,101,807
   Taco Cabana -
     Arlington, TX                    12/29/00     06/26/02      992,719    1,031,563       --        --         2,024,282
   Taco Cabana -
     Houston, TX #241                 12/29/00     06/26/02    1,269,414    1,319,084       --        --         2,588,498
   Taco Cabana -
     Denton, TX                       12/29/00     06/26/02    1,136,347    1,180,810       --        --         2,317,157
   Baker Square -
     Bolingbrook, IL                  05/14/01     06/28/02    1,911,305    1,621,644       --        --         3,532,949
   IHOP -
     Harlingen, TX                    09/28/01     06/28/02    1,780,269    1,611,009       --        --         3,391,278
   Old Country Buffet -
     Madison, WI                      12/28/01     06/28/02    2,325,120    2,092,013       --        --         4,417,133
   HomeTown Buffet -
     Wichita, KS                      12/28/01     06/28/02    2,225,704    2,000,969       --        --         4,226,673
   Old Country Buffet -
     Mechanicsburg, PA                12/28/01     06/28/02    1,972,429    1,818,880       --        --         3,791,309
   IHOP -
     Rocky Mount, NC                  10/12/00     06/28/02    1,578,350    1,504,517       --        --         3,082,867
   JIB -
     Hickory, NC                      03/28/01     06/28/02    1,651,770    1,455,112       --        --         3,106,882
   HomeTown Buffet -
     Louisville, KY                   12/28/01     06/28/02    1,258,853    1,145,554       --        --         2,404,407
   Old Country Buffet -
     Franklin, OH                     12/28/01     06/28/02    1,448,568    1,318,638       --        --         2,767,206
   Pizza Hut -
     El Reno, OK                      01/18/02     06/28/02      419,270     367,573        --        --           786,843
   Bakers Square -
     Mt. Prospect, IL                 05/14/01     07/02/02    2,192,978    1,914,440       --        --         4,107,418
   Old Country Buffet -
     Onalaska, WI                     12/28/01     07/10/02    1,602,511    1,455,705       --        --         3,058,216
   Pizza Hut -
     Taylor, TX                       01/25/02     07/11/02      295,390     251,186        --        --           546,576
   IHOP -
     Cathedral City, CA               03/29/02     07/18/02    1,759,896    1,506,263       --        --         3,266,159
   Jack in the Box -
     Shelby, NC                       09/19/00     07/19/02    1,413,282    1,282,602       --        --         2,695,884
   Jack in the Box -
     Simpsonville, SC                 09/26/01     07/19/02    1,587,630    1,485,174       --        --         3,072,804
   Old Country Buffet -
     Cincinnati, OH                   12/28/01     07/22/02    1,116,247     975,569        --        --         2,091,816

      Past performance is not necessarily indicative of future performance.

                                             Cost of Properties
                                           Including Closing and
                                                 Soft Costs
                                    -------------------------------------
                                                                              Excess
                                                  Total                    (deficiency)
                                               acquisition                 of property
                                     Original      cost,                   operating cash
                                    mortgage     capital                  receipts over
                                    financing  improvements                    cash
            Property                   (7)     closing and      Total      expenditures
                                                 soft costs                     (19)
                                                   (1)
==================================  ========== ============= ============ ===============

CNL Funding 2001-A, LP (18)(Continued):
   Taco Cabana -
     Houston, TX                     1,452,125       --         1,452,125          51,153
   Taco Cabana -
     Houston, TX #174                  975,647       --           975,647          34,369
   Taco Cabana -
     Katy, TX                        1,107,246       --         1,107,246          21,178
   Taco Cabana -
     Arlington, TX                   1,066,404       --         1,066,404          28,981
   Taco Cabana -
     Houston, TX #241                1,363,637       --         1,363,637          48,036
   Taco Cabana -
     Denton, TX                      1,220,693       --         1,220,693          43,001
   Baker Square -
     Bolingbrook, IL                 1,636,364       --         1,636,364          16,147
   IHOP -
     Harlingen, TX                   1,619,998       --         1,619,998          (1,134)
   Old Country Buffet -
     Madison, WI                     2,091,000       --         2,091,000          (1,199)
   HomeTown Buffet -
     Wichita, KS                     2,000,000       --         2,000,000          (1,147)
   Old Country Buffet -
     Mechanicsburg, PA               1,818,000       --         1,818,000          (1,523)
   IHOP -
     Rocky Mount, NC                 1,528,300       --         1,528,300          33,625
   JIB -
     Hickory, NC                     1,481,564       --         1,481,564          28,329
   HomeTown Buffet -
     Louisville, KY                  1,145,000       --         1,145,000            (660)
   Old Country Buffet -
     Franklin, OH                    1,318,000       --         1,318,000            (760)
   Pizza Hut -
     El Reno, OK                       368,764       --           368,764           1,591
   Bakers Square -
     Mt. Prospect, IL                1,931,818       --         1,931,818          19,310
   Old Country Buffet -
     Onalaska, WI                    1,455,000       --         1,455,000          (1,020)
   Pizza Hut -
     Taylor, TX                        252,000       --           252,000           1,112
   IHOP -
     Cathedral City, CA              1,509,346       --         1,509,346           3,182
   Jack in the Box -
     Shelby, NC                      1,322,836       --         1,322,836          50,638
   Jack in the Box -
     Simpsonville, SC                1,503,608       --         1,503,608          21,487
   Old Country Buffet -
     Cincinnati, OH                    975,000       --           975,000            (821)

      Past performance is not necessarily indicative of future performance.

                                                                TABLE V
                                                   SALES OR DISPOSALS OF PROPERTIES

                                                                                   Selling Price, Net of
                                                                            Closing Costs and GAAP Adjustments
                                                              ----------------------------------------------------------------

                                                                                        Purchase
                                                                             Mortgage    money      Adjustments
                                                                              balance   mortgage    resulting
                                       Date        Date of        Cash        at time    taken         from
            Property                 Acquired       Sale      received net    of sale     back     application      Total
                                                               of closing                  by        of GAAP
                                                                  costs                  program
================================== ============= ============ ============== ========== ========== ============ ==============

CNL Funding 2001-A, LP (18) (Continued):
   OCB -
     Bourbonnais, IL                  12/28/01     07/23/02    1,401,789    1,273,743       --        --         2,675,532
   HomeTown Buffet -
     Rockford, IL                     12/28/01     07/23/02    2,534,814    2,274,326       --        --         4,809,140
   Pizza-Hut -
     Belton, TX                       01/25/02     07/24/02      724,812     615,776        --        --         1,340,588
   IHOP -
     Covington, LA                    03/29/02     07/26/02    1,939,187    1,716,670       --        --         3,655,857
   IHOP -
     Flourissant, MO                  03/29/02     07/30/02    1,699,850    1,548,233       --        --         3,248,083
   Jack in the Box -
     Rock Hill, SC                    09/15/00     08/05/02    1,250,338    1,143,510       --        --         2,393,848
   Jack in the Box -
     Greer, SC                        09/25/01     08/05/02    1,565,361    1,454,109       --        --         3,019,470
   Jack in the Box -
     Conroe, TX                       09/15/00     08/09/02    1,556,376    1,412,719       --        --         2,969,095
   Pizza Hut -
     Waco, TX (Baylor)                01/18/02     08/13/02      649,092     550,444        --        --         1,199,536
   Jack in the Box -
     Greenville, SC                   09/25/01     08/16/02    1,647,054    1,530,054       --        --         3,177,108
   Bakers Square -
     Eau Claire, WI                   05/14/01     08/20/02    1,359,362    1,169,094       --        --         2,528,456
   Bakers Square -
     Springfield, IL                  05/14/01     08/20/02    1,230,330    1,079,164       --        --         2,309,494
   Old Country Buffet -
     Mankato, MN                      12/28/01     08/20/02    1,816,605    1,637,118       --        --         3,453,723
   Jack in the Box -
     Baton Rouge, LA                  08/23/00     08/22/02    1,207,920    1,127,994       --        --         2,335,914
   TB/KFC -
     Center, TX                       10/31/00     08/30/02      868,185     852,554        --        --         1,720,739
   IHOP -
     Shawnee, OK                      12/20/01     08/30/02    1,579,070    1,434,527       --        --         3,013,597
   HomeTown Buffet -
     Medford, OR                      02/15/02     09/05/02    2,800,571    2,410,406       --        --         5,210,977
   HomeTown Buffet -
     Manchester, CT                   12/28/01     09/13/02    1,945,681    1,774,390       --        --         3,720,071
   Jack in the Box -
     Kilgore, TX                      06/27/02     09/18/02    1,188,992    1,093,811       --        --         2,282,803
   IHOP -
     Bristol, VA                      12/28/00     09/20/02    1,432,612    1,350,001       --        --         2,782,613
   Bakers Square -
     Akron, OH                        05/14/01     09/27/02    1,501,502    1,257,883       --        --         2,759,385
   Texas Roadhouse -
     Peoria, IL                       06/25/02     09/30/02    2,550,000    2,127,261       --        --         4,677,261
   Jack in the Box -
     Mesa, AZ                         06/27/02     10/04/02    1,678,254    1,475,706       --        --         3,153,960

      Past performance is not necessarily indicative of future performance.

                                             Cost of Properties
                                           Including Closing and
                                                 Soft Costs
                                    -------------------------------------
                                                                              Excess
                                                  Total                    (deficiency)
                                               acquisition                 of property
                                     Original      cost,                   operating cash
                                     mortgage     capital                  receipts over
                                     financing  improvements                   cash
            Property                   (7)     closing and      Total      expenditures
                                                soft costs                     (19)
                                                   (1)
==================================  ========== ============= ============ ===============

CNL Funding 2001-A, LP (18)(Continued):
   OCB -
     Bourbonnais, IL                 1,273,000       --         1,273,000          (1,087)
   HomeTown Buffet -
     Rockford, IL                    2,273,000       --         2,273,000          (1,941)
   Pizza-Hut -
     Belton, TX                        618,282       --           618,282           2,875
   IHOP -
     Covington, LA                   1,720,183       --         1,720,183           2,971
   IHOP -
     Flourissant, MO                 1,551,402       --         1,551,402           3,922
   Jack in the Box -
     Rock Hill, SC                   1,181,275       --         1,181,275          46,288
   Jack in the Box -
     Greer, SC                       1,474,257       --         1,474,257          22,417
   Jack in the Box -
     Conroe, TX                      1,459,375       --         1,459,375          57,750
   Pizza Hut -
     Waco, TX (Baylor)                 553,145       --           553,145           3,009
   Jack in the Box -
     Greenville, SC                  1,551,255       --         1,551,255          24,584
   Bakers Square -
     Eau Claire, WI                  1,181,818       --         1,181,818          13,617
   Bakers Square -
     Springfield, IL                 1,090,909       --         1,090,909          12,569
   Old Country Buffet -
     Mankato, MN                     1,636,000       --         1,636,000          (1,503)
   Jack in the Box -
     Baton Rouge, LA                 1,167,135       --         1,167,135          48,323
   TB/KFC -
     Center, TX                        863,636       --           863,636          10,412
   IHOP -
     Shawnee, OK                     1,441,500       --         1,441,500           7,947
   HomeTown Buffet -
     Medford, OR                     2,409,000       --         2,409,000          (2,071)
   HomeTown Buffet -
     Manchester, CT                  1,773,000       --         1,773,000          (1,469)
   Jack in the Box -
     Kilgore, TX                     1,097,200       --         1,097,200           4,625
   IHOP -
     Bristol, VA                     1,373,272       --         1,373,272          25,525
   Bakers Square -
     Akron, OH                       1,272,727       --         1,272,727          16,331
   Texas Roadhouse -
     Peoria, IL                      2,134,177       --         2,134,177          10,527
   Jack in the Box -
     Mesa, AZ                        1,482,598       --         1,482,598           7,435

      Past performance is not necessarily indicative of future performance.

                                                                TABLE V
                                                   SALES OR DISPOSALS OF PROPERTIES

                                                                                   Selling Price, Net of
                                                                            Closing Costs and GAAP Adjustments
                                                              ----------------------------------------------------------------

                                                                                        Purchase
                                                                             Mortgage    money      Adjustments
                                                                              balance   mortgage    resulting
                                       Date        Date of        Cash        at time    taken         from
            Property                 Acquired       Sale      received net    of sale     back     application      Total
                                                               of closing                 by         of GAAP
                                                                  costs                  program
================================== ============= ============ ============== ========== ========== ============ ==============

CNL Funding 2001-A, LP (18) (Continued):
   Pizza Hut -
     Rockmart, GA                     01/18/02     11/06/02      432,906     366,030        --        --           798,936
   Ruby Tuesday -
     Angola, IN                       07/01/01     11/08/02    1,499,694    1,415,770       --        --         2,915,464
   Krystals -
     Pelham, AL                       09/15/00     11/14/02    1,013,642     910,619        --        --         1,924,261
   HomeTown Buffets -
     Hilliard, OH                     12/28/01     11/22/02    1,816,424    1,615,595       --        --         3,432,019
   IHOP -
     Enid, OK                         09/28/01     12/05/02    1,537,046    1,323,224       --        --         2,860,270
   IHOP -
     Kansas City, MO                  03/29/02     12/05/02    1,719,949    1,500,970       --        --         3,220,919
   Perkins -
     Millington, TN                   05/24/02     12/06/02    1,274,829    1,111,111       --        --         2,385,940
   Perkins -
     Mankato, MN                      09/13/02     12/10/02    1,373,747    1,193,299       --        --         2,567,046
   Ruby Tuesday -
     Island Park, NY                  02/27/01     12/18/02    1,882,592    1,782,108       --        --         3,664,700
   Pizza Hut -
     Woodville, TX                    01/18/02     12/19/02      392,396     351,085        --        --           743,481
   Krystals -
     Trenton, GA                      09/15/00     12/20/02    1,027,940     896,970        --        --         1,924,910

CNL Funding 2002-A, LP (18):
   Jack in the Box -
     Marana, AZ                       05/15/01     08/17/01      163,730    1,076,685       --        --         1,240,414
   Jack in the Box -
     St. George, UT                   07/12/01     12/04/01      231,916    1,580,962       --        --         1,812,878
   Jack in the Box -
     Pumpkin Center, CA               08/30/02     11/09/01      128,563    1,206,531       --        --         1,335,094
   Black Angus -
     Las Vegas, NV                    10/11/01     11/19/01      545,658    2,675,155       --        --         3,220,813
   Jack in the Box -
     Harrington, TX                   05/31/01     11/29/01      144,639    1,280,652       --        --         1,430,291
   Black Angus -
     Phoenix, AZ                      08/02/01     03/29/02    2,271,337    1,962,499       --        --         4,233,836
   Black Angus -
     Goodyear, AZ                     07/23/01     05/01/02    2,161,317    1,855,849       --        --         4,017,166
   Jack in the Box -
     Charlotte, NC                    08/30/01     06/14/02    1,603,500    1,450,809       --        --         3,054,309
   Jack in the Box -
     Baton Rouge, LA                  08/30/01     07/12/02    1,225,654    1,145,280       --        --         2,370,934
   Jack in the Box -
     Lake Zurich, IL                  09/26/01     12/20/02    2,655,920    2,215,642       --        --         4,871,562
   Bennigans -
     Killeen, TX                      08/07/01     12/30/02    2,182,142    1,897,117       --        --         4,079,259

      Past performance is not necessarily indicative of future performance.

                                             Cost of Properties
                                           Including Closing and
                                                 Soft Costs
                                    -------------------------------------
                                                                              Excess
                                                  Total                    (deficiency)
                                               acquisition                 of property
                                     Original      cost,                   operating cash
                                    mortgage     capital                  receipts over
                                     financing  improvements                    cash
            Property                   (7)     closing and      Total      expenditures
                                                soft costs                     (19)
                                                   (1)
==================================  ========== ============= ============ ===============

CNL Funding 2001-A, LP (18) (Continued):
   Pizza Hut -
     Rockmart, GA                      368,764       --           368,764           2,914
   Ruby Tuesday -
     Angola, IN                      1,426,713       --         1,426,713          29,521
   Krystals -
     Pelham, AL                        928,108       --           928,108          26,012
   HomeTown Buffets -
     Hilliard, OH                    1,614,000       --         1,614,000          (1,717)
   IHOP -
     Enid, OK                        1,336,499       --         1,336,499           4,742
   IHOP -
     Kansas City, MO                 1,509,346       --         1,509,346           8,575
   Perkins -
     Millington, TN                  1,111,111       --         1,111,111             756
   Perkins -
     Mankato, MN                     1,193,299       --         1,193,299           1,108
   Ruby Tuesday -
     Island Park, NY                 1,800,000       --         1,800,000          21,046
   Pizza Hut -
     Woodville, TX                     354,013       --           354,013           3,077
   Krystals -
     Trenton, GA                       915,294       --           915,294          26,769

CNL Funding 2002-A, LP (18):
   Jack in the Box -
     Marana, AZ                      1,078,143       --         1,078,143          27,638
   Jack in the Box -
     St. George, UT                  1,588,785       --         1,588,785          62,317
   Jack in the Box -
     Pumpkin Center, CA              1,210,280       --         1,210,280          22,265
   Black Angus -
     Las Vegas, NV                   2,675,155       --         2,675,155          31,169
   Jack in the Box -
     Harrington, TX                  1,285,047       --         1,285,047          68,509
   Black Angus -
     Phoenix, AZ                     1,967,245       --         1,967,245          13,445
   Black Angus -
     Goodyear, AZ                    1,862,193       --         1,862,193          11,485
   Jack in the Box -
     Charlotte, NC                   1,467,708       --         1,467,708          17,149
   Jack in the Box -
     Baton Rouge, LA                 1,160,007       --         1,160,007          16,487
   Jack in the Box -
     Lake Zurich, IL                 2,246,512       --         2,246,512          39,380
   Bennigans -
     Killeen, TX                     1,925,583       --         1,925,583          31,785

      Past performance is not necessarily indicative of future performance.

                                                                TABLE V
                                                   SALES OR DISPOSALS OF PROPERTIES

                                                                                   Selling Price, Net of
                                                                            Closing Costs and GAAP Adjustments
                                                              ----------------------------------------------------------------

                                                                                        Purchase
                                                                             Mortgage    money      Adjustments
                                                                              balance   mortgage    resulting
                                       Date        Date of        Cash        at time    taken         from
            Property                 Acquired       Sale      received net    of sale     back     application      Total
                                                               of closing                  by         of GAAP
                                                                  costs                  program
================================== ============= ============ ============== ========== ========== ============ ==============

CNL Net Lease Investors, LP (18):
   JIB -
     Arlington, TX (8)                09/25/02     09/25/02    1,096,799          --        --        --         1,096,799
   Burger King -
     Jackson, MI (8)                  09/25/02     09/25/02      958,464          --        --        --           958,464
   IHOP -
     Buffalo Grove, IL (8)            09/25/02     09/25/02    1,591,656          --        --        --         1,591,656
   Arby's-Lee's
     Summit, MO (8)                   09/25/02     09/25/02      956,778          --        --        --           956,778
   Krispy Kreme -
     Clive, IA (8)                    09/25/02     09/25/02      719,193          --        --        --           719,193
   Boston Market
     Eden Prairie, MN (8)             09/25/02     09/25/02    1,096,256          --        --        --         1,096,256
   Denny's -
     Glenwood Springs, CO             09/25/02     09/30/02      795,710     724,289        --        --         1,519,999
   JIB -
     Apple Valley, CA                 09/25/02     10/29/02    1,321,825    1,125,979       --        --         2,447,804
   Jack in the Box -
     Calexico, CA                     09/25/02     11/08/02    1,648,680    1,380,933       --        --         3,029,613
   IHOP -
     Smyrna, GA                       09/25/02     11/15/02    1,745,706    1,487,570       --        --         3,233,276
   IHOP -
     Las Vegas, NV                    09/25/02     11/19/02    1,757,708    1,532,903       --        --         3,290,611
   Arby's -
     Lafayette, IN                    09/25/02     11/21/02    1,375,742    1,233,489       --        --         2,609,231
   JIB -
     Pomona, CA                       09/25/02     12/06/02    1,487,290    1,256,692       --        --         2,743,982
   IHOP -
     Bend, OR                         09/25/02     12/10/02    1,531,730    1,335,109       --        --         2,866,839
   JIB -
     Woodinville, WA                  09/25/02     12/12/02    1,655,360    1,416,445       --        --         3,071,805
   IHOP -
     Chico, CA                        09/25/02     12/16/02    1,941,672    1,704,094       --        --         3,645,766
   IHOP -
     Phoenix, AZ                      09/25/02     12/16/02    1,678,713    1,421,205       --        --         3,099,918
   Denny's -
     Grand Prairie, TX                09/25/02     12/18/02      808,300     641,605        --        --         1,449,905
   JIB -
     Stockton, CA                     09/25/02     12/19/02    1,318,360    1,194,990       --        --         2,513,350
   JIB -
     Altadena, CA                     09/25/02     12/19/02    1,807,332    1,568,973       --        --         3,376,305
   IHOP -
     Madera, CA                       09/25/02     12/20/02    1,738,750    1,517,381       --        --         3,256,131
   JIB -
     Los Angeles, CA                  09/25/02     12/20/02    1,722,484    1,440,875       --        --         3,163,359
   Stone Grill -
     Henderson, NV                    09/25/02     12/20/02      444,977     315,790        --        --           760,767

      Past performance is not necessarily indicative of future performance.

                                              Cost of Properties
                                            Including Closing and
                                                  Soft Costs
                                     -------------------------------------
                                                                               Excess
                                                   Total                    (deficiency)
                                                acquisition                 of property
                                      Original      cost,                   operating cash
                                      mortgage     capital                  receipts over
                                      financing  improvements                   cash
            Property                    (7)     closing and      Total      expenditures
                                                  soft costs                     (19)
                                                    (1)
==================================   ========== ============= ============ ===============

CNL Net Lease Investors, LP (18):
   JIB -
     Arlington, TX (8)                       --     1,096,799    1,096,799              --
   Burger King -
     Jackson, MI (8)                         --       958,464      958,464              --
   IHOP -
     Buffalo Grove, IL (8)                   --     1,591,656    1,591,656              --
   Arby's-Lee's
     Summit, MO (8)                          --       956,778      956,778              --
   Krispy Kreme -
     Clive, IA (8)                           --       719,193      719,193              --
   Boston Market
     Eden Prairie, MN (8)                    --     1,096,256    1,096,256              --
   Denny's -
     Glenwood Springs, CO               724,289       --           724,289          (2,560)
   JIB -
     Apple Valley, CA                 1,125,979       --         1,125,979            (390)
   Jack in the Box -
     Calexico, CA                     1,380,873       --         1,380,873            (431)
   IHOP -
     Smyrna, GA                       1,487,640       --         1,487,640            (255)
   IHOP -
     Las Vegas, NV                    1,533,114       --         1,533,114               4
   Arby's -
     Lafayette, IN                    1,234,521       --         1,234,521           1,632
   JIB -
     Pomona, CA                       1,256,583       --         1,256,583            (501)
   IHOP -
     Bend, OR                         1,334,916       --         1,334,916            (674)
   JIB -
     Woodinville, WA                  1,416,512       --         1,416,512            (421)
   IHOP -
     Chico, CA                        1,706,088       --         1,706,088           2,084
   IHOP -
     Phoenix, AZ                      1,422,679       --         1,422,679           1,492
   Denny's -
     Grand Prairie, TX                  643,812       --           643,812         (17,570)
   JIB -
     Stockton, CA                     1,195,358       --         1,195,358              44
   JIB -
     Altadena, CA                     1,569,349       --         1,569,349            (104)
   IHOP -
     Madera, CA                       1,517,799       --         1,517,799             (23)
   JIB -
     Los Angeles, CA                  1,441,506       --         1,441,506             319
   Stone Grill -
     Henderson, NV                      316,876       --           316,876            (501)

      Past performance is not necessarily indicative of future performance.

                                                                TABLE V
                                                   SALES OR DISPOSALS OF PROPERTIES

                                                                                   Selling Price, Net of
                                                                            Closing Costs and GAAP Adjustments
                                                              ----------------------------------------------------------------

                                                                                        Purchase
                                                                             Mortgage   money      Adjustments
                                                                              balance   mortgage    resulting
                                       Date        Date of        Cash        at time   taken         from
            Property                 Acquired       Sale      received net    of sale     back     application      Total
                                                               of closing                  by           of GAAP
                                                                  costs                  program
================================== ============= ============ ============== ========== ========== ============ ==============

CNL Net Lease Investors, LP (18)
(Continued):
   JIB -
     Veradale, WA                     09/25/02     12/20/02    1,584,962    1,432,938       --        --         3,017,900
   Denny's -
     Tulsa, OK                        09/25/02     12/23/02      198,995      87,719        --        --           286,714
   Chipolte Mexican Grill -
     Redlands, CA                     09/25/02     12/26/02    1,131,950     947,782        --        --         2,079,732
   Arby's -
     Boise, ID                        09/25/02     12/27/02    1,024,456     880,157        --        --         1,904,613
   IHOP -
     Las Vegas, NV - 752              09/25/02     12/30/02    1,956,162    1,654,627       --        --         3,610,789
   IHOP -
     Chesapeake, VA                   09/25/02     12/30/02    1,820,540    1,596,258       --        --         3,416,798
   JIB -
     Sacramento, CA                   09/25/02     12/31/02    1,351,820    1,230,480       --        --         2,582,300
   JIB -
     Delano, CA                       09/25/02     12/31/02    1,411,817    1,193,558       --        --         2,605,375

CNL Franchise Network, LP (24)
   Applebees -
     Salinas, CA                      02/10/97     04/26/02    2,049,350          --        --        --         2,649,350
   Fazoli's -
     Cordova, TN (25)                 12/28/01     06/28/02      638,052          --        --        --           638,052
   Fazoli's -
     Collierville, TN (25)            12/23/99     08/08/02      667,882          --        --        --           667,882

                                            Cost of Properties
                                          Including Closing and
                                                Soft Costs
                                   -------------------------------------
                                                                             Excess
                                                 Total                    (deficiency)
                                              acquisition                 of property
                                   Original      cost,                   operating cash
                                   mortgage     capital                  receipts over
                                   financing  improvements                    cash
            Property                  (7)     closing and      Total      expenditures
                                                  soft costs                     (19)
                                                  (1)
================================== ========== ============= ============ ===============

CNL Net Lease Investors, LP (18)
(Continued):
   JIB -
     Veradale, WA                   1,434,470       --         1,434,470           1,591
   Denny's -
     Tulsa, OK                         88,021       --            88,021          (8,056)
   Chipolte Mexican Grill -
     Redlands, CA                     948,249       --           948,249             229
   Arby's -
     Boise, ID                        879,752       --           879,752          (1,105)
   IHOP -
     Las Vegas, NV - 752            1,654,674       --         1,654,674            (737)
   IHOP -
     Chesapeake, VA                 1,595,915       --         1,595,915          (1,328)
   JIB -
     Sacramento, CA                 1,230,859       --         1,230,859             (85)
   JIB -
     Delano, CA                     1,193,846       --         1,193,846            (125)

CNL Franchise Network, LP (24)
   Applebees -
     Salinas, CA                           --     1,748,118    1,496,871              --
   Fazoli's -
     Cordova, TN (25)                      --       501,969      501,969              --
   Fazoli's -
     Collierville, TN (25)                 --       621,070           --            (207)

(1)  Amounts shown do not include pro rata share of original  offering  costs or acquisition fees.
(2)  Closing  costs  deducted from net sales  proceeds do not include  deferred, subordinated  real estate  disposition  fees payable to CNL Fund  Advisors,
     Inc. or its affiliates.
(3)  Excess   (deficiency)  of  property   operating  cash  receipts  over  cash
     expenditures includes $20,000 of lease termination income.
(4)  Excess   (deficiency)  of  property   operating  cash  receipts  over  cash
     expenditures includes $175,000 of lease termination income.
(5)  Cash received net of closing costs includes  $147,750 of lease  termination income.
(6)  Excess   (deficiency)  of  property   operating  cash  receipts  over  cash
     expenditures includes $52,676 of lease termination income.
(7)  Original  mortgage  financing was obtained for less than 100 percent of the total cost of the properties.
(8)  Each  property  was sold to one of the CNL  Income  Funds,  which are Prior
     Public  Programs and  affiliates  of the Chairman and Vice  Chairman of the
     Board of Directors of CNL Restaurant Properties, Inc. The CNL Net Lease
     Investors,  LP  sold  the  properties  at the  net  carrying  value  of the property, therefore, no gain or loss was recognized on the sale.
(9)  This  property was being  constructed  and was sold prior to  completion of construction.
(10) Cash received net of closing  costs  includes  $1,551,800  in  construction costs incurred but not paid by CNL Restaurant Properties, Inc. as of the closing  date,  which were  deducted  from the  actual  net sales  proceeds received by CNL Restaurant Properties, Inc.
(11) Cash received net of closing  costs  includes  $35,863  received as a lease termination fee.
(12) CNL Income Fund VIII,  Ltd.  owned a 12.46 percent  interest and CNL Income
     Fund XII, Ltd. owned an 87.54 percent  interest in this joint venture.  The amounts  presented for CNL Income Fund VIII,  Ltd. and CNL Income Fund XII,
     Ltd. represent each partnership's percentage interest in the property owned by Middleburg Joint Venture.

      Past performance is not necessarily indicative of future performance.

(13) CNL Income Fund XIV, Ltd.  owned a 50 percent  interest and CNL Income Fund
     XV, Ltd.  owned a 50 percent  interest in this joint  venture.  The amounts presented  for CNL  Income  Fund XIV,  Ltd.  and CNL Income  Fund XV,  Ltd.
     represent each partnership's  percentage  interest in the property owned by
     Woodridge Joint Venture.
(14) CNL Income Fund VI, Ltd.  owned a 75 percent  interest  and CNL Income Fund
     IX, Ltd. owned a 25 percent interest in the property in Dublin, California.
     The amounts  presented for CNL Income Fund VI, Ltd. and CNL Income Fund IX,
     Ltd. represent each partnership percentage interest in the property.
(15) Amount shown is face value and does not represent discounted current value.
     The  mortgage  note bore  interest at a rate of ten percent per annum.  The borrower prepaid the mortgage note in full in November 2001.
(16) Amount shown is face value and does not represent discounted current value.
     The  mortgage  note bears  interest at a rate of nine percent per annum and provides  for 96 equal  monthly  payments of  principal  and interest and a balloon payment of $123,102 in December 2008.
(17) Amount shown is face value and does not represent discounted current value.
     The  mortgage  note bears  interest at a rate of nine percent per annum and provides  for 96 equal  monthly  payments of  principal  and interest and a balloon payment of $184,652 in December 2008.
(18) Information  in this  table  includes  properties  sold  by CNL  Restaurant
     Property  Services,  Inc., CNL Restaurant  Investors  Properties,  LLC, CNL
     Funding 2001-A, LP, CNL Funding 2002 - A LP and CNL Net Lease Investors LP,
     subsidiaries of CNL Restaurant Properties, Inc., which were formed for the purpose of originating mortgage loans and net leases with the intent to sell or securitize.
(19) Amounts in this table do not include costs  incurred in the  administration of the partnership or company, as applicable,  not related to the operation of properties.
(20) CNL Income Fund II, Ltd. owned a 48 percent interest and CNL Income Fund X,
     Ltd.  owned a 52  percent  interest  in this  joint  venture.  The  amounts presented  for CNL  Income  Fund  II,  Ltd.  and CNL  Income  Fund X,  Ltd.
     represent  each  partnership's  percentage  interest  owned by Peoria Joint
     Venture.
(21) CNL Income Fund VI, Ltd.  owned a 77 percent  interest  and CNL Income Fund
     XI, Ltd. owned a 23 percent interest in the property in Round Rock,  Texas.
     The amounts  presented for CNL Income Fund VI, Ltd. and CNL Income Fund XI,
     Ltd. represent each partnership's percentage interest in the property.
(22) Amount shown is face value and does not represent discounted current value.
     The mortgage  note bears  interest at a rate of 12.34 percent per annum and principal and interest payments are due by November 28, 2004.
(23) Cash received net of closing  costs  includes  $60,000  received as a lease termination fee.
(24) Information  in  this  table  includes  properties  sold  by CNL  Financial
     Services,  LP and CNL Franchise Network, LP, subsidiaries of CNL Restaurant
     Properties, Inc.
(25) The property was obtained  through  foreclosure  of a loan and the basis of the property was the net realizable value of the foreclosed loan.
(26) Excess   (deficiency)  of  property   operating  cash  receipts  over  cash
     expenditures includes $31,215 of lease termination income.
(27) Excess   (deficiency)  of  property   operating  cash  receipts  over  cash
     expenditures includes $100,000 of lease termination income.
(28) CNL Income Fund III, Ltd. owned a 73.4 percent interest and CNL Income Fund
     IV, Ltd. owned a 26.6 percent  interest in this joint venture.  The amounts presented  for CNL Income  Fund III,  Ltd.  and CNL Income  Fund,  IV, Ltd.
     represent each partnership's  percentage  interest in the property owned by
     Titusville Joint Venture.
(29) CNL  Income  Fund IX,  Ltd.  and CNL  Income  Fund X, Ltd.  each owned a 50 percent  interest  in this joint  venture.  The amounts  presented  for CNL
     Income  Fund  IX,  Ltd.  and  CNL  Income  Fund,  X,  Ltd.  represent  each partnership's  percentage  interest in the property owned by CNL Restaurant
     Investments III.
(30) CNL Income Fund,  Ltd.  owned a 50 percent  interest in this joint venture.
     The amounts presented  represent the partnership's  percentage  interest in the property owned by Sand Lake Road Joint Venture. A third party owned the remaining 50 percent interest in this joint venture.
(31) CNL Income Fund VII,  Ltd.  owned an 18 percent  interest,  CNL Income Fund
     VIII, Ltd. owned a 36.8 percent interest and CNL Income Fund IX, Ltd. owned a 45.2 percent  interest in this joint venture.  The amounts  presented for
     CNL Income Fund VII, Ltd., CNL Income Fund,  VIII, Ltd. and CNL Income Fund
     IX, Ltd. represent each partnership's  percentage  interest in the property owned by CNL Restaurant Investments II.
(32) CNL Income Fund IX, Ltd. owned a 27.33 percent interest, CNL Income Fund X,
     Ltd.  owned a 10.51 percent  interest and CNL Income fund XI, Ltd.  owned a
     62.16 percent interest in this joint venture. The amounts presented for CNL
     Income Fund IX, Ltd., CNL Income Fund, X, Ltd. and CNL Income Fund XI, Ltd.
     represent each partnership's  percentage  interest in the property owned by
     Ashland Joint Venture.
(33) CNL Income Fund VIII, Ltd. owned a 66 percent  interest and CNL Income Fund
     IX, Ltd. owned a 34 percent  interest in the property owned by this tenancy in common.  The amounts  presented  for CNL Income Fund VIII,  Ltd. and CNL
     Income Fund, IX, Ltd. represent each partnership's  percentage  interest in the property owned by CNL VIII & IX Tenants in Common.
(34) CNL Income Fund VII, Ltd.  owned a 79 percent  interest and CNL Income Fund
     XVII, Ltd. owned a 21 percent  interest in this joint venture.  The amounts presented  for CNL Income Fund VII,  Ltd. and CNL Income Fund,  XVII,  Ltd.
     represent each partnership's  percentage  interest in the property owned by
     CNL Mansfield Joint Venture.
(35) CNL Income  Fund VI,  Ltd.  owned a 66.14  percent  interest  in this joint venture.  The amounts  presented  represent  the  partnership's  percentage interest in the property owned by Caro Joint  Venture.  A third party owned the remaining 33.86 percent interest in this joint venture.
(36) Amount shown is face value and does not represent discounted current value.
     The  mortgage  note bore  interest  at a rate of 10  percent  per annum and provided for 35 equal  monthly  payments of  principal  and  interest.  The borrower prepaid the mortgage note in full in August 2002.
(37) Amount shown is face value and does not represent discounted current value.
     The mortgage  note bore  interest at a rate of 10.5  percent per annum.  In
     December 2002, the Partnership  negotiated for an early payoff at a reduced amount and  received  a balloon  payment  which  included  $606,800  of the outstanding principal balance.
(38) Cash received net of closing costs includes $232,578 of insurance  proceeds received after the building was destroyed by fire.

      Past performance is not necessarily indicative of future performance.